                                                                  EXECUTION COPY



                   STRUCTURED ASSET SECURITIES CORPORATION II,
                                  as Depositor


                                       and


                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                               as Master Servicer


                                       and


                             LENNAR PARTNERS, INC.,
                               as Special Servicer


                                       and


                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee


                                       and


                               ABN AMRO BANK N.V.,
                                 as Fiscal Agent


                         POOLING AND SERVICING AGREEMENT


                          Dated as of January 12, 2004


                         ------------------------------


                                 $1,424,327,014


                    LB-UBS Commercial Mortgage Trust 2004-C1


                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2004-C1

                                TABLE OF CONTENTS

                                                                                                                       PAGE
                                                                                                                       ----

                                              ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN ADJUSTMENTS TO THE PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES
SECTION 1.01.            Defined Terms....................................................................................6
SECTION 1.02.            General Interpretive Principles.................................................................90
SECTION 1.03.            Certain Adjustments to the Principal Distributions on the Certificates..........................91

                                              ARTICLE II

    CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.            Creation of Trust; Conveyance of Trust Mortgage Loans...........................................93
SECTION 2.02.            Acceptance of Trust Fund by Trustee.............................................................96
SECTION 2.03.            Repurchase of Trust Mortgage Loans for Document Defects and Breaches of Representations
                           and Warranties................................................................................97
SECTION 2.04.            Representations, Warranties and Covenants of the Depositor.....................................102
SECTION 2.05.            Acceptance of Grantor Trust Assets by Trustee; Issuance of the Class V Certificates............121
SECTION 2.06.            Execution, Authentication and Delivery of Class R-I Certificates; Creation of REMIC I
                           Regular Interests............................................................................121
SECTION 2.07.            Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.....................122
SECTION 2.08.            Execution, Authentication and Delivery of Class R-II Certificates; Creation of REMIC II
                           Regular Interests............................................................................122
SECTION 2.09.            Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by Trustee...................122
SECTION 2.10.            Execution, Authentication and Delivery of REMIC III Certificates...............................122

                                              ARTICLE III

                            ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.            Administration of the Mortgage Loans...........................................................123
SECTION 3.02.            Collection of Mortgage Loan Payments...........................................................126
SECTION 3.03.            Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.......128
SECTION 3.04.            Pool Custodial Account, Defeasance Deposit Account, Collection Account, Interest Reserve
                           Account and Excess Liquidation Proceeds Account..............................................130
SECTION 3.04A.           GIC Office Custodial Account...................................................................135
SECTION 3.04B.           MGM Tower Custodial Account....................................................................137

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                                                                                                                       ----
SECTION 3.05.            Permitted Withdrawals From the Pool Custodial Account, the Collection Account, the
                           Interest Reserve Account and the Excess Liquidation Proceeds Account.........................140
SECTION 3.05A.           Permitted Withdrawals From the GIC Office Custodial Account....................................146
SECTION 3.05B.           Permitted Withdrawals From the MGM Tower Custodial Account.....................................153
SECTION 3.06.            Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Defeasance
                           Deposit Account, the Custodial Account and the REO Accounts..................................160
SECTION 3.07.            Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage;
                           Environmental Insurance......................................................................162
SECTION 3.08.            Enforcement of Alienation Clauses..............................................................166
SECTION 3.09.            Realization Upon Defaulted Mortgage Loans; Required Appraisals; Appraisal Reduction
                           Calculation..................................................................................170
SECTION 3.10.            Trustee and Custodian to Cooperate; Release of Mortgage Files..................................174
SECTION 3.11.            Servicing Compensation; Payment of Expenses; Certain Matters Regarding Servicing Advances......176
SECTION 3.12.            Property Inspections; Collection of Financial Statements; Delivery of Certain Reports..........182
SECTION 3.12A.           Delivery of Certain Reports to the Non-Trust Mortgage Loan Noteholders.........................184
SECTION 3.12B.           Statements to the Non-Trust Mortgage Loan Noteholders..........................................185
SECTION 3.13.            Annual Statement as to Compliance..............................................................186
SECTION 3.14.            Reports by Independent Public Accountants......................................................186
SECTION 3.15.            Access to Certain Information..................................................................187
SECTION 3.16.            Title to REO Property; REO Accounts............................................................189
SECTION 3.17.            Management of REO Property.....................................................................191
SECTION 3.18.            Sale of Trust Mortgage Loans and REO Properties................................................194
SECTION 3.19.            Additional Obligations of the Master Servicer; Obligations to Notify Ground Lessors and
                           Hospitality Franchisors; the Special Servicer's Right to Request the Master Servicer
                           to Make Servicing Advances...................................................................199
SECTION 3.20.            Modifications, Waivers, Amendments and Consents; Defeasance....................................200
SECTION 3.21.            Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.............207
SECTION 3.22.            Sub-Servicing Agreements.......................................................................208
SECTION 3.23.            Representations and Warranties of the Master Servicer..........................................211
SECTION 3.24.            Representations and Warranties of the Special Servicer.........................................212
SECTION 3.25.            Certain Matters Regarding the Purchase of the MGM Tower Trust Mortgage Loan and the GIC
                           Office Trust Mortgage Loan...................................................................214
SECTION 3.26.            Application of Default Charges.................................................................215

                                              ARTICLE IV

                       PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

SECTION 4.01.            Distributions..................................................................................220
SECTION 4.02.            Statements to Certificateholders; CMSA Loan Periodic Update File...............................232
SECTION 4.03.            P&I Advances With Respect to the Mortgage Pool.................................................239

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                                                                                                                       ----
SECTION 4.04.            Allocations of Realized Losses and Additional Trust Fund Expenses..............................244
SECTION 4.05.            Various Reinstatement Amounts..................................................................245
SECTION 4.06.            Calculations...................................................................................246
SECTION 4.07.            Use of Agents..................................................................................246

                                              ARTICLE V

                                          THE CERTIFICATES

SECTION 5.01.            The Certificates...............................................................................248
SECTION 5.02.            Registration of Transfer and Exchange of Certificates..........................................248
SECTION 5.03.            Book-Entry Certificates........................................................................256
SECTION 5.04.            Mutilated, Destroyed, Lost or Stolen Certificates..............................................258
SECTION 5.05.            Persons Deemed Owners..........................................................................258

                                              ARTICLE VI

      THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.            Liability of Depositor, Master Servicer and Special Servicer...................................259
SECTION 6.02.            Continued Qualification and Compliance of Master Servicer; Merger, Consolidation or
                           Conversion of Depositor, Master Servicer or Special Servicer.................................259
SECTION 6.03.            Limitation on Liability of Depositor, Master Servicer and Special Servicer.....................259
SECTION 6.04.            Resignation of Master Servicer and the Special Servicer........................................261
SECTION 6.05.            Rights of Depositor, Trustee and Non-Trust Mortgage Loan Noteholders in Respect of the
                           Master Servicer and the Special Servicer.....................................................262
SECTION 6.06.            Depositor, Master Servicer and Special Servicer to Cooperate with Trustee......................262
SECTION 6.07.            Depositor, Special Servicer and Trustee to Cooperate with Master Servicer......................262
SECTION 6.08.            Depositor, Master Servicer and Trustee to Cooperate with Special Servicer......................262
SECTION 6.09.            Designation of Special Servicer and Controlling Class Representative by the Controlling
                           Class........................................................................................263
SECTION 6.10.            Master Servicer or Special Servicer as Owner of a Certificate..................................264
SECTION 6.11.            Certain Powers of the Controlling Class Representative.........................................265
SECTION 6.12.            Certain Matters Regarding the GIC Office Loan Combination......................................267
SECTION 6.13.            Certain Matters Regarding the MGM Tower Loan Combination.......................................271

                                              ARTICLE VII

                                                DEFAULT

SECTION 7.01.            Events of Default..............................................................................274
SECTION 7.02.            Trustee to Act; Appointment of Successor.......................................................281
SECTION 7.03.            Notification to Certificateholders.............................................................282
SECTION 7.04.            Waiver of Events of Default....................................................................282

                                                                                                                       PAGE
                                                                                                                       ----
SECTION 7.05.            Additional Remedies of Trustee Upon Event of Default...........................................283

                                              ARTICLE VIII

                                         CONCERNING THE TRUSTEE

SECTION 8.01.            Duties of Trustee..............................................................................284
SECTION 8.02.            Certain Matters Affecting Trustee..............................................................285
SECTION 8.03.            Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or
                           Mortgage Loans...............................................................................286
SECTION 8.04.            Trustee and Fiscal Agent May Own Certificates..................................................286
SECTION 8.05.            Fees and Expenses of Trustee; Indemnification of and by Trustee................................286
SECTION 8.06.            Eligibility Requirements for Trustee...........................................................287
SECTION 8.07.            Resignation and Removal of Trustee.............................................................288
SECTION 8.08.            Successor Trustee..............................................................................289
SECTION 8.09.            Merger or Consolidation of Trustee and Fiscal Agent............................................290
SECTION 8.10.            Appointment of Co-Trustee or Separate Trustee..................................................290
SECTION 8.11.            Appointment of Custodians......................................................................291
SECTION 8.12.            Appointment of Authenticating Agents...........................................................292
SECTION 8.13.            Appointment of Tax Administrators..............................................................293
SECTION 8.14.            Access to Certain Information..................................................................293
SECTION 8.15.            Reports to the Securities and Exchange Commission and Related Reports..........................295
SECTION 8.16.            Representations and Warranties of Trustee......................................................300
SECTION 8.17.            The Fiscal Agent...............................................................................301
SECTION 8.18.            Representations and Warranties of Fiscal Agent.................................................302

                                              ARTICLE IX

                                             TERMINATION

SECTION 9.01.            Termination Upon Repurchase or Liquidation of All Trust Mortgage Loans.........................304
SECTION 9.02.            Additional Termination Requirements............................................................312

                                              ARTICLE X

                                      ADDITIONAL TAX PROVISIONS

SECTION 10.01.           REMIC Administration...........................................................................314
SECTION 10.02.           Grantor Trust Administration...................................................................317

                                              ARTICLE XI

                                       MISCELLANEOUS PROVISIONS

SECTION 11.01.           Amendment......................................................................................319
SECTION 11.02.           Recordation of Agreement; Counterparts.........................................................321

                                                                                                                       PAGE
                                                                                                                       ----
SECTION 11.03.           Limitation on Rights of Certificateholders and the Non-Trust Mortgage Loan Noteholders.........321
SECTION 11.04.           Governing Law; Consent to Jurisdiction.........................................................322
SECTION 11.05.           Notices........................................................................................322
SECTION 11.06.           Severability of Provisions.....................................................................323
SECTION 11.07.           Grant of a Security Interest...................................................................323
SECTION 11.08.           Streit Act.....................................................................................324
SECTION 11.09.           Successors and Assigns; Beneficiaries..........................................................324
SECTION 11.10.           Article and Section Headings...................................................................324
SECTION 11.11.           Notices to Rating Agencies.....................................................................325
SECTION 11.12.           Complete Agreement.............................................................................326

                             SCHEDULES AND EXHIBITS

Schedule No.  Schedule Description
------------  --------------------
      I       Trust Mortgage Loan Schedule
     II       Exceptions to the Representations and Warranties of the Depositor
     III      Schedule of Environmentally Insured Mortgage Loans
     IV       Reference Rate Schedule

Exhibit No.   Exhibit Description
-----------   -------------------
    A-1       Form of Class [A-1] [A-2] [A-3] [A-4] Certificate
    A-2       Form of Class [X-CL] [X-CP] [X-ST] Certificate
    A-3       Form of Class [B] [C] [D] [E] [F]Certificate
    A-4       Form of Class [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T]
                Certificate
    A-5       Form of Class [R-I] [R-II] [R-III] Certificate
    A-6       Form of Class V Certificate
     B        Form of Distribution Date Statement
     C        Form of Custodial Certification
    D-1       Form of Master Servicer Request for Release
    D-2       Form of Special Servicer Request for Release
     E        Form of Loan Payoff Notification Report
    F-1       Form of Transferor Certificate for Transfers of Definitive
                Non-Registered Certificates
    F-2A      Form I of Transferee Certificate for Transfers of Definitive
                Non-Registered Certificates
    F-2B      Form II of Transferee Certificate for Transfers of Definitive
                Non-Registered Certificates
    F-2C      Form of Transferee Certificate for Transfers of Interests in
                Rule 144A Global Certificates
    F-2D      Form of Transferee Certificate for Transfers of Interests in
                Regulation S Global Certificates
    G-1       Form I of Transferee Certificate in Connection with ERISA
                (Definitive Non-Registered Certificates)
    G-2       Form II of Transferee Certificate in Connection with ERISA
                (Book-Entry Non-Registered Certificates)
    H-1       Form of Transfer Affidavit and Agreement regarding Residual
                Interest Certificates
    H-2       Form of Transferor Certificate regarding Residual Interest
                Certificates
    I-1       Form of Notice and Acknowledgment
    I-2       Form of Acknowledgment of Proposed Special Servicer
     J        Form of UCC-1 Financing Statement Schedule
     K        Sub-Servicers in respect of which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date
    L-1       Form of Information Request/Investor Certification for Website
                Access from Certificate [Holder] [Owner]
    L-2       Form of Information Request/Investor Certification for Website
                Access from Prospective Investor
     M        Form of Defeasance Certification
     N        Form of Seller/Depositor Notification
     O        Form of Controlling Class Representative Confidentiality Agreement
     P        Form of Trustee Backup Certification
     Q        Form of Master Servicer Backup Certification
     R        Form of Special Servicer Backup Certification

         This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of January 12, 2004, among STRUCTURED ASSET SECURITIES CORPORATION II, as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer, LENNAR PARTNERS, INC., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, and ABN AMRO BANK N.V., as Fiscal Agent.


                             PRELIMINARY STATEMENT:

         The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Trust Mortgage Loans (exclusive of any collections of Additional Interest on the ARD Trust Mortgage Loans after their respective Anticipated Repayment Dates) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. A separate REMIC I Regular Interest will, on the Closing Date, be issued with respect to, and will thereafter relate to, each Trust Mortgage Loan in REMIC I. Each REMIC I Regular Interest issued with respect to, and relating to, a Trust Mortgage Loan, shall also relate to any successor REO Trust Mortgage Loan with respect to such Trust Mortgage Loan. Each REMIC I Regular Interest shall (i) bear a numeric designation that is the same as the loan number for the related Trust Mortgage Loan set forth on the Trust Mortgage Loan Schedule, (ii) accrue interest at a per annum rate described in the definition of "REMIC I Remittance Rate" and
(iii) have an initial Uncertificated Principal Balance equal to the Cut-off Date Balance of the related Trust Mortgage Loan. The Legal Final Distribution Date of each of the REMIC I Regular Interests is the Distribution Date immediately following the third anniversary of the end of the remaining amortization term (as determined as of the Closing Date) of the related Trust Mortgage Loan. None of the REMIC I Regular Interests will be certificated.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the REMIC II Remittance Rate and the initial Uncertificated Principal Balance for each of the REMIC II Regular Interests. The Legal Final Distribution Date for each REMIC II Regular Interest is the latest Rated Final Distribution Date. None of the REMIC II Regular Interests will be certificated.

                            REMIC II                    Initial Uncertificated
Designation             Remittance Rate                   Principal Balance
-----------             ---------------                   -----------------
   A-1-1                  Variable (1)                      $  96,902,000
   A-1-2                  Variable (1)                      $  56,098,000
   A-2-1                  Variable (1)                      $   4,139,000
   A-2-2                  Variable (1)                      $  67,505,000
   A-2-3                  Variable (1)                      $ 141,356,000
   A-3-1                  Variable (1)                      $  80,884,000
   A-3-2                  Variable (1)                      $  32,116,000
   A-4-1                  Variable (1)                      $  26,897,000
   A-4-2                  Variable (1)                      $  84,772,000
   A-4-3                  Variable (1)                      $ 639,593,000
     B                    Variable (1)                      $  12,463,000
     C                    Variable (1)                      $  12,463,000
     D                    Variable (1)                      $  16,023,000
    E-1                   Variable (1)                      $   3,365,000
    E-2                   Variable (1)                      $  18,000,000
     F                    Variable (1)                      $  12,463,000
    G-1                   Variable (1)                      $   7,604,000
    G-2                   Variable (1)                      $  17,322,000
     H                    Variable (1)                      $  19,584,000
     J                    Variable (1)                      $  14,244,000
     K                    Variable (1)                      $  16,023,000
     L                    Variable (1)                      $   7,122,000
     M                    Variable (1)                      $   5,341,000
     N                    Variable (1)                      $   3,561,000
     P                    Variable (1)                      $   7,122,000
     Q                    Variable (1)                      $   3,560,000
     S                    Variable (1)                      $   1,781,000
     T                    Variable (1)                      $  16,024,014
    X-ST                1.000% per annum                          (2)

    --------------------

    (1) The REMIC II Remittance Rate in effect for any REMIC II Regular Interest (other than REMIC II Regular Interest X-ST) during any Interest Accrual Period shall equal the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period.

   (2) REMIC II Regular Interest X-ST will not have an Uncertificated Principal Balance and will not entitle REMIC III as the holder thereof to any deemed distributions of principal. As more specifically provided herein, interest in respect of REMIC II Regular Interest X-ST will be calculated based on its fixed REMIC II Remittance Rate and an Uncertificated Notional Amount equal to the Uncertificated Principal Balance of the REMIC I Regular Interest issued in respect of the UBS Center Trust Mortgage Loan.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the Class designation, Pass-Through Rate and original Class Principal Balance for each Class of the Regular Interest Certificates. For federal income tax purposes, each Class of the Regular Interest Certificates (exclusive of the Class X-CL and Class X-CP Certificates), each of the 29 REMIC III Components of the Class X-CL Certificates and each of the

17 REMIC III Components of the Class X-CP Certificates will be designated as a separate "regular interest" in REMIC III. The Legal Final Distribution Date for each Class of Regular Interest Certificates (exclusive of the Class X-CL and Class X-CP Certificates), for each of the 29 REMIC III Components of the Class X-CL Certificates and for each of the 17 REMIC III Components of the Class X-CP Certificates is the latest Rated Final Distribution Date.

      Class                                                  Original Class
   Designation               Pass-Through Rate             Principal Balance
   -----------               -----------------             -----------------
    Class A-1                 2.964% per annum               $ 153,000,000
    Class A-2                 3.624% per annum               $ 213,000,000
    Class A-3                 4.361% per annum               $ 113,000,000
    Class A-4                 4.568% per annum               $ 751,262,000
     Class B                    Variable (1)                 $  12,463,000
     Class C                    Variable (1)                 $  12,463,000
     Class D                    Variable (1)                 $  16,023,000
     Class E                    Variable (1)                 $  21,365,000
     Class F                    Variable (1)                 $  12,463,000
     Class G                    Variable (1)                 $  24,926,000
     Class H                    Variable (1)                 $  19,584,000
     Class J                    Variable (1)                 $  14,244,000
     Class K                    Variable (1)                 $  16,023,000
     Class L                    Variable (1)                 $   7,122,000
     Class M                    Variable (1)                 $   5,341,000
     Class N                    Variable (1)                 $   3,561,000
     Class P                    Variable (1)                 $   7,122,000
     Class Q                    Variable (1)                 $   3,560,000
     Class S                    Variable (1)                 $   1,781,000
     Class T                    Variable (1)                 $  16,024,014
    Class X-CL                  Variable (1)                       (2)
    Class X-CP                  Variable (1)                       (3)
    Class X-ST                1.000% per annum                     (4)

----------------------

(1) The respective Pass-Through Rates for the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class X-CL and Class X-CP Certificates will, in the case of each of those Classes, be a variable rate per annum calculated in accordance with the definition of "Pass-Through Rate".

(2) The Class X-CL Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class X-CL Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of the Class X-CL REMIC III Components from time to time. As more specifically provided herein, interest in respect of the Class X-CL Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of the Class X-CL REMIC III Components from time to time.

(3) The Class X-CP Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class X-CP Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of the Class X-CP REMIC III

         Components from time to time. As more specifically provided herein, interest in respect of the Class X-CP Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of the Class X-CP REMIC III Components from time to time.

(4) The Class X-ST Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. As more specifically provided herein, interest in respect of the Class X-ST Certificates will be calculated based upon their fixed Pass-Through Rate (which will be the same as the REMIC II Remittance Rate for REMIC II Regular Interest X-ST) and their Class Notional Amount from time to time (which will be the same as the Uncertificated Notional Amount of REMIC II Regular Interest X-ST from time to time).

         As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a Grantor Trust under the Code.

         The Initial Pool Balance will be $1,424,327,015.

         There exists one Trust Mortgage Loan (the "MGM Tower Trust Mortgage Loan"), with a Cut-off Date Balance of $130,000,000, that is secured by the same Mortgage encumbering the same Mortgaged Property as also secures another mortgage loan that will not be part of the Trust Fund (such other mortgage loan, the "MGM Tower Non-Trust Mortgage Loan" and, together with the MGM Tower Trust Mortgage Loan, the "MGM Tower Loan Pair"). The MGM Tower Non-Trust Mortgage Loan is held, as of the Closing Date, by Teachers Insurance and Annuity Association of America (in such capacity, together with its successors and permitted assigns, the "MGM Tower Non-Trust Mortgage Loan Noteholder"). The MGM Tower Non-Trust Mortgage Loan currently has an unpaid principal balance of $90,000,000. The relative rights of the holder of the MGM Tower Trust Mortgage Loan and the MGM Tower Non-Trust Mortgage Loan Noteholder are set forth in the MGM Tower Co-Lender Agreement. Pursuant to the MGM Tower Co-Lender Agreement, the MGM Tower Loan Pair is to be serviced and administered in accordance with this Agreement.

         There exists another Trust Mortgage Loan (the "GIC Office Trust Mortgage Loan"), with a Cut-off Date Balance of $200,000,000, that is part of a loan group comprised of the GIC Office Trust Mortgage Loan and six other mortgage loans (such six other mortgage loans, the "GIC Office Non-Trust Mortgage Loans"), all of which are together secured by the same Mortgage encumbering the office properties identified on the Trust Mortgage Loan Schedule as the GIC Office Portfolio. The GIC Office Non-Trust Mortgage Loans, none of which are included in the Trust Fund, consist of: (i) one mortgage loan (the "GIC Office Note A-1B Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $150,000,000, is evidenced by a Mortgage Note designated as Note A-1B and is, as of the Closing Date, held by LUBS, Inc.; (ii) one mortgage loan (the "GIC Office Note A-2A Non-Trust Mortgage Loan" that has an unpaid principal balance as of the Cut-off Date of $90,000,000, is evidenced by a Mortgage Note designated as Note A-2A and is, on or about the Closing Date, together with various other commercial and multifamily mortgage loans, included or to be included in a commercial mortgage securitization involving the issuance of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-TOP13; (iii) one mortgage loan (the "GIC Office Note A-2B Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $110,000,000, is evidenced by a Mortgage Note designated as Note A-2B and is, as of the Closing Date, held by Morgan Stanley Mortgage Capital Inc.; (iv) one mortgage loan (the "GIC Office Note A-2C Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of

$85,000,000, is evidenced by a Mortgage Note designated as Note A-2C and is, as of the Closing Date, held by Morgan Stanley Mortgage Capital Inc.; (v) one mortgage loan (the "GIC Office Note A-2D Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $65,000,000, is evidenced by a Mortgage Note designated as Note A-2D and is, as of the Closing Date, held by Morgan Stanley Mortgage Capital Inc.; and (vi) one mortgage loan (the "GIC Office Subordinate Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $125,000,000, is evidenced by a Mortgage Note designated as Note B and is, as of the Closing Date, held by Teachers Insurance and Annuity Association of America. The GIC Office Note A-1B Non-Trust Mortgage Loan, the GIC Office Note A-2A Non-Trust Mortgage Loan, the GIC Office Note A-2B Non-Trust Mortgage Loan, the GIC Office Note A-2C Non-Trust Mortgage Loan and the GIC Office Note A-2D Non-Trust Mortgage Loan collectively constitute the "GIC Office Pari Passu Non-Trust Mortgage Loans". The GIC Office Non-Trust Mortgage Loans and the GIC Office Trust Mortgage Loan collectively constitute the "GIC Office Loan Group".

                  The relative rights of the holder of the GIC Office Trust Mortgage Loan and the respective holders of the GIC Office Non-Trust Mortgage Loans are set forth in the GIC Office Co-Lender Agreement. Pursuant to the GIC Office Co-Lender Agreement, the entire GIC Office Loan Group is to be serviced and administered in accordance with this Agreement.

                  Capitalized terms used but not otherwise defined in this Preliminary Statement have the respective meanings assigned thereto in Section
1.01 of this Agreement.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent hereby agree, in each case, as follows:

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
     CERTAIN ADJUSTMENTS TO THE PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES


         SECTION 1.01. Defined Terms.

         Whenever used in this Agreement, including in the Preliminary Statement, unless the context otherwise requires:

         "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "ABN AMRO" shall mean ABN AMRO Bank N.V. or its successor in interest.

         "Acceptable Insurance Default" shall mean, with respect to any Mortgage Loan, any default under the related loan documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and (b) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in its reasonable judgment (subject to Section 6.11, Section 6.12 and/or Section 6.13, in each case if and as applicable), that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against at the time for real properties similar to the subject Mortgaged Property and located in and around the region in which the subject Mortgaged Property is located, or (ii) such insurance is not available at any rate. Subject to the Servicing Standard, in making any of the determinations required in subclause (i) or (ii) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

         "Accrued Certificate Interest" shall mean the interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of any Class of Principal Balance Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date; (b) in the case of the Class X-ST Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Notional Amount of such Class of Certificates outstanding immediately prior to the related Distribution Date; and (c) in the case of any Class of Interest-Only Certificates (other than the Class X-ST Certificates) for any Interest Accrual Period, the aggregate amount of Accrued Component Interest for all of such Class' REMIC III Components for such Interest Accrual Period. The Regular Interest Certificates shall accrue interest on a 30/360 Basis. The Accrued Certificate Interest with respect to the Class X-ST Certificates for any Interest Accrual Period will equal 100% of the Uncertificated Accrued Interest with respect to REMIC II Regular Interest X-ST for such Interest Accrual Period

         "Accrued Component Interest" shall mean the interest accrued from time to time with respect to any REMIC III Component of the Class X-CL or Class X-CP Certificates, the amount of which interest shall equal, for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-

Through Rate applicable to such REMIC III Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such REMIC III Component outstanding immediately prior to the related Distribution Date. Each REMIC III Component of the Class X-CL or Class X-CP Certificates shall accrue interest on a 30/360 Basis.

         "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property or any interest therein is considered to be acquired by the Trust Fund within the meaning of Treasury regulations section 1.856-6(b)(1), which shall be the first day on which the Trust Fund is treated as the owner of such REO Property or an interest therein for federal income tax purposes.

         "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any interest accrual period in a year assumed to consist of 360 days.

         "Actual/Actual Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any interest accrual period in an actual calendar year.

         "Additional Designated Servicing Information" shall have the meaning assigned thereto in Section 8.15(a).

         "Additional Information" shall have the meaning assigned thereto in
Section 4.02(a).

         "Additional Interest" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Additional Interest Rate and, if so provided in the related loan documents, compounded at the related Mortgage Rate (the payment of which interest shall, under the terms of such ARD Mortgage Loan, be deferred until the entire outstanding principal balance thereof has been paid). For purposes of this Agreement, Additional Interest on an ARD Mortgage Loan or any successor REO Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or any successor REO Mortgage Loan with respect thereto, notwithstanding that the terms of the related loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall, for purposes of this Agreement, be deemed to be deferred interest (regardless of whether it is added to principal outstanding with respect to the related ARD Mortgage Loan in accordance with the related loan documents).

         "Additional Interest Rate" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such loan resulting from the passage of such Anticipated Repayment Date.

         "Additional Trust Fund Expense" shall mean any expense that: (i) is incurred with respect to the Trust Fund; (ii) is not otherwise included in the calculation of a Realized Loss in respect of any particular Trust Mortgage Loan or REO Trust Mortgage Loan; and (iii) would result or has resulted, as the case may be, in the Holders of Regular Interest Certificates receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

         "Adjusted Actual/360 Accrued Interest Amount" shall mean, with respect to any REMIC I Regular Interest that relates to an Interest Reserve Mortgage Loan or an Interest Reserve REO Mortgage Loan that accrues interest on an Actual/360 Basis, for any Interest Accrual Period, an amount of interest equal to the product of (a) the Mortgage Rate in effect for the related Trust Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of the related Trust Mortgage Loan subsequent to the Closing Date), multiplied by (b) a fraction, the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 360, multiplied by (c) the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period; provided that, if the subject Interest Accrual Period ends during (x) January of 2005 or any year thereafter that is not a leap year or (y) February of 2004 or any year thereafter, then the amount of interest calculated with respect to any particular REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be decreased by the Interest Reserve Amount, if any, with respect to the related Interest Reserve Mortgage Loan or Interest Reserve REO Mortgage Loan, as the case may be, transferred (in accordance with Section 3.04(c)) from the Collection Account to the Interest Reserve Account in the calendar month in which such Interest Accrual Period ends; and provided, further, that, if the subject Interest Accrual Period ends during March of 2004 or any year thereafter, then the amount calculated with respect to any particular REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be increased by the Interest Reserve Amount(s), if any, with respect to the related Interest Reserve Mortgage Loan or Interest Reserve REO Mortgage Loan, as the case may be, transferred (in accordance with Section 3.05(c)) from the Interest Reserve Account to the Collection Account in the calendar month in which such Interest Accrual Period ends.

         "Adjusted Actual/Actual Accrued Interest Amount" shall mean, with respect to any REMIC I Regular Interest that relates to an Interest Reserve Mortgage Loan or an Interest Reserve REO Mortgage Loan that accrues interest on an Actual/Actual Basis, for any Interest Accrual Period, an amount of interest equal to the product of (a) the Mortgage Rate in effect for the related Trust Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of the related Trust Mortgage Loan subsequent to the Closing Date), multiplied by (b) a fraction, the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 365 (or, if the relevant calendar year is a leap year, 366), multiplied by
(c) the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period; provided that, if the subject Interest Accrual Period ends during (x) January of 2005 or any year thereafter that is not a leap year or (y) February of 2004 or any year thereafter, then the amount of interest calculated with respect to any particular REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be decreased by the Interest Reserve Amount, if any, with respect to the related Interest Reserve Mortgage Loan or Interest Reserve REO Mortgage Loan, as the case may be, transferred (in accordance with Section 3.04(c)) from the Collection Account to the Interest Reserve Account in the calendar month in which such Interest Accrual Period ends; and provided, further, that, if the subject Interest Accrual Period ends during March of 2004 or any year thereafter, then the amount calculated with respect to any particular REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be increased by the Interest Reserve Amount(s), if any, with respect to the related Interest Reserve Mortgage Loan or Interest Reserve REO Mortgage Loan, as the case may be, transferred (in accordance with Section 3.05(c)) from the Interest Reserve Account to the Collection Account in the calendar month in which such Interest Accrual Period ends.

         "Adjusted Principal Distribution Amount" shall mean, for any Distribution Date, an amount equal to the Principal Distribution Amount for such Distribution Date, plus all amounts added to such Principal Distribution Amount pursuant to Section 1.03(c) for such Distribution Date, minus all amounts subtracted from such Principal Distribution Amount pursuant to Section 1.03(b) for such Distribution Date.

         "Adjusted REMIC II Remittance Rate" shall mean:

                  (a) with respect to REMIC II Regular Interest A-1-1, for any Interest Accrual Period, 2.964% per annum;

                  (b) with respect to REMIC II Regular Interest A-1-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2006, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2006, 2.964% per annum;

                  (c) with respect to REMIC II Regular Interest A-2-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2006, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2006, 3.624% per annum;

                  (d) with respect to REMIC II Regular Interest A-2-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2007, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2007, 3.624% per annum;

                  (e) with respect to REMIC II Regular Interest A-2-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2008, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2008, 3.624% per annum;

                  (f) with respect to REMIC II Regular Interest A-3-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2008, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2008, 4.361% per annum;

                  (g) with respect to REMIC II Regular Interest A-3-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2009, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2009, 4.361% per annum;

                  (h) with respect to REMIC II Regular Interest A-4-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2009, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2009, 4.568% per annum;

                  (i) with respect to REMIC II Regular Interest A-4-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2010, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2010, 4.568% per annum;

                  (j) with respect to REMIC II Regular Interest A-4-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2011, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2011, 4.568% per annum;

                  (k) with respect to REMIC II Regular Interest B, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2011, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2011, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 4.810% per annum;

                  (l) with respect to REMIC II Regular Interest C, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2011, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2011, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 4.846% per annum;

                  (m) with respect to REMIC II Regular Interest D, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2011, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2011, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 4.945% per annum;

                  (n) with respect to REMIC II Regular Interest E-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2010, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2010, an annual rate equal to the lesser of (X) the

         Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 4.979% per annum;

                  (o) with respect to REMIC II Regular Interest E-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2011, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2011, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 4.979% per annum;

                  (p) with respect to REMIC II Regular Interest F, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2010, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2010, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 4.999% per annum;

                  (q) with respect to REMIC II Regular Interest G-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2008, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2008, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 5.077% per annum;

                  (r) with respect to REMIC II Regular Interest G-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in February 2004 through and including the Interest Accrual Period ending in January 2009, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2009, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 5.077% per annum;

                  (s) with respect to REMIC II Regular Interest H, for any Interest Accrual Period, an annual rate equal to the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period, minus 0.25%;

                  (t) with respect to REMIC II Regular Interest J, for any Interest Accrual Period, an annual rate equal to the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period, minus 0.15%;

                  (u) with respect to REMIC II Regular Interest K, for any Interest Accrual Period, an annual rate equal to the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period; and

                  (v) with respect to each of REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest P, REMIC II Regular Interest Q, REMIC II Regular Interest S and REMIC II Regular Interest T, for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period, and (ii) 4.917% per annum.

         "Administrative Cost Rate" shall mean, with respect to each Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the rate per annum specified as the "Administrative Cost Rate" on the Trust Mortgage Loan Schedule, which, for each such Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), is equal to the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

         "Advance" shall mean any P&I Advance or Servicing Advance.

         "Adverse Grantor Trust Event" shall mean any endangerment to the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions or any imposition of a tax on the Grantor Trust or any of its assets or transactions.

         "Adverse Rating Event" shall mean: (i) with respect to any Class of Certificates, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such Class of Certificates by either Rating Agency; and (ii) with respect to any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such securities by any nationally recognized statistical rating organization then rating such securities.

         "Adverse REMIC Event" shall mean, with respect to any REMIC Pool, any endangerment of the status of such REMIC Pool as a REMIC under the REMIC Provisions or, except as permitted by Section 3.17(a), any imposition of a tax on such REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on prohibited contributions set forth in Section 860G(d) of the Code and/or the tax on "net income from foreclosure property" as defined in Section 860G(c) of the
Code).

         "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" shall mean this Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

         "Alternative Adjusted REMIC II Remittance Rate" shall mean, with respect to any REMIC II Regular Interest (other than REMIC II Regular Interest X-ST), for any Interest Accrual Period, an annual rate equal to the Pass-Through Rate in effect during such Interest Accrual Period for the Class of Principal Balance Certificates as to which such REMIC II Regular Interest is the sole Corresponding REMIC II Regular Interest or is one of the Corresponding REMIC II Regular Interests, as applicable.

         "Annual Accountants' Report" shall have the meaning assigned thereto in
Section 3.14

         "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

         "Anticipated Repayment Date" shall mean, with respect to any ARD Mortgage Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for such ARD Mortgage Loan will increase as specified in the related Mortgage Note.

         "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated initially as of the applicable Determination Date immediately following the later of the date on which the subject Trust Mortgage Loan or Loan Combination, as applicable, became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained and thereafter as of each subsequent applicable Determination Date during the period that the subject Trust Mortgage Loan, REO Trust Mortgage Loan or Loan Combination, as applicable, remains a Required Appraisal Loan) equal to the excess, if any, of: (a) the sum of, without duplication, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (exclusive of any portion thereof that represents Additional Interest and/or Default Interest), (iii) all accrued and unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of (plus all accrued interest on such Advances payable to) the Master Servicer and/or any other party hereto with respect to such Required Appraisal Loan, (v) any other unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the Master Servicer or the Special Servicer for such items), and (vii) in the case of the GIC Office Loan Group, to the extent known to the Special Servicer, any and all interest accrued on delinquency advances comparable to P&I Advances made in respect of the GIC Office Pari Passu Non-Trust Mortgage Loans (or any successor REO Mortgage Loans with respect thereto) that is payable under any GIC Office Non-Trust Mortgage Loan Securitization Agreement; over (b) the Required Appraisal Value. Notwithstanding the foregoing, if (i) any Trust Mortgage Loan or Loan Combination becomes a Required Appraisal Loan, (ii) either (A) no Required Appraisal or update thereof has been obtained or conducted, as applicable, in accordance with Section 3.09(a), with respect to the related Mortgaged Property during the 12-month period prior to the date such Trust Mortgage Loan or Loan Combination, as the case may be, became a Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Required Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property, and (iii) no new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), within 60 days after such Trust Mortgage Loan or Loan Combination, as the case may be, became a Required Appraisal Loan, then (x) until such new Required Appraisal or update is obtained or conducted, as applicable, in accordance with Section 3.09(a), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.09(a), of such Required Appraisal or update thereof by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition. For purposes of this definition, each Required Appraisal Loan that is part of a Cross-Collateralized Group shall be treated separately for the purposes of calculating any Appraisal Reduction Amount.

         Each Appraisal Reduction Amount shall be reduced to zero as of the date the subject Trust Mortgage Loan or Loan Combination, as applicable, ceases to be a Required Appraisal Loan, and no Appraisal Reduction Amount shall exist as to any Trust Mortgage Loan, REO Trust Mortgage Loan or Loan Combination after it has been paid in full, liquidated, repurchased or otherwise disposed of.

         "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof based upon the most recent appraisal or update thereof prepared by an Independent Appraiser that is contained in the related Servicing File or, in the case of any such property with or that had, as the case may be, an allocated loan amount of, or securing a Trust Mortgage Loan or relating to an REO Trust Mortgage Loan, as the case may be, with a Stated Principal Balance of, less than $2,000,000, either (a) the most recent appraisal or update thereof that is contained in the related Servicing File or (b) the most recent "desktop" value estimate performed by the Special Servicer that is contained in the related Servicing File.

         "ARD Mortgage Loan" shall mean any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan (or successor REO Mortgage Loan) will accrue additional interest at the rate specified in the related Mortgage Note and the related Mortgagor is required to apply certain excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

         "ARD Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is an ARD Mortgage Loan.

         "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

         "Assumed Monthly Payment" shall mean: (a) with respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its Stated Maturity Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund (or, in the case of a Non-Trust Mortgage Loan, if applicable, as of which such Non-Trust Mortgage Loan remains outstanding and the related Trust Mortgage Loan remains part of the Trust Fund) (provided that such Mortgage Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the Collection Period in which the related Stated Maturity Date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date if such Mortgage Loan had been required to continue to accrue interest (other than Default Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, the related Stated Maturity Date; and (b) with respect to any REO Mortgage Loan, for any Due Date as of which the related REO Property (or any interest therein) remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

         "ASTM" shall mean the American Society for Testing and Materials.

         "Authenticating Agent" shall mean any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

         "Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to: (a) the sum, without duplication, of (i) the aggregate amount of all payments and other collections on or with respect to the Trust Mortgage Loans and any REO Properties (including, in the case of the initial Distribution Date, the Initial Deposit) that (A) were received as of the end of the related Collection Period and (B) are on deposit in the Collection Account as of 12:00 noon (New York City time) on such Distribution Date, (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee and/or the Fiscal Agent with respect to the Mortgage Pool for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount deposited by the Master Servicer in the Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls on the Mortgage Pool, (iv) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred from the Excess Liquidation Proceeds Account to the Collection Account pursuant to Section 3.05(d) in respect of such Distribution Date, and (v) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during March of 2004 or any year thereafter, the aggregate of the Interest Reserve Amounts transferred from the Interest Reserve Account to the Collection Account in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans for distribution on such Distribution Date; net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (v) of Section 3.05(b), (iii) Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest, (iv) if such Distribution Date occurs during January of 2005 or any year thereafter that is not a leap year or during February of 2004 or any year thereafter, the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to be withdrawn from the Collection Account and deposited into the Interest Reserve Account in respect of such Distribution Date and held for future distribution, all pursuant to Section 3.04(c), and (v) amounts deposited in the Collection Account in error; provided that the Available Distribution Amount for the Final Distribution Date shall consist of all amounts on deposit in the Collection Account as of the time distributions are to be made to Certificateholders on the Final Distribution Date, exclusive of any portion of such amounts that are payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (v) of Section 3.05(b), and further exclusive of any portion of such amounts deposited in the Collection Account in error.

         "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Scheduled Payment due on its Stated Maturity Date is significantly larger than the Scheduled Payment due on the Due Date next preceding its Stated Maturity Date.

         "Balloon Payment" shall mean, with respect to any Balloon Mortgage Loan as of any date of determination, the payment, other than any regularly scheduled monthly payment, due with respect to such Mortgage Loan at maturity.

         "Balloon Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Balloon Mortgage Loan.

         "Bid Allocation" shall mean, with respect to the Master Servicer or any Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

         "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

         "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

         "Book-Entry Subordinate Certificate" shall mean any Subordinate Certificate that constitutes a Book-Entry Certificate.

         "Borough Park Portfolio Trust Mortgage Loan" shall mean the Trust Mortgage Loan identified on the Trust Mortgage Loan Schedule by mortgage loan number 103, which Mortgage Loan is secured by a Mortgage on the Mortgaged Property identified on the Trust Mortgage Loan Schedule as Borough Park Portfolio.

         "Breach" shall have the meaning assigned thereto in Section 2.03(a).

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in any of the cities in which the Corporate Trust Office of the Trustee, the Primary Servicing Office of the Master Servicer or the Primary Servicing Office of the Special Servicer are located, are authorized or obligated by law or executive order to remain closed.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate" shall mean any one of the LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

         "Certificate Factor" shall mean, with respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to six places, the numerator of which is the then current Class Principal Balance or Class Notional Amount, as the case may be, of such Class of Regular Interest Certificates, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the case may be, of such Class of Regular Interest Certificates.

         "Certificate Notional Amount" shall mean, with respect to any Interest-Only Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Interest-Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

         "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal balance of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

         "Certificate Register" shall mean the register maintained pursuant to
Section 5.02.

         "Certificate Registrar" shall mean the registrar appointed pursuant to
Section 5.02.

         "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, except that: (i) neither a Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Interest Certificate for any purpose hereof; and (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to the rights and/or obligations of any of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in its respective capacity as such, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificateholder Reports" shall mean, collectively, the Distribution Date Statement, the Mortgage Pool Data Update Report, the Loan Payoff Notification Report and the CMSA Investor Reporting Package.

         "Certifying Officer" shall have the meaning assigned thereto in Section 8.15(d).

         "Certifying Party" shall have the meaning assigned thereto in Section 8.15(d).

         "Class" shall mean, collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

         "Class A Certificates" shall mean the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

         "Class A-1 Certificate" shall mean any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class A-2 Certificate" shall mean any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class A-3 Certificate" shall mean any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class A-4 Certificate" shall mean any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class A Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of the commencement of business on which (i) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, or any two or more of such Classes, remain outstanding and (ii) the aggregate of the Class Principal Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates has been reduced to zero as a result of the allocation of Realized Losses and Additional Trust Fund Expenses pursuant to Section 4.04(a).

         "Class B Certificate" shall mean any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class C Certificate" shall mean any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class D Certificate" shall mean any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class E Certificate" shall mean any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class F Certificate" shall mean any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class G Certificate" shall mean any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class H Certificate" shall mean any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class J Certificate" shall mean any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class K Certificate" shall mean any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class L Certificate" shall mean any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class M Certificate" shall mean any of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class N Certificate" shall mean any of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which a Class of Interest-Only Certificates accrues or is deemed to accrue interest from time to time. As of any date of determination, the Class Notional Amount of the Class X-ST Certificates shall equal the then Uncertificated Notional Amount of REMIC II Regular Interest X-ST, and the Class Notional Amount of each other Class of Interest-Only Certificates shall equal the then aggregate of the Component Notional Amounts of all the REMIC III Components of such Class of Interest-Only Certificates; provided that, for reporting purposes, the Class Notional Amount of the Class X-CP Certificates shall be calculated in accordance with the Prospectus Supplement.

         "Class P Certificate" shall mean any of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01 or 9.01, as applicable, and shall be further permanently reduced (subject to Section 4.05) by the amount of any Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be increased by the related Class Principal Reinstatement Amount, if any, for such Distribution Date.

         "Class Principal Reinstatement Amount" shall have the meaning assigned thereto in Section 4.05(a).

         "Class Q Certificate" shall mean any of the Certificates with a "Class Q" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class R-I Certificate" shall mean any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

         "Class R-II Certificate" shall mean any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

         "Class R-III Certificate" shall mean any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

         "Class S Certificate" shall mean any of the Certificates with a "Class S" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class T Certificate" shall mean any of the Certificates with a "Class T" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class V Certificate" shall mean any of the Certificates with a "Class V" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a pro rata undivided interest in the Grantor Trust Assets.

         "Class V Sub-Account" shall mean a sub-account of the Collection Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and the Grantor Trust, but not an asset of any REMIC Pool.

         "Class X-CL Certificate" shall mean any one of the Certificates with a "Class X-CL" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of 29 separate "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class X-CL REMIC III Component" shall mean any of the REMIC III Components with respect to the Class X-CL Certificates.

         "Class X-CP Certificate" shall mean any one of the Certificates with a "Class X-CP" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of 17 separate "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class X-CP REMIC III Component" shall mean any of the REMIC III Components with respect to the Class X-CP Certificates.

         "Class X-ST Certificate" shall mean any of the Certificates with a "Class X-ST" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Clearstream" shall mean Clearstream Banking, Luxembourg or any successor.

         "Closing Date" shall mean February 4, 2004.

         "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class Representative.

         "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Investor Reporting Package" shall mean, collectively:

                  (a) the following seven electronic files: (i) CMSA Loan Setup File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File,
         (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Loan Level Reserve/LOC Report;

                  (b) the following eight supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List and (viii) CMSA NOI Adjustment Worksheet; and

                  (c) such other reports as the CMSA may approve from time to time as being part of the CMSA Investor Reporting Package for commercial mortgage securitization trusts generally and as are reasonably acceptable to the Master Servicer.

                  "CMSA Loan Level Reserve/LOC Report" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA NOI Adjustment Worksheet" shall mean a report prepared by the Master Servicer with respect to all the Performing Mortgage Loans, and by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Mortgage Loans, which report shall be substantially in the form of, and contain the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

         "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Servicer Watch List" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Website" shall mean the CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

         "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including temporary regulations and proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Certificates.

         "Co-Lender Agreement" shall mean the GIC Office Co-Lender Agreement or the MGM Tower Co-Lender Agreement, as applicable.

         "Collection Account" shall mean the segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "LaSalle Bank National Association [OR NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1".

         "Collection Period" shall mean, individually and collectively, as applicable in the context used, (i) the GIC Office Collection Period with respect to the GIC Office Loan Group and all related matters and (ii) the Trust Collection Period with respect to the Mortgage Pool (exclusive of the GIC Office Trust Mortgage Loan and any GIC Office REO Trust Mortgage Loan), the MGM Tower Non-Trust Mortgage Loan and all related matters.

         "Commission" shall mean the Securities and Exchange Commission or any successor agency.

         "Component Notional Amount" shall mean the notional amount on which any Class X-CL REMIC III Component or Class X-CP REMIC III Component accrues interest, which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of such REMIC III Component's Corresponding REMIC II Regular Interest.

         "Condemnation Proceeds" shall mean all cash amounts received in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

         "Controlling Class" shall mean, as of any date of determination, the outstanding Class of Principal Balance Certificates that (a) bears the latest alphabetic Class designation and (b) has a Class Principal Balance that is not less than 25% of the Original Class Principal Balance of such Class; provided that if no Class of Principal Balance Certificates has as of such date of determination a Class Principal Balance that is not less than 25% of its Original Class Principal Balance, then the Controlling Class shall be the then outstanding Class of Principal Balance Certificates bearing the latest alphabetic Class designation that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of determining, and exercising the rights of, the Controlling Class, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates shall be deemed a single Class of Certificates.

         "Controlling Class Certificateholder" shall mean any Holder of a Certificate of the Controlling Class.

         "Controlling Class Representative" shall have the meaning assigned thereto in Section 6.09(b).

         "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group - LB-UBS Commercial Mortgage Trust 2004-C1.

         "Corrected Mortgage Loan" shall mean any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or the related Mortgaged Property's becoming an REO Property).

         "Corrected Trust Mortgage Loan" shall mean any Trust Mortgage Loan that constitutes a Corrected Mortgage Loan.

         "Corresponding REMIC II Regular Interest" shall mean: (a) with respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class of Principal Balance Certificates (provided that each of REMIC II Regular Interest A-1-1 and REMIC II Regular Interest A-1-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-1 Certificates; each of REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-2 Certificates; each of REMIC II Regular Interest A-3-1 and REMIC II Regular Interest A-3-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-3 Certificates; each of REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2 and REMIC II Regular Interest A-4-3 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-4 Certificates; each of REMIC II Regular Interest E-1 and REMIC II Regular Interest E-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class E Certificates; and each of REMIC II Regular Interest G-1 and REMIC II Regular Interest G-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class G Certificates); (b) with respect to any Class X-CL REMIC III Component, the REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-CL-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X-CL REMIC III Component; (c) with respect to any Class X-CP REMIC III Component, the REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-CP-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X-CP REMIC III Component; and (d) with respect to the Class X-ST Certificates, REMIC II Regular Interest X-ST.

         "Covered Costs" shall mean, with respect to any Trust Mortgage Loan and any related costs and expenses that the Depositor or the UBS Mortgage Loan Seller, as applicable, are otherwise required to pay pursuant to Section 2.03(e), (i) if such Trust Mortgage Loan has an original principal balance equal to or less than $10,000,000, the entire amount of such costs and expenses, but only in the event such costs and expenses exceed a threshold of $10,000 and (ii) if such Trust Mortgage Loan has an original principal balance greater than $10,000,000, the entire amount of such costs and expenses, but only in the event such costs and expenses exceed a threshold of $25,000. In the case of each of clauses

(i) and (ii) above in this definition, in the event the subject costs and expenses do not exceed the required threshold stated in the subject clause, the "Covered Costs" shall be $0.

         "Cross-Collateralized Group" shall mean any group of Cross-Collateralized Mortgage Loans; provided that no Loan Combination shall constitute a Cross-Collateralized Group.

         "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan; provided that none of the Mortgage Loans in a Loan Combination shall constitute a Cross-Collateralized Mortgage Loan.

         "Custodial Account" shall mean the Pool Custodial Account, the GIC Office Custodial Account or the MGM Tower Custodial Account, as applicable.

         "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed, or if such custodian has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

         "Cut-off Date" shall mean, individually and collectively, as applicable in the context used: (i) with respect to the UBS Center Trust Mortgage Loan, January 14, 2004, and (ii) with respect to every other Mortgage Loan, January 12, 2004.

         "Cut-off Date Balance" shall mean, with respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

         "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, to the Trust (or, if applicable, a Non-Trust Mortgage Loan Noteholder) in respect of any Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

         "Default Interest" shall mean, with respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any amounts collected thereon (other than late payment charges, Prepayment Premiums or Yield Maintenance Charges) that represent penalty interest (arising out of a default) in excess of (i) interest accrued on the principal balance of such Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), at the related Mortgage Rate (net of any applicable Additional Interest Rate included as part of such Mortgage Rate), and (ii) in the case of an ARD Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) after the related Anticipated Repayment Date, any Additional Interest.

         "Defaulting Party" shall have the meaning assigned thereto in Section 7.01(b).

         "Defeasance Certificate" shall have the meaning assigned thereto in
Section 3.20(k).

         "Defeasance Collateral" shall mean, with respect to any Defeasance Mortgage Loan, the Government Securities required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof in order to obtain a release of the related Mortgaged Property.

         "Defeasance Deposit Account" shall have the meaning assigned thereto in
Section 3.04(a).

         "Defeasance Mortgage Loan" shall mean any Mortgage Loan that permits the related Mortgagor to pledge Defeasance Collateral to the holder of such Mortgage Loan in connection with obtaining the release of all or any portion of the related Mortgaged Property (or permits the holder of such Mortgage Loan to require the related Mortgagor to pledge Defeasance Collateral to the holder of such Mortgage Loan in lieu of prepayment).

         "Defeasance Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Defeasance Mortgage Loan.

         "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

         "Definitive Non-Registered Certificate" shall mean any Non-Registered Certificate that has been issued as a Definitive Certificate.

         "Definitive Subordinate Certificate" shall mean any Subordinate Certificate that has been issued as a Definitive Certificate.

         "Depositor" shall mean SASCO II.

         "Depositor Backup Certification" shall have the meaning assigned thereto in Section 8.15(j).

         "Depository" shall mean The Depository Trust Company or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date" shall mean, individually and collectively, as applicable in the context used, (i) the GIC Office Determination Date with respect to the GIC Office Loan Group and all related matters and (ii) the Trust Determination Date with respect to the Mortgage Pool (exclusive of the GIC Office Trust Mortgage Loan and any GIC Office REO Trust Mortgage Loan), the MGM Tower Non-Trust Mortgage Loan and all related matters.

         "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Discount Rate" shall mean, with respect to any prepaid Trust Mortgage Loan or REO Trust Mortgage Loan, for purposes of allocating any Prepayment Premium or Yield Maintenance Charge received by or on behalf of the Trust with respect thereto among the respective Classes of the YM Principal Balance Certificates, a rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually.

         "Disqualified Non-United States Tax Person" shall mean, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

         "Disqualified Organization" shall mean any of the following: (i) the United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business income); (iii) rural electric and telephone cooperatives described in Section 1381 of the Code; or (iv) any other Person so designated by the Trustee or the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

         "Disqualified Partnership" shall mean any domestic entity classified as a partnership under the Code if any of its beneficial owners are Disqualified Non-United States Tax Persons.

         "Distributable Certificate Interest" shall mean, with respect to any Class of Regular Interest Certificates for any Distribution Date, subject to
Section 4.05(b), an amount of interest equal to (a) the amount of Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by (b) that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as provided below. For purposes of the foregoing, the portion of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date that is allocable to each Class of Regular Interest Certificates shall equal the lesser of (A) the amount of Accrued Certificate Interest with respect to the subject Class of Regular Interest Certificates for the related Interest Accrual Period and (B) the product of (1) the entire amount of such Net Aggregate Prepayment Interest Shortfall, multiplied by (2) a fraction, the numerator of which is equal to the amount of Accrued Certificate Interest with respect to the subject Class of Regular Interest Certificates for the related Interest Accrual Period, and the denominator of which is equal to the aggregate amount of Accrued Certificate Interest with respect to all the Classes of Regular Interest Certificates for the related Interest Accrual Period.

         "Distributable Component Interest" shall mean, with respect to any REMIC III Component of the Class X-CL or Class X-CP Certificates for any Distribution Date, subject to Section 4.05(b), an amount of interest equal to
(a) the amount of Accrued Component Interest in respect of such REMIC III Component for the related Interest Accrual Period, reduced (to not less than zero) by (b) the product of (i) the entire portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that was allocated to such Class of Interest-Only Certificates in accordance with the definition of "Distributable Certificate Interest", multiplied by (ii) a fraction, the numerator of which is the amount of any Accrued Component Interest in respect of such REMIC III Component for the related Interest Accrual Period, and the denominator of which is the amount of the Accrued Certificate Interest in respect of such Class of Interest-Only Certificates for the related Interest Accrual Period.

         "Distribution Date" shall mean the date each month, commencing in February 2004, on which, among other things, the Trustee is to make distributions on the Certificates, which date shall be the fourth Business Day following the Trust Determination Date in such calendar month.

         "Distribution Date Statement" shall have the meaning assigned thereto in Section 4.02(a).

         "Document Defect" shall have the meaning assigned thereto in Section 2.03(a).

         "Due Date" shall mean: (i) with respect to any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) with respect to any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) with respect to any REO Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

         "EDGAR" shall mean the Commission's Electronic Data Gathering, Analysis and Retrieval system.

         "Edwards Cinema Trust Mortgage Loan" shall mean the Trust Mortgage Loan identified on the Trust Mortgage Loan Schedule by mortgage loan number 21, which Mortgage Loan is secured by a Mortgage on the Mortgaged Property identified on the Trust Mortgage Loan Schedule as Edwards Cinema.

         "Eligible Account" shall mean any of: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or unsecured debt obligations of which are rated at least "Aa3" by Moody's and at least "AA-" (or, if such depository institution or trust company has short-term unsecured debt obligations rated at least "A-1" by S&P, at least "A-") by S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates (or, in the case of an account that relates solely to the GIC Office Loan Combination, with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities that are rated by such Rating Agency), as evidenced in writing by such Rating Agency) at any time funds are on deposit therein (if such funds are to be held for more than 30 days), or the short-term deposits of which are rated at least "P-1" by Moody's and at least "A-1" by S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates (or, in the case of an account that relates solely to the GIC Office Loan Combination, with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities that are rated by such Rating Agency), as evidenced in writing by such Rating Agency) at any time funds are on deposit therein (if such funds are to be held for 30 days or less); or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity (which may be the Trustee), which has a combined capital and surplus of at least $50,000,000, is subject to supervision or examination by federal or state authority and, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b); or (iii) any other account, the use of which would not, in and of itself, cause an Adverse Rating Event with respect to any Class of Certificates (or, in the case of an account that relates solely to the GIC Office Loan Combination, with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities that are rated by either Rating Agency), as evidenced in writing by each Rating Agency.

         "Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the Fannie Mae Multifamily Guide and the ASTM Standard for Environmental Site Assessments, each as amended from time to time.

         "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

         "Environmentally Insured Mortgage Loans" shall mean the Mortgage Loans identified on Schedule III hereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow has been created in respect of the related Mortgaged Property.

         "Euroclear" shall mean The Euroclear System or any successor.

         "Event of Default" shall have the meaning assigned thereto in Section 7.01(a).

         "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Trust Mortgage Loan or REO Property, net of (i) interest on any related Advances, (ii) any related Servicing Advances, (iii) any Liquidation Fee payable from such Net Liquidation Proceeds, and (iv) in the case of a Trust Mortgage Loan that is part of, or an REO Property that relates to, a Loan Combination, the portion of such Net Liquidation Proceeds payable to the related Non-Trust Mortgage Loan Noteholder(s), over (b) the amount needed to pay off the subject Trust Mortgage Loan or the related REO Trust Mortgage Loan, as applicable, in full.

         "Excess Liquidation Proceeds Account" shall mean the segregated account or accounts (or the segregated sub-account of the Collection Account) created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association [OR THE NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1".

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Act Reports" shall have the meaning assigned thereto in
Section 8.15(a).

         "Exemption-Favored Party" shall mean any of (i) Lehman Brothers, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers, and
(iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

         "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

         "FASB 140" shall mean the Financial Accounting Standards Board's Statement No. 140, entitled "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", issued in September 2002.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

         "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor.

         "Final Distribution Date" shall mean the Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

         "Final Recovery Determination" shall mean a determination by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable; provided that the term "Final Recovery Determination" shall not apply to: (i) a Specially Serviced Mortgage Loan that was paid in full; or (ii) a Specially Serviced Mortgage Loan or REO Property that was transferred in connection with the exchange by all the Certificateholders of their Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01; or (iii) a Specially Serviced Trust Mortgage Loan or REO Property, as the case may be, that was purchased (A) by the Depositor pursuant to Section 2.03, (B) by the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, (C) by a Purchase Option Holder or its assignee pursuant to Section 3.18, (D) by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, (E) by the holder of a related mezzanine loan in connection with a Mortgage Loan default, as set forth in the related intercreditor agreement, (F) in the case of the MGM Tower Trust Mortgage Loan, by the MGM Tower Mortgage Loan Noteholder or its designee, pursuant to the MGM Tower Co-Lender Agreement, or (G) in the case of a GIC Office Note A Mortgage Loan, by the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder or its designee pursuant to the GIC Office Co-Lender Agreement.

         "Fiscal Agent" shall mean ABN AMRO, in its capacity as fiscal agent hereunder, or any successor fiscal agent appointed as herein provided.

         "Five-Year Mortgage Loan" shall mean any Mortgage Loan that has a Stated Maturity Date that extends not more than five years from the first Due Date of such Mortgage Loan.

         "FV Bid" shall have the meaning assigned thereto in Section 3.18(d).

         "FV Price" shall have the meaning assigned thereto in Section 3.18(c).

         "GAAP" shall mean generally accepted accounting principles in the United States of America.

         "General Special Servicer" shall have the meaning assigned thereto in
Section 7.01(d).

         "GIC Office Available Remittance Amount" shall mean, with respect to any GIC Office Remittance Date, the "Available Remittance Amount" under the GIC Office Co-Lender Agreement.

         "GIC Office Change of Control Event" shall mean the event that occurs when: (a) the principal amount of the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto (net of any existing Appraisal Reduction Amount with respect to the GIC Office Loan Group) is less than 27.5% of an amount equal to (i) the original principal amount of the GIC Office Subordinate Non-Trust Mortgage Loan, less (ii) any principal payments allocated to, and received on, the Mortgage Note for the GIC Office Subordinate Non-Trust Mortgage Loan made by the related borrower; and (b) the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto has not been repaid in full.

         "GIC Office Co-Lender Agreement" shall mean the Co-Lender Agreement dated as of December 10, 2003, between Lehman Brothers Bank, FSB, as Note A-1 Lender, Morgan Stanley Mortgage Capital Inc., as Note A-2 Lender, and Teachers Insurance and Annuity Association of America, as Note B Lender, as such agreement may hereinafter be amended, modified, supplemented or restated.

         "GIC Office Collection Period" shall mean, with respect to any GIC Office Master Servicer Remittance Date or any Distribution Date, the period commencing on the day immediately following the GIC Office Determination Date in the calendar month preceding the month in which such GIC Office Master Servicer Remittance Date or such Distribution Date, as the case may be, occurs and ending on and including the GIC Office Determination Date in the calendar month in which such GIC Office Master Servicer Remittance Date or such Distribution Date, as the case may be, occurs.

         "GIC Office Controlling Noteholder" shall mean, as of any date of determination, the GIC Office Noteholder that then constitutes the "Lead Lender" (within the meaning of the GIC Office Co-Lender Agreement) for purposes of exercising the rights and powers of the "Lead Lender" under Sections 3.02(a) and 3.02(b) (and, to the extent they relate to the foregoing, Section 3.02(c), 3.02(d) and 3.02(e)) of the GIC Office Co-Lender Agreement.

         "GIC Office Controlling Party" shall mean, as of any date of determination, the GIC Office Controlling Noteholder or, alternatively, any Person designated in accordance with Section 3.02(d) of the GIC Office Co-Lender Agreement to exercise the rights and powers of the "Lead Lender" under Sections 3.02(a) and 3.02(b) (and, to the extent they relate to the foregoing Section 3.02(c) and 3.02(e)) of the GIC Office Co-Lender Agreement.

         "GIC Office Cure Rights" shall mean the cure rights on the part of the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder provided for in
Article VII of the GIC Office Co-Lender Agreement.

         "GIC Office Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the GIC Office Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF GIC REAL ESTATE OFFICE NOTEHOLDERS], as their interests may appear".

         "GIC Office Determination Date" shall mean the "Determination Date" under the GIC Office Co-Lender Agreement.

         "GIC Office Loan Group" shall have the meaning assigned thereto in the Preliminary Statement (and shall include any successor REO Mortgage Loans with respect to the GIC Office Mortgage Loans).

         "GIC Office Master Servicer Remittance Date" shall mean the "Remittance Date" under the GIC Office Co-Lender Agreement.

         "GIC Office Mortgage Loan" shall mean the GIC Office Trust Mortgage Loan or any GIC Office Non-Trust Mortgage Loan, as applicable.

         "GIC Office Mortgaged Property" shall mean, individually and collectively, the office properties identified on the Mortgage Loan Schedule as the GIC Office Portfolio.

         "GIC Office Non-Trust Mortgage Loan Noteholders" shall mean, collectively, the GIC Office Pari Passu Non-Trust Mortgage Loan Noteholders and the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder.

         "GIC Office Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

         "GIC Office Note A-1B Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement

         "GIC Office Note A-2A Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

         "GIC Office Note A-2B Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

         "GIC Office Note A-2C Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

         "GIC Office Note A-2D Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

         "GIC Office Note A Mortgage Loans" shall mean, collectively, the GIC Office Trust Mortgage Loan and the GIC Office Pari Passu Non-Trust Mortgage Loans.

         "GIC Office Noteholders" shall mean, collectively, the holder of the Mortgage Note for the GIC Office Trust Mortgage Loan, together with the GIC Office Non-Trust Mortgage Loan Noteholders.

         "GIC Office Pari Passu Non-Trust Mortgage Loan Noteholders" shall mean the respective holders of the GIC Office Pari Passu Non-Trust Mortgage Loans.

         "GIC Office Pari Passu Non-Trust Mortgage Loan Purchase Price" shall mean, with respect to any GIC Office Pari Passu Non-Trust Mortgage Loan (or the corresponding interest in any GIC Office REO Properties), a cash price equal to the aggregate of: (a) the outstanding principal balance of such GIC Office Pari Passu Non-Trust Mortgage Loan (or, in the case of the corresponding interest in any GIC Office REO Properties, the related GIC Office REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such GIC Office Pari Passu Non-Trust Mortgage Loan (or, in the case of the corresponding interest in any GIC Office REO Properties, on the related GIC Office REO Mortgage Loan) to, but not including, the Due Date in the GIC Office Collection Period of purchase (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest), (c) all related unreimbursed Servicing Advances with respect to such GIC Office Pari Passu Non-Trust Mortgage Loan (or, in the case of the corresponding interest in any GIC Office REO Properties, with respect to the related GIC Office REO Mortgage Loan), if any, together with all accrued and unpaid interest, if any, in respect of such Servicing Advances in accordance with Section 3.11(g), (d) all accrued and unpaid interest, if any, in respect of related delinquency advances (comparable to P&I Advances) in accordance with the related GIC Office Pari Passu Non-Trust Mortgage Loan Noteholder Securitization Agreement, and (e) to the extent not otherwise included in the amount described in clause (c) of this definition, any unpaid Special Servicing Fees and other costs and expenses allocable to such GIC Office Pari Passu Non-Trust Mortgage Loan (or the related GIC Office REO Mortgage Loan) in accordance with the GIC Office Co-Lender Agreement, including any Liquidation Fees payable with respect to such Mortgage Loan (or REO Mortgage
Loan).

         "GIC Office Pari Passu Non-Trust Mortgage Loan Securities" shall mean any securities evidencing an interest in, or secured by, one or more GIC Office Pari Passu Non-Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto.

         "GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement" shall mean any agreement governing the securitization of a GIC Office Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

         "GIC Office Pari Passu Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

         "GIC Office Pari Passu Securitization Trust" shall mean any commercial mortgage securitization trust similar to the commercial mortgage securitization trust contemplated by this Agreement, that from time to time holds a GIC Office Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

         "GIC Office Preliminary Master Servicer Remittance Report" shall mean a preliminary report prepared based on information in the possession of the Master Servicer (including any information received from the Special Servicer) with respect to each GIC Office Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), as of the date of such report, delivered by the Master Servicer to each GIC Office Non-Trust Mortgage Loan Noteholder, containing (i) such information regarding each GIC Office Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) as will permit the related GIC Office Non-Trust Mortgage Loan Noteholder (or any applicable servicer, trustee or paying agent on behalf thereof) to calculate the estimated amounts required to be distributed pursuant to any GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement and to furnish related statements pursuant to any GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement, including information, as to each such GIC Office Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), as applicable, with respect to scheduled principal balances, scheduled monthly interest payments and unscheduled payments and collections and (ii) any other material information in the possession of the Master Servicer (including information received from the Special Servicer) concerning any GIC Office Non-Trust Mortgage Loan which is in default (or any successor REO Mortgage Loan with respect thereto), the information customarily provided by the Master Servicer concerning any GIC Office Non-Trust Mortgage Loan which is not in default, and such additional information as is agreed to from time to time by the Master Servicer.

         "GIC Office REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the GIC Office Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for [NAMES OF GIC REAL ESTATE OFFICE NOTEHOLDERS], as their interests may appear".

         "GIC Office REO Mortgage Loan" shall mean any REO Mortgage Loan relating to a GIC Office Mortgage Loan.

         "GIC Office REO Property" shall mean the GIC Office Mortgaged Property, in its entirety, or any particular property comprising the same, as the context may require, at such time that it becomes an "REO Property" hereunder.

         "GIC Office REO Trust Mortgage Loan" shall mean any REO Trust Mortgage Loan relating to the GIC Office Trust Mortgage Loan.

         "GIC Office Specially Designated Servicing Actions" shall mean, with respect to the GIC Office Loan Group, any of the actions specified in clauses
(i) through (xiv) of the first paragraph of Section 3.02 of the GIC Office Co-Lender Agreement.

         "GIC Office Subordinate Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

         "GIC Office Subordinate Non-Trust Mortgage Loan Noteholder" shall mean the holder of the GIC Office Subordinate Non-Trust Mortgage Loan.

         "GIC Office Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which mortgage loan is identified on the Trust Mortgage Loan Schedule by loan number 2 and is, together with the GIC Office Non-Trust Mortgage Loans, secured by the same Mortgage(s) on the GIC Office Mortgaged Properties.

         "Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

         "Government Securities" shall mean "Government Securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, excluding any such securities that are not acceptable to either Rating Agency as Defeasance Collateral.

         "Grantor Trust" shall mean that certain "grantor trust" (within the meaning of the Grantor Trust Provisions) consisting of the Grantor Trust Assets.

         "Grantor Trust Assets" shall mean any Additional Interest received with respect to an ARD Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) after its Anticipated Repayment Date.

         "Grantor Trust Provisions" shall mean Subpart E of Subchapter J of the Code, including Treasury regulations section 301.7701-4(c)(2).

         "Grogan's Mill Office Trust Mortgage Loan" shall mean the Trust Mortgage Loan identified on the Trust Mortgage Loan Schedule by mortgage loan number 92, which Mortgage Loan is secured by a Mortgage on the Mortgaged Property identified on the Trust Mortgage Loan Schedule as Grogan's Mill Office.

         "Ground Lease" shall mean, with respect to any Mortgage Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged Property, the lease agreement(s) (including any lease agreement with respect to a master space lease) creating such leasehold interest.

         "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

         "Holder" shall mean a Certificateholder.

         "HUD-Approved Servicer" shall mean a servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

         "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, any Non-Trust Mortgage Loan Noteholder and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, any Non-Trust Mortgage Loan Noteholder, or any Affiliate thereof, and (iii) is not connected with the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, any Non-Trust Mortgage Loan Noteholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, a Mortgage Loan Seller, the Master Servicer, the Special Servicer, a Controlling Class Certificateholder, a Non-Trust Mortgage Loan Noteholder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder, such Non-Trust Mortgage Loan Noteholder or any Affiliate thereof, as the case may be; provided that such ownership constitutes less than 1% of the total assets owned by such Person.

         "Independent Appraiser" shall mean an Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and
(iii) has a minimum of five years experience in the subject property type and market.

         "Independent Contractor" shall mean: (a) any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee (and, if a Loan Combination is involved, to the related Non-Trust Mortgage Loan Noteholder(s)), provided that (i) such REMIC Pool does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC Pool is at arm's length, all within the meaning of Treasury regulations section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee (and, if a Loan Combination is involved, to the related Non-Trust Mortgage Loan Noteholder(s)) of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor, will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of

Section 860D(a) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

         "Ineligible Purchaser" shall have the meaning assigned thereto in
Section 5.02(c)).

         "Initial Bidder" shall have the meaning assigned thereto in Section 3.18(d).

         "Initial Deposit" shall mean that supplemental payment from the UBS Mortgage Loan Seller, in an amount equal to $194,640,93, which represents, in the aggregate, a portion of the first payment with respect to each of the UBS Center Trust Mortgage Loan and the Edwards Cinema Trust Mortgage Loan.

         "Initial Pool Balance" shall mean the aggregate of the Cut-off Date Balances of the Trust Mortgage Loans.

         "Initial Resolution Period" shall have the meaning assigned thereto in
Section 2.03(a).

         "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

         "Insurance Policy" shall mean, with respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy, Environmental Insurance Policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

         "Insurance Proceeds" shall mean the proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

         "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(d).

         "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, any REO Mortgage Loan, any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of the Class X-CL or Class X-CP Certificates, in each case consisting of one of the following: (i) a 360-day year consisting of twelve 30-day months; (ii) actual number of days elapsed in a 360-day year; (iii) actual number of days elapsed in a 365-day year; or (iv) actual number of days elapsed in an actual calendar year (taking account of leap year).

         "Interest Accrual Period" shall mean, with respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of the Class X-CL or Class X-CP Certificates, for any Distribution Date, the period commencing on the 11th calendar day of the month immediately preceding the month in which such

Distribution Date occurs and ending on the 10th calendar day of the month in which such Distribution Date occurs.

         "Interested Person" shall mean the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Certificateholder, or any Affiliate of any such Person.

         "Interest-Only Certificates" shall mean, collectively, the Class X-CL, Class X-CP and X-ST Certificates.

         "Interest Reserve Account" shall mean the segregated account or accounts (or the segregated sub-account of the Collection Account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for Certificateholders, which shall be entitled "LaSalle Bank National Association [OR THE NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1".

         "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, for any Distribution Date that occurs during February of 2004 or February of any year thereafter or during January of 2005 or January of any year thereafter that is not a leap year, an amount equal to one day's interest accrued at the related Mortgage Rate (net of the related Additional Interest Rate in the case of an ARD Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto after the related Anticipated Repayment Date) on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is received in respect thereof for such Due Date as of the related Determination Date or a P&I Advance is made under this Agreement in respect thereof for such Due Date by such Distribution Date.

         "Interest Reserve Mortgage Loan" shall mean any Trust Mortgage Loan that accrues interest on an Actual/360 Basis or an Actual/Actual Basis.

         "Interest Reserve REO Mortgage Loan" shall mean any REO Trust Mortgage Loan as to which the predecessor Trust Mortgage Loan was an Interest Reserve Mortgage Loan.

         "Investment Account" shall have the meaning assigned thereto in Section 3.06(a).

         "Investment Grade Certificate" shall mean, as of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

         "IRS" shall mean the Internal Revenue Service or any successor agency.

         "Jackson Business Center Trust Mortgage Loan" shall mean the Trust Mortgage Loan identified on the Trust Mortgage Loan Schedule by mortgage loan number 84, which Mortgage Loan is secured by a Mortgage on the Mortgaged Property identified on the Trust Mortgage Loan Schedule as Jackson Business Center.

         "LaSalle" shall mean LaSalle Bank National Association or its successor in interest.

         "Late Collections" shall mean: (a) with respect to any Mortgage Loan, all amounts received in connection therewith during any related Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous related Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Mortgage Loan, all amounts received in connection with the related REO Property during any related Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan, or the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Mortgage Loan, due or deemed due on a Due Date in a previous related Collection Period and not previously recovered.

         "LBHI" shall mean Lehman Brothers Holdings Inc., doing business as Lehman Capital, a Division of Lehman Brothers Holdings Inc., or its successor in interest.

         "LBHI/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of January 23, 2004, between the LBHI Mortgage Loan Seller and the Depositor.

         "LBHI Mortgage Loan Seller" shall mean LBHI.

         "LBHI Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by the LBHI Mortgage Loan Seller to the Depositor, pursuant to the LBHI/Depositor Mortgage Loan Purchase Agreement.

         "Legal Final Distribution Date" shall mean, with respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of the Class X-CL or Class X-CP Certificates, the "latest possible maturity date" thereof, calculated solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii).

         "Lehman Brothers" shall mean Lehman Brothers Inc. or its successor in interest.

         "Lehman Mortgage Loan Seller" shall mean the LBHI Mortgage Loan Seller or the LUBS Mortgage Loan Seller.

         "Lehman Trust Mortgage Loan" shall mean any LBHI Trust Mortgage Loan or any LUBS Trust Mortgage Loan.

         "Lennar" shall mean Lennar Partners, Inc. or its successor in interest.

         "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events--(i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) in the case of a Trust Mortgage Loan, such Mortgage Loan is (A) repurchased by the Depositor pursuant to Section 2.03 or by the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, (B) transferred in connection with the exchange by all the Certificateholders of their Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to
Section 9.01 or (C) purchased by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, (iv) such Mortgage Loan is purchased by a Purchase Option Holder or its assignee pursuant to Section 3.18, (v) such Mortgage Loan is purchased by the holder of a related mezzanine loan in connection with a Mortgage Loan default, as set forth in the related intercreditor agreement, (vi) in the case of the MGM Tower Trust Mortgage Loan, such Trust Mortgage Loan is purchased by the MGM Tower Non-Trust Mortgage Loan Noteholder or its designee pursuant to the MGM Tower Co-Lender Agreement, or (vii) in the case of a GIC Office Note A Mortgage Loan, such Mortgage Loan is purchased by the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder or its designee pursuant to the GIC Office Co-Lender Agreement; and (b) with respect to any REO Property (and the related REO Mortgage Loan(s)), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property, (ii) such REO Property is purchased by the Depositor pursuant to Section 2.03 or by the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, or (iii) such REO Property is purchased by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer, or such REO Property is acquired in exchange for all of the Certificates, in any event pursuant to Section 9.01.

         "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Sections 3.09 or
3.18 or in connection with the final payoff of a Corrected Mortgage Loan (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

         "Liquidation Fee" shall mean the fee designated as such in, and payable to the Special Servicer in connection with certain specified events in respect of a Specially Serviced Mortgage Loan or an REO Property pursuant to, Section 3.11(c).

         "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

         "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) received in connection with: (i) the full or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Specially Serviced Mortgage Loan by a Purchase Option Holder or its assignee pursuant to Section 3.18; (iv) the repurchase of a Trust Mortgage Loan or REO Property by the Depositor pursuant to
Section 2.03 or by the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement; (v) the purchase of a Trust Mortgage Loan or REO Property by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer, or the acquisition thereof in exchange for all the Certificates, in any event pursuant to Section 9.01; (vi) the purchase of a Mortgage Loan by the holder of a related mezzanine loan on behalf of the related Mortgagor in connection with a Mortgage Loan default, as set forth in the related intercreditor agreement; (vii) in the case of the MGM Tower Trust

Mortgage Loan, the purchase of such Trust Mortgage Loan by the MGM Tower Non-Trust Mortgage Loan Noteholder or its designee pursuant to the MGM Tower Co-Lender Agreement; or (viii) in the case of a GIC Office Note A Mortgage Loan, the purchase of such Mortgage Loan by the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder or its designee pursuant to the GIC Office Co-Lender Agreement.

         "Loan Combination" shall mean either the GIC Office Loan Group or the MGM Tower Loan Pair, as applicable.

         "Loan Combination Custodial Account" shall mean the GIC Office Custodial Account or the MGM Tower Custodial Account, as applicable.

         "Loan Combination Available Remittance Amount" shall mean the GIC Office Available Remittance Amount or the MGM Tower Available Remittance Amount, as applicable.

         "Loan Combination REO Account" shall mean the GIC Office REO Account or the MGM Tower REO Account, as applicable.

         "Loan Combination Servicing Reports" shall mean, with respect to each Loan Combination, each of the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report, Loan Payoff Notification Report, CMSA Loan Periodic Update File, CMSA Property File, CMSA Financial File, CMSA Loan Setup File, CMSA Servicer Watch List, CMSA Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA Comparative Financial Status Report, each as may be modified to reflect the fact that only the related Mortgaged Property or Properties or any related REO Property or Properties, as the case may be, shall be the subject of such report.

         "Loan Combination-Specific Special Servicer" shall have the meaning assigned thereto in Section 7.01(d).

         "Loan Payoff Notification Report" shall mean a report containing substantially the information described in Exhibit E attached hereto, and setting forth for each Mortgage Loan as to which written notice of anticipated payoff has been received by the Master Servicer as of the related Determination Date preceding the delivery of such report, among other things, the loan number, the property name, the ending scheduled loan balance for the Collection Period ending on such Determination Date, the expected date of payment, the expected related Distribution Date and the estimated amount of the Yield Maintenance Charge or Prepayment Premium due (if any).

         "Lockout Period" shall mean, with respect to any Mortgage Loan that prohibits the Mortgagor from prepaying such loan until a date specified in the related Mortgage Note or other loan document, the period from the Closing Date until such specified date.

         "Loss Reimbursement Amount" shall mean:

                  (a) with respect to any REMIC I Regular Interest, for any Distribution Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated Principal Balance (without any corresponding deemed distribution of principal) on all prior Distribution Dates, if any, pursuant to Section 4.04(c), over
         (ii) the total amount reimbursed to

         REMIC II with respect to such REMIC I Regular Interest on all prior Distribution Dates, if any, pursuant to Section 4.01(k);

                  (b) with respect to any REMIC II Regular Interest (other than REMIC II Regular Interest X-ST), for any Distribution Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated Principal Balance (without any corresponding deemed distribution of principal) on all prior Distribution Dates, if any, pursuant to Section 4.04(b), over (ii) the sum of (A) the total amount reimbursed to REMIC III with respect to such REMIC II Regular Interest on all prior Distribution Dates, if any, pursuant to Section 4.01(j), plus (B) the total amount reinstated to the Uncertificated Principal Balance of such REMIC II Regular Interest on all prior Distribution Dates, if any, pursuant to Section 4.05(c); and

                  (c) with respect to any Class of Principal Balance Certificates, for any Distribution Date, the total amount of (i) all reductions, if any, made in the related Class Principal Balance (without any corresponding distribution of principal) on all prior Distribution Dates, if any, pursuant to Section 4.04(a), over (ii) the sum of (A) the total amount of such reductions reimbursed to the Holders of such Class of Certificates on all prior Distribution Dates, if any, pursuant to Section 4.01(a) or Section 4.01(b), as applicable, plus (B) the total amount of such reductions reinstated to the Class Principal Balance of such Class of Certificates on all prior Distribution Dates, if any, pursuant to Section 4.05(a).

         "LUBS/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of January 23, 2004, between LBHI, LUBS Inc. as mortgage loan seller and the Depositor.

         "LUBS Mortgage Loan Seller" shall mean LUBS, Inc. or its successor in interest.

         "LUBS Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by the LUBS Mortgage Loan Seller to the Depositor, pursuant to the LUBS/Depositor Mortgage Loan Purchase Agreement.

         "Master Servicer" shall mean Wachovia, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

         "Master Servicer Backup Certification" shall have the meaning assigned thereto in Section 8.15(h).

         "Master Servicer Remittance Amount" shall mean, with respect to any Trust Master Servicer Remittance Date, an amount equal to: (a) the aggregate of all payments and other collections on or with respect to the Trust Mortgage Loans and any related REO Properties that (A) were received by or on behalf of the Trust as of the close of business on the immediately preceding Trust Determination Date (or, in the case of the GIC Office Trust Mortgage Loan or any related REO Property, on the immediately preceding GIC Office Determination
Date) and (B) are on deposit or are required to be on deposit in the Pool Custodial Account as of 12:00 noon (New York City time) on such Trust Master Servicer Remittance Date, including any such payments and other collections transferred or required to be transferred to the Pool Custodial Account from the Pool REO Account (if established), the GIC Office Custodial Account and/or the MGM Tower Custodial Account, net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date in a calendar month subsequent to the calendar month in which such Trust Master Servicer Remittance Date occurs, (ii) any amount payable or reimbursable to any Person from the Pool Custodial Account pursuant to clauses (ii) through (xviii) of Section 3.05(a), (iii) any Excess Liquidation Proceeds and (iv) any amounts deposited in the Pool Custodial Account in error.

         "Master Servicer Remittance Date" shall mean, individually and collectively, as applicable in the context used, (i) the GIC Office Master Servicer Remittance Date with respect to the GIC Office Loan Group and all related matters, (ii) the MGM Tower Master Servicer Remittance Date with respect to the MGM Tower Loan Pair and all related matters, and (iii) the Trust Master Servicer Remittance Date with respect to the Mortgage Pool (exclusive of the GIC Office Trust Mortgage Loan, any GIC Office REO Trust Mortgage Loan, the MGM Tower Trust Mortgage Loan and any MGM Tower REO Trust Mortgage Loan) and all related matters.

         "Master Servicing Fee" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a); provided that there shall not be a Master Servicing Fee with respect to the MGM Tower Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

         "Master Servicing Fee Rate" shall mean: (a) with respect to each Trust Mortgage Loan (and any successor REO Trust Mortgage Loan with respect thereto), a rate per annum equal to the related Administrative Cost Rate minus the Trustee Fee Rate; (b) with respect to each GIC Office Pari Passu Non-Trust Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), 0.015% per annum;
(b) with respect to the GIC Office Subordinate Non-Trust Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), 0.01% per annum; and (c) with respect to the MGM Tower Non-Trust Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), 0.0% per annum.

         "Material Breach" shall have the meaning assigned thereto in Section 2.03(a).

         "Material Document Defect" shall have the meaning assigned thereto in
Section 2.03(a).

         "Melamed Plan" shall have the meaning assigned thereto in Section 5.02(c)).

         "MGM Tower Available Remittance Amount" shall mean, with respect to any MGM Tower Trust Master Servicer Remittance Date, the "Available Remittance Amount" under the MGM Tower Co-Lender Agreement.

         "MGM Tower Change of Control Event" shall mean the event that occurs when: (a) the principal amount of the MGM Tower Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto (net of any existing Appraisal Reduction Amount with respect to the MGM Tower Loan Pair) is less than 27.5% of an amount equal to (i) the original principal amount of the MGM Tower Non-Trust Mortgage Loan, less (ii) any principal payments allocated to, and received on, the Mortgage Note for the MGM Tower Non-Trust Mortgage Loan made by the related borrower; and (b) the MGM Tower Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto has not been repaid in full.

         "MGM Tower Co-Lender Agreement" shall mean the Co-Lender Agreement dated as of May 6, 2003, between Lehman Brothers Bank FSB as Note A Lender and Teachers Insurance and Annuity Association of America as Note B Lender, as such agreement may hereinafter be amended, modified, supplemented or restated.

         "MGM Tower Controlling Noteholder" shall mean, as of any date of determination, the MGM Tower Noteholder that then constitutes the "Lead Lender" (within the meaning of the MGM Tower Co-Lender Agreement) for purposes of exercising the rights and powers of the "Lead Lender" under Sections 3.02(a) and 3.02(b) (and, to the extent they relate to the foregoing, Sections 3.02(c) and 3.02(d)) of the MGM Tower Co-Lender Agreement.

         "MGM Tower Controlling Party" shall mean, as of any date of determination, the MGM Tower Controlling Noteholder or, alternatively, any Person designated in accordance with Section 3.02(d) of the MGM Tower Co-Lender Agreement to exercise the rights and powers of the "Lead Lender" under Sections 3.02(a) and 3.02(b) (and, to the extent they relate to the foregoing, Section 3.02(c)) of the MGM Tower Co-Lender Agreement.

         "MGM Tower Cure Rights" shall mean the cure rights of the MGM Tower Non-Trust Mortgage Loan Noteholder provided for in Article VII of the MGM Tower Co-Lender Agreement.

         "MGM Tower Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04B on behalf of the MGM Tower Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF MGM TOWER NOTEHOLDERS], as their interests may appear".

         "MGM Tower Loan Pair" shall have the meaning assigned thereto in the Preliminary Statement (and shall include any successor REO Mortgage Loans with respect to the MGM Tower Mortgage Loans).

         "MGM Tower Master Servicer Remittance Date" shall mean, with respect to the MGM Tower Mortgage Loans, the date each month, commencing in February 2004, on which, among other things, the Master Servicer is required to make remittances pursuant to clause (i) of Section 3.05B to the MGM Tower Non-Trust Noteholder and, in the case of the MGM Tower Trust Mortgage Loan, to the Pool Custodial Account, which date shall be the Business Day immediately following the applicable Determination Date in such month.

         "MGM Tower Mortgage Loan" shall mean the MGM Tower Trust Mortgage Loan or the MGM Tower Non-Trust Mortgage Loan, as applicable.

         "MGM Tower Mortgaged Property" shall have the meaning assigned thereto in the Preliminary Statement.

         "MGM Tower Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

         "MGM Tower Non-Trust Mortgage Loan Noteholder" shall have the meaning assigned thereto in the Preliminary Statement.

         "MGM Tower Noteholders" shall mean, collectively, the holder of the Mortgage Note for the MGM Tower Trust Mortgage Loan and the MGM Tower Non-Trust Mortgage Loan Noteholder.

         "MGM Tower REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the MGM Tower Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for [NAMES OF MGM TOWER NOTEHOLDERS], as their interests may appear".

         "MGM Tower REO Mortgage Loan" shall mean any REO Mortgage Loan relating to an MGM Tower Mortgage Loan.

         "MGM Tower REO Property" shall mean the MGM Tower Mortgaged Property, if such Mortgaged Property becomes an REO Property hereunder.

         "MGM Tower REO Trust Mortgage Loan" shall mean any REO Trust Mortgage Loan relating to the MGM Tower Trust Mortgage Loan.

         "MGM Tower Specially Designated Servicing Events" shall mean, with respect to the MGM Tower Loan Pair, any of the actions specified in clauses (i) through (xiv) of the first paragraph of Section 3.02 of the MGM Tower Co-Lender Agreement.

         "MGM Tower Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which Trust Mortgage Loan is identified on the Trust Mortgage Loan Schedule by mortgage loan number 3, and is, together with the MGM Tower Non-Trust Mortgage Loan, secured by a Mortgage on the MGM Tower Mortgaged Property.

         "Modified Loan" shall mean any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

                  (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan);

                  (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely); or

                  (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

                  "Monthly Payment" shall mean, with respect to any Mortgage Loan, as of any Due Date, the scheduled monthly debt service payment (or, in the case of an ARD Mortgage Loan after its

Anticipated Repayment Date, the monthly debt service payment required to be paid on a current basis) on such Mortgage Loan that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, including any Balloon Payment payable in respect of such Mortgage Loan on such Due Date; provided that the Monthly Payment due in respect of any Mortgage Loan shall not include Default Interest; and provided, further, that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Additional Interest; and provided, further, that if the related loan documents for any Loan Combination provide for a single monthly debt service payment for the entire such Loan Combination, then the Monthly Payment for each Mortgage Loan comprising such Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such Loan Combination and such Due Date that is, in accordance with the related loan documents and/or the related Co-Lender Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of the subject Mortgage Loan comprising such Loan Combination.

         "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Mortgage" shall mean, with respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

         "Mortgage File" shall mean, with respect to any Trust Mortgage Loan and, in the case of each Trust Mortgage Loan that is part of a Loan Combination, also with respect to each Non-Trust Mortgage Loan that is part of the same Loan Combination, the following documents collectively (which, in the case of each Loan Combination, except for the Mortgage Notes referred to in clause (i) of this definition and any modifications thereof referred to in clause (vi) of this definition, relate to the entire such Loan Combination):

         (i) (A) the original executed Mortgage Note for such Trust Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and (B) in the case of each Loan Combination, a copy of the executed Mortgage Note for each Non-Trust Mortgage Loan in such Loan Combination;

         (ii) an original or copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

         (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

         (iv) an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1" (or, in the case of a Loan Combination, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, and in its capacity as lead lender on behalf of the [IDENTIFY RELATED NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]") (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

         (v) an original or a copy of the assignment of all unrecorded documents relating to such Trust Mortgage Loan, in favor of "LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1" (or, in the case of a Loan Combination, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, and in its capacity as lead lender on behalf of the [IDENTIFY RELATED NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]");

         (vi) originals or copies of final written modification agreements in those instances where the terms or provisions of the Mortgage Note for such Trust Mortgage Loan (or, if applicable, the Mortgage Note for a related Non-Trust Mortgage Loan) or the related Mortgage have been modified as to a monetary term or other material term thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

         (vii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Trust Mortgage Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

         (viii) filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Trust Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and an original assignment thereof, as appropriate, in form suitable for filing, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1" (or, in the case of a Loan Combination, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, and in its capacity as lead lender on behalf of the [IDENTIFY RELATED NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]");

         (ix) an original or copy of the Ground Lease relating to such Trust Mortgage Loan, if any;

         (x) an original or copy of the loan agreement for such Trust Mortgage Loan, if any;

         (xi) an original of the related guaranty of payment under, or a copy of the original letter of credit in connection with, such Trust Mortgage Loan, if any;

         (xii) an original or copy of the lock-box agreement or cash management agreement relating to such Trust Mortgage Loan, if any;

         (xiii) an original or copy of the environmental indemnity from the related Mortgagor, if any;

         (xiv) an original or copy of the related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

         (xv) an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause
                  (iv) or clause (v) of this definition), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1" (or, in the case of a Loan Combination, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, and in its capacity as lead lender on behalf of the [IDENTIFY RELATED NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]").

         (xvi) if such Trust Mortgage Loan is part of a Loan Combination, a copy of the related Co-Lender Agreement;

         (xvii) in the case of any Trust Mortgage Loan as to which there exists a related mezzanine loan, the related intercreditor agreement;

         (xviii) an original or copy of any related Environmental Insurance Policy; and

         (xix) with respect to hospitality properties, a signed copy of the franchise agreement (if any) and franchisor comfort letter (if any);

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (vi) and (ix) through (xix) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence.

         "Mortgage Loan" shall mean any Trust Mortgage Loan or Non-Trust Mortgage Loan. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust and/or any affected Non-Trust Mortgage Loan Noteholder(s), as applicable.

         "Mortgage Loan Purchase Agreements" shall mean the LBHI/Depositor Mortgage Loan Purchase Agreement, the LUBS/Depositor Mortgage Loan Purchase Agreement and the UBS/Depositor Mortgage Loan Purchase Agreement.

         "Mortgage Loan Seller" shall mean the LBHI Mortgage Loan Seller, the LUBS Mortgage Loan Seller or the UBS Mortgage Loan Seller, as applicable.

         "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

         "Mortgage Pool" shall mean all of the Trust Mortgage Loans and any REO Trust Mortgage Loans, collectively.

         "Mortgage Pool Data Update Report" shall mean, with respect to any Distribution Date, a report (which may be included as part of the Distribution Date Statement), prepared by the Trustee, containing information regarding the Trust Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Trust Mortgage Loans set forth on Annexes A-1 through A-4 to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer, as the case may be, and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee), and which information shall be presented in tabular format substantially similar to the format utilized on such annexes and shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid-through date, maturity date, gross interest portion of the Monthly Payment, principal portion of the Monthly Payment, and any Prepayment Premium or Yield Maintenance Charge received.

         "Mortgage Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. In the case of each ARD Mortgage Loan, the related Mortgage Rate shall increase in accordance with the related Mortgage Note if the particular loan is not paid in full by its Anticipated Repayment Date.

         "Mortgaged Property" shall mean the real property subject to the lien of a Mortgage.

         "Mortgagor" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan, but excluding guarantors.

         "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool in connection with Principal Prepayments and/or, insofar as they result from the application of Insurance Proceeds and/or Condemnation Proceeds, other early recoveries of principal received on the Trust Mortgage Loans (including Specially Serviced Trust Mortgage Loans) during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls.

         "Net Default Charges" shall have, with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, the meaning assigned thereto in Section 3.26(a).

         "Net Investment Earnings" shall mean, with respect to any Investment Account for any Trust Collection Period (or, in the case of an Investment Account that relates solely to the GIC Office Loan Group, the GIC Office Collection Period), the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law), exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor).

         "Net Investment Loss" shall mean, with respect to any Investment Account for any Trust Collection Period (or, in the case of an Investment Account that relates solely to the GIC Office Loan Group, the GIC Office Collection Period), the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a

Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor), exceeds the aggregate of all interest and other income realized during such Collection Period on such funds (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law).

         "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto.

         "Net Prepayment Consideration" shall mean the Prepayment Consideration received with respect to any Mortgage Loan or REO Mortgage Loan, net of any Workout Fee or Liquidation Fee payable therefrom.

         "New Lease" shall mean any lease of REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee and, in the case of a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s).

         "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

         "Nonrecoverable P&I Advance" shall mean:

         (1) any P&I Advance previously made or proposed to be made in respect of any Trust Mortgage Loan or REO Trust Mortgage Loan by the Master Servicer, the Trustee or the Fiscal Agent, which P&I Advance such party has determined in its reasonable, good faith judgment (or, with respect to any P&I Advances proposed to be made on a Performing Trust Mortgage Loan, the Special Servicer has determined, in accordance with the Servicing Standard and with the consent of the Controlling Class Representative), will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be; provided that, if any of the GIC Office Pari Passu Non-Trust Mortgage Loans is securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the Master Servicer receives written notice in accordance with the GIC Office Co-Lender Agreement that a party (with respect to such other commercial mortgage securitization) responsible for making delinquency advances similar to P&I Advances hereunder on any such mortgage loan has determined, in accordance with the requirements of the related securitization agreement, that any such delinquency advance made or to be made with respect to such securitized GIC Office Pari Passu Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) would be nonrecoverable out of collections on such Mortgage Loan (or such REO Mortgage Loan), then (for so long as the Master Servicer has actual knowledge that delinquency advances are not being made with respect to such securitized GIC Office Pari Passu Non-Trust Mortgage Loan (or any successor REO

                  Mortgage Loan with respect thereto) in connection with such other commercial mortgage securitization by reason of such nonrecoverability determination) any P&I Advance that is required to be made hereunder with respect to the GIC Office Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) shall be deemed to be a Nonrecoverable P&I Advance; and

         (2) any P&I Advance previously made or proposed to be made in respect of any Specially Serviced Trust Mortgage Loan or any REO Trust Mortgage Loan that the Special Servicer has determined, in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be.

         "Nonrecoverable Servicing Advance" shall mean:

         (1) any Servicing Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Property by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, which Servicing Advance such party has determined, in its reasonable, good faith judgment (or, with respect to Servicing Advances proposed to be made on a Performing Mortgage Loan by the Master Servicer, the Trustee or the Fiscal Agent, the Special Servicer has determined, in accordance with the Servicing Standard and with the consent of the Controlling Class Representative), will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan (or, if such Mortgage Loan is part of a Loan Combination, on or in respect of such Loan Combination) or such REO Property, as the case may be; and

         (2) any Servicing Advance previously made or proposed to be made in respect of any Specially Serviced Mortgage Loan or any REO Property, that the Special Servicer has determined, in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Specially Serviced Mortgage Loan (or, if such Mortgage Loan is part of a Loan Combination, on or in respect of such Loan Combination) or such REO Property, as the case may be.

         "Non-Registered Certificate" shall mean any Certificate that has not been the subject of registration under the Securities Act. As of the Closing Date, the Class X-CL, Class X-CP, Class X-ST, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class R-I, Class R-II, Class R-III and Class V Certificates are Non-Registered Certificates.

         "Non-Trust Mortgage Loan" shall mean any GIC Office Non-Trust Mortgage Loan or the MGM Tower Non-Trust Mortgage Loan, as applicable.

         "Non-Trust Mortgage Loan Noteholders" shall mean any GIC Office Non-Trust Mortgage Loan Noteholder or the MGM Tower Non-Trust Mortgage Loan Noteholder, as applicable.

         "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

         "Offering Memorandum" shall mean the Offering Memorandum dated January 23, 2004, relating to the Class X-CL, Class X-CP, Class X-ST, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates.

         "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, and shall mean with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee or any other specified Person, as the case may be, except that any opinion of counsel relating to (a) the qualification of REMIC I, REMIC II or REMIC III as a REMIC,
(b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust, (d) whether any act or event would cause an Adverse REMIC Event or Adverse Grantor Trust Event, as may be applicable, or (e) the resignation of the Master Servicer or the Special Servicer pursuant to this Agreement, must be a written opinion of Independent counsel acceptable to and delivered to the Trustee or any other specified Person, as the case may be.

         "Original Class Notional Amount" shall mean, with respect to any Class of Interest-Only Certificates, the initial Class Notional Amount thereof as of the Closing Date, which shall equal $1,424,327,014, in the case of the Class X-CL Certificates, $1,233,063,000, in the case of the Class X-CP Certificates, and $229,674,914, in the case of the Class X-ST Certificates.

         "Original Class Principal Balance" shall mean, with respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

         "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

         "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "P&I Advance" shall mean, as to any Trust Mortgage Loan or REO Trust Mortgage Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03.

         "Pass-Through Rate" shall mean:

         (a) with respect to the Class A-1 Certificates for any Interest Accrual Period, 2.964% per annum;

         (b) with respect to the Class A-2 Certificates for any Interest Accrual Period, 3.624% per annum;

         (c) with respect to the Class A-3 Certificates for any Interest Accrual Period, 4.361% per annum;

         (d) with respect to the Class A-4 Certificates for any Interest Accrual Period, 4.568% per annum;

         (e) with respect to the Class B Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period and (ii) 4.810% per annum;

         (f) with respect to the Class C Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period and (ii) 4.846% per annum;

         (g) with respect to the Class D Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period and (ii) 4.945% per annum;

         (h) with respect to the Class E Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period and (ii) 4.979% per annum;

         (i) with respect to the Class F Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period and (ii) 4.999% per annum;

         (j) with respect to the Class G Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period and (ii) 5.077% per annum;

         (k) with respect to the Class H Certificates for any Interest Accrual Period, an annual rate equal to the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, minus 0.25%;

         (l) with respect to the Class J Certificates for any Interest Accrual Period, an annual rate equal to the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, minus 0.15%;

         (m) with respect to the Class K Certificates for any Interest Accrual Period, an annual rate equal to the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

         (n) with respect to the Class L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period and (ii) 4.917% per annum;

         (o) with respect to the Class X-ST Certificates for any Interest Accrual Period, 1.000% per annum;

         (p) with respect to any Class X-CL REMIC III Component for any Interest Accrual Period, an annual rate equal to the excess, if any, of (i) the REMIC II Remittance Rate with respect to such Class X-CL REMIC III Component's Corresponding REMIC II Regular Interest for such Interest Accrual Period, over
(ii) the greater of the Adjusted REMIC II Remittance Rate and the Alternative Adjusted REMIC II Remittance Rate with respect to such Class X-CL REMIC III Component's Corresponding REMIC II Regular Interest for such Interest Accrual Period;

         (q) with respect to the Class X-CL Certificates for any Interest Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective Pass-Through Rates applicable to the Class X-CL REMIC III Components for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of the Class X-CL REMIC III Components outstanding immediately prior to the related Distribution Date;

         (r) with respect to any Class X-CP REMIC III Component for any Interest Accrual Period, an annual rate equal to the excess, if any, of (i) the lesser of the REMIC II Remittance Rate and the Adjusted REMIC II Remittance Rate with respect to such Class X-CP REMIC III Component's Corresponding REMIC II Regular Interest for such Interest Accrual Period, over (ii) the Alternative Adjusted REMIC II Remittance Rate with respect to such Class X-CP REMIC III Component's Corresponding REMIC II Regular Interest for such Interest Accrual Period; and

         (s) with respect to the Class X-CP Certificates for any Interest Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective Pass-Through Rates applicable to the Class X-CP REMIC III Components for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of the Class X-CP REMIC III Components outstanding immediately prior to the related Distribution Date; provided that, for reporting purposes, the Pass-Through Rate of the Class X-CP Certificates for each Interest Accrual Period shall be calculated in accordance with the Prospectus Supplement.

         The Weighted Average REMIC I Remittance Rate referenced above in this definition is also the REMIC II Remittance Rate for each REMIC II Regular Interest, other than REMIC II Regular Interest X-ST.

         "Percentage Interest" shall mean: (a) with respect to any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the case may be, of the relevant Class; and
(b) with respect to a Class V or Residual Interest Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

         "Performing Five-Year Mortgage Loan" shall mean any Five-Year Mortgage Loan that is a Corrected Mortgage Loan or as to which a Servicing Transfer Event has never occurred.

         "Performing Mortgage Loan" shall mean any Corrected Mortgage Loan and any Mortgage Loan as to which a Servicing Transfer Event has never occurred.

         "Performing Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Performing Mortgage Loan.

         "Permitted Encumbrances" shall have the meaning assigned thereto in
Section 2.04(b)(viii).

         "Permitted Investments" shall mean any one or more of the following obligations or securities (including obligations or securities of the Trustee (in its individual capacity) if otherwise qualifying hereunder):

         (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (ii) repurchase obligations with respect to any security described in clause (i) of this definition (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase such obligations are rated in the highest rating category of each of Moody's and S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities that are rated by such Rating Agency, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of Moody's and S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities that are rated by such Rating Agency, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of Moody's and S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities that are rated by such Rating Agency, as evidenced in writing by such Rating Agency). In addition, such commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (v) units of money market funds rated in the highest applicable rating category of each of Moody's and S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities that are rated by such Rating Agency, as evidenced in writing by such Rating Agency) and which seeks to maintain a constant net asset value; and

         (vi) any other obligation or security that (A) is acceptable to each Rating Agency, evidence of which acceptability shall be
                  (1) in the case of either Rating Agency, evidenced in a writing by such Rating Agency to the effect that that such obligation or security will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities that are rated by such Rating Agency, or (2) otherwise evidenced in a writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee, and (B) constitutes a "cash flow investment" (within the meaning of the REMIC Provisions), as evidenced by an Opinion of Counsel obtained at the expense of the Person that wishes to include such obligation or security as a Permitted Investment;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (3) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating.

         "Permitted Transferee" shall mean any Transferee of a Residual Interest Certificate other than (a) a Disqualified Organization, (b) any Person as to whom, as determined by the Trustee (based upon an Opinion of Counsel, obtained at the request of the Trustee at the expense of such Person or the Person seeking to Transfer a Residual Interest Certificate, supporting such determination), the Transfer of a Residual Interest Certificate may cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding, (c) a Disqualified Non-United States Tax Person, (d) a Disqualified Partnership, or (e) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" shall have the meaning assigned thereto in Section
5.02(c).

         "Plurality Residual Interest Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Interest Certificates.

         "Pool Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Wachovia Bank, National Association [OR THE NAME OF ANY SUCCESSOR MASTER SERVICER], as Master Servicer, on behalf of LaSalle Bank National Association [OR THE NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Pool Custodial Account".

         "Pool REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc. [OR THE NAME OF ANY SUCCESSOR SPECIAL SERVICER], as Special Servicer, on behalf of LaSalle Bank National Association [OR THE NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Pool REO Account".

         "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, the assumption that no Mortgage Loan is prepaid prior to stated maturity, except that it is assumed that each ARD Mortgage Loan is repaid on its Anticipated Repayment Date.

         "Prepayment Consideration" shall mean any Prepayment Premium and/or Yield Maintenance Charge.

         "Prepayment Consideration Entitlement" shall mean, with respect to (1) any Distribution Date on which any Net Prepayment Consideration received by or on behalf of the Trust on any Trust Mortgage Loan or REO Trust Mortgage Loan is distributable and (2) any Class of YM Principal Balance Certificates that is entitled to distributions of principal on such Distribution Date, for purposes of determining the portion of such Net Prepayment Consideration distributable with respect to such Class of YM Principal Balance Certificates, an amount equal to the product of (x) the amount of such Net Prepayment Consideration, multiplied by (y) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of YM Principal Balance Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the subject Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, over the relevant Discount Rate, and further multiplied by (z) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of YM Principal Balance Certificates on such Distribution Date pursuant to
Section 4.01 or 9.01, as applicable, and the denominator of which is equal to the Adjusted Principal Distribution Amount for such Distribution Date.

         "Prepayment Interest Excess" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) after its Due Date in any applicable Collection Period, any payment of interest (net of related Master Servicing Fees) actually collected from the related Mortgagor or otherwise and intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, further exclusive of any Additional Interest).

         "Prepayment Interest Shortfall" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) prior to its Due Date in any applicable Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (reduced by the related Master Servicing Fee Rate and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the related Additional Interest Rate) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date.

         "Prepayment Premium" shall mean any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, as a result of a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan.

         "Primary Servicing Office" shall mean the offices of the Master Servicer or the Special Servicer, as the context may require, that are primarily responsible for such party's servicing obligations hereunder. As of the Closing Date, the Primary Servicing Office of the Master Servicer is located at 8739 Research Drive, URP4, Charlotte, North Carolina 28262-1075, and the Primary Servicing Office of the Special Servicer is located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.

         "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Fiscal Agent, the Master Servicer, the Special Servicer and each Non-Trust Mortgage Loan Noteholder in writing of its selection.

         "Principal Balance Certificate" shall mean any Regular Interest Certificate (other than an Interest-Only Certificate).

         "Principal Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following:

         (a) the aggregate of all payments of principal (other than Principal Prepayments) received by or on behalf of the Trust with respect to the Trust Mortgage Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made under this Agreement for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

         (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were received by or on behalf of the Trust prior to the related Collection Period;

         (c) the aggregate of all Principal Prepayments received by or on behalf of the Trust on the Trust Mortgage Loans during the related Collection Period;

         (d) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received by or on behalf of the Trust with respect to any Trust Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Trust Mortgage Loans, in each case exclusive of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

         (e) the aggregate of all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Revenues received by or on behalf of the Trust with respect to any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Trust Mortgage Loans, in each case exclusive of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date; and

         (f) the aggregate of the principal portions of all P&I Advances made under this Agreement with respect to the Trust Mortgage Loans and any REO Trust Mortgage Loans for such Distribution Date;

provided that none of the amounts set forth in clauses (a) through (f) of this definition shall represent amounts received, due or advanced on or in respect of any Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

         "Principal Prepayment" shall mean any voluntary payment of principal made by or on behalf of the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Prohibited Transaction Exemption" shall mean Prohibited Transaction Exemption 91-14 granted to a predecessor of Lehman Brothers by the United States Department of Labor, as such Prohibited Transaction Exemption may be amended from time to time.

         "Proposed Plan" shall have the meaning assigned thereto in Section 3.17(a)(iii).

         "Prospectus" shall mean the prospectus dated January 16, 2004, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

         "Prospectus Supplement" shall mean the prospectus supplement dated January 23, 2004, relating to the Registered Certificates.

         "Purchase Option Holders" shall have the meaning assigned thereto in
Section 3.18(b).

         "Purchase Price" shall mean, with respect to any Trust Mortgage Loan (or REO Property or, in the case of any REO Property that relates to a Loan Combination, the Trust's interest therein), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Trust Mortgage Loan (or the related REO Trust Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Trust Mortgage Loan (or the related REO Trust Mortgage
Loan) to, but not including, the Due Date in the applicable Collection Period of purchase (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) after its Anticipated Repayment Date, Additional Interest), (c) all related unreimbursed Servicing Advances with respect to such Trust Mortgage Loan (or REO Property), if any, together with the amount of any Servicing Advance with respect to such Trust Mortgage Loan (or REO Property) that has been previously reimbursed as a Nonrecoverable Advance out of general collections of principal on the Mortgage Pool (but only to the extent such amounts have not been reimbursed to the Trust), (d) all accrued and unpaid interest, if any, in respect of related Advances in accordance with, as applicable, Section 3.11(g) and/or Section 4.03(d), and (e) in the case of a repurchase by the Depositor pursuant to
Section 2.03 or by the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any unpaid Special Servicing Fees and other Additional Trust Fund Expenses with respect to such Trust Mortgage Loan (or REO Property), including any Liquidation Fee that may be payable because the subject repurchase occurred subsequent to the expiration of the Initial Resolution Period plus the applicable Resolution Extension Period for the Material Document Defect or Material Breach, as applicable, that gave rise to the repurchase, and (ii) to the extent not otherwise included in the amount described in clause (c) of this definition, any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan; provided that, in the case of a Trust Mortgage Loan that is part of a Loan Combination, the Purchase Price calculated above shall be reduced by any related unpaid Master Servicing Fees, unreimbursed Advances and/or, to the extent included therein pursuant to clause (d) above, unpaid interest on Advances which, following the subject purchase, will continue to be payable or reimbursable under the related Co-Lender Agreement or any successor servicing agreement to the Master Servicer and/or the Special Servicer in respect of such Trust Mortgage Loan (which amounts shall no longer be payable hereunder); and provided, further, that, in the case of an REO Property that relates to a Loan Combination, for purposes of Section 3.18 and the definition of "Specially Designated Servicing Action", the Purchase Price for such REO Property shall instead equal the aggregate of the amounts described in clauses (a), (b), (c) and (d) above with respect to all of the REO Mortgage Loans comprising such Loan Combination.

         "Qualified Bidder" shall have the meaning assigned thereto in Section 7.01(c).

         "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

         "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

         "Rated Final Distribution Date" shall mean: (a) with respect to the Class A-1, Class A-2 and Class A-3 Certificates, the Distribution Date in January 2029; (b) with respect to the Class A-4 Certificates, the Distribution Date in January 2031; and (c) with respect to the other Classes of Principal Balance Certificates (exclusive of the Class T Certificates), the Distribution Date in January 2036.

         "Rating Agency" shall mean each of Moody's and S&P.

         "Realized Loss" shall mean:

                  (1) with respect to each Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the applicable Collection Period in which the Final Recovery Determination was made, plus (ii) without taking into account the amount described in subclause (1)(b) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Mortgage Loan, as the case may be, to but not including the Due Date in the applicable Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto after its Anticipated Repayment Date, Additional Interest), over (b) all payments and proceeds, if any, received in respect of such Mortgage Loan or, to the extent allocable to such REO Mortgage Loan, the related REO Property, as the case may be, during the applicable Collection Period in which such Final Recovery Determination was made, insofar as such payments and proceeds are allocable to interest (other than Default Interest and Additional Interest) on or principal of such Mortgage Loan or REO Mortgage Loan;

                  (2) with respect to each Mortgage Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to

         Section 3.20, the amount of such principal and/or interest (other than Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Additional Interest) so canceled;

                  (3) with respect to each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment); and

                  (4) with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, to the extent not otherwise taken into account as part of a Realized Loss determined pursuant to any of clauses (1), (2) and
         (3) of this definition, the amount of any related Advance that is reimbursed as a Nonrecoverable Advance out of general collections on the Mortgage Pool (net of any Recovered Amount in connection with the item for which such Nonrecoverable Advance was made).

         "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs; provided that the "Record Date" for the initial Distribution Date shall be the Closing Date.

         "Recording/Filing Agent" shall have the meaning assigned thereto in
Section 2.01(c).

         "Recovered Amount" shall have the meaning assigned thereto in Section 1.03(c).

         "Reference Rate" shall mean, with respect to any Interest Accrual Period, the applicable rate per annum set forth on the Reference Rate Schedule.

         "Reference Rate Schedule" shall mean the list of Reference Rates set forth on the schedule attached hereto as Schedule IV.

         "Registered Certificate" shall mean any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates are Registered Certificates.

         "Regular Interest Certificate" shall mean any REMIC III Certificate other than a Class R-III Certificate.

         "Regulation S" shall mean Regulation S under the Securities Act.

         "Regulation S Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S Legend.

         "Regulation S Legend" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the applicable Regulation S Release Date, except pursuant to an exemption from the registration requirements of the Securities Act.

         "Regulation S Release Date" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, the date that is 40 days after the later of
(a) the commencement of the offering of such Certificates to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering.

         "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of interest, compounded annually, on Servicing Advances in accordance with Section 3.11(g) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

         "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

         "REMIC I" shall mean the segregated pool of assets constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) the Trust Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Trust Mortgage Loans received by or on behalf of the Trust after the Closing Date (other than any such payments and/or proceeds that represent (A) scheduled payments of interest and principal due in respect of the Trust Mortgage Loans on or before the Cut-off Date or (B) Additional Interest received by or on behalf of the Trust in respect of the ARD Trust Mortgage Loans after their respective Anticipated Repayment Dates), together with all documents included in the related Mortgage Files; (ii) any REO Properties as from time to time are subject to this Agreement (or, in the case of any REO Property that relates to a Loan Combination, the Trust's interest therein) and all income and proceeds therefrom; (iii) such funds or assets (including the Initial Deposit) as from time to time are deposited in the Pool Custodial Account, the Collection Account, the Interest Reserve Account and, if established, the Pool REO Account, exclusive of any funds or assets that represent Additional Interest received by or on behalf of the Trust in respect of the ARD Trust Mortgage Loans after their respective Anticipated Repayment Dates; and (iv) the rights of the Depositor under the UBS/Depositor Mortgage Loan Purchase Agreement; provided that REMIC I shall not include the Non-Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto or any payments or other collections of principal, interest, Prepayment Premiums, Yield Maintenance Charges or other amounts collected on such Non-Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto.

         "REMIC I Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

         "REMIC I Remittance Rate" shall mean: (a) with respect to any REMIC I Regular Interest that, as of the Closing Date, corresponds to a Trust Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) the Mortgage Rate in effect for such corresponding Trust Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such corresponding Trust Mortgage Loan subsequent to the Closing Date), minus (ii) the Administrative Cost Rate for such corresponding Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto); (b) with respect to any REMIC I Regular Interest that, as of the Closing Date, corresponds to a Trust Mortgage Loan that accrues interest on an Actual/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted Actual/360 Accrued Interest Amount with respect to such REMIC I Regular Interest for such Interest Accrual Period, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period, minus (ii) the Administrative Cost Rate for the corresponding Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto); and (c) with respect to any REMIC I Regular Interest that, as of the Closing Date, corresponds to a Trust Mortgage Loan that accrues interest on an Actual/Actual Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted Actual/Actual Accrued Interest Amount with respect to such REMIC I Regular Interest for such Interest Accrual Period, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period, minus (ii) the Administrative Cost Rate for the corresponding Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto).

         "REMIC II" shall mean the segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Holders of the Class R-II Certificates, pursuant to Section 2.07, with respect to which a separate REMIC election is to be made.

         "REMIC II Regular Interest" shall mean any of the 29 separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at its REMIC II Remittance Rate in effect from time to time and, except in the case of REMIC II Regular Interest X-ST, shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

         "REMIC II Remittance Rate" shall mean: (a) with respect to REMIC II Regular Interest X-ST for any Interest Accrual Period, 1.000% per annum; (b) with respect to each other REMIC II Regular Interest for any Interest Accrual Period, an annual rate equal to the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period.

         "REMIC III" shall mean the segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates, pursuant to Section 2.09, with respect to which a separate REMIC election is to be made.

         "REMIC III Certificate" shall mean any Class A-1, Class A-2, Class A-3, Class A-4, Class X-CL, Class X-CP, Class X-ST, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T or Class R-III Certificate.

         "REMIC III Component" shall mean:

                  (a) with respect to the Class X-CL Certificates, any of the following 29 components of the Class X-CL Certificates: REMIC III Component X-CL-A-1-1; REMIC III Component X-CL-A-1-2; REMIC III Component X-CL-A-2-1; REMIC III Component X-CL-A-2-2; REMIC III Component X-CL-A-2-3; REMIC III Component X-CL-A-3-1; REMIC III Component X-CL-A-3-2; REMIC III Component X-CL-A-4-1; REMIC III Component X-CL-A-4-2; REMIC III Component X-CL-A-4-3; REMIC III Component X-CL-B; REMIC III Component X-CL-C; REMIC III Component X-CL-D; REMIC III Component X-CL-E-1; REMIC III Component X-CL-E-2; REMIC III Component X-CL-F; REMIC III Component X-CL-G-1; REMIC III Component X-CL-G-2; REMIC III Component X-CL-H; REMIC III Component X-CL-J; REMIC III Component X-CL-K; REMIC III Component X-CL-L; REMIC III Component X-CL-M; REMIC III Component X-CL-N; REMIC III Component X-CL-P; REMIC III Component X-CL-Q; REMIC III Component X-CL-S; and REMIC III Component X-CL-T; each of which (i) constitutes a separate "regular interest" in REMIC III for purposes of the REMIC Provisions,
         (ii) relates to its Corresponding REMIC II Regular Interest, and (iii) has a Component Notional Amount equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest outstanding from time to time; and

                  (b) with respect to the Class X-CP Certificates, any of the following 17 components of the Class X-CP Certificates: REMIC III Component X-CP-A-1-2; REMIC III Component X-CP-A-2-1; REMIC III Component X-CP-A-2-2; REMIC III Component X-CP-A-2-3; REMIC III Component X-CP-A-3-1; REMIC III Component X-CP-A-3-2; REMIC III Component X-CP-A-4-1; REMIC III Component X-CP-A-4-2; REMIC III Component X-CP-A-4-3; REMIC III Component X-CP-B; REMIC III Component X-CP-C; REMIC III Component X-CP-D; REMIC III Component X-CP-E-1; and REMIC III Component X-CP-E-2; REMIC III Component X-CP-F; REMIC III Component X-CP-G-1; and REMIC III Component X-CP-G-2; each of which (i) constitutes a separate "regular interest" in REMIC III for purposes of the REMIC Provisions, (ii) relates to its Corresponding REMIC II Regular Interest, and (iii) has a Component Notional Amount equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest outstanding from time to time.

         "REMIC Pool" shall mean any of REMIC I, REMIC II and REMIC III.

         "REMIC Provisions" shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account" shall mean the Pool REO Account, the GIC Office REO Account or the MGM Tower REO Account, as applicable.

         "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

         "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18.

         "REO Extension" shall have the meaning assigned thereto in Section 3.16(a).

         "REO Mortgage Loan" shall mean the mortgage loan (or, if a Loan Combination is involved, one of the two or more mortgage loans comprising such Loan Combination) deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to relate to and succeed the Mortgage Loan (or, in the case of any REO Property that relates to a Loan Combination, one of the two or more Mortgage Loans) relating to the subject REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund or, if applicable in the case of any REO Property that relates to a Loan Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan Noteholder(s)). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and, if applicable hereunder, an initial Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. Amounts received with respect to each REO Mortgage Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property or for the reimbursement of the Master Servicer or the Special Servicer for other related Servicing Advances) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive, however, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest); second, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance; third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Mortgage Loan (exclusive, however, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest); and fourth, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such REO Mortgage Loan; provided that, if one or more Advances previously made in respect of an REO Trust Mortgage Loan have been reimbursed out of general collections of principal on the Mortgage Pool as one or more Nonrecoverable Advances, then collections in respect of such REO Trust Mortgage Loan available for application pursuant to clauses first through fourth of this sentence shall instead be applied in the following order--(i) as a recovery of accrued and unpaid interest on, and principal of, such REO Trust Mortgage Loan, to the extent of any outstanding P&I Advances and unpaid Master Servicing Fees in respect of such REO Trust Mortgage Loan, (ii) as a recovery of the item(s) for which such previously reimbursed Nonrecoverable Advance(s) were made (together with any interest on such previously reimbursed Nonrecoverable Advance(s) that was also paid out of general collections of principal on the Mortgage Pool), and (iii) in accordance with clauses first through fourth of this sentence (taking into account the applications pursuant to clauses (i) and (ii) of this proviso); and provided, further, that if the Mortgage Loans comprising a Loan Combination become REO Mortgage Loans, amounts received with respect to such REO Mortgage Loans shall be applied to amounts due and owing in respect of such REO Mortgage Loans as provided in the related Co-Lender Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.11(g) and 4.03(d), respectively, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan.

         "REO Property" shall mean a Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of a Mortgaged Property related to a Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s), as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan (or a Loan Combination).

         "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

         "REO Tax" shall have the meaning assigned thereto in Section 3.17(a).

         "REO Trust Mortgage Loan" shall mean the successor REO Mortgage Loan with respect to any Trust Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

         "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

         "Required Appraisal" shall mean, with respect to each Required Appraisal Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the party required or authorized to obtain such appraisal hereunder, which appraisal shall be prepared in accordance with 12 CFR ss. 225.62 and conducted in accordance with the standards of the Appraisal Institute or, in the case of a Required Appraisal Loan having a Stated Principal Balance of, or in the case of a Mortgaged Property that has an allocated loan amount of, less than $2,000,000, if no satisfactory (as determined by the Special Servicer pursuant to Section 3.09(a)) appraisal meeting the foregoing criteria was obtained or conducted within the prior 12 months, a "desktop" value estimate performed by the Special Servicer.

         "Required Appraisal Loan" shall mean any Mortgage Loan:

                  (i) that becomes a Modified Loan;

                  (ii) that is 60 days or more delinquent in respect of any Monthly Payment, except for a Balloon Payment;

                  (iii) that is delinquent in respect of its Balloon Payment, if any, (A) for one day beyond the related maturity date (in the event that neither clause (B) nor clause (C) below is applicable), or (B) for 30 days beyond the related maturity date (with the consent of the MGM Tower Controlling Party (in the case of an MGM Tower Mortgage Loan), the GIC Office Controlling Party (in the case of a GIC Office Mortgage
         Loan) or the Controlling Class Representative (in the case of any other Mortgage Loan), as applicable, for such 30-day forbearance in deeming such Mortgage Loan a "Required Appraisal Loan" under clause (A) above), or (C) if clause (B) above otherwise applies and, before the end of the 30-day period provided for in clause (B) above, the related Mortgagor has delivered a refinancing commitment satisfactory to the Master Servicer and the MGM Tower Controlling Party (in the case of an MGM Tower Mortgage Loan), the GIC Office Controlling Party (in the case of a GIC Office Mortgage Loan) or the Controlling Class Representative (in the case of any other Mortgage Loan), as applicable, and if such Mortgagor continues timely to make monthly payments equivalent to the related Assumed Monthly Payments, for a period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

                  (iv) with respect to which the related Mortgaged Property has become an REO Property;

                  (v) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property;

                  (vi) with respect to which the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, has not been dismissed within 60 days of the commencement thereof; or

                  (vii) that remains outstanding five years following any extension of its maturity date pursuant to Section 3.20;

provided that all of the Mortgage Loans comprising a Loan Combination shall, upon the occurrence of any of the events described in clauses (i) through (vii) of this definition in respect of any such Mortgage Loan, be deemed to be a single "Required Appraisal Loan." Any Required Appraisal Loan (other than a Mortgage Loan that became a Required Appraisal Loan pursuant to clause (vii) above) shall cease to be such at such time as it has become a Corrected Mortgage Loan (except if such Required Appraisal Loan had not become a Specially Serviced Mortgage Loan at the time the applicable event(s) described in any of clauses
(i) through (vii) above ceased to exist), it has remained current for at least three (3) consecutive Monthly Payments, and no other event described in clauses
(i) through (vii) above has occurred with respect thereto during the preceding three-month period. The term "Required Appraisal Loan" shall include any successor REO Mortgage Loan(s).

         "Required Appraisal Value" shall mean, with respect to any Mortgaged Property securing (or REO Property relating to) a Required Appraisal Loan, an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised Value of such Mortgaged Property (or REO Property) as determined by the most recent Required Appraisal or any letter update of such Required Appraisal (as such Appraised Value may be reduced by the Special Servicer, in its good faith and reasonable judgment, acting in accordance with the Servicing Standard, based upon the Special Servicer's review of the subject Required Appraisal and such other information that the Special Servicer, in its good faith and reasonable judgment, deems relevant (provided that the Special Servicer shall not be obligated to make any such reduction)), over (ii) the amount of any obligations secured by liens on such Mortgaged Property (or REO Property) that are prior to the lien of the related Required Appraisal Loan; plus (b) the amount of Escrow Payments and Reserve Funds held by the Master Servicer in respect of such Required Appraisal Loan that (i) are not being held for purposes of paying any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the twelve-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any letter of credit constituting additional security for such Required Appraisal Loan and that may be drawn upon for purposes of paying down the principal balance of such Required Appraisal Loan.

         "Reserve Account" shall have the meaning assigned thereto in Section 3.03(d).

         "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held by or on behalf of the mortgagee representing reserves for repairs, capital improvements and/or environmental remediation in respect of the related Mortgaged Property or debt service on such Mortgage Loan.

         "Residual Interest Certificate" shall mean a Class R-I, Class R-II or Class R-III Certificate.

         "Resolution Extension Period" shall mean:

                  (a) for purposes of remediating a Material Breach with respect to any Trust Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

                  (b) for purposes of remediating a Material Document Defect with respect to any Trust Mortgage Loan that is a Performing Trust Mortgage Loan at the commencement of, and that does not become a Specially Serviced Trust Mortgage Loan during, the applicable Initial Resolution Period, the 90-day period following the end of the applicable Initial Resolution Period;

                  (c) for purposes of remediating a Material Document Defect with respect to any Trust Mortgage Loan that is a Performing Trust Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the later of (i) the 45th day following the end of such Initial Resolution Period and (ii) the 90th day following the receipt by the Depositor, in the case of a Lehman Trust Mortgage Loan, or by the UBS Mortgage Loan Seller, in the case of a UBS Trust Mortgage Loan, of a Seller/Depositor Notification regarding the occurrence of the relevant Servicing Transfer Event; provided that, if the Depositor, in the case of a Lehman Trust Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Trust Mortgage Loan, did not receive a Seller/Depositor Notification regarding the occurrence of the relevant Servicing Transfer Event during the applicable Initial Resolution Period, then clause (b) of this definition will be deemed to apply; and

                  (d) for purposes of remediating a Material Document Defect with respect to any Trust Mortgage Loan that is a Specially Serviced Trust Mortgage Loan as of the commencement of the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 45th day following the end of such Initial Resolution Period, provided that, if the Depositor, in the case of a Lehman Trust Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Trust Mortgage Loan, did not receive a Seller/Depositor Notification regarding the occurrence of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then (i) if such Seller/Depositor Notification is received during the applicable Initial Resolution Period, such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and clause (c) of this definition will be deemed to apply, and (ii) if such Seller/Depositor Notification is not received during the applicable Initial Resolution Period, then clause (b) of this definition will be deemed to apply.

         "Responsible Officer" shall mean: (a) when used with respect to the Trustee, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee's Asset-Backed Services Trust Group customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to the Fiscal Agent, any officer thereof.

         "Review Package" shall mean a package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

         "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

         "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Sarbanes-Oxley Act" shall have the meaning assigned thereto in Section 8.15(d).

         "Sarbanes-Oxley Certification" shall have the meaning assigned thereto in Section 8.15(d).

         "SASCO II" shall mean Structured Asset Securities Corporation II or any successor in interest.

         "Scheduled Payment" shall mean, with respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the Monthly Payment on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, and assuming that the full amount of each prior Scheduled Payment has been made in a timely manner.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Seller/Depositor Notification" shall mean, with respect to any Trust Mortgage Loan, a written notification executed (in each case promptly upon becoming aware of such event) by a Responsible Officer of the Trustee, or a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, and delivered to the Master Servicer, the Special Servicer and the Trustee (except to the extent any of the foregoing three parties is the party delivering the subject Seller/Depositor Notification) and to the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) and the Depositor (in the case of a Lehman Trust Mortgage Loan), in each case identifying and describing the circumstances relating to any of the events set forth below, which notification shall be substantially in the form of Exhibit N attached hereto:

                  (i) the occurrence of a Material Document Defect or Material Document Breach with respect to the subject Trust Mortgage Loan;

                  (ii) the direction to cure the Material Document Defect or Material Breach with respect to the subject Trust Mortgage Loan within the time period and subject to the conditions provided for in Section 2.03(a) (in the case of a Lehman Trust Mortgage Loan) or Section 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement (in the case of a UBS Trust Mortgage Loan), as applicable;

                  (iii) following or simultaneously with the occurrence of a Material Document Defect, the existence or occurrence of a Servicing Transfer Event with respect to the subject Trust Mortgage Loan;

                  (iv) following or simultaneously with the occurrence of a Material Document Defect, the existence or occurrence of an assumption or a proposed assumption with respect to the subject Trust Mortgage Loan;

                  (v) only (A) under the circumstances contemplated by the last paragraph of Section 2.03(a) (in the case of a Lehman Trust Mortgage
         Loan) or Section 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement (in the case of a UBS Trust Mortgage Loan), as applicable, and (B) following the expiration of the applicable Resolution Extension Period and (C) following either the occurrence of a Servicing Transfer Event or an assumption with respect to the subject Trust Mortgage Loan, as applicable, the direction to cure the subject Material Document Defect within 15 days of receipt of such Seller/Depositor Notification;

                  (vi) following the expiration of the 15-day period set forth in clause (v) above, notification of the election by the Master Servicer or the Special Servicer, as applicable, to perform the cure obligations with respect to the subject Material Document Defect; and/or

                  (vii) the expiration of the applicable Resolution Extension Period with respect to such Trust Mortgage Loan and the direction to promptly repurchase such Trust Mortgage Loan.

In addition to the foregoing parties, a copy of each such Seller/Depositor Notification shall be delivered to the Controlling Class Representative by the Trustee (to the extent the Trustee knows the identity of the Controlling Class Representative) and, in the case of an event described in clauses (v) and/or
(vii) of this definition, to internal counsel to the Depositor or counsel to the UBS Mortgage Loan Seller, as applicable (to the extent known to the Trustee).

         "Senior Certificate" shall mean any Class A-1, Class A-2, Class A-3, Class A-4, Class X-CL, Class X-CP or Class X-ST Certificate.

         "Servicer Fee Amount" shall mean: (a) with respect to each Sub-Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan primary serviced by such Sub-Servicer (and any successor REO Mortgage Loan with respect thereto), (i) the principal balance of such Mortgage Loan as of the end of the immediately preceding applicable Collection Period and (ii) the sub-servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan; and (b) with respect to the Master Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), (i) the principal balance of such Mortgage Loan as of the end of the immediately preceding applicable Collection Period and (ii) the excess, if any, of the Master Servicing Fee Rate for such Mortgage Loan, over the sub-servicing fee rate (if any) applicable to such Mortgage Loan, as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

         "Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File and the CMSA Collateral Summary File) and the Supplemental Report.

         "Servicing Account" shall have the meaning assigned thereto in Section 3.03(a).

         "Servicing Advances" shall mean all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in connection with the servicing and administration of a Mortgage Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Required Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, and (g) obtaining any related ratings confirmation; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master

Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement, the GIC Office Co-Lender Agreement or the MGM Tower Co-Lender Agreement.

         "Servicing Fees" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the Master Servicing Fee (if any) and the Special Servicing Fee.

         "Servicing File" shall mean, collectively, any and all documents (other than documents required to be part of the related Mortgage File, except as specifically provided below in this definition), in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan, including any original letter of credit (together with any transfer or assignment documents related thereto), any franchise agreement and any franchise comfort letter (together with any transfer or assignment documents relating thereto), appraisals, surveys, engineering reports, environmental reports, opinion letters of counsel to a related Mortgagor, escrow agreements, property management agreements and, in the case of a Non-Trust Mortgage Loan, a copy of the related Mortgage Note.

         "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

         "Servicing-Released Bid" shall have the meaning assigned thereto in
Section 7.01(c).

         "Servicing-Retained Bid" shall have the meaning assigned thereto in
Section 7.01(c).

         "Servicing Standard" shall mean, with respect to the Master Servicer or the Special Servicer, to service and administer the Mortgage Loans and any REO Properties that such party is obligated to service and administer pursuant to this Agreement: (i) in accordance with the higher of the following standards of care: (A) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties), and (B) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and any applicable co-lender, intercreditor and/or similar agreements; (ii) with a view to: (A) the timely recovery of all payments of principal and interest, including Balloon Payments, under the Mortgage Loans or, in the case of any such Mortgage Loan that is (1) a Specially Serviced Mortgage Loan or (2) a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on the subject Mortgage Loan to the Certificateholders (as a collective whole) (or, if a Loan Combination is involved, the maximization of recovery on such Loan Combination to the

Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s) (as a collective whole)) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, if a Loan Combination is involved, to the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s) (as a collective whole)) to be performed at the related Mortgage Rate (or, in the case of a Loan Combination, at the weighted average of the respective Mortgage Rates for the Mortgage Loans that comprise such Loan Combination); and (iii) without regard to (A) any relationship, including as lender on any other debt (including mezzanine debt or a Non-Trust Mortgage
Loan), that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate (or any GIC Office Pari Passu Non-Trust Mortgage Loan Security) by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of either of them, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof.

         "Servicing Transfer Event" shall mean, with respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

         "Single Certificate" shall mean, for purposes of Section 4.02, a hypothetical Regular Interest Certificate evidencing an initial $1,000 denomination.

         "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents and/or the related loan documents provide substantially to the effect that: (i) it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or Properties securing one or more Mortgage Loans, or owning and pledging Defeasance Collateral in connection with the defeasance of a Defeasance Mortgage Loan, as the case may be, (ii) it may not engage in any business unrelated to such Mortgaged Property or Properties or such Defeasance Collateral, as the case may be, (iii) it will not have any assets other than those related to its interest in and operation of such Mortgaged Property or such Defeasance Collateral, as the case may be, (iv) it may not incur indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties or Defeasance Collateral, as the case may be, (v) it will maintain its own books and records and accounts separate and apart from any other Person, (vi) it will hold itself out as a legal entity, separate and apart from any other Person, and
(vii) in the case of such an entity whose sole purpose is owning or operating a Mortgaged Property, it will have an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a "single purpose entity" (having as its sole asset its interest in the Single Purpose Entity) with an independent director.

         "Special Servicer" shall mean, subject to Section 7.01(d), Lennar, in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

         "Special Servicer Backup Certification" shall have the meaning assigned thereto in Section 8.15(i).

         "Special Servicing Fee" shall mean, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, the fee designated as such in, and payable to the Special Servicer pursuant to, Section 3.11(c).

         "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.25% per annum.

         "Specially Designated Mortgage Loan Documents" shall mean, with respect to any Trust Mortgage Loan, the following documents collectively:

         (i) the original executed Mortgage Note for such Trust Mortgage Loan (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note);

         (ii) an original or copy of the Mortgage (with or without recording information);

         (iii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Trust Mortgage Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy, or an irrevocable, binding commitment to issue such title insurance policy);

         (iv) an original or copy of any Ground Lease and Ground Lease estoppels, if any, relating to such Trust Mortgage Loan; and

         (v) with respect to Trust Mortgage Loans secured by hospitality properties only, the related franchise agreement (if any) and franchisor comfort letter (if any).

provided that whenever the term "Specially Designated Mortgage Loan Documents" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term, with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (iv) and
(v) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence.

         "Specially Designated Servicing Action" means, with respect to the Mortgage Loans and REO Properties, any of the following actions:

                  (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                  (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Charges) or any material non-monetary term (including any material term relating to insurance) of a Mortgage Loan;

                  (iii) any proposed sale of an REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

                  (iv) any acceptance of a discounted payoff with respect to a Specially Serviced Mortgage Loan;

                  (v) any determination to bring an REO Property, or a Mortgaged Property securing a Mortgage Loan that is in default, into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at such REO Property or such Mortgaged Property, as the case may be;

                  (vi) any release of collateral for a Mortgage Loan, other than any release of collateral that (A) is required by the terms of such Mortgage Loan (with no material discretion by the mortgagee), (B) occurs upon satisfaction of such Mortgage Loan, (C) occurs in connection with a defeasance, or (D) is approved by the Master Servicer pursuant to Section 3.20(c);

                  (vii) any acceptance of substitute or additional collateral for a Mortgage Loan, other than any acceptance of substitute or additional collateral that (A) is required by the terms of such Mortgage Loan (with no material discretion by the mortgagee), (B) occurs in connection with a defeasance, or (C) is approved by the Master Servicer pursuant to Section 3.20(c);

                  (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to any Mortgage Loan;

                  (ix) any determination by the Special Servicer that a Servicing Transfer Event of the type described in clause (b) of the definition of "Specially Serviced Mortgage Loan" has occurred;

                  (x) any determination by the Special Servicer that an Acceptable Insurance Default has occurred;

                  (xi) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan;

                  (xii) any acceptance of a change in the property management company (provided that the unpaid principal balance of the related Mortgage Loan is greater than $5,000,000) or, if applicable, hotel franchise for any Mortgaged Property;

                  (xiii) any release of a letter of credit posted in lieu of an earnout reserve with respect to a Mortgaged Property, other than as required by the terms of the related Mortgage Loan (with no material discretion by the mortgagee); provided that the amount of such letter of credit is at least equal to the lesser of (a) 2% of the unpaid principal balance of the related Mortgage Loan and (b) $200,000;

                  (xiv) any extension of the maturity date of a Mortgage Loan that results in the remaining term of any related ground lease (together with extensions at the sole option of the mortgagee) being less than 10 years beyond the amortization term of such Mortgage Loan; and

                  (xv) any six-month extension by the Master Servicer of the maturity date of a Performing Five-Year Mortgage Loan pursuant to
         Section 3.20(c).

As used in clauses (vi) and (vii) above, the term "material discretion" shall mean that the relevant decision regarding the release of collateral or the acceptance of substitute or additional collateral, as applicable, is in the discretion of the mortgagee, and such decision need not be based upon the satisfaction of specified objective conditions, the satisfactory delivery of certain factual evidence or opinions or the satisfaction of any other specified objective criteria that is set forth in the related loan documents.

         "Specially Serviced Mortgage Loan" shall mean any Mortgage Loan as to which any of the following events has occurred:

                  (a) the related Mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment), which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period) by the related Mortgagor, any related guarantor or otherwise (including, in the case of a GIC Office Note A Mortgage Loan, by the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder exercising GIC Office Cure Rights or, in the case of the MGM Tower Trust Mortgage Loan, by the MGM Tower Non-Trust Mortgage Loan Noteholder exercising MGM Tower Cure Rights) (i) except in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for 60 days beyond the date on which the subject payment was due, or (ii) solely in the case of a delinquent Balloon Payment, (A) for one day (in the event that neither clause (B) nor clause (C) below is applicable), or (B) for 30 days (with the consent of the MGM Tower Controlling Party (in the case of an MGM Tower Mortgage Loan), the GIC Office Controlling Party (in the case of a GIC Office Mortgage Loan) or the Controlling Class Representative (in the case of any other Mortgage Loan), as applicable, for such 30-day forbearance in deeming such Mortgage Loan a "Specially Serviced Mortgage Loan" under clause (A) above), or (C) if clause (B) above otherwise applies and, before the end of the 30-day period provided for in clause (B) above, the related Mortgagor has delivered a refinancing commitment satisfactory to the Master Servicer and the MGM Tower Controlling Party (in the case of an MGM Tower Mortgage Loan), the GIC Office Controlling Party (in the case of a GIC Office Mortgage
         Loan) or the Controlling Class Representative (in the case of any other Mortgage Loan), as applicable, and if such Mortgagor continues timely to make monthly payments equivalent to the related Assumed Monthly Payments, for a period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not be reasonably be expected to occur; or

                  (b) the Master Servicer or, subject to Section 6.11, Section
         6.12 and/or Section 6.13, in each case if and as applicable, the Special Servicer shall have determined, in accordance with the Servicing Standard, based on communications with the related Mortgagor, that a default in the making of a Monthly Payment on such Mortgage Loan, including a Balloon Payment, is likely to occur and is likely to remain unremedied (without regard to any grace period) by the related Mortgagor, any related guarantor or otherwise (including, in the case of a GIC Office Note A Mortgage Loan, by the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder exercising GIC Office Cure Rights or, in the case of the MGM Tower Trust Mortgage Loan, by a

         MGM Tower Non-Trust Mortgage Loan Noteholder exercising MGM Tower Cure Rights) for at least the applicable period contemplated by clause (a) of this definition; provided that, upon the occurrence of a potential default in the making of the Balloon Payment on a Five-Year Mortgage Loan, such Mortgage Loan shall not be deemed to be a "Specially Serviced Mortgage Loan" pursuant to this paragraph (b) if, with respect to such event, the Master Servicer has determined (subject to Section 6.11, Section 6.12 and/or Section 6.13 in each case if and as applicable) that the Master Servicer's granting of a six-month extension of the maturity date of the subject Mortgage Loan (subject to a limit of two such six-month extensions for the subject Five-Year Mortgage Loan) is in accordance with the Servicing Standard, and at such time no other circumstance identified in clauses (a) through (g) of this definition exists that would cause such Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan; or

                  (c) there shall have occurred a default (other than as described in clause (a) above and other than an Acceptable Insurance Default) that (i) materially impairs the value of the related Mortgaged Property as security for such Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of a Non-Trust Mortgage Loan, the related Non-Trust Mortgage Loan Noteholder), and (ii) continues unremedied by the related Mortgagor, any related guarantor or otherwise (including in the case of a GIC Office Note A Mortgage Loan, by the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder exercising GIC Office Cure Rights or, in the case of the MGM Tower Trust Mortgage Loan, by the MGM Tower Non-Trust Mortgage Loan Noteholder exercising MGM Tower Cure Rights) for either
         (A) one Business Day (but only if, pursuant to the related loan documents, the subject default gives rise to immediate acceleration without application of a cure period under such Mortgage Loan) or (B) otherwise, the greater of (1) the applicable grace period under the terms of such Mortgage Loan (plus, solely in the case of any GIC Office Mortgage Loan or MGM Tower Mortgage Loan, if applicable, the applicable cure period for exercising GIC Office Cure Rights or MGM Tower Cure Rights, as applicable, under the terms of the related Co-Lender Agreement) and (2) 30 days; and provided, further, that, notwithstanding the immediately preceding proviso, in the case of a default that relates to the failure by the related Mortgagor to maintain either all risk insurance that covers acts of terrorism or a separate insurance policy that covers acts of terrorism and, as to which the failure to maintain such insurance has been determined by the Special Servicer not to constitute an "Acceptable Insurance Default", such default must continue unremedied for a period of at least 30 days beyond such determination by the Special Servicer; or

                  (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

                  (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan when a Liquidation Event has occurred with respect to such Mortgage Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through
(g) above exists that would cause such Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan, when:

          (w) with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to
                  Section 3.20);

          (x)     with respect to the circumstances described in clauses (b),
                  (d), (e) and (f) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (y) with respect to the circumstances described in clause (c) of this definition, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

          (z) with respect to the circumstances described in clause (g) of this definition, such proceedings are terminated.

         The Special Servicer may conclusively rely on the Master Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Mortgage Loan's becoming a Specially Serviced Mortgage Loan. If any Mortgage Loan that is part of a Loan Combination becomes a Specially Serviced Mortgage Loan, then the other Mortgage Loan or each of the other Mortgage Loans, as the case may be, in such Loan Combination shall also become a Specially Serviced Mortgage Loan; provided that if a GIC Office Subordinate Non-Trust Mortgage Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the GIC Office Note A Mortgage Loans through the exercise of GIC Office Cure Rights with respect to such GIC Office Note A Mortgage Loans, then the existence of such Servicing Transfer Event with respect to the GIC Office Subordinate Non-Trust Mortgage Loan (because GIC Office Cure Rights do not include the cure of defaults under the GIC Office Subordinate Non-Trust Mortgage
Loan) will not, in and of itself, result in any of the GIC Office Mortgage Loans becoming a Specially Serviced Mortgage Loan unless a separate Servicing Transfer Event has occurred with respect thereto; and provided, further, that if the MGM Tower Non-

Trust Mortgage Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the MGM Tower Trust Mortgage Loan through the exercise of MGM Tower Cure Rights with respect to the MGM Tower Trust Mortgage Loan, then the existence of such Servicing Transfer Event with respect to the MGM Tower Non-Trust Mortgage Loan (because MGM Tower Cure Rights do not include the cure of defaults under the MGM Tower Non-Trust Mortgage Loan) will not, in and of itself, result in either of the MGM Tower Mortgage Loans becoming a Specially Serviced Mortgage Loan unless a separate Servicing Transfer Event has occurred with respect thereto; and provided, further, that no defeased GIC Office Mortgage Loan shall become a Specially Serviced Mortgage Loan solely by reason of a non-defeased GIC Office Mortgage Loan's becoming a Specially Serviced Mortgage Loan or solely by reason of the operation of the cross-default provisions of such defeased GIC Office Mortgage Loan in connection with a default under a non-defeased GIC Office Mortgage Loan.

         "Specially Serviced Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Specially Serviced Mortgage Loan.

         "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 10.01(c).

         "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing
Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer (or the Master Servicer, if applicable) pursuant to Section 3.20 and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

         "Stated Principal Balance" shall mean: (a) with respect to any Trust Mortgage Loan (and any successor REO Trust Mortgage Loan with respect thereto), the Cut-off Date Balance of such Trust Mortgage Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date allocable to such Trust Mortgage Loan (or any such successor REO Trust Mortgage Loan with respect thereto), without giving effect to any adjustments pursuant to Section 1.03 in connection with the calculation of Adjusted Principal Distribution Amount, and
(ii) the principal portion of any Realized Loss incurred in respect of such Trust Mortgage Loan (or any such successor REO Trust Mortgage Loan with respect thereto) (without duplication of any previous reduction to the Stated Principal Balance of such Trust Mortgage Loan under clause (i) above based on an Advance of any amount that constitutes part of such principal portion of such Realized
Loss); and (b) with respect to any Non-Trust Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the Cut-off Date Balance of such Non-Trust Mortgage Loan, as permanently reduced on each related Master Servicer Remittance Date (to not less than zero) by (i) any principal amounts in respect of such Non-Trust Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) distributed to the related Non-Trust Mortgage Loan Noteholder on such Master Servicer Remittance Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Non-Trust Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) in connection with a Liquidation Event or the forgiveness of principal during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date (or, in the case of a Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the related Master Servicer Remittance Date) in the applicable Collection Period next following the applicable Collection Period in which such Liquidation Event occurred.

         "Subordinate Available Distribution Amount" shall mean, with respect to any Distribution Date, the excess, if any, of the Available Distribution Amount for such Distribution Date, over the aggregate distributions, if any, to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a).

         "Subordinate Certificate" shall mean any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class R-I, Class R-II or Class R-III Certificate.

         "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

         "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

         "Subsequent Exchange Act Reports" shall have the meaning assigned thereto in Section 8.15(a).

         "Successful Bidder" shall have the meaning assigned thereto in Section 7.01(c).

         "Supplemental Report" shall mean have the meaning assigned thereto in
Section 4.02(a).

         "Tax Administrator" shall mean any tax administrator appointed pursuant to Section 8.13 (or, in the absence of any such appointment, the Trustee).

         "Tax Matters Person" shall mean, with respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, which Person shall be the Plurality Residual Interest Certificateholder in respect of the related Class of Residual Interest Certificates.

         "Tax Returns" shall mean the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law.

         "Total Principal Reinstatement Amount" shall mean, with respect to any Distribution Date, an amount (to be calculated by the Trustee immediately following, and after taking into account, all distributions to be made with respect to the Certificates on such Distribution Date) equal to the lesser of:
(1) the amount, if any, by which (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following the subject Distribution Date, exceeds (b) the aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (after taking into account the distributions made with respect to the Certificates on the subject Distribution Date, but prior to any adjustments to the Class Principal Balances of the respective Classes of Principal Balance Certificates pursuant to Section 4.04 or
Section 4.05); and (2) the amount, if any, by which (a) the aggregate Loss Reimbursement Amount in respect of all the Classes of Principal Balance Certificates for the subject Distribution Date, exceeds (b) the total portion of such aggregate Loss Reimbursement Amount reimbursed in respect of all of the Classes of Principal Balance Certificates for the subject Distribution Date, if any, pursuant to Section 4.01(a) and/or Section 4.01(b).

         "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d)(i)(B).

         "Transferee" shall mean any Person who is acquiring, by Transfer, any Ownership Interest in a Certificate.

         "Transferor" shall mean any Person who is disposing of, by Transfer, any Ownership Interest in a Certificate.

         "Trust" shall mean the common law trust created hereunder.

         "Trust Collection Period" shall mean, with respect to any Distribution Date or Trust Master Servicer Remittance Date, the period commencing on the day immediately following the Trust Determination Date in the calendar month preceding the month in which such Distribution Date or Trust Master Servicer Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial Trust Master Servicer Remittance Date, commencing immediately following the Cut-off Date) and ending on and including the Trust Determination Date in the calendar month in which such Distribution Date or Trust Master Servicer Remittance Date, as the case may be, occurs.

         "Trust Determination Date" shall mean the 11th calendar day of each month (or, if such 11th day is not a Business Day, the Business Day immediately following), commencing in February 2004.

         "Trust Fund" shall mean, collectively, all of the assets of REMIC I, REMIC II, REMIC III and the Grantor Trust.

         "Trust Master Servicer Remittance Date" shall mean the date each month, commencing in February 2004, on which, among other things, the Master Servicer is required to (i) make P&I Advances and (ii) transfer the Master Servicer Remittance Amount and any Excess Liquidation

Proceeds to the Trustee, which date shall be the Business Day immediately preceding each Distribution Date.

         "Trust Mortgage Loan" shall mean each of the mortgage loans listed on the Trust Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Trust Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust.

         "Trust Mortgage Loan Schedule" shall mean the list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Schedule I (and also delivered to the Trustee and the Master Servicer in a computer readable format). Such list shall set forth the following information with respect to each Trust Mortgage Loan:

          (i)     the Mortgage Loan number;

          (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

          (iii)   the Cut-off Date Balance;

          (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

          (v)     the original Mortgage Rate;

          (vi) the (A) remaining term to stated maturity and (B) Stated Maturity Date;

          (vii) in the case of a Balloon Trust Mortgage Loan, the remaining amortization term;

          (viii)  the Interest Accrual Basis;

          (ix) the (A) Administrative Cost Rate and (B) primary servicing fee rate;

          (x)     whether such Trust Mortgage Loan is secured by a Ground Lease;

          (xi)    the related Mortgage Loan Seller;

          (xii)   whether such Trust Mortgage Loan is a Defeasance Mortgage
                  Loan;

          (xiii) whether such Trust Mortgage Loan is an ARD Mortgage Loan and, if so, the Anticipated Repayment Date and Additional Interest Rate; and

          (xiv) whether such Trust Mortgage Loan is a Cross-Collateralized Mortgage Loan and the Cross-Collateralized Group to which it belongs.

         "Trustee" shall mean LaSalle, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

         "Trustee Backup Certification" shall have the meaning assigned thereto in Section 8.15(g).

         "Trustee Fee" shall mean, with respect to each Distribution Date, an amount equal to one-twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately prior to such Distribution Date.

         "Trustee Fee Rate" shall mean 0.00135% per annum.

         "Trustee Liability" shall have the meaning assigned thereto in Section 8.05(b).

         "UBS Center Trust Mortgage Loan" shall mean the Trust Mortgage Loan identified on the Trust Mortgage Loan Schedule by mortgage loan number 1, which Mortgage Loan is secured by a Mortgage on the Mortgaged Property identified on the Trust Mortgage Loan Schedule as UBS Center - Stamford.

         "UBS/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of January 23, 2004, between the UBS Mortgage Loan Seller and the Depositor.

         "UBS Mortgage Loan Seller" shall mean UBS Real Estate Investments Inc. or its successor in interest.

         "UBS Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by the UBS Mortgage Loan Seller to the Depositor, pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement.

         "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

         "UCC Financing Statement" shall mean a financing statement executed (if required by the UCC) and filed pursuant to the UCC.

         "Uncertificated Accrued Interest" shall mean the interest accrued from time to time with respect to any REMIC I Regular Interest or REMIC II Regular Interest, the amount of which interest shall equal: (a) in the case of any REMIC I Regular Interest for any Interest Accrual Period, one-twelfth of the product of (i) the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and (b) in the case of any REMIC II Regular Interest for any Interest Accrual Period, one-twelfth of the product of (i) the REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance (in the case of each REMIC II Regular Interest other than REMIC II Regular Interest X-ST) or the Uncertificated Notional Amount (in the case of REMIC II Regular Interest X-ST), as the case may be, of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. Each REMIC I Regular Interest and REMIC II Regular Interest shall accrue interest on a 30/360 Basis.

         "Uncertificated Distributable Interest" shall mean: (a) with respect to any REMIC I Regular Interest for any Distribution Date, an amount of interest equal to the amount of Uncertificated

Accrued Interest in respect of the subject REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the amount of Uncertificated Accrued Interest in respect of the subject REMIC I Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate amount of Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for the related Interest Accrual Period; and (b) with respect to any REMIC II Regular Interest for any Distribution Date, subject to
Section 4.05(d), an amount of interest equal to the amount of Uncertificated Accrued Interest in respect of the subject REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the amount of Uncertificated Accrued Interest in respect of the subject REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate amount of Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for the related Interest Accrual Period.

         "Uncertificated Notional Amount" shall mean, with respect to REMIC II Regular Interest X-ST, the notional amount on which such REMIC II Regular Interest accrues interest from time to time, which shall equal the Uncertificated Principal Balance of the REMIC I Regular Interest issued in respect of the UBS Center Trust Mortgage Loan

         "Uncertificated Principal Balance" shall mean the principal balance of any REMIC I Regular Interest or REMIC II Regular Interest (other than REMIC II Regular Interest X-ST) outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Balance of the related Trust Mortgage Loan, and the Uncertificated Principal Balance of each REMIC II Regular Interest (other than REMIC II Regular Interest X-ST) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest (other than REMIC II Regular Interest X-ST) shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(j), and shall be further permanently reduced (subject to Section 4.05) on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(k), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(c). Notwithstanding the foregoing, on any given Distribution Date, the Uncertificated Principal Balance of any REMIC II Regular Interest shall be subject to increase (and, when appropriate, shall be increased), as and to the extent provided in Section 4.05(c).

         "Underwriters" shall mean Lehman Brothers Inc. and UBS Securities LLC and their respective successors in interest.

         "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any state or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a) (30) of the Code.

         "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

         "Voting Rights" shall mean the portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting Rights shall be allocated among the Holders of the various Classes of the Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, and 1% of the Voting Rights shall be allocated to the Holders of the Class X-CL, Class X-CP and Class X-ST Certificates in proportion to the respective Class Notional Amounts of their Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R-I, Class R-II, Class R-III and/or Class V Certificates.

         "Wachovia" shall mean Wachovia Bank, National Association or its successor in interest.

         "Weighted Average REMIC I Remittance Rate" shall mean, with respect to any Interest Accrual Period, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective REMIC I Remittance Rates in effect for the REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date; provided that, for purposes of the foregoing, the REMIC I Remittance Rate that relates to the REMIC I Regular Interest issued in respect of the UBS Center Trust Mortgage Loan shall be reduced by the REMIC II Remittance Rate for REMIC II Regular Interest X-ST.

         "Workout Fee" shall mean the fee designated as such in, and payable to the Special Servicer with respect to certain collections on each Corrected Mortgage Loan pursuant to, Section 3.11(c).

         "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.0%.

         "Yield Maintenance Charge" shall mean the payments paid or payable, as the context requires, as the result of a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, which payments are not otherwise due thereon in respect of principal or interest and have been calculated (based on scheduled payments of interest and/or principal on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges". In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the related Stated Maturity Date or Anticipated Repayment Date, as applicable), the Master Servicer shall use the applicable U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 X [{(1+ "BEY"/2) ^1/6}-1]) X 100, where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+ .055/2) ^ 0.16667}- 1]) X 100 where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

         "Yield Maintenance Treasury Rate" shall mean, for purposes of calculating a Discount Rate:

         (1) with respect to any Mortgage Loan other than the Grogan's Mill Office Trust Mortgage Loan and the Borough Park Portfolio Trust Mortgage Loan, the yield calculated by the Master Servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the Anticipated Repayment Date) of the relevant prepaid Trust Mortgage Loan or REO Trust Mortgage Loan; and

         (2) with respect to the Grogan's Mill Office Trust Mortgage Loan and the Borough Park Portfolio Trust Mortgage Loan, respectively, the lesser of: (a) either (i) the yield on the U.S. Treasury issue (primary issue) with the same maturity date as the maturity date of the relevant prepaid Trust Mortgage Loan or REO Trust Mortgage Loan, or (ii) if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S. Treasury issues (primary issues) with maturity dates (one longer and one shorter), most nearly approximating the maturity date of the relevant prepaid Trust Mortgage Loan or REO Trust Mortgage Loan, and (b) either (i) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the relevant prepaid Trust Mortgage Loan or REO Trust Mortgage Loan, or (ii) if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S. Treasury issues (primary issues) with terms (one longer and one shorter) that most nearly approximate the remaining average life of the relevant prepaid Trust Mortgage Loan or REO Trust Mortgage Loan, with each such yield being based on the bid price for such issue as published in

                  The Wall Street Journal on the date that is 14 days prior to the prepayment date set forth in the related Mortgagor's prepayment notice (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published).

In the event either the Federal Reserve Statistical Release H.15 (referred to in clause (1) of this definition) or The Wall Street Journal (referred to in clause
(2) of this definition) is no longer published or does not indicate the related information set forth above, the Master Servicer shall, in lieu of the applicable publication or source, select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

         "YM Principal Balance Certificates" shall mean, collectively, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates.


         SECTION 1.02. General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same
         Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration.

         SECTION 1.03. Certain Adjustments to the Principal Distributions on
                       the Certificates.

         (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.11(g) or Section 4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges), then (for purposes of calculating distributions on the Certificates) each such reimbursement and payment of interest shall be deemed to have been made:

                  first, out of any amounts then on deposit in the Pool Custodial Account that represent payments or other collections of principal received with respect to the Mortgage Pool that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

                  second, out of any amounts then on deposit in the Pool Custodial Account that represent any other payments or other collections received with respect to the Mortgage Pool that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date; and

                  third, out of any other amounts then on deposit in the Pool Custodial Account that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

         (b) If and to the extent that any payment or other collection of principal of any Trust Mortgage Loan or REO Trust Mortgage Loan is deemed to be applied in accordance with clause first of Section 1.03(a) to reimburse a Nonrecoverable Advance or to pay interest thereon, and further if and to the extent that such payment or other collection of principal constitutes part of the Principal Distribution Amount for any Distribution Date, then: (i) the Adjusted Principal Distribution Amount for such Distribution Date shall exclude such payment or other collection of principal; and (ii) for purposes of calculating the Adjusted Principal Distribution Amount for such Distribution Date, the amount of such payment or other collection of principal shall be subtracted from the Principal Distribution Amount for such Distribution Date.

         (c) If and to the extent that (1) any Advance is determined to be a Nonrecoverable Advance, (2) such Advance is reimbursed or interest thereon is paid out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a) above and (3) the particular item for which such Advance was originally made or such interest on such Advance, as the case may be, is subsequently collected (in whole or in part) out of payments or other collections in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan (such item or such interest on such Advance, as the case may be, if and to the extent so collected, a "Recovered Amount"), then: (i) without duplication of any amounts already included therein, the Adjusted Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item or such interest on such Advance, as the case may be, was recovered shall include such Recovered Amount; (ii) for purposes of calculating the Adjusted Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered, such Recovered Amount (to the extent not already included therein) shall be added to the Principal Distribution Amount for such Distribution Date; and (iii) such Advance or such interest thereon, as the case may be, to the extent of such Recovered Amount, will no longer be considered to have been reimbursed or paid, as the case may be, out of general principal collections on the Mortgage Pool. In addition, if and to the extent that any Advance is determined to be a Nonrecoverable Advance, interest on such Advance is paid out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a) above and such interest on such Advance is subsequently reimbursed to the Trust out of Default Charges collected on the Trust Mortgage Loan or REO Trust Mortgage Loan as to which such Advance was made, then: (i) the Adjusted Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such Default Charges were recovered shall include the portion of such Default Charges that was applied to reimburse the Trust for such interest on such Advance; (ii) for purposes of calculating the Adjusted Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such Default Charges were recovered, an amount equal to the portion of such Default Charges that was applied to reimburse the Trust for such interest on such Advance shall be added to the Principal Distribution Amount for such Distribution Date; and (iii) such interest on such Advance, to the extent of such Recovered Amount, will no longer be considered to have been paid out of general principal collections on the Mortgage Pool

         (d) Nothing contained in this Section 1.03 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.11(g) or Section 4.03(d)) to collections of principal received with respect to the Mortgage Pool; instead the order of priority set forth in Section 1.03(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

                                   ARTICLE II

  CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES


         SECTION 2.01. Creation of Trust; Conveyance of Trust Mortgage Loans.

         (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and that such trust be designated as "LB-UBS Commercial Mortgage Trust 2004-C1". LaSalle is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders.

         The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee in trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Trust Mortgage Loans, (ii) the UBS/Depositor Mortgage Loan Purchase Agreement, (iii) the MGM Tower Co-Lender Agreement, (iv) the GIC Office Co-Lender Agreement, and
(v) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Trust Mortgage Loans and due after the Cut-off Date and, in the case of each of the GIC Office Trust Mortgage Loan and the MGM Tower Trust Mortgage Loan, is subject to the provisions of the related Co-Lender Agreement. The Trustee, on behalf of the Trust, assumes the obligations of the "Note A Lender" under the MGM Tower Co-Lender Agreement and the obligations of the "Controlling Note A-1 Lender" (and any other obligations of the holder of the GIC Office Trust Mortgage Loan) under the GIC Office Co-Lender Agreement.

         The parties hereto acknowledge and agree that, notwithstanding Section 11.07, the transfer of the Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by them to constitute a sale.

         (b) In connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall, in the case of each UBS Trust Mortgage Loan, direct the UBS Mortgage Loan Seller (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) to deliver to and deposit with the Trustee or a Custodian appointed thereby, and shall, in the case of each Lehman Trust Mortgage Loan, itself deliver to and deposit with the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for such Trust Mortgage Loan, with copies of the related Mortgage Note, Mortgage(s) and reserve and cash management agreements for such Trust Mortgage Loan to be delivered to the Master Servicer and the Special Servicer. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by a Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the respective Mortgage Loan Purchase Agreements and this
Section 2.01(b).

         After the Depositor's transfer of the Trust Mortgage Loans to the Trustee pursuant to Section 2.01(a), the Depositor shall not take any action inconsistent with the Trust's ownership of the Trust Mortgage Loans.

         (c) The Depositor hereby represents and warrants that it has retained or caused to be retained, with respect to each Lehman Trust Mortgage Loan, and the UBS Mortgage Loan Seller has covenanted in the UBS/Depositor Mortgage Loan Purchase Agreement that it shall retain with respect to each UBS Trust Mortgage Loan, an Independent Person (each such Person, a "Recording/Filing Agent") for purposes of promptly (and in any event within 45 days following the later of the Closing Date and the date on which all necessary recording or filing (as applicable) information is available to such Recording/Filing Agent) recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" and each related assignment of UCC Financing Statement in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File".

         Notwithstanding the foregoing, the Depositor may, in the case of a Lehman Trust Mortgage Loan, and the UBS Mortgage Loan Seller may, in the case of a UBS Trust Mortgage Loan, request the Trustee to record or file, as applicable, any of the assignments of Mortgage, assignments of Assignment of Leases or assignments of UCC Financing Statements referred to above, and in such event, the requesting party shall cause any such unrecorded or unfiled document to be delivered to the Trustee. The Trustee shall promptly undertake to record or file any such document upon its receipt thereof.

         The Depositor shall bear the costs of the recording and filing referred to in the prior two paragraphs with respect to the Lehman Trust Mortgage Loans, and the Depositor represents and warrants that the UBS/Depositor Mortgage Loan Purchase Agreement provides that the UBS Mortgage Loan Seller shall bear the costs of the recording and filing referred to in the prior two paragraphs with respect to the UBS Trust Mortgage Loans. The Depositor hereby covenants as to each Lehman Trust Mortgage Loan, and the UBS Mortgage Loan Seller has covenanted in the UBS/Depositor Mortgage Loan Purchase Agreement as to each UBS Trust Mortgage Loan, that it will cause the applicable Recording/Filing Agent to forward to the Trustee each related assignment of Mortgage, assignment of Assignment of Leases and each assignment of UCC Financing Statement in favor of the Trustee following its return by the applicable public recording or filing office, as the case may be; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, a certified copy of the recorded original shall be forwarded to the Trustee. Each assignment referred to in the prior two paragraphs that is recorded by the Trustee shall reflect that it should be returned by the public recording office to the Trustee or its agent or to the applicable Recording/Filing Agent, following recording, and each assignment of UCC Financing Statement referred to in the prior two paragraphs that is filed by the Trustee shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original. At least every 90 days after the Closing Date (or at additional times upon the request of the Master Servicer if reasonably necessary for the ongoing administration and/or servicing of the related Trust Mortgage Loan by the Master Servicer) and at the expense of the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan), the Trustee shall forward to the Master Servicer a copy of any of the aforementioned assignments that have been received by the Trustee.

         If any of the aforementioned assignments relating to a UBS Trust Mortgage Loan is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Trustee shall direct the UBS Mortgage Loan Seller (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and to deliver to the Trustee the substitute or corrected document. If any of the aforementioned assignments relating to a Lehman Trust Mortgage Loan is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Depositor shall promptly prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be, and shall deliver to the Trustee the substitute or corrected document. The Trustee shall upon receipt, whether from the UBS Mortgage Loan Seller or the Depositor, cause the same to be duly recorded or filed, as appropriate.

         (d) In connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall, in the case of each UBS Trust Mortgage Loan, direct the UBS Mortgage Loan Seller (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) to deliver to and deposit with the Master Servicer, and shall, in the case of each Lehman Trust Mortgage Loan, itself deliver to and deposit with the Master Servicer, on or before the Closing Date, such other relevant documents and records that: (A) relate to the administration or servicing of such Trust Mortgage Loan, (B) are reasonably necessary for the ongoing administration and/or servicing of such Trust Mortgage Loan by the Master Servicer in connection with its duties under this Agreement, and (C) are in the possession or under the control of the UBS Mortgage Loan Seller or the Depositor, as applicable, together with (i) all unapplied Escrow Payments and Reserve Funds in the possession of the UBS Mortgage Loan Seller or the Depositor, as the case may be, that relate to such Trust Mortgage Loan and (ii) a statement indicating which Escrow Payments and Reserve Funds are allocable to such Trust Mortgage Loan; provided that neither the Depositor nor the UBS Mortgage Loan Seller shall be required to deliver any draft documents, privileged or other communications, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. In addition, pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, the UBS Mortgage Loan Seller will be required to deliver, on the Closing Date, the Initial Deposit to the Master Servicer for deposit in the Pool Custodial Account. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to any Non-Trust Mortgage Loan, on behalf of and for the benefit of the related Non-Trust Mortgage Loan Noteholder).

         (e) In connection with the obligations of the Master Servicer under Sections 3.01(e) and 3.19(c), with regard to each Trust Mortgage Loan that is secured by the interests of the related Mortgagor in a hospitality property and each Trust Mortgage Loan that has a related letter of credit, the Depositor (with respect to each such Lehman Trust Mortgage Loan) shall, and the UBS Mortgage Loan Seller (with respect to each such UBS Trust Mortgage Loan) will be obligated under the UBS/Depositor Mortgage Loan Purchase Agreement to, deliver to and deposit with the Master Servicer, on or before the Closing Date, any related franchise agreement and franchise comfort letter and the original of such letter of credit.

         (f) It is not intended that this Agreement create a partnership or a joint-stock association.

         SECTION 2.02. Acceptance of Trust Fund by Trustee.

         (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i) the Trust Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Trust Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the Mortgage File for any Trust Mortgage Loan that is part of a Loan Combination relates to a Non-Trust Mortgage Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related Non-Trust Mortgage Loan Noteholder. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter that, as to each Trust Mortgage Loan, (i) the Specially Designated Mortgage Loan Documents are in its possession or the possession of a Custodian on its behalf, and (ii) the original Mortgage Note (or, if accompanied by a lost note affidavit, the copy of such Mortgage Note) received by it or any Custodian with respect to such Trust Mortgage Loan has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Trust Mortgage Loan.

         (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the Depositor has repurchased the last affected Trust Mortgage Loan), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall, subject to Sections 2.01, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit C hereto) to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter (and, in the case of a Non-Trust Mortgage Loan, the related Non-Trust Mortgage Loan Noteholder) that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification):
(i) all documents specified in clauses (i) through (v), (vii), (viii) and (ix) of the definition of "Mortgage File" (without regard to the second parenthetical in such clause (viii)), are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Trust Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Trust Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. If the Trustee's obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Trustee shall deliver a comparable certification, upon request, to any party hereto, any Non-Trust Mortgage Loan Noteholder and/or any Underwriter.

         (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

         (d) It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (v), (vii), (viii) and (ix) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and (b) above.

         (e) If, after the Closing Date, the Depositor comes into possession of any documents or records that constitute part of the Mortgage File or Servicing File for any Mortgage Loan, the Depositor shall promptly return such document to the Trustee (if it constitutes part of the Mortgage File) or the Master Servicer (if it constitutes part of the Servicing File), as applicable.


         SECTION 2.03. Repurchase of Trust Mortgage Loans for Document Defects
                       and Breaches of Representations and Warranties.

         (a) If any party hereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Trust Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty of the UBS Mortgage Loan Seller made pursuant to Section 3(b) of the UBS/Depositor Mortgage Loan Purchase Agreement with respect to any UBS Trust Mortgage Loan (a "Breach"), or discovers or receives notice of a breach of any representation or warranty of the Depositor set forth in Section 2.04(b) with respect to any Lehman Trust Mortgage Loan (also, a "Breach"), such party shall give prompt written notice thereof to each Rating Agency, the related Mortgage Loan Seller, the other parties hereto and the Controlling Class Representative. If any such Document Defect or Breach with respect to any Trust Mortgage Loan materially and adversely affects the interests of the Certificateholders therein, then such Document Defect shall constitute a "Material Document Defect" or such Breach shall constitute a "Material Breach", as the case may be. Notwithstanding anything herein to the contrary, the failure by the Depositor (in the case of a Lehman Trust Mortgage
Loan) and/or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage
Loan) to deliver, to the extent required, any item set forth under clause
(a)(viii) of the definition of "Mortgage File", with respect to a Trust Mortgage Loan secured by any property other than a hospitality property, can never constitute a Material Document Defect for any purpose under this Agreement or under the UBS/Depositor Mortgage Loan Purchase Agreement.

         Promptly upon becoming aware of any such Material Document Defect or Material Breach with respect to a UBS Trust Mortgage Loan, the Trustee shall deliver a Seller/Depositor Notification to the UBS Mortgage Loan Seller, the Master Servicer and the Special Servicer and shall require the UBS Mortgage Loan Seller, within the time period and subject to the conditions provided for in the UBS/Depositor Mortgage Loan Purchase Agreement, to cure such Material Document Defect or Material Breach, as the case may be, or repurchase the affected Trust Mortgage Loan or any related REO Property (or, in the case of an REO Property related to a Loan Combination, the Trust's interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account. Promptly upon becoming aware of any such Material Document Defect or Material Breach with respect to a Lehman Trust Mortgage Loan, the Trustee shall deliver a Seller/Depositor Notification to the Depositor, the Master Servicer and the Special Servicer, and the Depositor shall, not later than 90 days from the Depositor's receipt of such Seller/Depositor Notification regarding such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Lehman Trust Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days following any party discovering such Material Document Defect or Material Breach) (any such 90-day period (with respect to a Lehman Trust Mortgage Loan), and any "Initial Resolution Period", as defined in the UBS/Depositor Mortgage Loan Purchase Agreement (with respect to a UBS Trust Mortgage Loan), as applicable, are each referred to herein as the "Initial Resolution Period"), cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within the Initial Resolution Period, repurchase the affected Lehman Trust Mortgage Loan or any related REO Property (or, in the case of an REO Property related to a Loan Combination, the Trust's interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Document Defect or Material Breach is not related to any Lehman Trust Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions and
(iii) the Depositor has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within the Initial Resolution Period, then the Depositor shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, in the event of a failure to so cure, to complete such repurchase (it being understood and agreed that, in connection with the Depositor's receiving such extension of time equal to the applicable Resolution Extension Period, the Depositor shall deliver an Officer's Certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the Initial Resolution Period and what actions the Depositor is pursuing in connection with the cure thereof and stating that the Depositor anticipates that such Material Document Defect or Material Breach will be cured within the applicable Resolution Extension Period); and provided, further, that, if any such Material Document Defect is still not cured after the Initial Resolution Period and any such Resolution Extension Period solely due to the failure of the Depositor to have received a recorded document, then the Depositor shall be entitled to continue to defer its cure and repurchase obligations in respect of such Document Defect so long as the Depositor certifies to the Trustee every six months thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Depositor is diligently pursuing the cure of such defect (specifying the actions being taken).

         If, during the period of deferral by the Depositor of its cure and repurchase obligations as contemplated by the last proviso of the preceding paragraph, or during any comparable deferral by the UBS Mortgage Loan Seller of its cure and repurchase obligations as provided in Section 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement, as applicable, the Trust Mortgage Loan that is the subject of the Material Document Defect either becomes a Specially Serviced Trust Mortgage Loan or becomes the subject of a proposed or actual assumption of the obligations of the related Mortgagor under such Trust Mortgage Loan, then (i) any party to this Agreement that becomes aware of such event shall deliver a Seller/Depositor Notification to such effect (unless a Seller/Depositor Notification with respect to such event has already been delivered by another party) to the Master Servicer, the Special Servicer, the Trustee, the Depositor (in the case of a Lehman Trust Mortgage
Loan) and the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage
Loan), and (ii) the Trustee, upon becoming aware of such event, shall deliver a Seller/Depositor Notification to the Master Servicer, the Special Servicer, the Depositor (in the case of a Lehman Trust Mortgage Loan) and the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan), providing notice of such event and directing the Depositor or the UBS Mortgage Loan Seller, as applicable, to cure the subject Material Document Defect within 15 days of receipt of such Seller/Depositor Notification. If, upon the expiration of such 15-day period, the Depositor or the UBS Mortgage Loan Seller, as applicable, has failed to cure the subject Material Document Defect, the Master Servicer or the Special Servicer, as applicable, shall be entitled (but not obligated) to perform the obligations of the Depositor or the UBS Mortgage Loan Seller, as applicable, with respect to curing the subject Material Document Defect; and, upon electing to perform such obligations, the Master Servicer or the Special Servicer, as applicable, shall promptly deliver a Seller/Depositor Notification to such effect. In connection with the preceding sentence, the Depositor will, and the UBS Mortgage Loan Seller will be obligated under the UBS/Depositor Mortgage Loan Purchase Agreement to, pay all reasonable costs and expenses in connection with the applicable servicer's effecting such cure.

         (b) In connection with the events in Section 2.03(a), the Trustee shall prepare and deliver, in each case promptly upon becoming aware of such event, to the Master Servicer, the Special Servicer and either the Depositor (with respect to a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust Mortgage Loan), as applicable, a Seller/Depositor Notification identifying and describing the circumstances identified in the definition of "Seller/Depositor Notification" (unless, in the case of an event described in clauses (iii), (iv) and/or (vi), as applicable, of the definition of "Seller/Depositor Notification", a Seller/Depositor Notification with respect to such event has already been delivered by the Master Servicer or the Special Servicer). Further, in connection with the events in Section 2.03(a), the Master Servicer or the Special Servicer, as applicable, shall prepare and deliver, in each case promptly upon becoming aware of such event, to the other such servicer, the Trustee and either the Depositor (with respect to a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust Mortgage Loan), as applicable, a Seller/Depositor Notification identifying and describing the circumstances identified in clauses (iii), (iv) and/or (vi), as applicable, of the definition of "Seller/Depositor Notification" (unless such notification has already been delivered). A copy of each such Seller/Depositor Notification shall also be delivered to the Controlling Class Representative and, in the case of an event described in clauses (v) and/or (vii) of the definition of "Seller/Depositor Notification", to either internal counsel to the Depositor (with respect to a Lehman Trust Mortgage Loan) or counsel to the UBS Mortgage Loan Seller (with respect to a UBS Trust Mortgage Loan), as applicable, to the extent the Trustee, Master Servicer or Special Servicer, as applicable, knows the identity of such person.

         (c) If one or more (but not all) of the Trust Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Depositor or the UBS Mortgage Loan Seller as contemplated by this Section 2.03, then, prior to the subject repurchase, the Depositor or the UBS Mortgage Loan Seller, as the case may be, or its designee shall use its reasonable efforts, subject to the terms of the related Trust Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Trust Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Trust Mortgage Loan(s) therein, on the other hand, such that those two groups of Trust Mortgage Loans are each secured only by the Mortgaged Properties identified in the Trust Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until
(i) the Controlling Class Representative, if one is then acting, has consented (which consent shall not be unreasonably withheld and shall be deemed to have been given if no written objection is received by the Depositor or the UBS Mortgage Loan Seller, as the case may be, within ten (10) Business Days of the Controlling Class Representative's receipt of a written request for such consent) and (ii) the Trustee has received from the Depositor or the UBS Mortgage Loan Seller, as the case may be, (A) an Opinion of Counsel to the effect that such termination would not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event to occur with respect to the Grantor Trust and (B) written confirmation from each Rating Agency that such termination would not cause an Adverse Rating Event to occur with respect to any Class of Certificates; and provided, further, that the Depositor, in the case of Lehman Trust Mortgage Loans, or the UBS Mortgage Loan Seller, in the case of UBS Trust Mortgage Loans, may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any Person on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Trust Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining the materiality of any Breach or Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Trust Mortgage Loan.

         (d) In the event the Depositor is obligated to repurchase any Lehman Trust Mortgage Loan pursuant to this Section 2.03, and/or the UBS Mortgage Loan Seller is obligated to repurchase any UBS Trust Mortgage Loan pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, such obligation shall extend to any REO Trust Mortgage Loan as to which (i) the subject Material Breach existed as to the subject predecessor Trust Mortgage Loan prior to the date the related Mortgaged Property became an REO Property or within 90 days thereafter, and (ii) the party having the repurchase obligation had received, no later than 90 days following the date on which the related Mortgaged Property became an REO Property, a Seller/Depositor Notification from the Trustee regarding the occurrence of the applicable Material Breach and directing such party to repurchase the subject Trust Mortgage Loan.

         (e) Notwithstanding the foregoing, if there exists a Breach of that portion of the representation or warranty on the part of the Depositor set forth in, or made pursuant to, Section 2.04(b)(xxvi) or Section 2.04(b)(xlviii), or on the part of the UBS Mortgage Loan Seller set forth in, or made pursuant to, paragraph (xxvi) or paragraph (xlviii) of Exhibit B to the UBS/Depositor Mortgage Loan Purchase Agreement, in each case specifically relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document for any Mortgage Loan requires the related Mortgagor to bear the reasonable costs and expenses associated with the subject matter of such representation or warranty, as set forth in such representation or warranty, then the Master Servicer shall (and the Special Servicer may) direct the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) in writing to wire transfer to the Pool Custodial Account, within 90 days of such party's receipt of such direction, the amount of any such reasonable costs and expenses incurred by the Trust that (i) are due from the Mortgagor, (ii) otherwise would have been required to be paid by the Mortgagor if such representation or warranty with respect to such costs and expenses had in fact been true, as set forth in the related representation or warranty, (iii) have not been paid by the Mortgagor, (iv) are the basis of such Breach and (v) constitute "Covered Costs". Upon payment of such costs, the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) shall be deemed to have cured such Breach in all respects. Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and neither the Depositor (in the case of a Lehman Trust Mortgage Loan) nor the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) shall be obligated to otherwise cure such Breach or repurchase the affected Trust Mortgage Loan under any circumstances. Amounts deposited in the Pool Custodial Account pursuant to this paragraph shall constitute "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)).

         (f) In connection with any repurchase of a Trust Mortgage Loan pursuant to or otherwise as contemplated by this Section 2.03, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions of the Mortgage File and other documents pertaining to such Trust Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release accompanied by a certification of a Servicing Officer to the effect that all amounts received or to be received in connection with such repurchase which are required to be deposited in the applicable Custodial Account pursuant to Section 3.04(a), 3.04A(a) or 3.04B(a), as applicable, have been deposited. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(f), and such other instruments as may be necessary or appropriate to transfer title to an REO Property or any interest therein in connection with the repurchase of an REO Trust Mortgage Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer.

         (g) The UBS/Depositor Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any UBS Trust Mortgage Loan. This Section 2.03 provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any Lehman Trust Mortgage Loan.

         SECTION 2.04. Representations, Warranties and Covenants of the
                       Depositor.

         (a) The Depositor hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Master Servicer and the Special Servicer, as of the Closing Date, that:

                  (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (vi) The transfer of the Trust Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (vii) The Depositor is not transferring the Trust Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

                  (viii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Trust Mortgage Loans to the Trustee pursuant to Section 2.01(a).

                  (ix) After giving effect to its transfer of the Trust Mortgage Loans to the Trustee pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

                  (x) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

                  (xi) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

                  (xii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (xiii) Except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of the Trust Mortgage Loans by the Depositor to the Trustee.

                  (xiv) Immediately prior to the transfer of the UBS Trust Mortgage Loans to the Trust pursuant to this Agreement (and assuming that the UBS Mortgage Loan Seller transferred to the Depositor good and marketable title to each UBS Trust Mortgage Loan, free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each UBS Trust Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the UBS Trust Mortgage Loans, exclusive of the servicing rights pertaining thereto.

         (b) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, with respect to each Lehman Trust Mortgage Loan only, as of the Closing Date or such other date specified in the particular representation and warranty, subject to the exceptions set forth on Schedule II hereto, as follows (the headings set forth in this Section 2.04(b) with respect to each representation and warranty being for convenience of reference only and in no way limiting, expanding or otherwise affecting the scope or subject matter thereof):

                  (i) Trust Mortgage Loan Schedule. The information pertaining to such Mortgage Loan set forth in the Trust Mortgage Loan Schedule was true and correct in all material respects as of its Due Date in January 2004.

                  (ii) Legal Compliance. If such Mortgage Loan was originated by a Lehman Mortgage Loan Seller or another Affiliate of the Depositor, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; and, if such Mortgage Loan was not originated by a Lehman Mortgage Loan Seller or another Affiliate of the Depositor, then, to the Depositor's actual knowledge, after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

                  (iii) Ownership of Lehman Trust Mortgage Loan. The Depositor owns such Mortgage Loan, has good title thereto, has full right, power and authority to sell, assign and transfer such Mortgage Loan and is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, exclusive of the servicing rights pertaining thereto; no provision of the Mortgage Note, Mortgage(s) or other loan documents relating to such Mortgage Loan prohibits or restricts the Depositor's right to assign or transfer such Mortgage Loan to the Trustee (except in the case of a Loan Combination, which may, pursuant to the related Co-Lender Agreement, require notice to one or more rating agencies or another lender which, if required, has already been provided); no governmental or regulatory approval or consent is required for the sale of such Mortgage Loan by the Depositor; and the Depositor has validly conveyed to the Trustee a legal and beneficial interest in and to such Mortgage Loan free and clear of any lien, claim or encumbrance of any nature.

                  (iv) No Holdback. The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of such Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts to be released pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property) and there is no requirement for future advances thereunder.

                  (v) Loan Document Status. Each of the related Mortgage Note, Mortgage(s), Assignment(s) of Leases, if separate from the related Mortgage, and other agreements executed in favor of the lender in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to the non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except that (A) such enforcement may be limited by (1) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (B) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in the foregoing clause (A), such limitations will not render that subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument. Such Mortgage Loan is non-recourse to the Mortgagor or any other Person except to the extent provided in certain nonrecourse carveouts and/or in any applicable guarantees. A natural person as individual guarantor has agreed, in effect, to be jointly and severally liable with the related Mortgagor, for all liabilities, costs, losses, damages or expenses suffered or incurred by the mortgagee under such Mortgage Loan by reason of or in connection with and to the extent of (A) any intentional fraud or material intentional misrepresentation by the related Mortgagor, (B) any breach on the part of the related Mortgagor of any environmental representations warranties, covenants or indemnity contained in the related Mortgage Loan documents, (C) misapplication or misappropriation of rents (received after an event of default), insurance proceeds or condemnation awards, and (D) the filing of a voluntary bankruptcy or insolvency proceeding by the related Mortgagor; provided that, in the case of any breach described in clause (B) of this paragraph, such entity (or individual) may instead cover through environmental insurance liabilities, costs, losses, damages, expenses and claims resulting from a breach of the obligations and indemnities of the related Mortgagor under the related Mortgage Loan documents relating to hazardous or toxic substances, radon or compliance with environmental laws.

                  (vi) No Right of Rescission. Subject to the limitations and exceptions as to enforceability set forth in paragraph (b)(v) above, there is no valid offset, defense, counterclaim or right to rescission, abatement or diminution with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection with such Mortgage Loan; and, as of the Closing Date, to the actual knowledge of the Depositor, no such claim has been asserted.

                  (vii) Assignments. The assignment of the related Mortgage(s) and Assignment(s) of Leases to the Trustee constitutes the legal, valid, binding and, subject to the limitations and exceptions as to enforceability set forth in paragraph (b)(v) above, enforceable assignment of such documents (provided that the unenforceability of any such assignment based on bankruptcy, insolvency, receivership, reorganization, liquidation, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally or based on general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) shall be a breach of this representation and warranty only upon the declaration by a court with jurisdiction in the matter that such assignment is to be unenforceable on such basis).

                  (viii) First Lien. Each related Mortgage is a valid and, subject to the limitations and exceptions in paragraph (b)(v) above, enforceable first lien on the related Mortgaged Property including all improvements thereon and appurtenances and rights related thereto, which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for the following (collectively, the "Permitted Encumbrances"): (A) the lien for real estate taxes, water charges, sewer rents and assessments not yet due and payable; (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment); (C) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (D) condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment); and (E) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; provided that, in the case of a Lehman Trust Mortgage Loan that is part of a Loan Combination, such Mortgage also secures the related Non-Trust Mortgage Loan(s). With respect to such Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related Mortgage, the current principal use or operation of the related Mortgaged Property or the ability of the related Mortgaged Property to generate sufficient cashflow to enable the related Mortgagor to timely pay in full the principal and interest on the related Mortgage Note (other than a Balloon Payment, which would require a refinancing). If the related Mortgaged Property is operated as a nursing facility or a hospitality property, the related Mortgage, together with any security agreement, chattel mortgage or similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest (subject only to any prior purchase money security interest, revolving credit lines and any personal property leases), to the extent such security interest can be perfected by the recordation of a Mortgage or the filing of a UCC financing statement, in all material personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property as presently operated by the Mortgagor, and that is located on the related Mortgaged Property, which personal property includes, in the case of Mortgaged Properties operated by the related Mortgagor as a nursing facility or hospitality property, all furniture, fixtures, equipment and other personal property located at the subject Mortgaged Property that are owned by the related Mortgagor and reasonably necessary or material to the operation of the subject Mortgaged Property. In the case of any Lehman Trust Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC financing statements have been filed as necessary, in each case, to perfect a valid first priority security interest, to the extent such security interest can be perfected by the inclusion of such provisions and the filing of a UCC financing statement, in the Mortgagor's right to receive related hotel room revenues with respect to such Mortgaged Property.

                  (ix) Taxes and Assessments. All taxes, governmental assessments, water charges, sewer rents or similar governmental charges (which, in all such cases, were directly related to the related Mortgaged Property and could constitute liens on the related Mortgaged Property prior to the lien of the related Mortgage), together with all ground rents, that prior to the related Due Date in January 2004 became due and payable in respect of, and materially affect, any related Mortgaged Property have been paid or are not yet delinquent, and the Depositor knows of no unpaid tax, assessment, ground rent, water charges or sewer rent, which, in all such cases, were directly related to the subject Mortgaged Property and could constitute liens on the subject Mortgaged Property prior to the lien of the related Mortgage, that prior to the Closing Date became due and delinquent in respect of any related Mortgaged Property, or in any such case an escrow of funds in an amount sufficient to cover such payments has been established.

                  (x) No Material Damage. As of the date of origination of such Mortgage Loan and, to the actual knowledge of the Depositor, as of the Closing Date, there was no pending proceeding for the total or partial condemnation of any related Mortgaged Property that materially affects the value thereof and such Mortgaged Property is free of material damage. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or other loan documents relating to such Mortgage Loan, the related Mortgage Loan documents provide that any condemnation awards will be applied (or, at the discretion of the mortgagee, will be applied) to either the repair or restoration of all or part of the related Mortgaged Property or the reduction of the outstanding principal balance of such Mortgage Loan.

                  (xi) Title Insurance. Each related Mortgaged Property is covered by an ALTA (or its equivalent) lender's title insurance policy issued by a nationally recognized title insurance company, insuring that each related Mortgage is a valid first lien on such Mortgaged Property in the original principal amount of such Mortgage Loan (or, if such Mortgage Loan is part of a Loan Combination, in the original principal amount of such Loan Combination) after all advances of principal, subject only to Permitted Encumbrances and, in the case of a Lehman Trust Mortgage Loan that is part of a Loan Combination, further subject to the fact that the related Mortgage also secures the related Non-Trust Mortgage Loan(s) (or, if such policy has not yet been issued, such insurance may be evidenced by a binding commitment or binding pro forma marked as binding and signed (either thereon or on a related escrow letter attached thereto) by the title insurer or its authorized agent) from a title insurer qualified and/or licensed in the applicable jurisdiction, as required, to issue such policy; such title insurance policy is in full force and effect, all premiums have been paid, is freely assignable and will inure to the benefit of the Trustee as sole insured as mortgagee of record, or any such commitment or binding pro forma is a legal, valid and binding obligation of such insurer; no claims have been made by the Depositor or any prior holder of such Mortgage Loan under such title insurance policy; and neither the Depositor nor the applicable Lehman Mortgage Loan Seller (or any of its Affiliates) has done, by act or omission, anything that would materially impair the coverage of any such title insurance policy; such policy or commitment or binding pro forma contains no exclusion for (or alternatively it insures over such exclusion, unless such coverage is unavailable in the relevant jurisdiction) (A) access to a public road,
         (B) that there is no material encroachment by any improvements on the related Mortgaged Property either to or from any adjoining property or across any easements on the related Mortgaged Property, and (C) that the land shown on the survey materially conforms to the legal description of the related Mortgaged Property.

                  (xii) Property Insurance. As of the date of its origination and, to the Depositor's actual knowledge, as of the Cut-off Date, all insurance required under each related Mortgage (except where a tenant, having an investment grade rating, is permitted to insure or self-insure under a lease) was in full force and effect with respect to each related Mortgaged Property; such insurance included (A) fire and extended perils insurance included within the classification "All Risk of Physical Loss" or the equivalent thereof in an amount (subject to a customary deductible) at least equal to the lesser of (1) 100% of the full insurable replacement cost of the improvements located on such Mortgaged Property without reduction for depreciation (except to the extent not permitted by applicable law) and (2) the initial principal balance of such Mortgage Loan (or the portion thereof allocable to such Mortgaged Property), and if applicable, the related hazard insurance policies contain appropriate endorsements to avoid application of co-insurance, (B) business interruption or rental loss insurance for a period of not less than 12 months, (C) comprehensive general liability insurance in an amount not less than $1 million per occurrence, (D) workers' compensation insurance (if the related Mortgagor has employees and if required by applicable law), and (E) if (1) such Mortgage Loan is secured by a Mortgaged Property located in the State of California or in "seismic zone" 3 or 4 and (2) a seismic assessment as described below revealed a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements on such Mortgaged Property, seismic insurance; it is an event of default under such Mortgage Loan if the above-described insurance coverage is not maintained by the related Mortgagor (except where a tenant, having an investment grade rating, is permitted to insure or self-insure under a lease) and the related loan documents provide that any reasonable out-of-pocket costs and expenses incurred by the mortgagee in connection with such default in obtaining such insurance coverage may be recovered from the related Mortgagor; the related Evidence of Property Insurance and certificate of liability insurance (which may be in the form of an Acord 27 or an Acord 25, respectively), or forms substantially similar thereto, provide that the related insurance policy may not be terminated or reduced without at least 10 days prior notice to the mortgagee and (other than those limited to liability protection) name the mortgagee and its successors as loss payee; no notice of termination or cancellation with respect to any such insurance policy has been received by the Depositor or the applicable Lehman Mortgage Loan Seller or, to the actual knowledge of Depositor, by any prior mortgagee under the subject Lehman Trust Mortgage Loan; all premiums under any such insurance policy have been paid through the Cut-off Date; the insurance policies specified in clauses (A), (B) and (C) above are required to be maintained with insurance companies having "financial strength" or "claims paying ability" ratings of at least "A:V" from A.M. Best Company or at least "A-" (or equivalent) from a nationally recognized statistical rating agency (or, with respect to certain blanket insurance policies, such other ratings as are in compliance with S&P's applicable criteria for rating the Certificates); and, except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or other loan documents relating to such Mortgage Loan, and subject to the related exception schedules, the related Mortgage Loan documents provide that any property insurance proceeds will be applied (or, at the discretion of the mortgagee, will be applied) either to the repair or restoration of all or part of the related Mortgaged Property or the reduction of the outstanding principal balance of such Mortgage Loan; provided that the related Mortgage Loan documents may entitle the related Mortgagor to any portion of such proceeds remaining after completion of the repair or restoration of the related Mortgaged Property or payment of amounts due under such Mortgage Loan. If the related Mortgaged Property is located in the State of California or in "seismic zone" 3 or 4, then:
         (A) either a seismic assessment was conducted with respect to the related Mortgaged Property in connection with the origination of such Mortgage Loan or earthquake insurance was obtained; and (B) the probable maximum loss for the related Mortgaged Property as reflected in such seismic assessment, if any, was determined based upon a return period of not less than 475 years, an exposure period of 50 years and a 10% probability of incidence. Schedule II-(xii) attached hereto is true and correct in all material respects.

                  (xiii) No Material Defaults. Other than payments due but not yet 30 days or more delinquent, there is (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note, the related Mortgage or other loan documents relating to such Mortgage Loan, and (B), to the knowledge of the Depositor, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration (A) that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Section 2.04(b) or (B) with respect to which: (1) neither the Depositor nor the applicable Lehman Mortgage Loan Seller has any actual knowledge and (2) written notice of the discovery thereof is not delivered to the Depositor by the Trustee or the Master Servicer on or prior to the date occurring twelve months after the Closing Date. Neither the Depositor nor any prior holder of the subject Lehman Trust Mortgage Loan has waived, in writing or with knowledge, any material default, breach, violation or event of acceleration under any of such documents. Under the terms of such Mortgage Loan, no person or party other than the mortgagee or its servicing agent may declare an event of default or accelerate the related indebtedness under such Mortgage Loan.

                  (xiv) No Payment Delinquency. As of the Closing Date, such Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Monthly Payment.

                  (xv) Interest Accrual Basis. Such Mortgage Loan accrues interest on an Actual/360 Basis, an Actual/Actual Basis or a 30/360 Basis; and such Mortgage Loan accrues interest (payable monthly in arrears) at a fixed rate of interest throughout the remaining term thereof (except if such Mortgage Loan is an ARD Mortgage Loan, in which case the accrual rate for interest will increase after its Anticipated Repayment Date, and except in connection with the occurrence of a default and the accrual of default interest).

                  (xvi) Subordinate Debt. Each related Mortgage or other loan document relating to such Mortgage Loan does not provide for or permit, without the prior written consent of the holder of the related Mortgage Note, any related Mortgaged Property or any direct controlling interest in the Mortgagor to secure any other promissory note or debt (other than another Mortgage Loan in the Trust Fund and, if such Mortgage Loan is part of a Loan Combination, the other Mortgage Loan(s) that are part of such Loan Combination, as applicable).

                  (xvii) Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Accordingly, either as of the date of origination or the Closing Date, the fair market value of the real property securing such Mortgage Loan was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Mortgage Loan. For purposes of the preceding sentence, the fair market value of the real property securing such Mortgage Loan was first reduced by the amount of any lien on such real property that is senior to the lien that secures such Mortgage Loan, and was further reduced by a proportionate amount of any lien that is on a parity with the lien that secures such Mortgage Loan. No action that occurs by operation of the terms of such Mortgage Loan would cause such Mortgage Loan to cease to be a "qualified mortgage", and such Mortgage Loan does not permit the release or substitution of collateral if such release or substitution (A) would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury regulations section 1.1001-3, (B) would cause such Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to clauses (A)(i) or (A)(ii) thereof) or (C) would cause a "prohibited transaction" within the meaning of Section 860F(a)(2) of the Code. The related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

                  (xviii) Prepayment Consideration. Prepayment Premiums and Yield Maintenance Charges payable with respect to such Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury regulations section 1.860G-1(b)(2).

                  (xix) Environmental Conditions. One or more environmental site assessments (or updates thereof) in each instance meeting American Society of Testing and Materials requirements were performed by an environmental consulting firm independent of the Depositor and the Depositor's Affiliates with respect to each related Mortgaged Property during the 12-month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) and/or update(s) referenced herein, has no knowledge of, and has not received actual notice of, any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then (1) the same have been remediated in all material respects, (2) sufficient funds have been escrowed or a letter of credit, guaranty or other instrument has been delivered for purposes of covering the estimated costs of such remediation, (3) the responsible party set forth on Schedule II-(xix) (which responsible party has been reasonably determined by the applicable Lehman Mortgage Loan Seller to have the creditworthiness to do so) is currently taking remedial or other appropriate action to address the environmental issue consistent with the recommendations in such site assessment, (4) the cost of the environmental issue relative to the value of such Mortgaged Property was de minimis, or (5) environmental insurance has been obtained.

                  The Mortgagor with respect to such Mortgage Loan has represented, warranted and covenanted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the related Mortgaged Property, any Hazardous Materials in any manner which violates applicable federal, state or local laws governing the use, storage, handling, production or disposal of Hazardous Materials at the related Mortgaged Property and (A) the related Mortgagor and a natural person have agreed to indemnify the mortgagee under such Mortgage Loan, and its successor and assigns, against any losses, liabilities, damages, penalties, fines, claims and reasonable out-of-pocket expenses (excluding lost profits, consequential damages and diminution of value of the related Mortgaged Property, provided that no Lehman Trust Mortgage Loan with an original principal balance equal to or greater than $15,000,000 contains an exclusion for "diminution in value" of the related Mortgaged Property) paid, suffered or incurred by such mortgagee resulting from such Mortgagor's material violation of any environmental law or a material breach of the environmental representations and warranties or covenants given by the related Mortgagor in connection with such Mortgage Loan or (B) environmental insurance has been obtained. If such Mortgage Loan is a Mortgage Loan as to which neither a natural person has provided the indemnity set forth above nor environmental insurance has been obtained, such Mortgage Loan is set forth on Schedule II-(xix).

                  The Depositor has not taken any action with respect to such Mortgage Loan or the related Mortgaged Property that could subject the Depositor or its successors and assigns in respect of such Mortgage Loan to liability under CERCLA or any other applicable federal, state or local environmental law. The related Mortgage or other loan documents require the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

                  (xx) Realization Against Real Estate Collateral. The related Mortgage Note, Mortgage(s), Assignment(s) of Leases and other loan documents securing such Mortgage Loan, if any, contain customary and, subject to the limitations and exceptions as to enforceability in paragraph (b)(v) above, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property or Properties of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

                  (xxi) Bankruptcy. The related Mortgagor is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding; provided, however, that this representation and warranty does not cover any such bankruptcy, reorganization, insolvency or comparable proceeding with respect to which: (1) neither the Depositor nor the applicable Lehman Mortgage Loan Seller has any actual knowledge and (2) written notice of the discovery thereof is not delivered to the Depositor by the Trustee or the Master Servicer on or prior to the date occurring twelve months after the Closing Date.

                  (xxii) Loan Security. Such Mortgage Loan is secured by a Mortgage on either a fee simple interest or a leasehold estate in a commercial property or multifamily property, including the related Mortgagor's interest in the improvements on the related Mortgaged Property.

                  (xxiii) Amortization. Such Mortgage Loan does not provide for negative amortization unless such Mortgage Loan is an ARD Mortgage Loan, in which case it may occur only after the Anticipated Repayment Date.

                  (xxiv) Whole Loan. Such Mortgage Loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent interest in the form of participation in the cash flow of the related Mortgaged Property.

                  (xxv) Due-on-Encumbrance. Each Lehman Trust Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or Rating Agency confirmation that an Adverse Rating Event with respect to any Class of Certificates would not occur, any related Mortgaged Property, any direct interest therein or any direct controlling interest in the Mortgagor is directly encumbered in connection with subordinate financing; and, except in the case of a Lehman Trust Mortgage Loan that is part of a Loan Combination (for which such consent has been granted with respect to the related Non-Trust Mortgage Loan(s)), and except for the respective Lehman Trust Mortgage Loans secured by the Mortgaged Properties listed on Schedule II-(xxv) (for which such consent has been granted with respect to mezzanine debt), no such consent has been granted by the applicable Lehman Mortgage Loan Seller. To the Depositor's knowledge, no related Mortgaged Property is encumbered in connection with subordinate financing (except that each Mortgaged Property securing a Lehman Trust Mortgage Loan that is part of a Loan Combination also secures the related Non-Trust Mortgage Loan(s)); however, if the related Mortgaged Property is listed on Schedule II-(xxv), then certain direct controlling equity holders in the related Mortgagor are known to the Depositor to have incurred debt secured by their ownership interest in the related Mortgagor.

                  (xxvi) Due-on-Sale. Except with respect to transfers of certain non-controlling and/or minority interests in the related Mortgagor as specified in the related Mortgage or with respect to transfers of interests in the related Mortgagor between immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related Mortgagor, each Lehman Trust Mortgage Loan contains either (A) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the prior written consent of the mortgagee or rating agency confirmation, or (B) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the related Mortgagor having satisfied certain conditions specified in the related Mortgage with respect to permitted transfers (which conditions are consistent with the practices of prudent commercial mortgage lenders). The Mortgage (under either specific or general expense provisions) requires the Mortgagor to pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the Mortgage for all actions involving the transfer of interests in such Mortgagor or the related Mortgaged Property requiring such consent or approval under the Mortgage including the cost of any required counsel opinions relating to REMIC or other securitization and tax issues.

                  (xxvii) Mortgagor Concentration. Such Mortgage Loan, together with any other Lehman Trust Mortgage Loan made to the same Mortgagor or to an Affiliate of such Mortgagor, does not represent more than 5% of the Initial Pool Balance.

                  (xxviii) Waivers; Modifications. Except as set forth in a written instrument included in the related Mortgage File, the (A) material terms of the related Mortgage Note, the related Mortgage(s) and any related loan agreement and/or lock-box agreement have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgagee in any manner, and (B) no portion of a related Mortgaged Property has been released from the lien of the related Mortgage, in the case of (A) and/or (B), to an extent or in a manner that in any such event materially interferes with the security intended to be provided by such document or instrument. Schedule II-(xxviii) identifies each Lehman Trust Mortgage Loan as to which, since the latest date the related due diligence materials were delivered to Allied Capital Corporation, there has been given, made or consented to an alteration, modification or assumption of the terms of the related Mortgage Note, Mortgage(s) or any related loan agreement and/or lock-box agreement and/or as to which, since such date, there has been a waiver other than as related to routine operational matters or minor covenants.

                  (xxix) Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator during the six-month period prior to the related origination date.

                  (xxx) Property Release. The terms of the related Mortgage Note, Mortgage(s) or other loan document securing such Mortgage Loan do not provide for the release from the lien of such Mortgage of any portion of the related Mortgaged Property that is necessary to the operation of such Mortgaged Property or was given material value in the underwriting of such Mortgage Loan at origination, without (A) payment in full of such Mortgage Loan, (B) delivery of Defeasance Collateral in the form of "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), (C) payment of a release price equal to at least 125% of the amount of such Mortgage Loan allocated to the related Mortgaged Property or (D) the satisfaction of certain underwriting and legal requirements which would be considered reasonable by a prudent institutional commercial mortgage lender.

                  (xxxi) Qualifications; Licensing; Zoning. The related Mortgagor has covenanted in the related Mortgage Loan documents to maintain the related Mortgaged Property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and the related originator performed the type of due diligence in connection with the origination of such Mortgage Loan customarily performed by prudent institutional commercial and multifamily mortgage lenders with respect to the foregoing matters; the Depositor has received no notice of any material violation of, to the extent is has not been grandfathered under, any applicable laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of the related Mortgaged Property (unless affirmatively covered by the title insurance referred to in paragraph (b)(xi) above (or an endorsement thereto)); to the Depositor's knowledge (based on surveys, opinions, letters from municipalities and/or title insurance obtained in connection with the origination of such Mortgage Loan), no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property, in effect at the time of origination of such Mortgage Loan, to an extent which would have a material adverse affect on the related Mortgagor's use and operation of such Mortgaged Property (unless grandfathered with respect thereto or affirmatively covered by the title insurance referred to in paragraph (b)(xi) above (or an endorsement thereto)), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent. For purposes of this paragraph, a Mortgaged Property shall be deemed "grandfathered" with respect to any laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of the related Mortgaged Property, if and to the extent that any of the construction, occupancy, use and operation of such Mortgaged
         Property: (A) conformed in all material respects with such laws, zoning ordinances, rules, covenants and restrictions affecting the improvements on the related Mortgaged Property at the time the improvements on the related Mortgaged Property were initially constructed or put into operation; and/or (B) was not addressed or otherwise prohibited by any such laws, zoning ordinances, rules, covenants and restrictions affecting the related Mortgaged Property at the time the improvements on the related Mortgaged Property were initially constructed or put into operation.

                  (xxxii) Property Financial Statements. The related Mortgagor has covenanted in the related Mortgage Loan documents to deliver to the mortgagee annual operating statements, rent rolls and related information of each related Mortgaged Property and annual financial statements. If such Mortgage Loan had an original principal balance greater than $3 million, then the related Mortgagor has covenanted to provide such operating statements, rent rolls and related information on a quarterly basis. If such Mortgage Loan has an original principal balance equal to or greater than $20 million, the related Mortgagor, if it obtains an audited financial statement, is required to provide a copy thereof to the holder of such Mortgage Loan at the related mortgagee's request.

                  (xxxiii) Single Purpose Entity. If such Mortgage Loan has a Cut-off Date Balance in excess of $25 million, then the related Mortgagor is obligated by its organizational documents and the related Mortgage Loan documents to be a Single Purpose Entity for so long as such Mortgage Loan is outstanding; and, if such Mortgage Loan has a Cut-off Date Balance greater than $5 million and less than $25 million, then the related Mortgagor is obligated by its organizational documents and/or the related Mortgage Loan documents to own the related Mortgaged Property and no other material assets, except such as are incidental to the ownership of such Mortgaged Property for so long as such Mortgage Loan is outstanding. For purposes of this representation, "Single Purpose Entity" means an entity whose organizational documents or the related Mortgage Loan documents provide substantially to the effect that such entity: (A) is formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing such Mortgage Loan, (B) may not engage in any business unrelated to the related Mortgaged Property or Mortgaged Properties, (C) does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties and (D) may not incur indebtedness other than as permitted by the related Mortgage or other Mortgage Loan documents. If such Mortgage Loan has an initial principal balance of $25 million and above and the related Mortgagor is a single member limited liability company, such Mortgagor's organizational documents provide that such Mortgagor shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of its sole member and is organized in a jurisdiction that provides for such continued existence and there was obtained opinion of counsel confirming such continued existence. If such Mortgage Loan has, or is part of a group of Lehman Trust Mortgage Loans with affiliated Mortgagors having, a Cut-off Date Balance equal to or greater than 2% of the Initial Pool Balance, or if such Mortgage Loan has an original principal balance equal to or greater than $25 million, there was obtained an opinion of counsel regarding non-consolidation of such Mortgagor.

                  (xxxiv) Advancing of Funds. No advance of funds has been made, directly or indirectly, by the originator or the Depositor to the related Mortgagor other than pursuant to the related Mortgage Note; and, to the actual knowledge of the Depositor, no funds have been received from any Person other than such Mortgagor for or on account of payments due on the related Mortgage Note.

                  (xxxv) Legal Proceedings. To the Depositor's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or any related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property or the ability of such Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

                  (xxxvi) Originator Duly Authorized. To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was qualified and authorized to do business in each jurisdiction in which a related Mortgaged Property is located at all times when it held such Mortgage Loan to the extent necessary to ensure the enforceability of such Mortgage Loan.

                  (xxxvii) Trustee under Deed of Trust. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and no fees and expenses are payable to such trustee except in connection with a trustee sale of the related Mortgaged Property following a default or in connection with the release of liens securing such Mortgage Loan and any such fees and expenses are the obligation of the Mortgagor under the terms of the Mortgage.

                  (xxxviii) Cross-Collateralization. The related Mortgaged Property is not, to the Depositor's knowledge, collateral or security for any mortgage loan that is not in the Trust Fund, and if such Mortgage Loan is cross-collateralized, it is cross-collateralized only with other Mortgage Loans in the Trust Fund, except that a Lehman Trust Mortgage Loan that is part of a Loan Combination is secured by one or more Mortgaged Properties that also secure the related Non-Trust Mortgage Loan(s). The security interest/lien on each material item of collateral for such Mortgage Loan has been assigned to the Trustee.

                  (xxxix) Flood Hazard Insurance. None of the improvements on any related Mortgaged Property are located in a flood hazard area as defined by the Federal Insurance Administration or, if any portion of the improvements on the related Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the Mortgagor has obtained and is required to maintain flood insurance.

                  (xl) Engineering Assessments. One or more engineering assessments or updates of a previously conducted engineering assessment were performed by an Independent engineering consulting firm with respect to each related Mortgaged Property during the 12-month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with such assessment(s) and or update(s), does not have any knowledge of any material and adverse engineering condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and, to the extent such assessments revealed deficiencies, deferred maintenance or similar conditions, either (A) the estimated cost has been escrowed or a letter of credit has been provided, (B) repairs have been made or (C) the scope of the deferred maintenance relative to the value of such Mortgaged Property was de minimis.

                  (xli) Escrows. All escrow deposits and payments relating to such Mortgage Loan are under control of the Depositor or the servicer of such Mortgage Loan and all amounts required as of the date hereof under the related Mortgage Loan documents to be deposited by the related Mortgagor have been deposited. The Depositor is transferring to the Trustee all of its right, title and interest in and to such amounts.

                  (xlii) Licenses, Permits and Authorizations. The related Mortgagor has represented in the related Mortgage Loan documents that, and to the actual knowledge of the Depositor, as of the date of origination of such Mortgage Loan, all material licenses, permits and authorizations then required for use of the related Mortgaged Property by such Mortgagor, the related lessee, franchisor or operator have been issued and were valid and in full force and effect.

                  (xliii) Origination, Servicing and Collection Practices. The origination, servicing and collection practices used by the Depositor or any prior holder of the related Mortgage Note with respect to such Mortgage Loan have been in all respects legal and have met customary industry standards.

                  (xliv) Fee Simple. Unless such Mortgage Loan is covered by the representation and warranty in the immediately following paragraph
         (xlv), such Mortgage Loan is secured in whole or in material part by a fee simple interest.

                  (xlv) Leasehold Interest Only. If such Mortgage Loan is secured in whole or in material part by the interest of the related Mortgagor as a lessee under a Ground Lease but not by the related fee interest, then:

                           (A) such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date;

                           (B) upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such Ground Lease is assignable to the Trustee without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Trustee and its successors without a need to obtain the consent of such lessor (or, if any such consent is required, it has been obtained prior to the Closing Date or may not be unreasonably withheld);

                           (C) such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Mortgage Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns;

                           (D) unless otherwise set forth in such Ground Lease, such Ground Lease does not permit any increase in the amount of rent payable by the ground lessee thereunder during the term of such Mortgage Loan;

                           (E) such Ground Lease was in full force and effect as of the date of origination of the related Mortgage Loan and, at the Closing Date, such Ground Lease is in full force and effect; to the actual knowledge of the Seller, except for payments due but not yet 30 days or more delinquent, (1) there is no material default under such Ground Lease, and (2) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease;

                           (F) such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, requires the lessor thereunder to give notice of any default by the lessee to such mortgagee; and such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, further provides either (1) that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease, estoppel or consent letter or (2) that upon any termination of such Ground Lease the lessor will enter into a new lease with such mortgagee upon such mortgagee's request;

                           (G) based upon the related policy of title insurance, the ground lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest and any Permitted Encumbrances;

                           (H) the mortgagee under such Mortgage Loan is permitted a reasonable opportunity to cure any curable default under such Ground Lease (not less than the time provided to the related lessee under such ground lease to cure such default) before the lessor thereunder may terminate or cancel such Ground Lease;

                           (I) such Ground Lease has a currently effective term (including any options exercisable by the holder of the related Mortgage) that extends not less than 20 years beyond the Stated Maturity Date of the related Mortgage Loan;

                           (J) under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor and the related Mortgage Loan documents, taken together, any related insurance proceeds, other than de minimis amounts for minor casualties, with respect to the leasehold interest, or condemnation proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest thereon;

                           (K) such Ground Lease does not impose any restrictions on use or subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

                           (L) upon the request of the mortgagee under such Mortgage Loan, the ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason prior to the expiration of the term thereof, including as a result of the rejection of the Ground Lease in a bankruptcy of the related Mortgagor unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor; and

                           (M) the terms of the related Ground Lease have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage, except as set forth in an instrument or document contained in the related Mortgage File.

                  (xlvi) Fee Simple and Leasehold Interest. If such Mortgage Loan is secured by the interest of the related Mortgagor under a Ground Lease and by the related fee interest, then (A) such fee interest is subject, and subordinated of record, to the related Mortgage, (B) the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such fee interest, and (C) upon occurrence of a default under the terms of the related Mortgage by the related Mortgagor, the mortgagee under such Mortgage Loan has the right (subject to the limitations and exceptions set forth in paragraph (b)(v) above) to foreclose upon or otherwise exercise its rights with respect to such fee interest.

                  (xlvii) Tax Lot; Utilities. Each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy; and each related Mortgaged Property is served by a public or other acceptable water system, a public sewer (or, alternatively, a septic) system, and other customary utility facilities.

                  (xlviii) Defeasance. If such Mortgage Loan is a Defeasance Mortgage Loan, the related Mortgage Loan documents require the related Mortgagor to pay all reasonable costs associated with the defeasance thereof, and either: (A) require the prior written consent of, and compliance with the conditions set by, the holder of such Mortgage Loan for defeasance or (B) require that (1) defeasance may not occur prior to the second anniversary of the Closing Date, (2) the Defeasance Collateral must be government securities within the meaning of Treasury regulations section 1.860G-2(a)(8)(i) and must be sufficient to make all scheduled payments under the related Mortgage Note when due (assuming for each ARD Mortgage Loan that it matures on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences) or, in the case of a partial defeasance that effects the release of a material portion of the related Mortgaged Property, to make all scheduled payments under the related Mortgage Note on that part of such Mortgage Loan equal to at least 110% of the allocated loan amount of the portion of the Mortgaged Property being released, (3) an independent accounting firm (which may be the Mortgagor's independent accounting firm) certify that the Defeasance Collateral is sufficient to make such payments, (4) such Mortgage Loan be assumed by a successor entity designated by the holder of such Mortgage Loan (or by the Mortgagor with the approval of such lender), and (5) counsel provide an opinion letter to the effect that the Trustee has a perfected security interest in such Defeasance Collateral prior to any other claim or interest.

                  (xlix) Primary Servicing Rights. No Person has been granted or conveyed the right to primary service such Mortgage Loan or receive any consideration in connection therewith except (A) as contemplated in this Agreement with respect to primary servicers that are to be sub-servicers of the Master Servicer, (B) as has been conveyed to Wachovia, in its capacity as a primary servicer, or (C) as has been terminated.

                  (l) Mechanics' and Materialmen's Liens. As of origination and, to the Depositor's knowledge, as of the Closing Date, (A) the related Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are not bonded, insured against or escrowed for, and (B) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage (unless affirmatively covered by the title insurance referred to in paragraph (b)(xi) above (or an endorsement thereto)). The Depositor has not received actual notice with respect to such Mortgage Loan that any mechanics' and materialmen's liens have encumbered such Mortgaged Property since origination that have not been released, bonded, insured against or escrowed for.

                  (li) Due Date. The Due Date for such Mortgage Loan is scheduled to be the first day, the eighth day or the eleventh day of each month.

                  (lii) Assignment of Leases. Subject only to Permitted Encumbrances, the related Assignment of Leases set forth in or separate from the related Mortgage and delivered in connection with such Mortgage Loan establishes and creates a valid and, subject only to the exceptions and limitations in paragraph (b)(v) above, enforceable first priority lien and first priority security interest in the related Mortgagor's right to receive payments due under any and all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the related Mortgaged Property subject to the related Mortgage, except that a license may have been granted to the related Mortgagor to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases; and each assignor thereunder has the full right to assign the same.

                  (liii) Mortgagor Formation or Incorporation. To the Depositor's knowledge, the related Mortgagor is a Person formed or incorporated in a jurisdiction within the United States.

                  (liv) No Ownership Interest in Mortgagor. The Depositor has no ownership interest in the related Mortgaged Property or the related Mortgagor other than as the holder of such Mortgage Loan being sold and assigned, and neither the Depositor nor any affiliate of the Depositor has any obligation to make any capital contributions to the related Mortgagor under the Mortgage or any other related Mortgage Loan document.

                  (lv) No Undisclosed Common Ownership. To the Depositor's knowledge, no two properties securing Lehman Trust Mortgage Loans are directly or indirectly under common ownership.

                  (lvi) Loan Outstanding. Such Mortgage Loan has not been satisfied in full, and except as expressly contemplated by the related loan agreement or other documents contained in the related Mortgage File, no material portion of the related Mortgaged Property has been released.

                  (lvii) Usury. Such Mortgage Loan complied with or was exempt from all applicable usury laws in effect at its date of origination.

                  (lviii) ARD Mortgage Loan. If such Mortgage Loan is an ARD Mortgage Loan, then:

                           (A) the related Anticipated Repayment Date is not less than five years from the origination date for such Mortgage Loan;

                           (B) such Mortgage Loan provides that from the related Anticipated Repayment Date through the maturity date for such Mortgage Loan, all excess cash flow (net of normal monthly debt service on such Mortgage Loan, monthly expenses reasonably related to the operation of the related Mortgaged Property, amounts due for reserves established under such Mortgage Loan, and payments for any other expenses, including capital expenses, related to such Mortgaged Property which are approved by mortgagee) will be applied to repay principal and accrued interest due under such Mortgage Loan;

                           (C) no later than the related Anticipated Repayment Date, the related Mortgagor is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account controlled by the mortgagee under such Mortgage Loan; and

                           (D) the interest rate of such Mortgage Loan will increase by at least two (2) percentage points in connection with the passage of its Anticipated Repayment Date.

                  (lix) Appraisal. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

         For purposes of the foregoing representations and warranties in this
Section 2.04(b), the phrases "to the knowledge of the Depositor" or "to the Depositor's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Depositor and the applicable Lehman Mortgage Loan Seller regarding the matters referred to, in each case (i) after having conducted such inquiry and due diligence into such matters as would be customarily performed by prudent institutional commercial or multifamily (as applicable) mortgage lenders, and in all events as required by the Depositor's and/or the Lehman Mortgage Loan Seller's underwriting practices, at the time of the origination of the particular Lehman Trust Mortgage Loan, with respect to the origination of multifamily or commercial (as applicable) mortgage loans intended for securitization and (ii) subsequent to such origination, utilizing such servicing and monitoring practices as would satisfy the Servicing Standard; and the phrases "to the actual knowledge of the Depositor" or "to the Depositor's actual knowledge" shall mean, except where otherwise expressly set forth below, the actual state of the Depositor's and the applicable Lehman Mortgage Loan Seller's knowledge without any express or implied obligation to make inquiry. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge and the actual knowledge of the Depositor and the applicable Lehman Mortgage Loan Seller. Wherever there is a reference to receipt by, or possession of, the Depositor of any information or documents, or to any action taken by the Depositor or not taken by the Depositor or its agents or employees, such reference shall include the receipt or possession of such information or documents by, or the taking or not taking of such action by any of the Depositor, the applicable Lehman Mortgage Loan Seller or any servicer acting on behalf of either.

         Except as expressly provided in Section 2.04(a), the Depositor does not make any representations or warranties regarding the UBS Trust Mortgage Loans.

         (c) The representations, warranties and covenants of the Depositor set forth in Section 2.04(a) and Section 2.04(b) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of such representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties.


         SECTION 2.05. Acceptance of Grantor Trust Assets by Trustee; Issuance
                       of the Class V Certificates.

         It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Additional Interest received on or with respect to the ARD Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto constitute a grantor trust for federal income tax purposes. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the Grantor Trust Assets and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of the Grantor Trust Assets, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing, in the aggregate, the entire beneficial ownership of the Grantor Trust. The rights of Holders of the Class V Certificates, to receive distributions from the proceeds of the Grantor Trust Assets, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement. The Class V Certificates shall evidence the entire beneficial ownership of the Grantor Trust.


         SECTION 2.06. Execution, Authentication and Delivery of Class R-I
                       Certificates; Creation of REMIC I Regular Interests.

         The Trustee hereby acknowledges the assignment to it of the assets included in REMIC I. Concurrently with such assignment and in exchange therefor,
(a) the REMIC I Regular Interests have been issued, and (b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

         SECTION 2.07. Conveyance of REMIC I Regular Interests; Acceptance of
                       REMIC II by Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Class R-II Certificates and REMIC III as the holder of the REMIC II Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Certificates and the REMIC III Certificates.


         SECTION 2.08. Execution, Authentication and Delivery of Class R-II
                       Certificates; Creation of REMIC II Regular Interests.

         Concurrently with the assignment to the Trustee of the REMIC I Regular Interests and in exchange therefor, (a) the REMIC II Regular Interests have been issued and (b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The rights of the Class R-II Certificateholders and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Certificates and the REMIC II Regular Interests, shall be as set forth in this Agreement.


         SECTION 2.09. Conveyance of REMIC II Regular Interests; Acceptance of
                       REMIC III by Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.


         SECTION 2.10. Execution, Authentication and Delivery of REMIC III
                       Certificates.

         Concurrently with the assignment to the Trustee of the REMIC II Regular Interests and in exchange therefor, pursuant to the written request of the Depositor executed by an officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC
III. The rights of the Holders of the respective Classes of REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND


         SECTION 3.01. Administration of the Mortgage Loans.

         (a) All of the Mortgage Loans and REO Properties are to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder. Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of a Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)), as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement; (iii) the express terms of the respective Mortgage Loans and any and all related intercreditor, co-lender or similar agreements (including with respect to performing the duties of the holders of the respective Trust Mortgage Loans thereunder (to the extent not inconsistent with this Agreement and to the extent consistent with the Servicing Standard)); and (iv) to the extent consistent with the foregoing, the Servicing Standard. The Master Servicer or the Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all of the Performing Mortgage Loans and shall render such services with respect to the Specially Serviced Mortgage Loans as are specifically provided for herein, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to the Performing Mortgage Loans as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

         (b) Subject to Sections 3.01(a), 3.20, 6.11, 6.12 and 6.13 (taking account of Sections 6.11(b), 6.12(b) and 6.13(b)), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone (or, to the extent contemplated by Section 3.22 of this Agreement, through subservicers), to do or cause to be done any and all things in connection with the servicing and administration contemplated by Section 3.01(a) that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and each Non-Trust Mortgage Loan Noteholder to execute and deliver, on behalf of the Certificateholders, the Trustee and the Non-Trust Mortgage Loan Noteholders or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Sections 3.20, 3.01(a), 6.11, 6.12 and 6.13 (taking account of Sections 6.11(b), 6.12(b) and 6.13(b)), any and all modifications, extensions, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or of assignment, and all other comparable instruments; and (iv) any and all instruments that such party may be required to execute on behalf of the Trustee in connection with the defeasance of a Mortgage Loan as contemplated in this Agreement. Subject to
Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or
(ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

         (c) The parties hereto acknowledge that the MGM Tower Loan Pair is subject to the terms and conditions of the MGM Tower Co-Lender Agreement. The parties hereto further recognize the respective rights and obligations of the MGM Tower Noteholders under the MGM Tower Co-Lender Agreement, including with respect to (i) the allocation of collections on or in respect of the MGM Tower Loan Pair, and the making of payments, to the MGM Tower Noteholders in accordance with Section 4.01 of the MGM Tower Co-Lender Agreement, (ii) the allocation of expenses and losses relating to the MGM Tower Loan Pair to the MGM Tower Noteholders in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement, (iii) the purchase of the MGM Tower Trust Mortgage Loan by the MGM Tower Non-Trust Mortgage Loan Noteholder or its designee in accordance with
Section 4.03 of the MGM Tower Co-Lender Agreement, and (iv) the right of the MGM Tower Non-Trust Mortgage Loan Noteholder or its designee to cure certain events of default occurring with respect to the MGM Tower Trust Mortgage Loan in accordance with Sections 7.01 and 7.02 of the MGM Tower Co-Lender Agreement.

         In the event that neither the MGM Tower Trust Mortgage Loan nor any related REO Property is an asset of the Trust Fund and the servicing and administration of the MGM Tower Loan Pair and any related REO Property is to be governed by a separate servicing agreement and not by this Agreement, as contemplated by Section 3.01 of the MGM Tower Co-Lender Agreement, the Master Servicer and, if the MGM Tower Loan Pair is then being specially serviced hereunder or the MGM Tower Mortgaged Property has become an REO Property, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the MGM Tower Loan Pair and the MGM Tower Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.

         If at any time, neither the MGM Tower Trust Mortgage Loan nor any related REO Property is an asset of the Trust Fund, and if a separate servicing agreement with respect to the MGM Tower Loan Pair or any REO Property, as applicable, has not been entered into as contemplated by Section 3.01 of the MGM Tower Co-Lender Agreement, and notwithstanding that neither the MGM Tower Trust Mortgage Loan nor any related REO Property is an asset of the Trust Fund, then the Master Servicer and, if applicable, the Special Servicer shall continue to service and administer the MGM Tower Loan Pair and/or any related REO Property, for the benefit of the respective holders of such Loan Combination, under this Agreement as if the MGM Tower Loan Pair or any related REO Property were



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the sole assets subject hereto, with certain references in this Agreement applicable to the Trust, the Trustee, the Certificates, the Certificateholders (or any subgroup thereof) or any representative of any such Certificates, all being construed to refer to such similar terms as are applicable to the then current holder of the Mortgage Note for the MGM Tower Trust Mortgage Loan.

         (d) The parties hereto acknowledge that the GIC Office Loan Group is subject to the terms and conditions of the GIC Office Co-Lender Agreement. The parties hereto further recognize the respective rights and obligations of the GIC Office Noteholders under the GIC Office Co-Lender Agreement, including with respect to: (i) the allocation of collections on or in respect of the GIC Office Loan Group, and the making of payments, to the GIC Office Noteholders in accordance with Section 4.01 of the GIC Office Co-Lender Agreement, (ii) the allocation of expenses and losses relating to the GIC Office Loan Group to the GIC Office Noteholders in accordance with Section 4.02 of the GIC Office Co-Lender Agreement, (iii) the sharing of certain expenses in accordance with
Section 4.05 of the GIC Office Co-Lender Agreement, (iv) the purchase of the GIC Office Trust Mortgage Loan (together with the GIC Office Pari Passu Non-Trust Mortgage Loans) by the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder or its designee in accordance with Section 4.03 of the GIC Office Co-Lender Agreement, and (v) the right of the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder or a designee thereof to cure certain events of default occurring with respect to the GIC Office Note A Mortgage Loans in accordance with Sections 7.01 and 7.02 of the GIC Office Co-Lender Agreement.

         In the event that neither the GIC Office Trust Mortgage Loan nor any related REO Property is an asset of the Trust Fund and the servicing and administration of the GIC Office Loan Group and any related REO Property is to be governed by a separate servicing agreement and not by this Agreement, as contemplated by Section 3.01 of the GIC Office Co-Lender Agreement, the Master Servicer and, if the GIC Office Loan Group is then being specially serviced hereunder or the GIC Office Mortgaged Property has become an REO Property, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the GIC Office Loan Group and the GIC Office Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. Prior to entering into a separate servicing agreement in accordance with the foregoing sentence, the "Lead Lender" (as defined in the GIC Office Co-Lender Agreement) is required to provide the GIC Office Pari Passu Non-Trust Mortgage Loan Noteholders with written confirmation from each applicable nationally recognized statistical rating organization then rating any GIC Office Pari Passu Non-Trust Mortgage Loan Securities, that the servicing and administration of the GIC Office Loan Group and/or any GIC Office REO Property under such new servicing agreement will not result in an Adverse Rating Event.

         If at any time, neither the GIC Office Trust Mortgage Loan nor any related REO Property is an asset of the Trust Fund, and if a separate servicing agreement with respect to the GIC Office Loan Group or any REO Property, as applicable, has not been entered into as contemplated by Section 3.01 of the GIC Office Co-Lender Agreement (or the rating agency confirmation referred to in the last sentence of the preceding paragraph has not been received), and notwithstanding that neither the GIC Office Trust Mortgage Loan nor any related REO Property is an asset of the Trust Fund, then the Master Servicer and, if applicable, the Special Servicer shall continue to service and administer the GIC Office Loan



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


Group and/or any related REO Property, for the benefit of the respective holders of such Loan Combination, under this Agreement as if the GIC Office Loan Group or any related REO Property were the sole assets subject hereto, with certain references in this Agreement applicable to the Trust, the Trustee, the Certificates, the Certificateholders (or any subgroup thereof) or any representative of any such Certificateholders, all being construed to refer to such similar terms as are applicable to the then current holder of the Mortgage Note for the GIC Office Trust Mortgage Loan.

         (e) The Master Servicer shall use efforts consistent with the Servicing Standard to have prepared, executed and delivered by the applicable party (and included in the Servicing File), not later than the later of (i) 30 days following the Master Servicer's receipt of the subject franchisor comfort letter, guaranty of payment or letter of credit and (ii) the expiration of the period that may be required for such transfer or assignment pursuant to the terms of the applicable franchisor comfort letter, guaranty of payment or letter of credit, if any, (A) with respect to any Mortgage Loan secured by a hospitality property (and with respect to which a franchise agreement constitutes part of the related Mortgage File on the Closing Date), any original transfer or assignment documents necessary to transfer or assign to the Trustee any rights under the related franchisor comfort letter; and (B) with respect to any Mortgage Loan that has a related guaranty or letter of credit that constitutes part of the related Mortgage File on the Closing Date, any original transfer or assignment documents necessary to transfer or assign to the Trustee any rights under the related guaranty of payment or letter of credit. In the event, with respect to a Trust Mortgage Loan with a related letter of credit, it is determined by the Master Servicer that a draw under such letter of credit has become necessary under the terms thereof prior to the assignment under clause
(B) of the preceding sentence having been effected, the Master Servicer shall direct (in writing) the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) to make such draw or to cause such draw to be made on behalf of the Trustee, and, the Depositor will, and the UBS Mortgage Loan Seller will be obligated under the UBS/Depositor Mortgage Loan Purchase Agreement to, use its best efforts to cause such draw to be made; provided that neither the Depositor nor the UBS Mortgage Loan Seller shall have any liability in connection with the determination to make, or the making of, such draw (other than to remit the proceeds of such draw to the Master Servicer).

         (f) The relationship of each of the Master Servicer and the Special Servicer to the Trustee, to the Non-Trust Mortgage Loan Noteholders and to each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.


         SECTION 3.02. Collection of Mortgage Loan Payments.

         (a) Each of the Master Servicer and the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard; provided, however, that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such ARD Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such ARD Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. The Special Servicer shall ensure that, with respect to Specially Serviced Mortgage Loans, the Mortgagors make payments directly to the Master Servicer; provided that, in the event the Special Servicer receives a payment that should have been made directly to the Master Servicer, the Special Servicer shall promptly forward such payment to the Master Servicer. Upon receipt of any such payment with respect to a Specially Serviced Mortgage Loan, the Master Servicer shall promptly notify the Special Servicer, and the Special Servicer shall direct the Master Servicer as to the proper posting of such payment. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Performing Mortgage Loan, may waive or defer any Default Charges in connection with collecting any late payment on a Mortgage Loan; provided that without the consent of the Special Servicer in the case of a proposed waiver by the Master Servicer, no such waiver or deferral may be made by the Master Servicer pursuant to this Section 3.02 if any Advance has been made as to such delinquent payment.

         (b) All amounts received with respect to any Cross-Collateralized Group in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Trust Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. Except in the case of the GIC Office Trust Mortgage Loan or the MGM Tower Trust Mortgage Loan, amounts received in respect of or allocable to any particular Trust Mortgage Loan (whether or not such Trust Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Mortgagors, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, as follows: first, as a recovery of any related unpaid servicing expenses and unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on such Trust Mortgage Loan at the related Mortgage Rate to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date), exclusive, however, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest; third, as a recovery of principal of such Trust Mortgage Loan then due and owing, including by reason of acceleration of such Trust Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Trust Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred with respect to such Trust Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred with respect to such Trust Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Trust Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Trust Mortgage Loan; eighth, as a recovery of any assumption fees, modification fees and extension fees then due and owing under such Trust Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Trust Mortgage Loan (other than remaining unpaid principal and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, other than Additional Interest); tenth, as a recovery of any remaining principal of such Trust Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such ARD Trust Mortgage Loan to but not including the date of receipt; provided that, if one or more Advances previously made in respect of a Trust Mortgage Loan have been reimbursed out of general collections of principal on the Mortgage Pool as one or more Nonrecoverable Advances, then collections in respect of such Trust Mortgage Loan available for application pursuant to clauses second through eleventh of this sentence shall instead be applied in the following order--(i) as a recovery of accrued and unpaid interest on, and principal of, such Trust Mortgage Loan, to the extent of any outstanding P&I Advances and unpaid Master Servicing Fees in respect of such Trust Mortgage Loan, (ii) as a recovery of the item(s) for which such previously reimbursed Nonrecoverable Advance(s) were made (together with, but only if a Liquidation Event has occurred with respect to such Trust Mortgage Loan, any interest on such previously reimbursed Nonrecoverable Advance(s) that was also paid out of general collections of principal on the Mortgage Pool), and (iii) in accordance with clauses second through eleventh of this sentence (taking into account the applications pursuant to clauses (i) and (ii) of this proviso).

         All amounts received with respect to a Loan Combination shall be applied to amounts due and owing under the Mortgage Loans comprising such Loan Combination (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Co-Lender Agreement.


         SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                       Servicing Accounts; Reserve Accounts.

         (a) The Master Servicer shall, as to all of the Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), in which all related Escrow Payments shall be deposited and retained; provided that, in the case of a Loan Combination, if the related Servicing Account includes funds with respect to any other Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Servicing Account that relates solely to such Loan Combination. Subject to the terms of the related loan documents, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (in each case, to the extent of amounts on deposit therein in respect of the related Mortgage Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for such Servicing Advance; (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) following an event of default under the related Mortgage Loan, for such other purposes as are consistent with the related loan documents, applicable law and the Servicing Standard; (v) to pay interest, if required and as described below, to Mortgagors on balances in such Servicing Account; (vi) to pay the Master Servicer interest and investment income on balances in such Servicing Account as described in Section 3.06, if and to the extent not required by law or the terms of the related loan documents to be paid to the Mortgagor; or (vii) to clear and terminate such Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable loan documents, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

         (b) The Master Servicer shall, as to each and every Mortgage Loan, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Mortgage Loan requires the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan (or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.11(h), the Master Servicer shall timely make a Servicing Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Mortgagor's failure to timely pay such items.

         (c) The Master Servicer shall, as to each and every Mortgage Loan, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including Environmental Insurance Policies), in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor (or any related guarantor or party entitled to exercise cure rights) has failed to pay such item on a timely basis. All such Servicing Advances shall be reimbursable in the first instance from related payments by or on behalf of the Mortgagors, and further as provided in Section 3.05(a), Section 3.05A and/or Section 3.05B. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of this Agreement, including the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

         (d) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all related Reserve Funds, if any, shall be deposited and retained; provided that, in the case of a Loan Combination, if the related Reserve Account includes funds with respect to any other Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Reserve Account that relates solely to such Loan Combination. Withdrawals of amounts so deposited may be made
(i) for the specific purposes for which the particular Reserve Funds were delivered, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any other agreement with the related Mortgagor governing such Reserve Funds, (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below, and (iii) following an event of default under the related Mortgage Loan, for such other purposes as are consistent with the related loan documents, applicable law and the Servicing Standard. To the extent permitted in the applicable loan documents, funds in the Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Subject to the related loan documents, all Reserve Accounts shall be Eligible Accounts. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing Reserve Funds by which any required repairs, capital improvements and/or environmental remediation at the related Mortgaged Property must be completed; provided that any waiver, any extension for more than 120 days and any subsequent extension may only be granted with the consent of the Special Servicer.


         SECTION 3.04. Pool Custodial Account, Defeasance Deposit Account,
                       Collection Account, Interest Reserve Account and Excess Liquidation Proceeds Account.

         (a) The Master Servicer shall establish and maintain one or more separate accounts (collectively, the "Pool Custodial Account"), in which the amounts described in clauses (i) through (x) below (which shall not include any amounts allocable to the Non-Trust Mortgage Loans) shall be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Pool Custodial Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Pool Custodial Account, within one (1) Business Day of receipt (in the case of payments by Mortgagors or other collections on the Trust Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off Date, which amounts shall be delivered promptly to the Depositor or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts required to be deposited in the Defeasance Deposit Account), or any of the following payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                  (i) all payments on account of principal of the Trust Mortgage Loans, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising cure rights under any related co-lender, intercreditor or similar agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                  (ii) all payments on account of interest on the Trust Mortgage Loans, including Default Interest and Additional Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising cure rights under any related co-lender, intercreditor or similar agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                  (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of any Trust Mortgage Loan;

                  (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Trust Mortgage Loan or, except to the extent such proceeds are to first be deposited in an REO Account, any REO Property;

                  (v) any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Mortgage Loan Noteholder in accordance with the related Co-Lender Agreement;

                  (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Pool Custodial Account;

                  (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on the Mortgage Pool resulting from a deductible clause in a blanket hazard policy;

                  (viii) any amounts required to be transferred from the GIC Office Custodial Account pursuant to Section 3.05A, the MGM Tower Custodial Account pursuant to Section 3.05B or the Pool REO Account pursuant to Section 3.16(c);

                  (ix) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor with respect to a Trust Mortgage Loan specifically to cover items for which a Servicing Advance has been made; and

                  (x) the Initial Deposit;

provided that any amounts described in clauses (i) through (iv), (vii) and (ix) above that relate to a Trust Mortgage Loan that is part of a Loan Combination or any successor REO Trust Mortgage Loan with respect thereto (other than Liquidation Proceeds derived from the sale of the GIC Office Trust Mortgage Loan to or through the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder pursuant to the GIC Office Co-Lender Agreement, the sale of the MGM Tower Trust Mortgage Loan to or through the MGM Tower Non-Trust Mortgage Loan Noteholder pursuant to the MGM Tower Co-Lender Agreement, the purchase of the GIC Office Trust Mortgage Loan, the MGM Tower Trust Mortgage Loan or the Trust's interest in any related REO Property by the Depositor in connection with a Material Breach or a Material Document Defect pursuant to Section 2.03 or the sale of the GIC Office Trust Mortgage Loan or the MGM Tower Trust Mortgage Loan as a Specially Serviced Trust Mortgage Loan pursuant to Section 3.18) shall be deposited in the applicable Loan Combination Custodial Account, and, in any such case, shall thereafter be transferred to the Pool Custodial Account as provided in Section 3.05A or Section 3.05B, as applicable, together with any other amounts required to be transferred from such Loan Combination Custodial Account to the Pool Custodial Account from time to time pursuant to Section 3.05A or Section 3.05B, as applicable.

         The foregoing requirements for deposit in the Pool Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing a Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (other than Prepayment Consideration) not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the Pool Custodial Account. If the Master Servicer shall deposit in the Pool Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Pool Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with
Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof), and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to such section upon receipt of a written statement (on which the Master Servicer is entitled to rely) of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Pool Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

         Upon receipt of any of the amounts described in clauses (i) through (v) and (ix) of the second preceding paragraph with respect to any Trust Mortgage Loan (other than a Trust Mortgage Loan that is part of a Loan Combination), the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Pool Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property that relates to a Loan Combination) shall be deposited by the Special Servicer into the Pool REO Account and thereafter remitted to the Master Servicer for deposit into the Pool Custodial Account as and to the extent provided in Section 3.16(c).

         If and when any Mortgagor under a Defeasance Mortgage Loan elects to defease all or any part of its Mortgage Loan and, pursuant to the provisions of the related loan documents, delivers cash to the Master Servicer to purchase the required Defeasance Collateral, the Master Servicer shall establish and maintain one or more separate segregated accounts (collectively, the "Defeasance Deposit Account"), in which the Master Servicer shall deposit such cash within one (1) Business Day of receipt by the Master Servicer. The Master Servicer shall retain such cash in the Defeasance Deposit Account pending its prompt application to purchase Defeasance Collateral. The Master Servicer shall hold such cash and maintain the Defeasance Deposit Account on behalf of the Trustee and, in the case of a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), to secure payment on the related Defeasance Mortgage Loan. The Defeasance Deposit Account shall be an Eligible Account. To the


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extent permitted by law or the applicable Defeasance Mortgage Loan, prior to the purchase of Defeasance Collateral, funds in the Defeasance Deposit Account may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06. The Master Servicer shall pay or cause to be paid to the related Mortgagor(s) interest, if any, earned on the investment of funds in the Defeasance Deposit Account, if required by law or the terms of the related Defeasance Mortgage Loan(s).

         (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Collection Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Trustee shall establish and maintain, on a book-entry basis, the Class V Sub-Account, which sub-account shall be deemed to be held in trust for the benefit of the Holders of the Class V Certificates. The Master Servicer shall deliver to the Trustee each month on or before the Trust Master Servicer Remittance Date therein, for deposit in the Collection Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Trust Master Servicer Remittance Date, together with, in the case of the Final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01. Immediately upon deposit of the Master Servicer Remittance Amount for any Trust Master Servicer Remittance Date into the Collection Account, any portion thereof that represents Additional Interest shall be deemed to have been deposited into the Class V Sub-Account.

         In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the Collection
Account:

                  (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

                  (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls.

         The Trustee shall, upon receipt, deposit in the Collection Account any and all amounts received by it that are required by the terms of this Agreement to be deposited therein.

         In the event that the Master Servicer fails, on any Trust Master Servicer Remittance Date, to remit to the Trustee any amount(s) required to be so remitted to the Trustee hereunder by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that Trust Master Servicer Remittance Date, to but not including the related Distribution Date.

         On the Trust Master Servicer Remittance Date in March of each year (commencing in March 2004), the Trustee shall transfer from the Interest Reserve Account to the Collection Account all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans.

         As and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Collection Account.

         (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), to be held in trust for the benefit of the Certificateholders, for purposes of

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holding the Interest Reserve Amounts in respect of the Interest Reserve Mortgage
Loans and any Interest Reserve REO Mortgage Loans. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On each Distribution Date in February and, during a year that is not a leap year, in January, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall withdraw from the Collection Account and deposit in the Interest Reserve Account with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the Interest Reserve Amount, if any, in respect of such Mortgage Loan or REO
Mortgage Loan, as the case may be, for such Distribution Date; provided that no such transfer of funds shall occur if the subject Distribution Date is the Final Distribution Date. Subject to the next paragraph, the Interest Reserve Account may be a sub-account of the Collection Account.

         Notwithstanding that the Interest Reserve Account may be a sub-account of the Collection Account for reasons of administrative convenience, the Interest Reserve Account and the Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

         (d) If any Excess Liquidation Proceeds are received on the Mortgage Pool, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders, for purposes of holding such Excess Liquidation Proceeds. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Trust Master Servicer Remittance Date, the Master Servicer shall withdraw from the Pool Custodial Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received with respect to the Mortgage Pool during the Collection Period ending in the calendar month in which such Trust Master Servicer Remittance Date occurs. Subject to the next paragraph, the Excess Liquidation Proceeds Account may be a sub-account of the Collection Account.

         Notwithstanding that the Excess Liquidation Proceeds Account may be a sub-account of the Collection Account for reasons of administrative convenience, the Excess Liquidation Proceeds Account and the Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

         (e) Funds in the Pool Custodial Account (exclusive of the Initial Deposit) may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Initial Deposit and funds in the Collection Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account shall remain uninvested. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Pool Custodial Account as of the Closing Date and of the new location of the Pool Custodial Account prior to any change thereof. As of the Closing Date, the Collection Account, the Interest Reserve Account and the Excess Liquidation

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Proceeds Account shall be located at the Trustee's offices in Chicago, Illinois.
The Trustee shall give notice to the Master Servicer, the Special Servicer and the Rating Agencies of any change in the location of the Collection Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account prior to any change thereof.


         SECTION 3.04A. GIC Office Custodial Account.

         (a) The Master Servicer shall establish and maintain, with respect to the GIC Office Loan Group, one or more separate accounts (collectively, the "GIC Office Custodial Account") in which the amounts described in clauses (i) through
(ix) below shall be deposited and held in trust for the benefit of the holders of the Mortgage Notes for the GIC Office Loan Group, as their interests may appear; provided that, subject to the last paragraph of this Section 3.04A(a), a GIC Office Custodial Account may be a sub-account of the Pool Custodial Account. The GIC Office Custodial Account shall be an Eligible Account or, subject to the last paragraph of this Section 3.04A(a), a sub-account of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the GIC Office Custodial Account, within one (1) Business Day of receipt (in the case of payments or other collections on the GIC Office Loan Group) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the GIC Office Loan Group subsequent to the Cut-off Date (other than in respect of principal and interest on the GIC Office Loan Group due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the GIC Office Co-Lender Agreement, and other than amounts required to be deposited in the Defeasance Deposit Account):

                  (i) all payments on account of principal of the GIC Office Loan Group, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor, or any party exercising cure rights under the GIC Office Co-Lender Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                  (ii) all payments on account of interest on the GIC Office Loan Group, including Default Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor, or any party exercising cure rights under the GIC Office Co-Lender Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                  (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received in respect of the GIC Office Loan Group;

                  (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the GIC Office Loan Group (other than Liquidation Proceeds derived from the purchase of the GIC Office Trust Mortgage Loan by or through the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder pursuant to the GIC Office Co-Lender Agreement, the purchase of the GIC Office Trust Mortgage Loan or the Trust's interest in any related REO Property by the Depositor in connection with a Material Breach or a Material Document Defect pursuant to Section 2.03 or the sale of the GIC Office Trust Mortgage Loan as a Specially Serviced Trust Mortgage Loan pursuant to Section 3.18);

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the GIC Office Custodial Account;

                  (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the GIC Office Loan Group resulting from a deductible clause in a blanket hazard policy;

                  (vii) any amounts required to be transferred from the GIC Office REO Account pursuant to Section 3.16(c);

                  (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the GIC Office Loan Group specifically to cover items for which a Servicing Advance has been made; and

                  (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from any GIC Office Non-Trust Mortgage Loan Noteholder in accordance with the GIC Office Co-Lender Agreement.

         The foregoing requirements for deposit in the GIC Office Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of the GIC Office Loan Group in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees to which the Master Servicer or Special Servicer is entitled as additional servicing compensation and that are not expressly referred to in the prior paragraph, need not be deposited by the Master Servicer in the GIC Office Custodial Account. If the Master Servicer shall deposit into the GIC Office Custodial Account any amount not required to be deposited therein, then it may at any time withdraw such amount from such Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to the GIC Office Loan Group, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The GIC Office Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

         Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to the GIC Office Loan Group, the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the GIC Office Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to the GIC Office Loan Group shall initially be deposited by the Special Servicer into the GIC Office REO Account and thereafter remitted to the Master Servicer for deposit into the GIC Office Custodial Account, all in accordance with Section 3.16(c).

         Notwithstanding that the GIC Office Custodial Account may be a sub-account of the Pool Custodial Account for reasons of administrative convenience, the GIC Office Custodial Account and the Pool Custodial Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master Servicer shall indemnify and hold harmless the Trust Fund and the GIC Office Non-Trust Mortgage Loan Noteholders against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

         (b) If and when the related Mortgagor elects to defease the GIC Office Loan Group or any portion thereof, the provisions of the last paragraph of
Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

         (c) The Master Servicer shall give notice to the Trustee, the GIC Office Non-Trust Mortgage Loan Noteholders and the Special Servicer of the location of the GIC Office Custodial Account when first established and of the new location of the GIC Office Custodial Account prior to any change thereof.


         SECTION 3.04B. MGM Tower Custodial Account.

         (a) The Master Servicer shall establish and maintain, with respect to the MGM Tower Loan Pair, one or more separate accounts (collectively, the "MGM Tower Custodial Account") in which the amounts described in clauses (i) through
(ix) below shall be deposited and held in trust for the benefit of the holders of the Mortgage Notes for the MGM Tower Loan Pair, as their interests may appear; provided that, subject to the last paragraph of this Section 3.04B(a), a MGM Tower Custodial Account may be a sub-account of the Pool Custodial Account. The MGM Tower Custodial Account shall be an Eligible Account or, subject to the last paragraph of this Section 3.04B(a), a sub-account of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the MGM Tower Custodial Account, within one (1) Business Day of receipt (in the case of payments or other collections on the MGM Tower Loan Pair) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the MGM Tower Loan Pair subsequent to the Cut-off Date (other than in respect of principal and interest on the MGM Tower Loan Pair due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the MGM Tower Co-Lender Agreement, and other than amounts required to be deposited in the Defeasance Deposit Account):

                  (i) all payments on account of principal of the MGM Tower Loan Pair, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising cure rights under the MGM Tower Co-

         Lender Agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                  (ii) all payments on account of interest on the MGM Tower Loan Pair, including Default Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising cure rights under the MGM Tower Co-Lender Agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                  (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received in respect of the MGM Tower Loan Pair;

                  (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the MGM Tower Loan Pair (other than Liquidation Proceeds derived from the purchase of the MGM Tower Trust Mortgage Loan by or through the MGM Tower Non-Trust Mortgage Loan Noteholder pursuant to the MGM Tower Co-Lender Agreement, the purchase of the MGM Tower Trust Mortgage Loan or the Trust's interest in any related REO Property in connection with a Material Breach or a Material Document Defect pursuant to Section 2.03 or the sale of the MGM Tower Trust Mortgage Loan as a Specially Serviced Trust Mortgage Loan pursuant to Section 3.18);

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the MGM Tower Custodial Account;

                  (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the MGM Tower Loan Pair resulting from a deductible clause in a blanket hazard policy;

                  (vii) any amounts required to be transferred from the MGM Tower REO Account pursuant to Section 3.16(c);

                  (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the MGM Tower Loan Pair specifically to cover items for which a Servicing Advance has been made; and

                  (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from any MGM Tower Non-Trust Mortgage Loan Noteholder in accordance with the MGM Tower Co-Lender Agreement.

         The foregoing requirements for deposit in the MGM Tower Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of the MGM Tower Loan Pair in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees to which the Master Servicer or Special Servicer is entitled as additional servicing compensation and that are not expressly referred to in the prior paragraph, need not be deposited by the Master Servicer in the MGM

Tower Custodial Account. If the Master Servicer shall deposit into the MGM Tower Custodial Account any amount not required to be deposited therein, then it may at any time withdraw such amount from such Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to the MGM Tower Loan Pair, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The MGM Tower Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

         Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to the MGM Tower Loan Pair, the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the MGM Tower Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to the MGM Tower Loan Pair shall initially be deposited by the Special Servicer into the MGM Tower REO Account and thereafter remitted to the Master Servicer for deposit into the MGM Tower Custodial Account, all in accordance with Section 3.16(c).

         Notwithstanding that the MGM Tower Custodial Account may be a sub-account of the Pool Custodial Account for reasons of administrative convenience, the MGM Tower Custodial Account and the Pool Custodial Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master Servicer shall indemnify and hold harmless the Trust Fund and the MGM Tower Non-Trust Mortgage Loan Noteholder against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

         (b) If and when the related Mortgagor elects to defease the MGM Tower Loan Pair, the provisions of the last paragraph of Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

         (c) The Master Servicer shall give notice to the Trustee, the MGM Tower Non-Trust Mortgage Loan Noteholder and the Special Servicer of the location of the MGM Tower Custodial Account when first established and of the new location of the MGM Tower Custodial Account prior to any change thereof.

         SECTION 3.05. Permitted Withdrawals From the Pool Custodial Account,
                       the Collection Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

         (a) The Master Servicer may, from time to time, make withdrawals from the Pool Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to remit to the Trustee for deposit in the Collection Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b), and any amounts that may be applied to make P&I Advances with respect to the Mortgage Pool pursuant to Section 4.03(a);

                  (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made thereby with respect to the Mortgage Pool (exclusive of the GIC Office Trust Mortgage Loan, any GIC Office REO Trust Mortgage Loan, the MGM Tower Trust Mortgage Loan and any MGM Tower REO Trust Mortgage Loan), the Fiscal Agent's, the Trustee's and Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the Pool Custodial Account that represent Late Collections of interest and principal (net of related Master Servicing Fees and any related Workout Fees and/or Liquidation Fees) received in respect of the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which such P&I Advance was made;

                  (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to the Mortgage Pool (exclusive of the GIC Office Trust Mortgage Loan, any GIC Office REO Trust Mortgage Loan, the MGM Tower Trust Mortgage Loan and any MGM Tower REO Trust Mortgage Loan), the Master Servicer's right to payment pursuant to this clause (iii) with respect to any such Master Servicing Fees being limited to amounts on deposit in the Pool Custodial Account that are allocable as a recovery of interest on or in respect of the Trust Mortgage Loan or REO Trust Mortgage Loan as to which such Master Servicing Fees were earned;

                  (iv) to pay (A) to the Special Servicer, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Trust Mortgage Loan and REO Trust Mortgage Loan and
         (B) to itself, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any Master Servicing Fee earned in respect of any Trust Mortgage Loan or REO Trust Mortgage Loan that remains unpaid in accordance with clause (iii) above, Section 3.05A or
         Section 3.05B, as applicable, following a Final Recovery Determination made with respect to such Trust Mortgage Loan or the related REO Property and the deposit into the Pool Custodial Account of all amounts received in connection with such Final Recovery Determination;

                  (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) any earned and unpaid Workout Fees and Liquidation Fees in respect of each Specially Serviced Trust Mortgage Loan, Corrected Trust Mortgage Loan and/or REO Trust Mortgage Loan (other than, if applicable, the GIC Office Trust Mortgage Loan, any GIC Office REO Trust Mortgage Loan, the MGM Tower Trust Mortgage Loan and any MGM Tower REO Trust Mortgage Loan), as applicable, in the amounts and from the sources specified in Section 3.11(c);

                  (vi) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Trust Mortgage Loan or REO Property (other than the GIC Office Trust Mortgage Loan, any GIC Office REO Property, the MGM Tower Trust Mortgage Loan and any MGM Tower REO Property), the Fiscal Agent's, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to amounts on deposit in the Pool Custodial Account that represent payments made by or on behalf of the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues (in each case, if applicable, net of any Liquidation Fee or Workout Fee payable therefrom) received in respect of the particular Trust Mortgage Loan or REO Property as to which such Servicing Advance was made;

                  (vii) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (provided that such amounts may be withdrawn over time in accordance with Sections 3.11(g) or 4.03(d), as applicable);

                  (viii) to pay the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, any unpaid interest accrued and payable in accordance with Section 3.11(g) or 4.03(d), as applicable, on any Advance made thereby under this Agreement, the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any such Advance being limited to amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, as to which the subject Advance was made, as and to the extent contemplated by Sections 3.26(a) and (b);

                  (ix) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, any unpaid interest accrued and payable in accordance with Section 3.11(g) or 4.03(d), as applicable, on any Advance made thereby with respect to the Mortgage Pool, but only to the extent that such Advance has been reimbursed or is being reimbursed and the related Default Charges then on deposit in the Pool Custodial Account are not sufficient to make such payment as contemplated by the immediately preceding clause
         (viii); provided that, if such Advance relates to the GIC Office Trust Mortgage Loan, any GIC Office REO Trust Mortgage Loan, the MGM Tower Trust Mortgage Loan or any MGM Tower REO Trust Mortgage Loan, such payment pursuant to this clause (ix) is to be made only to the extent that the funds on deposit in the related Loan Combination Custodial Account are not sufficient to make such payment as contemplated by
         Section 3.05A or Section 3.05B, as applicable, and such payment cannot be made out of the Pool Custodial Account pursuant to clause (xviii) of this Section 3.05(a);

                  (x) to pay, out of amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the Trust Mortgage Loan or REO Trust Mortgage Loan to which the subject expense relates (to the extent such Default Charges are not otherwise applied as contemplated by clause (viii) above), any unpaid expense (other than

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         interest accrued on Advances, which is payable pursuant to clause
         (viii) above, and other than Special Servicing Fees, Liquidation Fees and Workout Fees) that is incurred with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan and that, if paid from collections on the Mortgage Pool other than Default Charges collected with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, would constitute an Additional Trust Fund Expense, as and to the extent contemplated by Sections 3.26(a) and (b);

                  (xi) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the cost of an independent appraiser or other expert in real estate matters retained pursuant to Sections 3.11(h), 3.18(g) or 4.03(c), and (C) the fees of any Independent Contractor retained with respect to any related REO Property pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer); provided that, in the case of a Mortgaged Property that relates to a Loan Combination, such payment pursuant to this clause (xi) is to be made only to the extent that (X) it would not ultimately be payable out of collections on or in respect of such Loan Combination or (Y) it is in the best interests of the Certificateholders;

                  (xii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), any amounts on deposit in the Pool Custodial Account that represent (A) interest and investment income earned in respect of amounts held in the Pool Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Pool Custodial Account for any Trust Collection Period, (B) Prepayment Interest Excesses collected on the Mortgage Pool and (C) Net Default Charges (after application pursuant to Sections 3.26(a) and (b)) actually collected that accrued in respect of a Performing Trust Mortgage Loan; and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), any amounts on deposit in the Pool Custodial Account that represent Net Default Charges (after application pursuant to Sections 3.26(a) and (b)) actually collected that accrued in respect of a Specially Serviced Trust Mortgage Loan and/or an REO Trust Mortgage Loan;

                  (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any amounts payable to any such Person pursuant to Section 6.03; provided that such payment does not relate solely to a Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto;

                  (xiv) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) the cost of the Opinion of Counsel contemplated by Section 11.02(a), (B) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (C) the cost of recording this Agreement in accordance with Section 11.02(a); provided that, in the cases of clauses (xiv)(A) and (xiv)(C), such payment shall be made from the Pool Custodial Account only to the extent that it is not otherwise paid from the related Loan

         Combination Custodial Account by the Master Servicer Remittance Date following the Collection Period in which the expense is incurred;

                  (xv) to pay itself, the Special Servicer, the Depositor, any Controlling Class Certificateholder or any other Person, as the case may be, with respect to each Trust Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase that have been deposited in the Pool Custodial Account;

                  (xvi) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any servicing expenses, that would, if advanced, constitute Nonrecoverable Servicing Advances (other than servicing expenses that relate solely to a Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto);

                  (xvii) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, to a Non-Trust Mortgage Loan Noteholder, any amount (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related Trust Mortgage Loan that is part of the same Loan Combination or any successor REO Trust Mortgage Loan with respect thereto, pursuant to the terms of the related Co-Lender Agreement;

                  (xviii) to reimburse the Fiscal Agent, the Trustee, the Master Servicer and/or the Special Servicer, as applicable, for unreimbursed Advances, unpaid Master Servicing Fees and/or any unpaid interest on any Advances, but only to the extent that such items relate solely to the GIC Office Trust Mortgage Loan, any GIC Office REO Trust Mortgage Loan, the MGM Tower Trust Mortgage Loan or any MGM Tower REO Trust Mortgage Loan, each such party's respective rights to reimbursement pursuant to this clause (xviii) being limited to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds derived from (A) the purchase of either such Trust Mortgage Loan or the Trust's interest in any related REO Property by or on behalf of the Depositor pursuant to Section 2.03 or (B) the sale of either such Trust Mortgage Loan to or through the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder or its designee, in the case of the GIC Office Trust Mortgage Loan, or the MGM Tower Non-Trust Mortgage Loan Noteholder, in the case of the MGM Tower Non-Trust Mortgage Loan, pursuant to the related Co-Lender Agreement, or as a Specially Serviced Trust Mortgage Loan, pursuant to Section 3.18; provided that, such items may only be reimbursed to any party pursuant to this clause (xviii) if and to the extent that such items have not been or are not simultaneously being reimbursed to such party pursuant to Section 3.05A or Section 3.05B, as applicable; and provided, further, that the amount of any unpaid Master Servicing Fees, unreimbursed Advances and/or unpaid interest on Advances reimbursable to any party pursuant to this clause (xviii) shall be reduced by any related unpaid Master Servicing Fees, unreimbursed Advances and unpaid interest on Advances in respect of the subject Trust Mortgage Loan or REO Trust Mortgage Loan which, following the purchase or sale from which the subject Liquidation Proceeds have been derived, will continue to be payable or reimbursable under the related Co-Lender Agreement and/or any successor servicing agreement with respect to the subject Loan Combination to the Master Servicer and/or the Special Servicer (and which amounts shall no longer be payable hereunder);

                  (xix) on each Trust Master Servicer Remittance Date, to transfer Excess Liquidation Proceeds in respect of the Mortgage Pool to the Trustee, for deposit in the Excess Liquidation Proceeds Account, in accordance with Section 3.04(d); and

                  (xx) to clear and terminate the Pool Custodial Account at the termination of this Agreement pursuant to Section 9.01.

         The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Pool Custodial Account pursuant to clauses (ii) through
(xix) above.

         The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the Fiscal Agent from the Pool Custodial Account, amounts permitted to be paid to the Special Servicer (or to any such third party contractor), the Trustee or the Fiscal Agent therefrom promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee or the Fiscal Agent, as applicable, is entitled (unless such payment to the Special Servicer, the Trustee (for example, the Trustee Fee) or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein.

         In connection with any payments required to be made to a Non-Trust Mortgage Loan Noteholder in accordance with Section 3.05(a)(xvii), the Master Servicer may request a written statement from such Non-Trust Mortgage Loan Noteholder, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Co-Lender Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the Master Servicer may not condition payments required to be made to a Non-Trust Mortgage Loan Noteholder in accordance with
Section 3.05(a)(xvii) upon receipt of such a written statement (other than as permitted under the related Co-Lender Agreement); and provided, further, that to the extent such a written statement from the subject Non-Trust Mortgage Loan Noteholder is received by the Master Servicer, the Master Servicer may reasonably rely upon such statement as the nature and amount of the item for which reimbursement is sought.

         The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Trust Mortgage Loan and REO Property, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account. With respect to each Trust Mortgage Loan for which it makes an Advance, each of the Trustee and Fiscal Agent shall keep and maintain separate accounting, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account for reimbursements of Advances or payments of interest thereon.

         (b) The Trustee may, from time to time, make withdrawals from the Collection Account for any of the following purposes (in no particular order of priority):

                  (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

                  (ii) to pay (A) the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Collection Account, any amounts payable or reimbursable to any such Person pursuant to Section 7.01(b) and/or Section 8.05, as applicable, and (B) as and when contemplated by Section 8.08, the cost of the Trustee's transferring Mortgage Files and other documents to a successor after being terminated by Certificateholders pursuant to
         Section 8.07(c) without cause;

                  (iii) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, for the cost of the Opinions of Counsel sought by the Trustee or the Tax Administrator (A) as provided in clause (iv) of the definition of "Disqualified Organization", (B) as contemplated by Sections 10.01(i) and 10.02(e), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                  (iv) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Depositor, the Trustee, the Tax Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j) or Section 10.02(f);

                  (v) to pay the Tax Administrator, out of general collections on the Mortgage Pool on deposit in the Collection Account, any amounts reimbursable to it pursuant to Section 10.01(f) or Section 10.02(b);

                  (vi) to pay the Master Servicer any amounts deposited by the Master Servicer in the Collection Account in error;

                  (vii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to the Interest Reserve Account as and when required by Section 3.04(c); and

                  (viii) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

         On or prior to a Distribution Date, the Trustee shall be entitled to withdraw amounts that are payable or reimbursable as set forth in clauses (ii) through (vii) above from the Collection Account prior to making distributions to Certificateholders on such Distribution Date.

         (c) On each Trust Master Servicer Remittance Date in March (commencing in March 2004), the Trustee shall withdraw from the Interest Reserve Account and deposit in the Collection Account all Interest Reserve Amounts that have been deposited in the Interest Reserve Account in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans during January and/or February of the same year in accordance with Section 3.04(c).

         (d) On each Trust Master Servicer Remittance Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Collection Account, for distribution on the following Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and
(ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Interest Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Collection Account); provided that on the Trust Master Servicer Remittance Date immediately prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Collection Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.


         SECTION 3.05A. Permitted Withdrawals From the GIC Office Custodial
                        Account.

         The Master Servicer may, from time to time, make withdrawals from the GIC Office Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals, except to the extent expressly provided in the GIC Office Co-Lender Agreement):

                  (i) to make remittances each month, on or before the GIC Office Master Servicer Remittance Date therein to the respective GIC Office Non-Trust Mortgage Loan Noteholders and to the Trust (as holder of the GIC Office Trust Mortgage Loan or any GIC Office REO Trust Mortgage Loan, as applicable), all in accordance with the GIC Office Co-Lender Agreement, such remittances to the Trust to be made into the Pool Custodial Account;

                  (ii) to reimburse, (A) first, the Fiscal Agent, second, the Trustee, and last, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the GIC Office Trust Mortgage Loan or any GIC Office REO Trust Mortgage Loan, and (B) the applicable party under the related GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement for any delinquency advance (comparable to a P&I Advance) made by such party (with its own funds) with respect to a GIC Office Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, any such reimbursement pursuant to this clause (ii) with respect to any such P&I Advance or comparable delinquency advance to be made out of amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable to the related GIC Office Noteholder as late collections of interest on and/or principal of such GIC Office Mortgage Loan or any successor REO Mortgage Loan with respect thereto, as the case may be, without regard to such delinquency advance, such reimbursement to be deducted from the amounts so distributable;

                  (iii) to reimburse first, the Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the GIC Office Loan Group or any related REO Property, any such party's respective rights to reimbursement pursuant to this clause (iii) with respect to any Servicing Advance being limited to amounts on deposit in the GIC Office Custodial Account that represent payments made by or on behalf of the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the GIC Office Custodial Account that represent Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues (in each case, if applicable, net of any Liquidation Fee or Workout Fee payable therefrom) received in respect of the GIC Office Loan Group or any related REO Property (with, if and to the extent applicable, a corresponding allocation of such payment to one or more of the GIC Office Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to one or more of the GIC Office Noteholders on the relevant GIC Office Master Servicer Remittance Date, all in accordance with Section 4.02 of the GIC Office Co-Lender Agreement);

                  (iv) to pay the Fiscal Agent, the Trustee and itself and any comparable parties under a GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement for any unpaid interest accrued and payable hereunder or under a GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement, as applicable, on any P&I Advance made thereby under this Agreement or any delinquency advance comparable to a P&I Advance made thereby under a GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement, with respect to any GIC Office Note A Mortgage Loan or any successor REO Mortgage Loan with respect thereto, any such payment (in accordance with the GIC Office Co-Lender Agreement) to be made pursuant to this clause (iv) out of: first, amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable under the GIC Office Co-Lender Agreement to the GIC Office Noteholders as Default Charges on their respective GIC Office Mortgage Loans or any successor REO Mortgage Loans with respect thereto, all in accordance with Sections 3.26(c) and 3.26(d), with such payment to be deducted from the amounts so distributable; second, amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable under the GIC Office Co-Lender Agreement to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with Section 4.02 of the GIC Office Co-Lender Agreement from the amounts so distributable; and third, amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable under the GIC Office Co-Lender Agreement to the Trust, in the case of interest on a P&I Advance with respect to the GIC Office Trust Mortgage Loan or any GIC Office REO Trust Mortgage Loan, or the related GIC Office Non-Trust Mortgage Loan Noteholder, in the case of interest on a delinquency advance (comparable to a P&I Advance) with respect to a GIC Office Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, as late collections of interest on and/or principal of such GIC Office Note A Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as applicable, with such payment to be deducted in accordance with Section 4.02 of the GIC Office Co-Lender Agreement from the amounts so distributable; provided that in the case of subclauses second and third of this clause (iv), such payment shall be made only to the extent the related P&I Advance or delinquency advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first of this clause (iv);

                  (v) to pay the Fiscal Agent, the Trustee, itself and the Special Servicer for any unpaid interest accrued and payable hereunder on any Servicing Advance made thereby under this Agreement with respect to the GIC Office Loan Group or any related REO Property, any such payment (in accordance with the GIC Office Co-Lender Agreement) to be made pursuant to this clause (v) out of: first, amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable under the GIC Office Co-Lender Agreement to the GIC Office Noteholders as Default Charges on their respective GIC Office Mortgage Loans or any successor REO Mortgage Loans with respect thereto, all in accordance with Sections 3.26(c) and

         3.26(d), with such payment to be deducted from the amounts so distributable; second, amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable under the GIC Office Co-Lender Agreement to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with Section 4.02 of the GIC Office Co-Lender Agreement from the amounts so distributable; and third, any other amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable under the GIC Office Co-Lender Agreement to the GIC Office Noteholders on any GIC Office Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to one or more of the GIC Office Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise distributable to one or more of the GIC Office Noteholders on the relevant GIC Office Master Servicer Remittance Date, all in accordance with Section 4.02 of the GIC Office Co-Lender Agreement); provided, in the case of subclause second and third of this clause (v), such payment shall be made only to the extent the related Servicing Advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first above of this clause (v);

                  (vi) to pay to itself earned and unpaid Master Servicing Fees with respect to the GIC Office Mortgage Loans or any successor REO Mortgage Loans with respect thereto, the Master Servicer's right to payment pursuant to this clause (vi) with respect to any GIC Office Mortgage Loan or any successor REO Mortgage Loan with respect thereto being limited to amounts on deposit in the GIC Office Custodial Account that were received on or in respect of such Mortgage Loan or such REO Mortgage Loan, as the case may be, and are allocable as a recovery of interest thereon;

                  (vii) to reimburse, first, the Fiscal Agent, second, the Trustee, and last, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto that such party has determined are Nonrecoverable Advances, any such reimbursement (in accordance with the GIC Office Co-Lender Agreement) to be made pursuant to this clause (vii) out of: first, amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable under the GIC Office Co-Lender Agreement to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such reimbursement to be deducted in accordance with Section 4.02 of the GIC Office Co-Lender Agreement from the amounts so distributable ; and second, amounts on deposit in the GIC Office Custodial Account that would otherwise be payable under the GIC Office Co-Lender Agreement to the Trust on any GIC Office Master Servicer Remittance Date with respect to the GIC Office Trust Mortgage Loan or any GIC Office REO Trust Mortgage Loan, with, if and to the extent applicable, a corresponding deduction in accordance with Section 4.02 of the GIC Office Co-Lender Agreement from the amounts otherwise payable thereto;

                  (viii) to reimburse the applicable party under the related GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement for any delinquency advance (comparable to a

         P&I Advance) made by such party (with its own funds) with respect to a GIC Office Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto that has been determined by such party to be the equivalent of a Nonrecoverable Advance, any such reimbursement (in accordance with the GIC Office Co-Lender Agreement) to be made pursuant to this clause (viii) out of: first, amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable under the GIC Office Co-Lender Agreement to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such reimbursement to be deducted in accordance with Section 4.02 of the GIC Office Co-Lender Agreement from the amounts so distributable; and second, amounts on deposit in the GIC Office Custodial Account that are otherwise payable under the GIC Office Co-Lender Agreement to the related GIC Office Pari Passu Non-Trust Noteholder on any GIC Office Master Servicer Remittance Date with respect to such GIC Office Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, as the case may be, with, if and to the extent applicable, a corresponding deduction in accordance with Section 4.02 of the GIC Office Co-Lender Agreement from the amounts otherwise payable thereto;

                  (ix) to reimburse, first, the Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order for any unreimbursed Servicing Advance made by any such party with respect to the GIC Office Loan Group or any related REO Property that such party has determined is a Nonrecoverable Advance, any such reimbursement (in accordance with the GIC Office Co-Lender Agreement) to be made pursuant to this clause (ix) out of: first, amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable under the GIC Office Co-Lender Agreement to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such reimbursement to be deducted in accordance with Section 4.02 of the GIC Office Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the GIC Office Custodial Account that are otherwise payable under the GIC Office Co-Lender Agreement to the GIC Office Noteholders on any GIC Office Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such reimbursement to one or more of the GIC Office Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to one or more of the GIC Office Noteholders on the relevant GIC Office Master Servicer Remittance Date, all in accordance with Section 4.02 of the GIC Office Co-Lender Agreement);

                  (x) to pay to the Special Servicer any earned and unpaid Special Servicing Fees in respect of the GIC Office Loan Group, any such payment (in accordance with the GIC Office Co-Lender Agreement) to be made pursuant to this clause (x) out of: first, amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable under the GIC Office Co-Lender Agreement to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with Section 4.02 of the GIC Office Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the GIC Office Custodial Account that are otherwise payable under the GIC Office Co-Lender Agreement to the GIC Office Noteholders on any GIC Office Master Servicer Remittance Date (with, if and to the

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         extent applicable, a corresponding allocation of such payment to one or more of the GIC Office Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to one or more of the GIC Office Noteholders on the relevant GIC Office Master Servicer Remittance Date, all in accordance with Section 4.02 of the GIC Office Co-Lender Agreement);

                  (xi) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of the GIC Office Loan Group, in the amounts and from the sources specified in Section 3.11(c) out of: first, amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable under the GIC Office Co-Lender Agreement to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with Section 4.02 of the GIC Office Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the GIC Office Custodial Account that are otherwise payable under the GIC Office Co-Lender Agreement to the GIC Office Noteholders on any GIC Office Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to one or more of the GIC Office Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to one or more of the GIC Office Noteholders on the relevant GIC Office Master Servicer Remittance Date, all in accordance with Section 4.02 of the GIC Office Co-Lender Agreement);

                  (xii) to pay for (A) costs and expenses incurred with respect to the GIC Office Mortgaged Property pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the costs and expenses of obtaining appraisals of the GIC Office Mortgaged Property pursuant to Section 3.11(h), 3.18(g) or Section 4.03(c), as applicable, (C) any servicing expenses incurred with respect to the GIC Office Loan Group or any related REO Property, that would, if advanced, constitute Nonrecoverable Servicing Advances, in accordance with Section 3.11(i), and (D) the fees of any Independent Contractor retained with respect to any REO Property related to the GIC Office Loan Group pursuant to
         Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer), any such payment (in accordance with the GIC Office Co-Lender Agreement) to be made pursuant to this clause (xii) out of: first, amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable under the GIC Office Co-Lender Agreement to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted from the amounts so distributable in accordance with Section 4.02 of the GIC Office Co-Lender Agreement; and, second, any other amounts on deposit in the GIC Office Custodial Account that are otherwise payable under the GIC Office Co-Lender Agreement to the GIC Office Noteholders on any GIC Office Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to one or more of the GIC Office Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to one or more of the GIC Office Noteholders on the relevant GIC Office Master Servicer Remittance Date, all in accordance with Section 4.02 of the GIC Office Co-Lender Agreement);



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


                  (xii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the GIC Office Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the GIC Office Custodial Account for any GIC Office Collection Period;

                  (xiv) to pay itself, the Special Servicer, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the GIC Office Loan Group, any such payment (in accordance with the GIC Office Co-Lender Agreement) to be made pursuant to this clause (xiv) out of: first, amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable under the GIC Office Co-Lender Agreement to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted from the amounts so distributable in accordance with Section 4.02 of the GIC Office Co-Lender Agreement; and, second, any other amounts on deposit in the GIC Office Custodial Account that are otherwise payable under the GIC Office Co-Lender Agreement to the GIC Office Noteholders on any GIC Office Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to one or more of the GIC Office Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to one or more of the GIC Office Noteholders on the relevant GIC Office Master Servicer Remittance Date, all in accordance with Section 4.02 of the GIC Office Co-Lender Agreement);

                  (xv) to pay (out of amounts otherwise payable thereto under the GIC Office Co-Lender Agreement on any GIC Office Master Servicer Remittance Date) each GIC Office Noteholder's share of the cost of recording the GIC Office Co-Lender Agreement in accordance with Section 6.02(a) of the GIC Office Co-Lender Agreement;

                  (xvi) to pay for the cost of recording this Agreement and the cost of any corresponding Opinion of Counsel, insofar as such recordation is for the benefit of the GIC Office Noteholders, any such payment (in accordance with the GIC Office Co-Lender Agreement) to be made pursuant to this clause (xvi) out of: first, amounts on deposit in the GIC Office Custodial Account that would otherwise be distributable under the GIC Office Co-Lender Agreement to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted from the amounts so distributable in accordance with
         Section 4.02 of the GIC Office Co-Lender Agreement; and, second, any other amounts on deposit in the GIC Office Custodial Account that are otherwise payable under the GIC Office Co-Lender Agreement to the GIC Office Noteholders on any GIC Office Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to one or more of the GIC Office Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to one or more of the GIC Office Noteholders on the relevant GIC Office Master Servicer Remittance Date, all in accordance with Section 4.02 of the GIC Office Co-Lender Agreement);

                  (xvii) to the extent (A) consistent with the GIC Office Co-Lender Agreement and (B) not otherwise included among the payments contemplated by clause (i) of this Section 3.05A, to transfer to the Pool Custodial Account the aggregate of all Additional Trust Fund Expenses and/or any other amounts relating to the GIC Office Loan Group, that have been previously paid out of the Pool Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05(a), would have been otherwise payable from the GIC Office Custodial Account under this
         Section 3.05A;

                  (xviii) to reimburse any amounts paid by the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder to cure defaults under the GIC Office Note A Mortgage Loans, the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder's right to reimbursement under this clause (xviii) to be limited to amounts on deposit in the GIC Office Custodial Account that represent collections on the GIC Office Loan Group that are in excess of all amounts (including Monthly Payments and Assumed Monthly Payments) otherwise then due and owing to the GIC Office Noteholders, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or any party under a GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement with respect to the GIC Office Loan Group; and

                  (xix) to clear and terminate the GIC Office Custodial Account at the termination of this Agreement pursuant to Section 9.01.

provided that, notwithstanding anything to the contrary above, if and to the extent that a partial defeasance of the GIC Office Note A Mortgage Loans, then no amounts applied thereto from payments and other collections on the defeased portion of the GIC Office Note A Mortgage Loans (including on related Defeasance Collateral) shall be available to make any payments or reimbursements due and owing to any party hereto or any third party in respect of any of the remaining portion of the GIC Office Loan Group.

         The Master Servicer shall keep and maintain separate accounting records in connection with any withdrawal from the GIC Office Custodial Account pursuant to clauses (ii) through (xviii) of the preceding paragraph.

         The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee, the Fiscal Agent or the applicable party under the related GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement (entitled to reimbursement as set forth above in this Section 3.05(A)), as applicable, from the GIC Office Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of: (i) a Servicing Officer of the Special Servicer, (ii) a Responsible Officer of the Trustee or the Fiscal Agent, or (iii) a servicing officer or responsible officer of such applicable party under the related GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement, as the case may be, in each case describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee, the Fiscal Agent, or such applicable party, as the case may be, is entitled (unless
(x) such payment to the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, or (y) in the case of amounts due to an applicable party under the related GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement, the Master Servicer has knowledge of the amounts to which such party is entitled and such payment is clearly required pursuant to this Agreement and the GIC Office Co-Lender Agreement, in which case written statements shall not be required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from the GIC Office Custodial Account, on a loan-by-loan basis.

         To the extent (i) consistent with the GIC Office Co-Lender Agreement and (ii) not otherwise included as part of the normal monthly remittance, the Master Servicer shall transfer from the GIC Office Custodial Account to the Pool Custodial Account, promptly upon amounts for such purposes becoming available in the GIC Office Custodial Account, the aggregate of all Additional Trust Fund Expenses and/or any other amounts relating to the GIC Office Loan Group, that have been previously paid out of the Pool Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05(a), would have been otherwise payable from the GIC Office Custodial Account under this Section 3.05A.

         In accordance with Article IV of the GIC Office Co-Lender Agreement, the Master Servicer shall, as and when required thereunder, withdraw from the GIC Office Custodial Account and (i) transfer to the Pool Custodial Account all amounts to be remitted to the Trust as holder of the GIC Office Trust Mortgage Loan and/or any successor REO Trust Mortgage Loan with respect thereto and (ii) remit to the GIC Office Non-Trust Mortgage Loan Noteholders the respective amounts due and owing to them. Monthly remittances to the respective GIC Office Non-Trust Mortgage Loan Noteholders shall, in each case, be made on the related GIC Office Master Servicer Remittance Date in accordance with the reasonable instructions thereof.

         In the case of the GIC Office Non-Trust Mortgage Loans only, in the event that the Master Servicer fails, on any GIC Office Master Servicer Remittance Date, to remit to any GIC Office Non-Trust Mortgage Loan Noteholder any amount(s) required to be so remitted to such GIC Office Non-Trust Mortgage Loan Noteholder hereunder by such date, the Master Servicer shall pay such GIC Office Non-Trust Mortgage Loan Noteholder, for the account of such GIC Office Non-Trust Mortgage Loan Noteholder, interest, calculated at the federal funds rate, on such amount(s) not timely remitted, from and including that GIC Office Master Servicer Remittance Date, to but not including the related distribution date for any securities backed by the subject GIC Office Non-Trust Mortgage Loan.


         SECTION 3.05B. Permitted Withdrawals From the MGM Tower Custodial
                        Account.

         The Master Servicer may, from time to time, make withdrawals from the MGM Tower Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals, except to the extent expressly provided in the MGM Tower Co-Lender Agreement):

                  (i) to make remittances each month, on or before the MGM Tower Master Servicer Remittance Date therein to the MGM Tower Non-Trust Mortgage Loan Noteholder and to the Trust (as holder of the MGM Tower Trust Mortgage Loan or any MGM Tower REO Trust Mortgage Loan, as applicable), all in accordance with the MGM Tower Co-Lender Agreement and taking into account the succeeding paragraph, such remittances to the Trust to be made into the Pool Custodial Account;

                  (ii) to reimburse, first, the Fiscal Agent, second, the Trustee, and last, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the MGM Tower Trust Mortgage Loan or any MGM Tower REO Trust Mortgage Loan, any such reimbursement pursuant to this clause (ii) with respect to any such P&I Advance to be made out of amounts on deposit in the MGM Tower Custodial Account that would otherwise be distributable to the Trust as late collections of interest on and/or principal of the MGM Tower Trust Mortgage Loan or any MGM Tower REO Trust Mortgage Loan, as the case may be, without regard to such P&I Advance;

                  (iii) to reimburse first, the Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the MGM Tower Loan Pair or any related REO Property, any such party's respective rights to reimbursement pursuant to this clause (iii) with respect to any Servicing Advance being limited to amounts on deposit in the MGM Tower Custodial Account that represent payments made by or on behalf of the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the MGM Tower Custodial Account that represent Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues (in each case, if applicable, net of any Liquidation Fee or Workout Fee payable therefrom) received in respect of the MGM Tower Loan Pair or any related REO Property (with, if and to the extent applicable, a corresponding allocation of such payment to either or both of the MGM Tower Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to either or both of the MGM Tower Noteholders on the relevant MGM Tower Master Servicer Remittance Date, all in accordance with
         Section 4.02 of the MGM Tower Co-Lender Agreement);

                  (iv) to pay the Fiscal Agent, the Trustee and itself, in that order, for any unpaid interest accrued and payable hereunder on any P&I Advance made thereby under this Agreement with respect to the MGM Tower Trust Mortgage Loan or any MGM Tower REO Trust Mortgage Loan, any such payment (in accordance with the MGM Tower Co-Lender Agreement) to be made pursuant to this clause (iv) out of: first, amounts on deposit in the MGM Tower Custodial Account that would otherwise be distributable under the MGM Tower Co-Lender Agreement to the MGM Tower Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the MGM Tower Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement from the amounts so distributable; and second, any other amounts on deposit in the MGM Tower Custodial Account that would otherwise be payable under the MGM Tower Co-Lender Agreement to the MGM Tower Noteholders on any MGM Tower Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to either or both of the MGM Tower Mortgage Loans or any successor REO
         Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to either or both of the MGM Tower Noteholders on the relevant MGM Tower Master Servicer Remittance Date, all in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement); provided, in the case of subclause first and second of this clause (iv), that such payment shall be made only to the extent the related P&I Advance or delinquency advance has been or is contemporaneously being reimbursed;

                  (v) to pay the Fiscal Agent, the Trustee, itself and the Special Servicer for any unpaid interest accrued and payable hereunder on any Servicing Advance made thereby under this Agreement with respect to the MGM Tower Loan Pair or any successor related REO Property, any such payment (in accordance with the MGM Tower Co-Lender Agreement) to be made pursuant to this clause (v) out of: first, amounts on deposit in the MGM Tower Custodial Account that would otherwise be distributable under the MGM Tower Co-Lender Agreement to the MGM Tower Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the MGM Tower Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement from the amounts so distributable; and second, any other amounts on deposit in the MGM Tower Custodial Account that would otherwise be payable under the MGM Tower Co-Lender Agreement to the MGM Tower Noteholders on any MGM Tower Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to either or both of the MGM Tower Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to either or both of the MGM Tower Noteholders on the relevant MGM Tower Master Servicer Remittance Date, all in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement); provided, in the case of subclauses first and second of this clause (v), that such payment shall be made only to the extent the related Servicing Advance has been or is contemporaneously being reimbursed;

                  (vi) to pay to itself earned and unpaid Master Servicing Fees with respect to the MGM Tower Trust Mortgage Loan or any MGM Tower REO Trust Mortgage Loan, the Master Servicer's right to payment pursuant to this clause (vi) with respect to the MGM Tower Trust Mortgage Loan or any MGM Tower REO Trust Mortgage Loan being limited to amounts on deposit in the MGM Tower Custodial Account that were received on or in respect of such Trust Mortgage Loan or such REO Trust Mortgage Loan, as the case may be, and are allocable as a recovery of interest thereon;

                  (vii) to reimburse, first, the Fiscal Agent, second, the Trustee, and last, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the MGM Tower Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto that such party has determined are Nonrecoverable Advances, any such reimbursement (in accordance with the MGM Tower Co-Lender Agreement) to be made pursuant to this clause (vii) out of: first, amounts on deposit in the MGM Tower Custodial Account that would otherwise be distributable under the MGM Tower Co-Lender Agreement to the MGM Tower Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the MGM Tower Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such reimbursement to be deducted in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement from the amounts so distributable; and second, any other amounts on deposit in the MGM Tower Custodial Account that are otherwise payable under the MGM Tower Co-Lender Agreement to the MGM Tower Noteholders on any MGM Tower Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such reimbursement to either or both of the MGM Tower Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to either or both of the MGM Tower Noteholders on the relevant MGM Tower Master Servicer Remittance Date, all in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement);

                  (viii) to reimburse, first, the Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order for any unreimbursed Servicing Advance made by any such party with respect to the MGM Tower Loan Pair or any related REO Property that such party has determined is a Nonrecoverable Advance, any such reimbursement (in accordance with the MGM Tower Co-Lender Agreement) to be made pursuant to this clause (viii) out of: first, amounts on deposit in the MGM Tower Custodial Account that would otherwise be distributable under the MGM Tower Co-Lender Agreement to the MGM Tower Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the MGM Tower Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such reimbursement to be deducted in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the MGM Tower Custodial Account that are otherwise payable under the MGM Tower Co-Lender Agreement to the MGM Tower Noteholders on any MGM Tower Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such reimbursement to either or both of the MGM Tower Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to either or both of the MGM Tower Noteholders on the relevant MGM Tower Master Servicer Remittance Date, all in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement);

                  (ix) to pay to the Special Servicer any earned and unpaid Special Servicing Fees in respect of the MGM Tower Loan Pair, any such payment (in accordance with the MGM Tower Co-Lender Agreement) to be made pursuant to this clause (ix) out of: first, amounts on deposit in the MGM Tower Custodial Account that would otherwise be distributable under the MGM Tower Co-Lender Agreement to the MGM Tower Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the MGM Tower Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the MGM Tower Custodial Account that would otherwise be payable under the MGM Tower Co-Lender Agreement to the MGM Tower Noteholders on any MGM Tower Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to either or both of the MGM Tower Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to either or both of the MGM Tower Noteholders on the relevant MGM Tower Master Servicer Remittance Date, all in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement);

                  (x) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of the MGM Tower Loan Pair, any such payment (in accordance with the MGM Tower Co-Lender Agreement) to be made pursuant to this clause (x) out of: first, amounts on deposit in the MGM Tower Custodial Account that would otherwise be distributable under the MGM Tower Co-Lender Agreement to the MGM Tower Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the MGM Tower Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the MGM Tower Custodial Account that would otherwise be payable under the MGM Tower Co-Lender Agreement to the MGM Tower Noteholders on any MGM

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         Tower Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to either or both of the MGM Tower Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to either or both of the MGM Tower Noteholders on the relevant MGM Tower Master Servicer Remittance Date, all in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement);

                  (xi) to pay for (A) costs and expenses incurred with respect to the MGM Tower Mortgaged Property pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the costs and expenses of obtaining appraisals of the MGM Tower Mortgaged Property pursuant to
         Section 3.11(h), 3.18(g) or Section 4.03(c), as applicable, (C) any servicing expenses incurred with respect to the MGM Tower Loan Pair or any related REO Property, that would, if advanced, constitute Nonrecoverable Servicing Advances, in accordance with Section 3.11(i), and (D) the fees of any Independent Contractor retained with respect to any REO Property related to the MGM Tower Loan Pair pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer), any such payment (in accordance with the MGM Tower Co-Lender Agreement) to be made pursuant to this clause (xi) out of: first, amounts on deposit in the MGM Tower Custodial Account that would otherwise be distributable under the MGM Tower Co-Lender Agreement to the MGM Tower Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the MGM Tower Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the MGM Tower Custodial Account that would otherwise be payable under the MGM Tower Co-Lender Agreement to the MGM Tower Noteholders on any MGM Tower Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to either or both of the MGM Tower Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to either or both of the MGM Tower Noteholders on the relevant MGM Tower Master Servicer Remittance Date, all in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement);

                  (xii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the MGM Tower Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the MGM Tower Custodial Account for any Trust Collection Period;

                  (xiii) to pay itself, the Special Servicer, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the MGM Tower Loan Pair, any such payment (in accordance with the MGM Tower Co-Lender Agreement) to be made pursuant to this clause (xiii) out of: first, amounts on deposit in the MGM Tower Custodial Account that would otherwise be distributable under the MGM Tower Co-Lender Agreement to the MGM Tower Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the MGM Tower Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the MGM Tower Custodial Account that would otherwise be payable under the MGM Tower Co-Lender Agreement to the MGM Tower Noteholders on any MGM Tower Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to either or both of the MGM Tower Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to either or both of the MGM Tower Noteholders on the relevant MGM Tower Master Servicer Remittance Date, all in accordance with
         Section 4.02 of the MGM Tower Co-Lender Agreement);

                  (xiv) to pay (out of amounts otherwise payable thereto under the MGM Tower Co-Lender Agreement on any MGM Tower Master Servicer Remittance Date) each MGM Tower Noteholder's share of the cost of recording the MGM Tower Co-Lender Agreement in accordance with Section 6.02(a) of the MGM Tower Co-Lender Agreement;

                  (xv) to pay for the cost of recording this Agreement and the cost of any corresponding Opinion of Counsel, insofar as such recordation is for the benefit of the MGM Tower Noteholders, any such payment (in accordance with the MGM Tower Co-Lender Agreement) to be made pursuant to this clause (xv) out of: first, amounts on deposit in the MGM Tower Custodial Account that would otherwise be distributable under the MGM Tower Co-Lender Agreement to the MGM Tower Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the MGM Tower Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the MGM Tower Custodial Account that would otherwise be payable under the MGM Tower Co-Lender Agreement to the MGM Tower Noteholders on any MGM Tower Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to either or both of the MGM Tower Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to either or both of the MGM Tower Noteholders on the relevant MGM Tower Master Servicer Remittance Date, all in accordance with Section 4.02 of the MGM Tower Co-Lender Agreement);

                  (xvi) to the extent (A) consistent with the MGM Tower Co-Lender Agreement and (B) not otherwise included among the payments contemplated by clause (i) of this Section 3.05B, to transfer to the Pool Custodial Account the aggregate of all Additional Trust Fund Expenses and/or any other amounts relating to the MGM Tower Loan Pair, that have been previously paid out of the Pool Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05(a), would have been otherwise payable from the MGM Tower Custodial Account under this
         Section 3.05B;

                  (xvii) to reimburse any amounts paid by the MGM Tower Non-Trust Mortgage Loan Noteholder to cure defaults under the MGM Tower Trust Mortgage Loan, the MGM Tower Non-Trust Mortgage Loan Noteholder's right to reimbursement under this clause (xviii) to be limited to amounts on deposit in the MGM Tower Custodial Account that represent collections on the MGM Tower Loan Pair that are in excess of all amounts (including Monthly Payments and

         Assumed Monthly Payments) otherwise then due and owing to the MGM Tower Noteholders, the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent with respect to the MGM Tower Loan Pair; and

                  (xviii) to clear and terminate the MGM Tower Custodial Account at the termination of this Agreement pursuant to Section 9.01.

         Any P&I Advance made with respect to the MGM Tower Trust Mortgage Loan or the MGM Tower REO Trust Mortgage Loan pursuant to Section 4.03 will constitute part of the "Available Remittance Amount" (within the meaning of the MGM Tower Co-Lender Agreement) required to be applied with respect to the MGM Tower Trust Mortgage Loan or any MGM Tower REO Trust Mortgage Loan with respect thereto pursuant to Section 4.01 of the MGM Tower Co-Lender Agreement on the subject MGM Tower Master Servicer Remittance Date. Any such P&I Advance shall be deposited directly into the Collection Account in accordance with Section 4.03(a).

         The Master Servicer shall keep and maintain separate accounting records in connection with any withdrawal from the MGM Tower Custodial Account pursuant to clauses (ii) through (xvi) of the second preceding paragraph.

         The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee and the Fiscal Agent, as applicable, from the MGM Tower Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee or the Fiscal Agent, as the case may be, is entitled (unless such payment to the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from the MGM Tower Custodial Account, on a loan-by-loan basis.

         To the extent (i) consistent with the MGM Tower Co-Lender Agreement and
(ii) not otherwise included as part of the normal monthly remittances, the Master Servicer shall transfer from the MGM Tower Custodial Account to the Pool Custodial Account, promptly upon amounts for such purposes becoming available in the MGM Tower Custodial Account, the aggregate of all Additional Trust Fund Expenses and/or any other amounts relating to the MGM Tower Loan Pair that have been previously paid out of the Pool Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05(a), would have been otherwise payable from the MGM Tower Custodial Account under this Section 3.05B.

         In accordance with Article IV of the MGM Tower Co-Lender Agreement, the Master Servicer shall, as and when required thereunder, withdraw from the MGM Tower Custodial Account and (i) transfer to the Pool Custodial Account all amounts to be remitted to the Trust as holder of the MGM Tower Trust Mortgage Loan or any MGM Tower REO Trust Mortgage Loan and (ii) remit to the MGM Tower Non-Trust Mortgage Loan Noteholder the amount due and owing to it. Monthly remittances to the MGM Tower Non-Trust Mortgage Loan Noteholder shall be made on the related MGM Tower Master Servicer Remittance Date in accordance with the reasonable instructions thereof.

         SECTION 3.06. Investment of Funds in the Servicing Accounts, the
                       Reserve Accounts, the Defeasance Deposit Account, the Custodial Account and the REO Accounts.

         (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Defeasance Deposit Account or a Custodial Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein (other than, in the case of the Pool Custodial Account, the Initial Deposit) in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided that in the case of any Servicing Account, any Reserve Account or the Defeasance Deposit Account, such investment direction shall be subject to the related loan documents and applicable law. Funds in the Collection Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will remain uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) and, in the case of a Permitted Investment in any Investment Account solely related to a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s). The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account and the Custodial Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee and, in the case of any Investment Account solely related to a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is a "certificated security", "uncertificated security" or "deposit account". For purposes of this Section 3.06(a), (i) the terms "entitlement holder", "security entitlement", "control" (except with respect to deposit accounts), "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised
Article 8 (1994 Revision) of the UCC, and the terms "control" (with respect to deposit accounts) and "deposit account" shall have the meanings given such terms in Revised Article 9 (1998 Revision) of the UCC, and (ii) "control" of any Permitted Investment in any Investment Account by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee and, in the case of any Investment Account solely related to a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), for purposes of Revised Article 8 (1994 Revision) of the UCC or Revised Article 9 (1998 Revision) of the UCC, as applicable. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Custodial Accounts, the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account) or the Special Servicer (in the case of the REO Accounts) shall:

         (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to at least the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

         (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account or the Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Trust Collection Period (or, in the case of each such Investment Account that solely relates to the GIC Office Loan Group, for each GIC Office Collection Period) (and, in the case of Servicing Accounts, Reserve Accounts and the Defeasance Deposit Account, to the extent not otherwise payable to Mortgagors under applicable law or the related loan documents), shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(d), 3.04(a), 3.04A(a), 3.04B(a), 3.05(a), 3.05A or 3.05B, as applicable.
Whether or not the Special Servicer directs the investment of funds in any of the REO Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Trust Collection Period, in the case of the Pool REO Account and the MGM Tower REO Account, and for each GIC Office Collection Period, in the case of the GIC Office REO Account, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of (i) the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account (except to the extent that any investment of funds with respect thereto is at the direction of a Mortgagor in accordance with the related loan documents or applicable law) and (ii) the Custodial Accounts) and the Special Servicer (in the case of the REO Accounts) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Trust Collection Period (or, in the case of an Investment Account that solely relates to the GIC Office Loan Group, the end of the GIC Office Collection Period) during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Account for such Collection Period. Notwithstanding any of the foregoing provisions of this Section 3.06, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than 30 days prior to the insolvency.

         (c) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and subject to Section 8.02, upon the request of Certificateholders entitled to a majority of the Voting Rights allocated to a Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount, the Master Servicer Remittance Amount, the GIC Office Available Remittance Amount and the MGM

Tower Available Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

         (e) Notwithstanding the foregoing, the Initial Deposit shall remain uninvested.


         SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
                       and Fidelity Coverage; Environmental Insurance.

         (a) The Master Servicer shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property that is not an REO Property, all insurance coverage as is required under the related Mortgage (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer or Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the Master Servicer or Special Servicer, as the case may be, shall use reasonable best efforts to require the related Mortgagor to obtain the required insurance coverage from Qualified Insurers that shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A3" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating to a rating of "A3" by Moody's by at least one nationally recognized statistical rating agency besides S&P) (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, as evidenced in writing by such Rating Agency); and provided, further, that the Master Servicer shall cause to be maintained, from Qualified Insurers having a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A3" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating to a rating of "A3" by Moody's by at least one nationally recognized statistical rating agency besides S&P) (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, as evidenced in writing by such Rating Agency), for any such Mortgaged Property any such insurance that the related Mortgagor is required but fails to maintain, but only to the extent that (i) the Trustee (as mortgagee of record on behalf of the Certificateholders or, in the case of a Mortgaged Property that secures a Loan Combination, the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)) has an insurable interest, and (ii) either (A) such insurance is available at a commercially reasonable rate, or (B) solely in the case of all-risk insurance or other insurance that covers losses from acts of terrorism, the failure by the Mortgagor to maintain such insurance coverage has not been determined by the Special Servicer to constitute an Acceptable Insurance Default. The GIC Office Controlling Party, in the case of the GIC Office Mortgaged Property, the MGM Tower Controlling Party, in the case of the MGM Tower Mortgaged Property, and the Controlling Class Representative, in the case of any other Mortgaged Property, may request that earthquake insurance be secured for a Mortgaged Property by the related Mortgagor, to the extent such insurance may reasonably be obtained and provided the related loan documents and applicable law give the mortgagee the right to request such insurance coverage and such loan documents require the Mortgagor to obtain earthquake insurance at the request of the mortgagee. Subject to Section 3.17(a), the Special Servicer, in accordance with the Servicing Standard, shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that such insurance is available at commercially reasonable rates and the subject hazards are at the time commonly insured against for properties similar to the subject REO Property located in or around the region in which such REO Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, either such insurance is available at a commercially reasonable rate or the subject hazards are at the time commonly insured against for properties similar to the subject REO Property located in or around the region in which such REO Property is located); and provided, further, that all such insurance shall be obtained from Qualified Insurers that shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A2" from Moody's (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, as evidenced in writing by such Rating Agency). All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Mortgage Loans, including Specially Serviced Mortgage Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee.

         Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Custodial Account in accordance with Section 3.04(a), 3.04A(a) or 3.04B(a), as applicable, in the case of amounts received in respect of a Mortgage Loan, or in the applicable REO Account in accordance with
Section 3.16(b), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including any earthquake insurance maintained at the request of the GIC Office Controlling Party, the MGM Tower Controlling Party or the Controlling Class Representative, as applicable) shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan(s) or REO Mortgage Loan(s), notwithstanding that the terms of such loan so permit, but shall be recoverable by the Master Servicer or the Special Servicer, as applicable, as a Servicing Advance.

         (b) If either the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having (or whose obligations are guaranteed or backed, in writing, by an entity having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A3" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then a rating of "A:IX" or better by A.M. Best's Key Rating Guide or an equivalent rating to a rating of "A3" from Moody's by at least one nationally recognized statistical rating agency besides S&P) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, as evidenced in writing by such Rating Agency), and (ii) provides protection equivalent to the individual policies otherwise required, then the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or subject REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or subject REO Property an individual hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the applicable Custodial Account from its own funds the amount not otherwise payable under the blanket policy because of the deductible clause therein, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee, the Certificateholders and, in the case of a Mortgaged Property that secures a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (c) Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties are part of the Trust Fund) keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "Baa3" from Moody's (or, if not then rated by Moody's, then at least "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, as evidenced in writing by such Rating Agency), a fidelity bond, which fidelity bond shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by either Rating Agency (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

         Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties are part of the Trust Fund) also keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "Baa3" from Moody's (or, if not rated by Moody's, then at least "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, as evidenced in writing by such Rating Agency), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to any Class of

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Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan
Securities rated by either Rating Agency (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

         Notwithstanding the foregoing, for so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be, are rated at least "A2" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides S&P) and "A" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, as evidenced in writing by such Rating Agency), such Person may self-insure with respect to the risks described in this Section 3.07(c).

         (d) In the event that either of the Master Servicer or the Special Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan for which the Mortgagor has not filed a claim or in respect of an REO Property, the Master Servicer shall notify the Special Servicer if such Mortgage Loan is a Specially Serviced Mortgage Loan, and the Special Servicer shall notify the Master Servicer in all cases. Upon becoming aware of such Insured Environmental Event, the Master Servicer, in the case of a Performing Mortgage Loan, and the Special Servicer, in the case of a Specially Serviced Mortgage Loan or an REO Property, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, shall timely make a claim thereunder with the appropriate insurer and shall take such other actions necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental Insurance Policy in respect of an Environmentally Insured Mortgage Loan, the Master Servicer (in the case of any such Mortgage Loan that is a Performing Mortgage Loan) and the Special Servicer (in the case of any such Mortgage Loan that is a Specially Serviced Mortgage Loan or in the case of an REO Property) shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall, in the event the Master Servicer or the Special Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy, monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders.

         The Master Servicer (in the case of Performing Mortgage Loans) and the Special Servicer (in the case of Specially Serviced Mortgage Loans and REO Properties) shall each abide by the terms and conditions precedent to payment of claims under the Environmental Insurance Policies with respect to the Environmentally Insured Mortgage Loans and take all such actions as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

         In the event that either the Master Servicer or the Special Servicer receives notice of a termination of any Environmental Insurance Policy with respect to an Environmentally Insured Mortgage Loan, then the party receiving such notice shall, within five (5) Business Days after receipt thereof, provide written notice of such termination to the other such party and the Trustee. Upon receipt of such notice, the Master Servicer, with respect to a Performing Mortgage Loan, or the Special Servicer, with respect to a Specially Serviced Mortgage Loan or an REO Property, shall address such termination in accordance with Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Mortgagor under any Environmental Insurance Policy or a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

         The Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall monitor the actions, and enforce the obligations, of the related Mortgagor under each Environmentally Insured Mortgage Loan insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance (including, without limitation, any required renewal) of an Environmental Insurance Policy with respect to the related Mortgaged Property or (ii) environmental testing or remediation at the related Mortgaged Property.


         SECTION 3.08. Enforcement of Alienation Clauses.

         (a) If, with respect to any Performing Mortgage Loan, the Master Servicer receives a request from a Mortgagor regarding the transfer of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person or transfers of certain interests in such Mortgagor, then the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer determines, consistent with the Servicing Standard, to approve such transfer and/or assumption, then the Master Servicer shall promptly provide to the Special Servicer a copy of such recommendation (which shall include the reason therefor) and the materials upon which such recommendation is based. The Special Servicer shall have the right hereunder, within 15 days of receipt of such recommendation and supporting materials and any other materials reasonably requested by the Special Servicer, to reasonably withhold or grant consent to any such request for such transfer and/or assumption in accordance with the terms of the subject Mortgage Loan and this Agreement, including, without limitation, the Servicing Standard; provided that any grant of consent on the part of the Special Servicer shall be subject to
Section 3.08(d), Section 6.11, Section 6.12 and/or Section 6.13, in each case if and as applicable. If the Special Servicer does not respond within such 15-day period, the Special Servicer's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such proposed transfer and/or assumption, the Master Servicer shall process such request of the related Mortgagor; and, in the case of a transfer of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person, the Master Servicer (subject to Section 3.08(d)) shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under such Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Master Servicer shall notify the Trustee, the Special Servicer, each Rating Agency, the Controlling Class Representative and, in the case of a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), of any assumption or substitution agreement executed pursuant to this Section 3.08(a) and shall forward thereto a copy of such agreement together with a Review Package.

Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Trust Mortgage Loans making up the related Cross-Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a Mortgage Loan shall be made or transfer of interest in a Mortgagor approved, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

         If any Performing Mortgage Loan contains express restrictions on transfers of the related Mortgaged Property and/or transfers of interests in the related Mortgagor, and if any such proposed transfer has not been approved pursuant to the preceding paragraph, then the Master Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case a Mortgaged Property that secures a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)), shall, to the extent permitted by applicable law, enforce such restrictions, unless the Master Servicer has determined, in its reasonable, good faith judgment, that enforcement of such restrictions would be a violation of the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered, together with a Review Package in respect thereof, to the Trustee, each Rating Agency, the Controlling Class Representative and, with respect to a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)); provided that any such waiver of such restrictions shall be subject to Section 3.08(d), Section 6.11, Section 6.12 and/or Section 6.13, in each case if and as applicable.

         (b) If, with respect to a Specially Serviced Mortgage Loan, the Master Servicer receives a request from a Mortgagor for consent to a transfer of the related Mortgaged Property and assumption of such Specially Serviced Mortgage Loan and/or consent to a transfer of interests in the related Mortgagor, the Master Servicer shall immediately notify the Special Servicer of such request and deliver to the Special Servicer any documents that the Master Servicer shall have received regarding the proposed transfer and assumption. Subject to Section 3.08(d), Section 6.11, Section 6.12 and/or Section 6.13, in each case if and as applicable, the Special Servicer shall determine whether to grant such consent or to enforce any restrictions on such transfer and/or assumption contained in the related loan documents, in accordance with the Servicing Standard.

         Upon consent by the Special Servicer to any proposed transfer of a Mortgaged Property and assumption by the proposed transferee of the related Mortgage Loan pursuant to this Section 3.08(b), the Special Servicer shall process the request of the related Mortgagor for such transfer and assumption and shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Special Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency, the Controlling Class Representative and, with respect to a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), of any assumption or substitution agreement executed pursuant to this Section 3.08(b) and shall forward thereto a copy of such agreement. Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Trust Mortgage Loans making up the related Cross-

Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a Mortgage Loan shall be made unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

         (c) If, with respect to a Performing Mortgage Loan, the Master Servicer receives a request from the related Mortgagor regarding a further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor, then the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer determines, consistent with the Servicing Standard, to approve such further encumbrance, then the Master Servicer shall provide to the Special Servicer a written copy of such recommendation (which shall include the reason therefor) and the materials upon which such recommendation is based. The Special Servicer shall have the right hereunder, within 15 days of receipt of such recommendation and supporting materials and any other materials reasonably requested by the Special Servicer, to reasonably withhold or, subject to Section 3.08(d) and, further, subject to the Special Servicer obtaining any consent to the extent required pursuant to
Section 6.11, Section 6.12 and/or Section 6.13, in each case if and as applicable, grant consent to any such request for such further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor, as applicable, in accordance with the terms of such Mortgage Loan and this Agreement and subject to the Servicing Standard. If the Special Servicer does not respond within such 15-day period, such party's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor, as applicable, the Master Servicer shall process such request of the related Mortgagor. If the Special Servicer does not consent to, and is not deemed to have consented to, such further encumbrance, then the Master Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, with respect to a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related loan documents on further encumbrances of the related Mortgaged Property and/or of an interest in the related Mortgagor, as applicable, unless the Master Servicer has determined, in its reasonable, good faith judgment, that failure to waive such restrictions would be a violation of the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered to the Trustee and the Special Servicer, each Rating Agency and, with respect to a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)); provided that any such waiver of such restrictions shall be subject to Section 3.08(d) and Section 6.11, Section 6.12 and/or Section 6.13, in each case if and as applicable. To the extent permitted by the applicable loan documents and applicable law, the Master Servicer may charge the related Mortgagor (and retain to the extent permitted under Section 3.11) a fee in connection with any enforcement or waiver contemplated in this paragraph of subsection (c).

         With respect to any Specially Serviced Mortgage Loan, the Special Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Mortgaged Property that secures a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related loan documents on further encumbrances of the related Mortgaged Property and/or of interests in the related Mortgagor, as applicable, and shall process all documentation in connection therewith, unless the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered to the Trustee, the Master Servicer, each Rating Agency and, with respect to a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)); provided that any such waiver of such restrictions shall be subject to Section 3.08(d) and Section 6.11, Section 6.12 and/or Section 6.13, in each case if and as applicable. To the extent permitted by the applicable loan documents and applicable law, the Special Servicer may charge the related Mortgagor (and retain to the extent permitted under Section 3.11) a fee in connection with any enforcement or waiver contemplated in this paragraph of subsection (c).

         (d) Notwithstanding anything to the contrary contained in this Section 3.08, but subject to the related loan documents and applicable law, (A) (i) if the then unpaid principal balance of the subject Trust Mortgage Loan is at least equal to $20,000,000, then neither the Master Servicer nor the Special Servicer shall waive any restrictions contained in the related Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related Mortgagor, and (ii) if (w) the then unpaid principal balance of the subject Trust Mortgage Loan is at least equal to 2% of the then aggregate principal balance of the Mortgage Pool or (x) the subject Trust Mortgage Loan is then one of the ten largest Trust Mortgage Loans in the Mortgage Pool or (y) the aggregate loan-to-value ratio of the subject Trust Mortgage Loan (together with any additional loans that would further encumber the related Mortgaged Property and/or interests in the related Mortgagor) would be equal to or greater than 85% or (z) the aggregate debt service coverage ratio of the related Mortgaged Property (taking into account any additional loans that would further encumber the related Mortgaged Property and/or interests in the related Mortgagor) would be less than 1.20x, then the Special Servicer shall not waive any restrictions contained in the related Mortgage on further encumbrances of the related Mortgaged Property or of interests in the related Mortgagor, unless, in the case of either (i) or (ii) above, the Special Servicer or the Master Servicer, as the case may be, shall have received prior written confirmation from S&P that such action would not result in an Adverse Rating Event with respect to any Class of Certificates or, if the GIC Office Loan Group is involved, any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, and (B) if the subject Trust Mortgage Loan is then one of the ten largest Trust Mortgage Loans in the Mortgage Pool, then neither the Master Servicer nor the Special Servicer, as applicable, shall waive any restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property or on transfers of interests in the related Mortgagor, unless the Master Servicer or the Special Servicer, as the case may be, shall have received prior written confirmation from Moody's that such action would not result in an Adverse Rating Event with respect to any Class of Certificates or, if the GIC Office Loan Group is involved, any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency. In connection with any request for rating confirmation from a Rating Agency pursuant to this Section 3.08(d), the Master Servicer or the Special Servicer, as the case may be, shall deliver a Review Package to such Rating Agency. Further, subject to the terms of the related loan documents and applicable law, no waiver of a restriction contained in the related Mortgage on transfers of the related Mortgaged Property or interests in the related Mortgagor or on further encumbrances thereof may be waived by the Master Servicer or the Special Servicer, as applicable, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor. To the extent not collected from the related Mortgagor (or from the Depositor or the UBS Mortgage Loan Seller pursuant to
Section 2.03(e)), any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Servicing Advance.

         SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                       Appraisals; Appraisal Reduction Calculation.

         (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d), 6.11, 6.12 and 6.13, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such ARD Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such ARD Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. Subject to Section 3.11(h), the Special Servicer shall request that the Master Servicer advance all costs and expenses incurred by it in any such proceedings, and the Master Servicer shall be entitled to reimbursement therefor as provided in Section 3.05(a), Section 3.05A or Section 3.05B, as applicable. The Special Servicer shall be responsible, consistent with the Servicing Standard, for determining whether to exercise any rights it may have under the cross-collateralization and/or cross-default provisions of a Cross-Collateralized Mortgage Loan. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Certificateholders and, in the case of a Mortgaged Property that secures a Loan Combination, on behalf of the affected Non-Trust Mortgage Loan Noteholder(s), to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18 and the results of any appraisal obtained as provided below in this Section 3.09, all such bids to be made in a manner consistent with the Servicing Standard.

         If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Specially Serviced Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in Section 3.18, and the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance; provided that if the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal.

         If any Mortgage Loan or Loan Combination becomes a Required Appraisal Loan, then the Special Servicer shall (i) obtain or conduct, as applicable, a Required Appraisal within 60 days of such occurrence (unless a Required Appraisal was obtained or conducted, as applicable, with respect to such Required Appraisal Loan within the prior 12 months and the Special Servicer reasonably believes, in accordance with the Servicing Standard, that no material change has subsequently occurred with respect to the related Mortgaged Property that would draw into question the applicability of such

Required Appraisal) and (ii) obtain or conduct, as applicable, an update of the most recent Required Appraisal approximately 12 months following the most recent Required Appraisal or subsequent update thereof for so long as such Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or such Loan Combination, as the case may be, remains a Required Appraisal Loan. The Special Servicer shall deliver copies of all such Required Appraisals and updated Required Appraisals to the Trustee, the Master Servicer and, in the case of a Mortgaged Property that secures a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), in each such case, promptly following the Special Servicer's receipt of the subject appraisal, and, upon request, to the Controlling Class Representative. Based on each such Required Appraisal and updated Required Appraisal, the Special Servicer shall (monthly, on each Determination Date, until the subject Required Appraisal Loan ceases to be such) calculate and notify the Trustee, the Master Servicer, the Controlling Class Representative, and, in the case of any Mortgaged Property that secures a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), of any resulting Appraisal Reduction Amount in respect of the subject Required Appraisal Loan. Such calculations by the Special Servicer shall be subject to review and confirmation by the Master Servicer, provided that the Master Servicer may rely on any information provided by the Special Servicer. The Master Servicer shall, at the direction of the Special Servicer, advance the cost of each such Required Appraisal and updated Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the related Custodial Account pursuant to Section 3.05(a), Section 3.05A or Section 3.05B, as applicable. At any time that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the GIC Office Controlling Party (in the case of the GIC Office Loan Group), the MGM Tower Controlling Party (in the case of the MGM Tower Loan Pair) or the Controlling Class Representative (in all other cases), as applicable, may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that is reasonably satisfactory to the Special Servicer and satisfies the requirements of a "Required Appraisal", and upon the written request of the GIC Office Controlling Party, the MGM Tower Controlling Party or the Controlling Class Representative, as applicable, the Special Servicer shall recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on such appraisal delivered by such party and shall notify the Trustee, the Master Servicer, the GIC Office Controlling Party (in the case of the GIC Office Loan Group), the MGM Tower Controlling Party (in the case of the MGM Tower Loan Pair) and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

         (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Certificateholders (and, in the case of a Mortgaged Property that secures a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC I, within the meaning of Treasury regulations section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust (and, in the case of a Mortgaged Property that secures a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)) from potential liability.

         In addition, the Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                  (i) such personal property is, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), incident to real property (within the meaning of
         Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee (and, in the case of the GIC Office Mortgaged Property or the MGM Tower Mortgaged Property, on behalf of the related Non-Trust Mortgage Loan Noteholder(s)), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of the GIC Office Mortgaged Property or the MGM Tower Mortgaged Property, on behalf of the related Non-Trust Mortgage Loan Noteholder(s)), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless such action is consistent with Section 6.11, Section 6.12, and/or Section 6.13, in each case if and as applicable, and the Special Servicer has previously determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of the GIC Office Mortgaged Property or the MGM Tower Mortgaged Property, to the related Non-Trust Mortgage Loan Noteholder(s)) that shall specify all of the bases for such determination), in accordance with the Servicing Standard and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person, who regularly conducts Environmental Assessments, within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Master Servicer and, in the case of the GIC Office Mortgaged Property or the MGM Tower Mortgaged Property, the related Non-Trust Mortgage Loan Noteholder(s)), that:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Mortgage Loan to the Certificateholders (or, if a Loan Combination is involved, to the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, if a Loan Combination is involved, to the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, to be performed at the related Mortgage Rate(s)) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Mortgage Loan to the Certificateholders (or, if a Loan Combination is involved, to the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, if a Loan Combination is involved, to the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, to be performed at the related Mortgage Rate(s)) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

         The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall perform or cause to be performed such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be payable out of the related Custodial Account pursuant to Section 3.05(a),
Section 3.05A or Section 3.05B, as applicable (or, in the case of a Mortgaged Property that secures a Loan Combination, to the extent the funds in the applicable Loan Combination Custodial Account are insufficient, shall be advanced by the Master Servicer, subject to Section 3.11(h)).

         (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Loan Combination is involved, the related Non-Trust Mortgage Loan Noteholder(s)), subject to Section 6.11, Section 6.12 and/or Section 6.13, in each case if and as applicable, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

         (e) The Special Servicer shall report to the Master Servicer, the Underwriters, the Trustee and, if a Loan Combination is involved, the related Non-Trust Mortgage Loan Noteholder(s), monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Specially Serviced Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

         (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the affected Mortgage Loan permit such an action, and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable (the cost of which undertaking shall be covered by, and be reimbursable as, a Servicing Advance).

         (g) The Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to the receipt of mortgage interest received with respect to any Mortgaged Property required by Section 6050H of the Code and the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

         (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Specially Serviced Mortgage Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer and, if a Loan Combination is involved, the related Non-Trust Mortgage Loan Noteholder(s). The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and, if a Loan Combination is involved, the related Non-Trust Mortgage Loan Noteholder(s), no later than the seventh Business Day following such Final Recovery Determination.


         SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
                       Files.

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall promptly notify the Trustee (and, in the case of a Non-Trust Mortgage Loan, the related Mortgage Loan Noteholder) by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Custodial Account pursuant to Section 3.04(a), Section 3.04A(a) or Section 3.04B(a), as applicable, have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File and, in the case of a Non-Trust Mortgage Loan, the original of the Mortgage Note for such Non-Trust Mortgage Loan. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of a Non-Trust Mortgage Loan, the Trustee shall cause the related Non-Trust Mortgage Loan Noteholder to release the Mortgage Note for such Non-Trust Mortgage Loan) to the Master Servicer or Special Servicer and shall deliver to the Master Servicer or Special Servicer, as applicable, such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or any Custodial Account.

         (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File

(or any portion thereof) (or the original of the Mortgage Note for a Non-Trust Mortgage Loan), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or such portion thereof) (and, in the case of a Non-Trust Mortgage Loan, the Trustee shall cause the related Non-Trust Mortgage Loan Noteholder to release the original of the Mortgage Note for such Non-Trust Mortgage Loan) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or such portion thereof) to the Trustee or related Custodian (and, if applicable, such original Mortgage Note for such Non-Trust Mortgage Loan to the related Non-Trust Mortgage Loan Noteholder), or the delivery to the Trustee (and, if applicable, to the related Non-Trust Mortgage Loan Noteholder) of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Custodial Account pursuant to Section 3.04(a), Section 3.04A(a) or Section 3.04B(a), as applicable, have been or will be so deposited, or that the related Mortgaged Property has become an REO Property, the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

         (c) Within seven (7) Business Days (or within such shorter period (but no less than three (3) Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee (and, in the case of a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)) of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of the a Mortgaged Property that secures a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, with respect to any Mortgage Loan, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of the related Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the related Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the related Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer, the Special Servicer or, if applicable, any Non-Trust Mortgage Loan Noteholder. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, if applicable, any affected Non-Trust Mortgage Loan Noteholder) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Loan Combination, also on behalf of the related Non-Trust Mortgage Loan Noteholder(s)) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or
(ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

         SECTION 3.11. Servicing Compensation; Payment of Expenses; Certain
                       Matters Regarding Servicing Advances.

         (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Trust Mortgage Loan, each REO Trust Mortgage Loan, each GIC Office Non-Trust Mortgage Loan and each successor REO Mortgage Loan with respect to a GIC Office Non-Trust Mortgage Loan. As to each such Mortgage Loan and REO Mortgage Loan, the Master Servicing Fee shall: (i) accrue from time to time at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO Mortgage Loan; and (ii) be calculated on a 30/360 Basis (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Mortgage Loan or REO Mortgage Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any such Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each such Mortgage Loan and REO Revenues allocable as interest on each such REO Mortgage Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any such Mortgage Loan or REO Mortgage Loan out of that portion of related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a), Section 3.05A or Section 3.05B, as applicable, and in the case of a Trust Mortgage Loan or an REO Trust Mortgage Loan, out of such other amounts as may be permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. Notwithstanding anything herein to the contrary, no Master Servicing Fee shall be calculated or payable hereunder based upon or with respect to the MGM Tower Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

         (b) Additional master servicing compensation in the form of (i) Net Default Charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to any Mortgage Loan (or, in the case of Net Default Charges, any Trust Mortgage Loan) and accrued during the time that such Mortgage Loan (or, in the case of Net Default Charges, such Trust Mortgage Loan) was a Performing Mortgage Loan (or, in the case of Net Default Charges, a Performing Trust Mortgage Loan), (ii) 100% of each modification fee, extension fee or other similar fee actually paid by a Mortgagor with respect to a modification, consent, extension, waiver or amendment agreed to by the Master Servicer pursuant to Section 3.20(c) or
Section 3.08(c), and 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a Mortgage Loan as contemplated under Section 3.20, and
(iii) 50% of any and all assumption fees and 100% of any and all assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of a Loan Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan Noteholder(s)) pursuant to Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a), shall be retained by the Master Servicer or promptly paid to the Master Servicer by the Special Servicer and such additional master servicing compensation is not required to be deposited in any

Custodial Account. The Master Servicer shall also be entitled to additional master servicing compensation in the form of (i) Prepayment Interest Excesses received with respect to the Trust Mortgage Loans; (ii) interest or other income earned on deposits in the Custodial Accounts in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each Trust Collection Period, in the case of the Pool Custodial Account and the MGM Tower Custodial Account, or for each GIC Office Collection Period, in the case of the GIC Office Custodial Account); and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account maintained thereby (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Trust Collection Period (or, in the case of an Investment Account that solely relates to the GIC Office Loan Group, for each GIC Office Collection Period)).

         (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan. With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, for any calendar month (or portion thereof), the Special Servicing Fee shall: (i) accrue from time to time at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO Mortgage Loan; and (ii) be calculated on a 30/360 Basis (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event, in a month consisting of 30 days and, in the case of any other partial period that does not run from one Due Date through and including the day immediately preceding the next Due Date, on the basis of the actual number of days in such period in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees in respect of Specially Serviced Trust Mortgage Loans and REO Trust Mortgage Loans shall be payable monthly out of general collections on the Mortgage Loans on deposit in the Pool Custodial Account, to the extent permitted by Section 3.05(a). In addition, earned but unpaid Special Servicing Fees in respect of a Loan Combination consisting of Specially Serviced Mortgage Loans or REO Mortgage Loans shall be payable out of collections on such Loan Combination on deposit in the applicable Loan Combination Custodial Account, to the extent permitted pursuant to Section 3.05A or Section 3.05B, as applicable.

         As further compensation for its services hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, subject to the second following paragraph, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, all collections of principal, interest (other than Default Interest and Additional Interest), Prepayment Premiums and/or Yield Maintenance Charges received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with the acquisition of any Mortgage Loan by all the Certificateholders (acting together) in exchange for all the Certificates pursuant to Section 9.01 or the purchase of any Mortgage Loan by a Purchase Option Holder pursuant to Section 3.18, by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, by the

Depositor pursuant to Section 2.03 or the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, by a Non-Trust Mortgage Loan Noteholder or its designee pursuant to the related Co-Lender Agreement, or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Mortgage Loan default as set forth in the related intercreditor agreement, or out of any Insurance Proceeds or Condemnation Proceeds. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the particular Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated or removed other than for cause (and other than as a result of an Event of Default under Sections 7.01(a)(x) or 7.01(a)(xi)) or resigns in accordance with the first sentence of the first paragraph of Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination, removal or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Mortgage Loan ceases to be payable in accordance with the preceding sentence.

         As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive the Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which it receives a full, partial or discounted payoff and, subject to the provisos to the next sentence, each Specially Serviced Mortgage Loan and REO Property as to which it receives Net Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan or REO Property, subject to the following paragraph, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full, partial or discounted payoff and/or Net Liquidation Proceeds (exclusive of any portion of such payoff or proceeds that represents Default Interest and/or Additional Interest); provided that no Liquidation Fee shall be payable (i) with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan or (ii) from, or based upon the receipt of, Liquidation Proceeds collected in connection with the acquisition of any Specially Serviced Mortgage Loan or REO Property by all the Certificateholders (acting together) in exchange for all the Certificates pursuant to Section 9.01 or the purchase of any Specially Serviced Mortgage Loan or REO Property by a Purchase Option Holder pursuant to Section 3.18, by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, by a Non-Trust Mortgage Loan Noteholder or its designee pursuant to the related Co-Lender Agreement, by the Depositor pursuant to
Section 2.03 or the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement in connection with a Material Document Defect or a Material Breach (in either such case, prior to the expiration of the Initial Resolution Period plus the applicable Resolution Extension Period for the subject Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation) or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Mortgage Loan default as set forth in the related intercreditor agreement; and provided, further, that, in connection with any purchase by the Depositor pursuant to
Section 2.03 or the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement in connection with a Material Document Defect or a Material Breach (in either case, subsequent to the expiration of the Initial Resolution Period plus the Resolution Extension Period for the subject Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation), the Liquidation Fee shall equal 1% of the Stated Principal Balance of the repurchased Trust Mortgage Loan (or, if an REO Property is being repurchased, 1% of the Stated Principal Balance of the related REO Trust Mortgage Loan).

         Notwithstanding the foregoing, any Workout Fee and/or Liquidation Fee payable in accordance with the two preceding paragraphs with respect to Mortgage Loans or REO Mortgage Loans that comprise a Loan Combination shall be paid from collections received on such Loan Combination on deposit in the related Loan Combination Custodial Account, to the extent permitted under Section 3.05A or
Section 3.05B, as applicable.

         Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds with respect to such Mortgage Loan.

         The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

         (d) Additional special servicing compensation in the form of (i) Net Default Charges actually collected with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan that accrued while the subject loan was a Specially Serviced Trust Mortgage Loan or an REO Trust Mortgage Loan, (ii) with respect to any Specially Serviced Mortgage Loan, 100% of any and all assumption fees, assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust (or, in the case of a Loan Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan Noteholder(s)) pursuant to Section 3.08(b) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(b), (iii) with respect to any Performing Mortgage Loan, 50% of any and all assumption fees actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of a Loan Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan Noteholder(s)) pursuant to Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a), and (iv) any and all modification fees, consent fees, extension fees and similar fees actually collected on the Mortgage Loans that are not otherwise payable to the Master Servicer as additional master servicing compensation pursuant to Section 3.11(b), shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer, as the case may be, and shall not be required to be deposited in any Custodial Account pursuant to Section 3.04(a), Section 3.04A(a) or Section 3.04B(a), as applicable. The Special Servicer shall also be entitled to additional special servicing compensation in the form of interest or other income earned on deposits in any REO Account, if established, in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each Trust Collection Period, in the case of the Pool REO Account and the MGM Tower REO Account, or for each GIC Office Collection Period, in the case of the GIC Office REO Account).

         (e) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of any of the Custodial Accounts or, in the case of the Special Servicer, any of the REO Accounts, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for such expenses except as expressly provided in this Agreement.

         (f) If the Master Servicer or Special Servicer is required under any provision of this Agreement to make a Servicing Advance, but it does not do so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be,, give written notice of such failure to, as applicable, the Master Servicer or the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer, as applicable, within three (3) Business Days after such notice is given to the Master Servicer or the Special Servicer, as the case may be, then (subject to Section 3.11(h)) the Trustee shall make such Servicing Advance. If the Trustee fails to make any Servicing Advance required to be made under this Agreement, then (subject to Section 3.11(h)) the Fiscal Agent shall make such Servicing Advance within one (1) Business Day of such failure by the Trustee and, if so made, the Trustee shall be deemed not to be in default under this Agreement.

         (g) The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such Servicing Advance is outstanding, such interest to be payable: (i) first, in accordance with Sections 3.05(a) and 3.26, out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which such Servicing Advance relates (provided that such Default Charges will only be applied to pay interest accrued on such Servicing Advance through the date that such Default Charges were received); and (ii) then, if and to the extent that such Default Charges are insufficient to cover such interest, but not before the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Trust Mortgage Loans and REO Trust Mortgage Loans on deposit in the Pool Custodial Account; provided that, if such Servicing Advance was made with respect to a Loan Combination or any related Mortgaged Property, then such interest shall first be payable out of amounts on deposit in the related Loan Combination Custodial Account in accordance with Section 3.05A or Section 3.05B, as applicable. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as appropriate, in accordance with Section 3.03, Section 3.05(a), Section 3.05A or Section 3.05B, as applicable, for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the applicable Custodial Account. Notwithstanding the foregoing, upon a determination that a previously made Servicing Advance is a Nonrecoverable Servicing Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, any of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months or such longer period of time as is approved in writing by the Controlling Class Representative) and the unreimbursed portion of such Servicing Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Servicing Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer, or a breach of any fiduciary duty owed to the Certificateholders by the Trustee or the Fiscal Agent, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.

         (h) Notwithstanding anything herein to the contrary, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make out of its own funds any

Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by the Master Servicer or the Special Servicer that it has made (or, in the case of the Special Servicer, that the Master Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee and the Depositor (and, in the case of a Servicing Advance with respect to a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)), setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be (which appraisal shall be an expense of the Trust, shall take into account the factors specified in Section 3.18) and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession) and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. If the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Servicing Advance; provided, however, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable Advance, the Trustee or the Fiscal Agent, as applicable, shall make such Servicing Advance within the time periods required by Section 3.11(f) unless the Trustee or the Fiscal Agent, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

         (i) Notwithstanding anything set forth herein to the contrary, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Pool Custodial Account, the GIC Office Custodial Account or the MGM Tower Custodial Account, as applicable, in accordance with Sections 3.05(a), 3.05A and 3.05B, any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment, in the case of withdrawals from a Loan Combination Custodial Account, is in the best interests of the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s) (as a collective whole), or, in the case of withdrawals from the Pool Custodial Account, is in the best interests of the Certificateholders (as a collective whole), as evidenced in each case by an Officer's Certificate delivered promptly to the Trustee, the Depositor, the Controlling Class Representative and any affected Non-Trust Mortgage Loan Noteholder(s), setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be promptly delivered to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer. The Master Servicer may conclusively rely on any information in this regard provided by the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

         SECTION 3.12. Property Inspections; Collection of Financial Statements;
                       Delivery of Certain Reports.

         (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan, the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing Advance. In addition, the Special Servicer shall perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year, the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing Advance. Beginning in 2004, the Master Servicer shall at its expense perform or cause to be performed a physical inspection of each Mortgaged Property securing a Performing Mortgage Loan: (i) at least once every two calendar years in the case of Mortgaged Properties securing Performing Mortgage Loans that have outstanding principal balances of (or Mortgaged Properties having allocated loan amounts of) $2,000,000 or less; and (ii) at least once every calendar year in the case of all other such Mortgaged Properties; provided, that the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer in the preceding six months. The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Trustee, the related Non-Trust Mortgage Loan Noteholder(s) (if the subject Mortgaged Property secures a Loan Combination) and each other a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in its reasonable, good faith judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Master Servicer and Special Servicer shall each forward copies of any such inspection reports prepared by it to the Underwriters and the Controlling Class Representative upon request, subject to payment of a reasonable fee.

         The Special Servicer, in the case of each Specially Serviced Mortgage Loan and each REO Mortgage Loan, and the Master Servicer, in the case of each Performing Mortgage Loan, shall each, consistent with the Servicing Standard, use reasonable efforts to obtain quarterly, annual and other periodic operating statements and rent rolls with respect to each of the related Mortgaged Properties and REO Properties. The Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it to the Trustee, the Special Servicer, the related Non-Trust Mortgage Loan Noteholder(s) (if the subject Mortgaged Property secures a Loan Combination) or any Controlling Class Certificateholder, in each case upon request. The Special Servicer shall, promptly following receipt, deliver copies of the materials received or obtained by it pursuant to the foregoing sentence to the Master Servicer, and the Master Servicer shall promptly deliver copies of all such materials received or obtained by it pursuant to the foregoing sentence and this sentence to the Trustee, the Special Servicer, any Controlling Class Certificateholder and any Non-Trust Mortgage Loan Noteholder, in each case upon request.

         Within 30 days after receipt by the Master Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer with respect to a

Performing Mortgage Loan and the Special Servicer with respect to a Specially Serviced Mortgage Loan or an REO Mortgage Loan shall prepare or update and forward to the Trustee a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with, upon request, the annual operating statements attached thereto as an exhibit).

         The Master Servicer with respect to a Performing Mortgage Loan and the Special Servicer with respect to a Specially Serviced Mortgage Loan or an REO Mortgage Loan shall prepare and maintain one CMSA Operating Statement Analysis Report for each Mortgaged Property and REO Property. The CMSA Operating Statement Analysis Report for each such Mortgaged Property and REO Property is to be updated by the Master Servicer or Special Servicer, as applicable, within 30 days after its receipt of updated operating statements for a Mortgaged Property or REO Property, as the case may be. The Master Servicer or Special Servicer, as applicable, shall use the "Normalized" column from the CMSA NOI Adjustment Worksheet for any Mortgaged Property or REO Property, as the case may be, to update and normalize the corresponding annual year-end information in the CMSA Operating Statement Analysis Report and shall use any annual operating statements and related data fields received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property. Copies of CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets are to be forwarded to the Trustee automatically (on a monthly basis) during any period in respect of which Exchange Act Reports are being filed as to the Trust with the Commission, and are otherwise to be made available by the Master Servicer to the Trustee, the Special Servicer and any Controlling Class Certificateholder, in each case upon request.

         (b) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Trust Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Trust Mortgage Loans and any REO Properties, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; and (ii) a CMSA Comparative Financial Status Report. Not later than 2:00 p.m. (New York City time) on the third Business Day prior to each Distribution Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Trust Mortgage Loans and any REO Properties and, to the extent that the subject information relates to when they were Specially Serviced Trust Mortgage Loans, any Corrected Trust Mortgage Loans: (i) a CMSA Delinquent Loan Status Report; (ii) a Loan Payoff Notification Report;
(iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and (v) a CMSA REO Status Report.

         (c) Not later than 2:00 p.m. (New York City time) on the first Business Day prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, the Rating Agencies, the Special Servicer and, upon request, any Controlling Class Certificateholder: (i) the most recent CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report and CMSA REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (ii) the most recent CMSA Property File, CMSA Financial File, CMSA Loan Setup File (if modified), CMSA Loan Level Reserve/LOC Report, CMSA Delinquent Loan Status Report, CMSA Comparative Financial Status Report and Loan Payoff Notification Report (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (iii) a CMSA Servicer Watch List with information that is current as of the related Determination Date with respect to each subject Trust Mortgage Loan. The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.11(g) and/or 4.03(d), such information to be presented on a loan-by-loan basis.

         If the Master Servicer determines, in its reasonable judgment, that information regarding the Trust Mortgage Loans and REO Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then it shall forward such information in the form of a Supplemental Report to the Trustee in accordance with Section 4.02(a).

         (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer, and the Master Servicer shall deliver to the Trustee, the Special Servicer and, upon request, any Controlling Class Certificateholder the reports set forth in Section 3.12(c) in an electronic format reasonably acceptable to the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(c) to the extent that the underlying information is solely within the control of the Master Servicer or the Special Servicer. In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(c), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b), so long as the Master Servicer and the Special Servicer are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(c) caused by the Special Servicer's failure to timely provide any report required under
Section 3.12(b) of this Agreement.

         (e) The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.12, including the calculations made therein, shall be done in accordance with CMSA standards to the extent applicable thereto.


         SECTION 3.12A. Delivery of Certain Reports to the Non-Trust Mortgage
                        Loan Noteholders.

         (a) The Master Servicer shall promptly deliver to each Non-Trust Mortgage Loan Noteholder: (i) copies of operating statements and rent rolls;
(ii) upon request, annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to Section
3.12 with respect to the Mortgaged Property securing the related Loan
Combination.

         (b) If the Mortgage Loans forming a Loan Combination constitute Specially Serviced Mortgage Loans, or if a Mortgaged Property securing a Loan Combination has become an REO Property, then each calendar month, not later than 2:00 p.m. (New York City time) on the second Business Day prior to each applicable Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to such Loan Combination and/or the related Mortgaged Property, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File (or similar report satisfactory to the Master Servicer); and (ii) a CMSA Comparative Financial Status Report (or similar report satisfactory to the Master Servicer).

If the Mortgage Loans forming a Loan Combination constitute Specially Serviced Mortgage Loans, or if a Mortgaged Property securing a Loan Combination has become an REO Property, then each calendar month, not later than 10:00 a.m. (New York City time) on the second Business Day prior to the applicable Master Servicer Remittance Date in such month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer such of the following reports as may be relevant with respect to such Loan Combination and/or the related Mortgaged Property: (i) a CMSA Delinquent Loan Status Report; (ii) a Loan Payoff Notification Report, (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and (v) a CMSA REO Status Report.

         (c) Prior to 12:00 noon (New York City time) on each applicable Master Servicer Remittance Date, the Master Servicer shall, with respect to each Loan Combination, prepare all Loan Combination Servicing Reports as may be relevant and that are not otherwise required to be prepared by the Special Servicer pursuant to Section 3.12A(b). The Master Servicer shall also include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.11(g) and/or 4.03(d), such information to be presented on a loan-by-loan basis.

         (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12A(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12A(b). In the case of information or reports to be furnished by the Master Servicer to a Non-Trust Mortgage Loan Noteholder pursuant to Section 3.12B(a), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12A(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12A(b), so long as the Master Servicer and the Special Servicer are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12B(a) caused by the Special Servicer's failure to timely provide any report required under Section 3.12A(b) of this Agreement.

         (e) The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.12A, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.


         SECTION 3.12B. Statements to the Non-Trust Mortgage Loan Noteholders.

         (a) Not later than 12:00 noon (New York City time) on the Business Day prior to each GIC Office Determination Date, the Master Servicer shall forward the related GIC Office Preliminary Master Servicer Remittance Report with respect to each GIC Office Non-Trust Mortgage Loan to the related GIC Office Non-Trust Mortgage Loan Noteholder. Not later than 12:00 noon (New York City time) on each related Master Servicer Remittance Date, the Master Servicer shall forward to the related Non-Trust Mortgage Loan Noteholder(s) all Loan Combination Servicing Reports prepared with respect to each Loan Combination, pursuant to Section 3.12A, during the calendar month in which such Master Servicer Remittance Date occurs.

         (b) The Master Servicer shall only be obligated to deliver the statements, reports and information contemplated by Section 3.12B(a) to the extent it receives the necessary underlying information from the Special Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the Special Servicer to deliver timely such underlying information. Nothing herein shall obligate the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereunder.

         Absent manifest error of which it has actual knowledge, neither the Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, a Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable, pursuant to this Agreement. Neither the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage Loan Seller, a third party or each other.


         SECTION 3.13. Annual Statement as to Compliance.

         Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies, the Depositor, the Underwriters, each Non-Trust Mortgage Loan Noteholder and each other, on or before April 30 of each year, beginning in 2005 (or, as to any such year, such earlier date as is contemplated by the last sentence of this Section 3.13), an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year (or, in the case of the first such certification, during the period from the Closing Date to December 31, 2004, inclusive) and, in particular, of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year or portion thereof (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as- the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or the Grantor Trust as a grantor trust, from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof). Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering any particular calendar year, then the Annual Performance Certification to be delivered by each of the Master Servicer and the Special Servicer during the following year, shall be delivered on or before March 15 of such following year; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering calendar year 2004.


         SECTION 3.14. Reports by Independent Public Accountants.

         On or before April 30 of each year, beginning in 2005 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Rating Agencies, the Depositor, the Underwriters, each Non-Trust Mortgage Loan Noteholder and each other, to the effect that (i) such firm has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as applicable, which includes an assertion that the Master Servicer or the Special Servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered (within one year of such report) on the basis of examinations conducted in accordance with the same standards with respect to those sub-servicers. Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering any particular calendar year, then the Annual Accountants' Report to be delivered on behalf of each of the Master Servicer and the Special Servicer during the following year, shall be delivered on or before March 15 of such following year; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering calendar year 2004.

         The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act, provided that the Master Servicer and Special Servicer shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred in affording the Depositor such cooperation.


         SECTION 3.15. Access to Certain Information.

         (a) Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Underwriters, the Rating Agencies, the Depositor, any Certificateholder, any Non-Trust Mortgage Loan Noteholder and any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be) or any Non-Trust Mortgage Loan Noteholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control (which access shall be limited, in the case of any Non-Trust Mortgage Loan Noteholder or any regulatory authority seeking such access in respect of a Non-Trust Mortgage Loan Noteholder, to records relating to the related Non-Trust Mortgage
Loan), except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the

Certificateholders or the Non-Trust Mortgage Loan Noteholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

         In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, a Certificate Owner, a Non-Trust Mortgage Loan Noteholder or any regulatory authority that may exercise authority over a Certificateholder, a Certificate Owner or a Non-Trust Mortgage Loan Noteholder, the Master Servicer and the Special Servicer each may require payment from such Certificateholder, a Certificate Owner or a Non-Trust Mortgage Loan Noteholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing Certificateholders and Certificate Owners access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

         Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Master Servicer to the Master Servicer's reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or Certificate Owner) copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer shall require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

         (b) No less often than on a monthly basis, upon reasonable prior notice and during normal business hours, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from (i) the Controlling Class Representative regarding the performance and servicing of the Mortgage Loans and/or the REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible and (ii) from the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder, if and for so long as it constitutes the GIC Office Controlling Noteholder, regarding the performance and servicing of the GIC Office Loan Group and/or the GIC Office REO Properties, if the Master Servicer or the Special Servicer, as the case may be, is responsible for the servicing thereof. Except as provided in the following sentence, in connection with providing the Controlling Class Representative with the information described in the preceding sentence, the Master Servicer and the Special Servicer shall require (prior to providing such information for the first time to such Controlling Class Representative) a written confirmation executed by the Controlling Class Representative, in the form of Exhibit O attached hereto, generally to the effect that such Person will keep any information received by it from time to time pursuant to this Agreement confidential (other than with respect to communications with the Controlling Class). In the case of the initial Controlling Class Representative, upon its or an Affiliate's acquisition of the Class T Certificates, such entity shall be deemed to have agreed to keep all non-public information received by it in such capacity from time to time pursuant to this Agreement confidential, subject to applicable law.

         SECTION 3.16. Title to REO Property; REO Accounts.

         (a) If title to any Mortgaged Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of the GIC Office Mortgaged Property or the MGM Tower Mortgaged Property, on behalf of the related Non-Trust Mortgage Loan Noteholder(s). If, pursuant to Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more REO Properties pursuant to this Agreement, then (subject to the interests of any affected Non-Trust Mortgage Loan Noteholder), the deed or certificate of sale with respect to any such REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.

         The Special Servicer, on behalf of the Trust Fund and, in the case of any GIC Office REO Property or MGM Tower REO Property, the related Non-Trust Mortgage Loan Noteholder(s), shall sell any REO Property by the end of the third calendar year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the end of such third succeeding year, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any REMIC Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered by, and reimbursable as, a Servicing Advance.

         (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Mortgaged Property (other than the GIC Office Mortgaged Property or the MGM Tower Mortgaged Property), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any GIC Office REO Property or MGM Tower REO Property). If such REO Acquisition occurs with respect to the GIC Office Mortgaged Property or the MGM Tower Mortgaged Property, then the Special Servicer shall establish an REO Account solely with respect to such property (the "GIC Office REO Account", in the case of the GIC Office Mortgaged Property, and the "MGM Tower REO Account," in the case of the MGM Tower Mortgaged Property), to be held for the benefit of the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s). The Pool REO Account and each Loan Combination REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account, upon receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any REO Property. Funds in an REO Account (other than any such funds representing Additional Interest) may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Trust Collection Period, in the case of the Pool REO Account and the MGM Tower REO Account, or for any GIC Office Collection Period, in the case of the GIC Office REO Account). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of each REO Account, and shall give notice to the related Non-Trust Mortgage Loan Noteholder(s) of the location of any Loan Combination REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

         (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. On the Business Day following each Trust Determination Date, the Special Servicer shall withdraw from any Pool REO Account and deposit into the Pool Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the Pool Custodial Account) the aggregate of all amounts received in respect of each REO Property (other than any REO Property relating to a Loan Combination) during the Trust Collection Period ending on such Trust Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence and, further, net of any reserves to be maintained in the Pool REO Account in accordance with the last sentence of this Section 3.16(c). On the Business Day following each GIC Office Determination Date, the Special Servicer shall withdraw from any GIC Office REO Account and deposit into the GIC Office Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the GIC Office Custodial Account) the aggregate of all amounts received in respect of any GIC Office REO Property during the GIC Office Collection Period ending on such GIC Office Determination Date, net of any withdrawals made out of such amounts pursuant to the second preceding sentence and, further, net of any reserves to be maintained in the GIC Office REO Account in accordance with the last sentence of this Section 3.16(c). On the Business Day following each Trust Determination Date, the Special Servicer shall withdraw from any MGM Tower REO Account and deposit into the MGM Tower Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the MGM Tower Custodial Account) the aggregate of all amounts received in respect of any MGM Tower REO Property during the Trust Collection Period ending on such Trust Determination Date, net of any withdrawals made out of such amounts pursuant to the third preceding sentence and, further, net of any reserves to be maintained in the MGM Tower REO Account in accordance with the last sentence of this Section 3.16(c). Notwithstanding the foregoing, the Special Servicer may retain in the related REO Account such portion of proceeds and collections in respect of any REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital replacements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

         (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.


         SECTION 3.17. Management of REO Property.

         (a) Prior to the acquisition by it of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

                  (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                  (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                  (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special Servicer, the Tax Administrator shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. After receiving the information described in the preceding sentence from the Tax Administrator, the Special Servicer shall implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property), with any amendments required to be made thereto as a result of the Tax Administrator's tax reporting position.

         The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the

Certificateholders (and, in the case of any GIC Office REO Property or MGM Tower REO Property, the related Non-Trust Mortgage Loan Noteholder(s)) by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received with respect to such property without materially impairing the Special Servicer's ability to promptly sell such property for a fair price. In connection with performing their respective duties under this Section 3.17(a), both the Special Servicer and the Tax Administrator may consult with counsel and tax accountants, the reasonable cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

         (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (and, in the case of any GIC Office REO Property or MGM Tower REO Property, the related Non-Trust Mortgage Loan Noteholder(s)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of
Section 860D(a) of the Code; or (ii) except as contemplated by Section 3.17(a), either result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property; and

                  (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

         To the extent that amounts on deposit in the related REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the Special Servicer, make Servicing Advances in such amounts as are necessary for such purposes unless the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

         (c) Without limiting the generality of the foregoing, the Special Servicer shall not, with respect to any REO Property:

                  (i) enter into, renew or extend any New Lease with respect to such REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize or permit any construction on such REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
         Section 856(e)(4)(B) of the Code; or

                  (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate such REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing Advance) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by REMIC I, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

         (d) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property; provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund and, in the case of any GIC Office REO Property or MGM Tower REO Property, the related Non-Trust Mortgage Loan Noteholder(s)) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

                  (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay out of related REO Revenues all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                  (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

                  (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing Agreement for purposes of Section 3.22.


         SECTION 3.18. Sale of Trust Mortgage Loans and REO Properties.

         (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or REO Property only (i) on the terms and subject to the conditions set forth in this
Section 3.18, (ii) as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01 of this Agreement and/or the UBS/Depositor Mortgage Loan Purchase Agreement, (iii) in the case of the MGM Tower Trust Mortgage Loan, as set forth in the MGM Tower Co-Lender Agreement, (iv) in the case of the GIC Office Trust Mortgage Loan, as set forth in the GIC Office Co-Lender Agreement, and (v) in the case of a Trust Mortgage Loan with a related mezzanine loan, in connection with a Mortgage Loan default as set forth in the related intercreditor agreement.

         (b) Within five (5) Business Days after any Trust Mortgage Loan has become a Specially Serviced Trust Mortgage Loan, the Special Servicer shall give notice of such event to the related Non-Trust Mortgage Loan Noteholder(s) (if such Trust Mortgage Loan is part of a Loan Combination), each holder of a Certificate of the Controlling Class and the Trustee. The Special Servicer, any single Holder or any group of Certificateholders evidencing a majority of the Voting Rights allocated to the Controlling Class and any assignees of the foregoing parties (collectively, the "Purchase Option Holders") shall each have the option to purchase such Specially Serviced Trust Mortgage Loan at a cash price that is at least equal to the Purchase Price; provided that a material default exists with respect to such Specially Serviced Trust Mortgage Loan; and provided further, that any such purchase by a Purchase Option Holder of the GIC Office Trust Mortgage Loan shall be subject to the simultaneous cash purchase by such Purchase Option Holder of each GIC Office Pari Passu Non-Trust Mortgage Loan at the related GIC Office Pari Passu Non-Trust Mortgage Loan Purchase Price, which simultaneous purchase shall be on the same terms and conditions as are set forth herein for any such purchase of the GIC Office Trust Mortgage Loan. The Special Servicer shall accept the first offer by a Purchase Option Holder that is at least equal to the Purchase Price (plus, if the GIC Office Pari Passu Non-Trust Mortgage Loans are to be purchased, the respective GIC Office Pari Passu Non-Trust Mortgage Loan Purchase Prices).

         (c) If none of the Purchase Option Holders exercises its option to purchase any Specially Serviced Trust Mortgage Loan as described in subsection
(b) above, then each Purchase Option Holder will also have the option to purchase that Specially Serviced Trust Mortgage Loan at a price equal to the fair value (the "FV Price") of such Specially Serviced Trust Mortgage Loan; provided that a material default exists with respect to such Specially Serviced Trust Mortgage Loan; and provided further, that any purchase by a Purchase Option Holder of the GIC Office Trust Mortgage Loan at the FV Price shall be subject to the simultaneous cash purchase by such Purchase Option Holder of each GIC Office Pari Passu Non-Mortgage Trust Loan at a FV Price to be determined by the Special Servicer in the same manner that the FV Price is determined by the Special Servicer with respect to the GIC Office Trust Mortgage Loan, which simultaneous purchase shall be on the terms and conditions as are set forth herein for any such purchase of the GIC Office Trust Mortgage Loan. Upon receipt of a request from any Purchase Option Holder to determine the FV Price in contemplation of its intention to exercise its option to purchase a Specially Serviced Trust Mortgage Loan at a price that is below the Purchase Price, the Special Servicer shall promptly obtain an MAI appraisal of the related Mortgaged Property by an Independent Appraiser (unless such an appraisal was obtained within one year of such date and the Special Servicer has no knowledge of any circumstances that would materially affect the validity of such appraisal). Promptly after obtaining such appraisal, the Special Servicer shall determine the FV Price for the subject Specially Serviced Trust Mortgage Loan (and, if applicable, for each GIC Office Pari Passu Non-Trust Mortgage Loan) in accordance with the Servicing Standard and the provisions of subsection (i) below. Promptly after determining such FV Price(s), the Special Servicer shall report such FV Price(s) to the Trustee and each Purchase Option Holder.

         (d) In the event that the Special Servicer determines that it is willing, or another Purchase Option Holder notifies the Special Servicer that it is willing, to purchase any Specially Serviced Trust Mortgage Loan (the party submitting such bid, the "Initial Bidder") at a price equal to or above the FV Price (a "FV Bid"), the Special Servicer shall notify all other Purchase Option Holders that it has made or received, as the case may be, such FV Bid (without disclosing the amount of such FV Bid). All other Purchase Option Holders may submit competing bids within the ten (10) Business Day period following such notice. At the conclusion of the above-described ten (10) Business Day period, the Special Servicer shall accept the highest bid received from any Purchase Option Holder that is at least equal to the FV Price for the subject Specially Serviced Mortgage Loan. If the GIC Office Trust Mortgage Loan is to be purchased in accordance with the foregoing process at a price above its FV Price, then the price at which each of the GIC Office Pari Passu Non-Trust Mortgage Loans is to be purchased will be increased in the same proportion.

         (e) If the Special Servicer accepts the bid of any Purchase Option Holder, such Purchase Option Holder shall be required to purchase the subject Specially Serviced Trust Mortgage Loan (together with, in the case of the GIC Office Trust Mortgage Loan, the five GIC Office Pari Passu Non-Trust Mortgage Loans) within ten (10) Business Days of receipt of notice of such acceptance.

         (f) If the Special Servicer has not accepted a FV Bid prior to the expiration of 120 days from its determination of the FV Price and thereafter receives a FV Bid or a request from a Purchase Option Holder for an updated FV Price, the Special Servicer shall within 45 days recalculate the FV Price (with no presumption that such FV Price should be reduced on account of the lack of an FV Bid) and repeat the notice and bidding procedure provided in subsection (d) above until the purchase option terminates under subsection (j) below.

         (g) If the party exercising the purchase option at the FV Price for any Specially Serviced Trust Mortgage Loan is the Special Servicer or an Affiliate thereof, the Trustee shall verify that the FV Price of such Trust Mortgage Loan (and, in the case of the GIC Office Trust Mortgage Loan, the FV Price of each GIC Office Pari Passu Non-Trust Mortgage Loan) is at least equal to the fair value of such Trust Mortgage Loan. In determining whether the FV Price of any Specially Serviced Trust

Mortgage Loan (and, in the case of the GIC Office Trust Mortgage Loan, the FV Price of each GIC Office Pari Passu Non-Trust Mortgage Loan) is at least equal to the fair value of such Mortgage Loan, the Trustee will be permitted to conclusively rely on an appraisal obtained by the Trustee from an Independent Appraiser at the time it is required to verify such FV Price(s) and/or the opinion of an Independent expert in real estate matters (including the Master Servicer) with at least five years' experience in valuing or investing in loans, similar to the subject Specially Serviced Trust Mortgage Loan, that has been selected by the Trustee with reasonable care at the expense of the Trust Fund.

         (h) Any Purchase Option Holder may, once such option is exercisable, assign its purchase option with respect to any Specially Serviced Trust Mortgage Loan (and, in the case of the GIC Office Trust Mortgage Loan, each GIC Office Pari Passu Non-Trust Mortgage Loan) to a third party other than another Purchase Option Holder; and, upon such assignment such third party shall have all of the rights that had been granted to the Purchase Option Holder hereunder in respect of the purchase option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer.

         (i) In determining the FV Price for any Specially Serviced Mortgage Loan under this Section 3.18, the Special Servicer may take into account, among other factors, the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; the opinions on fair value expressed by Independent investors in mortgage loans comparable to the subject Specially Serviced Mortgage Loan; the period and amount of any delinquency on the subject Specially Serviced Mortgage Loan; the physical condition of the related Mortgaged Property; the state of the local economy; and the expected recoveries from the subject Specially Serviced Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Mortgage Loan to a Purchase Option Holder.

         (j) The purchase option for any Specially Serviced Mortgage Loan pursuant to this Section 3.18 shall terminate, and shall not be exercisable as set forth in subsections (b) and (c) above (or if exercised, but the purchase of such Specially Serviced Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if and when (i) the Special Servicer has accepted a FV Bid, (ii) such Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, (iii) the related Mortgaged Property has become an REO Property, (iv) a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan or (v) the subject Specially Serviced Trust Mortgage Loan has been removed from the Trust Fund.

         (k) Until such time as a FV Bid is accepted with respect to any Specially Serviced Trust Mortgage Loan, the Special Servicer shall continue to pursue all of the other resolution options available to it with respect to such Specially Serviced Trust Mortgage Loan (and, in the case of the GIC Office Trust Mortgage Loan, each GIC Office Pari Passu Non-Trust Mortgage Loan in accordance with the Servicing Standard.

         (l) Notwithstanding anything to the contrary herein, in accordance with the GIC Office Co-Lender Agreement, the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder will be entitled to purchase the GIC Office Trust Mortgage Loan in accordance with the terms and conditions set forth in the GIC Office Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to the purchase option provided for in this Section 3.18. In connection with any such purchase, the Master Servicer or the Special Servicer, as applicable, shall determine the price to be paid therefor and shall provide such notices to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as are required by the GIC Office Co-Lender Agreement with respect to such holder's purchase rights.

         (m) Notwithstanding anything to the contrary herein, the MGM Tower Non-Trust Mortgage Loan Noteholder shall be entitled to purchase the MGM Tower Trust Mortgage Loan in accordance with the terms and conditions set forth in the MGM Tower Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to the purchase option provided for in this Section 3.18. The Master Servicer or the Special Servicer, as applicable, shall determine the price to be paid in accordance with the terms of the MGM Tower Co-Lender Agreement in connection with any such purchase and shall provide such notices to the MGM Tower Non-Trust Mortgage Loan Noteholder as are required by the MGM Tower Co-Lender Agreement in connection with such holder's purchase rights.

         (n) Any purchase of a Specially Serviced Mortgage Loan that is purchased pursuant to the purchase option provided for in this Section 3.18 will remain subject to the cure and purchase rights, in each case if applicable, of any holder of a related mezzanine loan in connection with a Mortgage Loan default as set forth in the related intercreditor agreement.

         (o) The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Subject to Sections 6.11, 6.12, and/or 6.13, if and as applicable, the Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then (subject to Sections 6.11, 6.12, and/or 6.13, if and as applicable) the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

         (p) The Special Servicer shall give the Trustee and the Depositor prior written notice of its intention to sell any REO Property pursuant to this
Section 3.18.

         (q) No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

         (r) Whether any cash bid constitutes a fair price for any REO Property for purposes of this Section 3.18, shall be determined by the Special Servicer or, if such cash bid is from the Special Servicer or an Affiliate of the Special Servicer, by the Trustee. In determining whether any bid received from the Special Servicer or an Affiliate of the Special Servicer represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such appraisal or if there has been a material change at the subject REO Property since any such appraisal, on a new appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new appraisal shall be an Independent Appraiser selected by the Special Servicer if neither the

Special Servicer nor any Affiliate thereof is bidding with respect to an REO Property and selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer or any Affiliate thereof is bidding, to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than itself or one of its Affiliates constitutes a fair price for any REO Property, the Special Servicer shall take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months, and any Independent Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the subject REO Property, the state of the local economy and the obligation to dispose of the subject REO Property within the time period specified in Section 3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(s), that such bid constitutes a fair price for any REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the subject REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

         (s) Subject to Sections 3.18(a) through 3.18(r) above, and further subject to Section 6.11, Section 6.12, and/or Section 6.13, in each case if and as applicable, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties seeking to purchase an REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Trust Mortgage Loan or REO Property pursuant to this
Section 3.18, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders for any REO Property, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to, or evaluating bids for, such REO Property without obligation to deposit such amounts into any Custodial Account. Any sale of a Specially Serviced Trust Mortgage Loan or an REO Property pursuant to this Section 3.18 shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

         (t) Any sale of a Specially Serviced Trust Mortgage Loan or an REO Property pursuant to this Section 3.18 shall be for cash only and shall be on a servicing released basis.

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         SECTION 3.19. Additional Obligations of the Master Servicer;
                       Obligations to Notify Ground Lessors and Hospitality Franchisors; the Special Servicer's Right to Request the Master Servicer to Make Servicing Advances.

         (a) The Master Servicer shall deliver to the Trustee for deposit in the Collection Account on each Trust Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate amount of all Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received during the most recently ended applicable Collection Period, with respect to Performing Trust Mortgage Loans and (ii) the sum of (1) the aggregate of all Master Servicing Fees received by the Master Servicer during such Collection Period with respect to the entire Mortgage Pool (but only to the extent of that portion thereof calculated at a rate of 0.015% per annum with respect to each and every Trust Mortgage Loan and REO Trust Mortgage Loan) and (2) the aggregate amount of Prepayment Interest Excesses received in respect of the entire Mortgage Pool during such Collection Period; provided, however, that if any Prepayment Interest Shortfall occurs with respect to any Trust Mortgage Loan as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related loan documents regarding principal prepayments, the Master Servicer shall be obligated to pay an amount equal to the entire Prepayment Interest Shortfall with respect to the subject Trust Mortgage Loan without any limitation of the kind set forth in clauses (1) and (2) above.

         (b) The Master Servicer shall, as to each Trust Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days) following the Closing Date, notify the related ground lessor of the transfer of such Trust Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

         (c) The Master Servicer shall, as to each Trust Mortgage Loan which is secured by the interest of the related Mortgagor in a hospitality property, not later than the later of (i) 30 days following the Master Servicer's receipt of the subject franchise agreement and (ii) the expiration of the period that may be required for such notice pursuant to the terms of the applicable franchise documents, if any, notify the related hospitality franchisor of the transfer of such Trust Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such hospitality franchisor that any notices of default under the related franchise agreement should thereafter be forwarded to the Master Servicer.

         (d) Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request sets forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Servicing Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request. The Master Servicer shall have the obligation to make any such Servicing Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a), 3.05A, 3.05B and/or 3.11(g), as applicable, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

         Notwithstanding the foregoing provisions of this Section 3.19(d), the Master Servicer shall not be required to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination, which shall be made pursuant to Section 3.11(h). Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on such determination. Upon making a determination, pursuant to Section 3.11(h), that any Servicing Advance previously made or proposed to be made with respect to a Specially Serviced Mortgage Loan or an REO Property is a Nonrecoverable Servicing Advance, the Special Servicer shall report to the Master Servicer and the Trustee the Special Servicer's determination. The Master Servicer shall be entitled to conclusively rely on such a determination by the Special Servicer.

         (e) The Master Servicer and the Special Servicer shall each be responsible for providing: (i) to the MGM Tower Non-Trust Mortgage Loan Noteholder such notices regarding defaults and events of default under the MGM Tower Loan Pair as are required from the Trust, as holder of the MGM Tower Trust Mortgage Loan, by the second paragraph of Section 7.01 of the MGM Tower Co-Lender Agreement; (ii) to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder such notices regarding defaults and events of default under the GIC Office Loan Group as are required from the Trust, as holder of the GIC Office Trust Mortgage Loan, by the second paragraph of Section 7.01 of the GIC Office Co-Lender Agreement; (iii) to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder copies of any notices received from the "Mezzanine Lender" (within the meaning of the GIC Office Co-Lender Agreement) that such lender intends to exercise its cure rights with respect to the GIC Office Loan Group, as required from the "Lead Lender" (within the meaning of the GIC Office Co-Lender Agreement) by Section 6.13(c) of the GIC Office Co-Lender Agreement; and (iv) to any lender of related mezzanine debt as may be required from the Trust, as holder of a Trust Mortgage Loan, under any related co-lender, intercreditor or similar agreement.


         SECTION 3.20. Modifications, Waivers, Amendments and Consents;
                       Defeasance.

         (a) Subject to Sections 3.20(b) through 3.20(f) and 3.20(l) below, and further subject to Section 6.11, Section 6.12, and/or Section 6.13, in each case if and as applicable, and any related intercreditor, co-lender or similar agreement (including, in the case of a Mortgage Loan in Loan Combination, the related Co-Lender Agreement), the Special Servicer (or, under the limited circumstances set forth in Section 3.20(c), the Master Servicer) may, on behalf of the Trustee and, in the case of a Non-Trust Mortgage Loan, the related Non-Trust Mortgage Loan Noteholder, agree to any modification, extension, waiver or amendment of any term of any Mortgage Loan and respond to various Mortgagor requests for consent on the part of the mortgagee (including the lease reviews and lease consents related thereto), without the consent of the Trustee, any Certificateholder, any Non-Trust Mortgage Loan Noteholder, the Master Servicer (in the case of any such action taken by the Special Servicer) or, except as expressly set forth below, the Special Servicer (in the case of any such action taken by the Master Servicer).

         (b) All modifications, extensions, waivers or amendments of any Mortgage Loan, including the lease reviews and lease consents related thereto, shall be in writing and shall be considered and effected in a manner consistent with the Servicing Standard.

         (c) In the case of any Performing Mortgage Loan, and subject to the rights of the Special Servicer set forth below, the Master Servicer shall be responsible for responding to any request by a Mortgagor for the consent or approval of the mortgagee with respect to a modification, extension, waiver or amendment of any term thereof, provided that such consent or approval or such modification, extension, waiver or amendment would not (except as permitted by Sections 3.02(a), 3.03(d), 3.07, 3.08(a) and 3.20(l) and the next paragraph of this Section 3.20(c)) affect the amount or timing of any of the payment terms of such Mortgage Loan (including payment terms related to late payment charges), result in the release of the related Mortgagor from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof, relate to the release, addition or substitution of any material collateral for such Mortgage Loan or relate to any waiver of or granting of consent under a "due-on-sale" or "due-on-encumbrance" clause. With respect to any action proposed to be taken by the Master Servicer under this Section 3.20(c) where the thresholds in clauses (i) through (vi) of the next sentence are exceeded, or which involves the situations set forth in the proviso to the previous sentence, the Special Servicer only may take such action. To the extent consistent with the foregoing, but subject to Section 3.20(f), the Master Servicer shall also be responsible for the following with respect to each Performing Mortgage Loan:

                  (i) Approving any waiver affecting the timing of receipt of financial statements from any Mortgagor, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter to which such financial statements relate;

                  (ii) Approving routine leasing activity with respect to leases for less than the lesser of (A) 50,000 square feet and (B) 20% of the related Mortgaged Property;

                  (iii) Approving a transfer of equity in a Mortgagor from one current equity holder to another, provided that such transfer of equity does not (A) affect (if applicable) the status of such Mortgagor or such equity holder as a special purpose, bankruptcy-remote entity, (B) result in a change of control of such Mortgagor, (C) cause the transferee to hold more than 49% of the equity in such Mortgagor, (D) relate to a Trust Mortgage Loan that represents 2% or more of the then aggregate principal balance of the Mortgage Pool or (E) relate to a Loan Combination;

                  (iv) Approving annual budgets for the related Mortgaged Property, provided that no such budget (A) relates to a fiscal year in which an Anticipated Repayment Date occurs, (B) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (C) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than with respect to the payment of the management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

                  (v) Approving easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the subject Performing Mortgage Loan; and

                  (vi) Approving a change of the property manager at the request of the related Mortgagor, provided that (A) the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties, (B) the related Trust Mortgage Loan does not represent 2% or more of the then aggregate principal balance of the Mortgage Pool and (C) the subject Mortgaged Property does not secure a Loan Combination.

         Subject to Section 6.11, Section 6.12 or Section 6.13, as applicable, and the Servicing Standard, and further subject to the second sentence of the next paragraph and the second paragraph of Section 3.20(e), the Master Servicer may, upon the occurrence of a potential default in the making of a Balloon Payment on a Performing Five-Year Mortgage Loan, extend the maturity date of such Performing Five-Year Mortgage Loan for up to six months; provided that the Master Servicer may only approve two such six-month extensions of the maturity date of any Performing Five-Year Mortgage Loan.

         Except as permitted by Section 3.02(a), Section 3.03(d), Section 3.07,
Section 3.08(a), this Section 3.20(c) and Section 3.20(l), the Master Servicer may not agree to waive, modify or amend any term of any Mortgage Loan or respond to any Mortgagor requests for mortgagee consent. Furthermore, the Master Servicer may not agree to any modification, extension, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust.

         (d) Except as provided in Section 3.02(a), Section 3.07, Section 3.08,
Section 3.20(e) or Section 3.20(l), the Special Servicer, on behalf of the Trustee or, in the case of a Non-Trust Mortgage Loan, the related Non-Trust Mortgage Loan Noteholder, shall not agree or consent to any modification, extension, waiver or amendment of any term of any Mortgage Loan that would:

                  (i) affect the amount or timing of any scheduled payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Default Interest and other amounts payable as additional servicing compensation) payable thereunder;

                  (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge, or effectuate the waiver of any prepayment restriction thereunder or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

                  (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

                  (iv) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

         (e) Notwithstanding Section 3.20(d), but subject to Section 6.11,
Section 6.12 and/or Section 6.13, in each case if and as applicable, and the second and third paragraphs of this Section 3.20(e), the Special Servicer may
(i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest (including Additional Interest) or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note, Mortgage or other loan document relating to a Specially Serviced Mortgage Loan, (iv) accept a Principal Prepayment on any Specially Serviced Mortgage Loan during any Lockout Period, or (v) extend the maturity of any Specially Serviced Mortgage Loan; provided that (A) the related Mortgagor is in monetary default or material non-monetary default with respect to such Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable, good faith judgment of the Special Servicer, such modification, extension, waiver or amendment would increase the recovery on such Specially Serviced Mortgage Loan to Certificateholders (as a collective whole) or, if a Loan Combination is involved, would increase the recovery on such Loan Combination to Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s) (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of a Loan Combination, to Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)), to be performed at the related Mortgage Rate(s)), and (C) such modification, extension, waiver or amendment would not cause an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust; and provided, further, that (S) any modification, extension, waiver or amendment of the payment terms of the MGM Tower Loan Pair shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the MGM Tower Co-Lender Agreement, such that neither the Trust as holder of the MGM Tower Trust Mortgage Loan nor the MGM Tower Non-Trust Mortgage Loan Noteholder shall gain a priority over the other such holder with respect to any payment, which priority is not, as of the date of the MGM Tower Co-Lender Agreement, reflected in the related loan documents and such co-lender agreement, and (T) to the extent consistent with the Servicing Standard (taking into account the extent to which the MGM Tower Non-Trust Mortgage Loan is junior to the MGM Tower Trust Mortgage Loan), (1) no waiver, reduction or deferral of any particular amounts due on the MGM Tower Trust Mortgage Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the MGM Tower Non-Trust Mortgage Loan, and (2) no reduction of the Mortgage Rate of the MGM Tower Trust Mortgage Loan shall be effected prior to the reduction of the Mortgage Rate of the MGM Tower Non-Trust Mortgage Loan, to the fullest extent possible; and provided, further, that (X) any modification, extension, waiver or amendment of the payment terms of the GIC Office Loan Group shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the GIC Office Co-Lender Agreement, such that neither the Trust as holder of the GIC Office Trust Mortgage Loan nor any of the GIC Office Non-Trust Mortgage Loan Noteholders shall gain a priority over any other such holder with respect to any payment, which priority is not, as of the date of the GIC

Office Co-Lender Agreement, reflected in the related loan documents and the GIC Office Co-Lender Agreement, and (Y) to the extent consistent with the Servicing Standard (taking into account the extent to which the GIC Office Subordinate Non-Trust Mortgage Loan is junior to the GIC Office Note A Mortgage Loans), (1) no waiver, reduction or deferral of any particular amounts due on any of the GIC Office Note A Mortgage Loans shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the GIC Office Subordinate Non-Trust Mortgage Loan, and (2) no reduction of the Mortgage Rate of any of the GIC Office Note A Mortgage Loans shall be effected prior to the reduction of the Mortgage Rate of the GIC Office Subordinate Non-Trust Mortgage Loan, to the fullest extent possible; and provided, further, that any of the actions referred to in subclauses (1) and (2) of the foregoing proviso shall be effected, as among the GIC Office Note A Mortgage Loans, without regard to or any effect on the defeased portions thereof, on a pro rata and pari passu basis (in accordance with the GIC Office Co-Lender Agreement).

         In no event shall the Special Servicer or the Master Servicer: (i) extend the maturity date of a Mortgage Loan beyond the date that is two years prior to the last Rated Final Distribution Date; (ii) extend the maturity date of any Mortgage Loan for more than five years beyond its Stated Maturity Date; or (iii) if the subject Mortgage Loan is secured solely or primarily by a Mortgage on the leasehold interest under a Ground Lease (but not the related fee interest), extend the maturity date of such Mortgage Loan beyond the date which is 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the expiration of the term of such Ground Lease.

         The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer (and, in the case of a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall attach to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

         (f) Notwithstanding anything to the contrary in this Agreement, none of the Trustee, the Master Servicer or the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if such Mortgaged Property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any Mortgaged Property that secures either the GIC Office Loan Group or a Trust Mortgage Loan that has an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the Mortgage Pool, unless: (1) the mortgagee is not given discretion under the terms of the related Mortgage Loan to withhold its consent; or (2) it has received prior written confirmation from each Rating Agency that such action will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency.

         Any party hereto seeking Rating Agency confirmation with respect to the matters described above shall deliver a Review Package to such Rating Agency.

         (g) Any payment of interest that is deferred pursuant to any modification, extension, waiver or amendment permitted hereunder, shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, extension, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note.

         (h) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and, further, by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. Any such fee that is to be shared by the Master Servicer and the Special Servicer may not be waived or reduced by either such party without the consent of the other party. In no event shall the Special Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

         (i) The Special Servicer and Master Servicer shall each notify the other, any related Sub-Servicers, the Trustee and, if a Non-Trust Mortgage Loan is affected, the related Non-Trust Mortgage Loan Noteholder, in writing, of any modification, extension, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) agreed to by it and the date thereof, and shall deliver to the Trustee or any related Custodian for deposit in the related Mortgage File (with a copy to be delivered to or retained by, as applicable, the Master Servicer) and, if a Non-Trust Mortgage Loan is affected, the related Non-Trust Mortgage Loan Noteholder)), an executed counterpart of the agreement relating to such modification, extension, waiver or amendment promptly following execution and delivery thereof, to be followed by an original recorded counterpart promptly following the recordation (and receipt) thereof.

         (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charge in respect of any Mortgage Loan, whether pursuant to
Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer as Net Default Charges out of such Default Charges shall be reduced proportionately based upon the respective amounts that would have been payable thereto as Net Default Charges out of such Default Charges if such waiver had not been granted.

         (k) If, with respect to any Mortgage Loan (1) under which the lender can require defeasance in lieu of prepayment, or (2) that permits defeasance, the Master Servicer shall receive a notice from the related Mortgagor that it intends to prepay or defease, as applicable, such Mortgage Loan in accordance with the terms thereof, then the Master Servicer shall, subject to the next paragraph and the related loan documents, (i) only in the case of a Mortgage Loan under clause (1) above, promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance Collateral in lieu of such prepayment pursuant to the terms of the related Mortgage Note, and (ii) notify each Rating Agency, the Trustee, the Underwriters and the Special Servicer of the intent to defease such Mortgage Loan, and (iii) upon the written confirmation from each Rating Agency that the acceptance of a pledge of the Defeasance Collateral (or, in the case of a Mortgage Loan under clause (1) above, that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment) will not result in an

Adverse Rating Event with respect to any Class of Certificates or, if the GIC Office Loan Group is involved, any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Combination, the affected Non-Trust Mortgage Loan Noteholder(s)); provided that the written confirmation contemplated by clause (iii) above shall not be required (A) from S&P in the case of a Trust Mortgage Loan (1) with an unpaid principal balance less than or equal to $20,000,000, (2) that constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool and
(3) that does not then constitute one of the ten largest (measured by unpaid principal balance) Trust Mortgage Loans in the Mortgage Pool, provided that, in lieu of obtaining such written confirmation from S&P, the Master Servicer delivers to S&P a certification in the form attached hereto as Exhibit M (a "Defeasance Certificate"), or (B) from Moody's in the case of any Trust Mortgage Loan that does not then constitute one of the ten largest (measured by unpaid principal balance) Trust Mortgage Loans in the Mortgage Pool or that does not then constitute one of the ten largest groups (measured by aggregate unpaid principal balance) of Trust Mortgage Loans with related Mortgagors, provided that, in lieu of obtaining such written confirmation from Moody's, the Master Servicer delivers to Moody's a Defeasance Certificate; and provided, further, that, the written confirmation contemplated by clause (iii) above shall not be required from S&P and/or Moody's (provided the Master Servicer delivers a Defeasance Certificate to the applicable Rating Agency), as applicable, in the event the subject Trust Mortgage Loan complies with the then current applicable guidelines set forth by such Rating Agency, or the unpaid principal balance of the subject Trust Mortgage Loan, the percentage the subject Trust Mortgage Loan constitutes of the Mortgage Pool or the relative size of the subject Trust Mortgage Loan with respect to the Mortgage Pool, as applicable, does not exceed the then current applicable threshold for review as set forth by such Rating Agency.

         Notwithstanding the foregoing, but subject to the related loan documents, the Master Servicer shall not permit a pledge of Defeasance Collateral under a Defeasance Mortgage Loan if (i) such defeasance would occur within two years of the Startup Day, (ii) the defeasance collateral shall not be Government Securities; (iii) all costs to be incurred in connection with such defeasance (including Rating Agency fees, accountants' fees and costs incurred in connection with any required opinions of counsel) would not be paid by the related Mortgagor, or (iv) unless such confirmation is not required pursuant to the first paragraph of this Section 3.20(k), either Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral (in lieu of a full prepayment, if applicable) will not result in an Adverse Rating Event with respect to any Class of Certificates or, if the GIC Office Loan Group is involved, any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency.

         All expenses related to the defeasance of a Defeasance Mortgage Loan shall be charged to the related Mortgagor or other responsible party.

         (l) With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, subject to obtaining the Special Servicer's consent, to waive (such waiver to be in writing addressed to the related Mortgagor, with a copy to the Trustee) all or any portion of the accrued Additional Interest on such ARD Mortgage Loan if (i) such ARD Mortgage Loan is a Performing Mortgage Loan, (ii) prior to the related maturity date, the related Mortgagor has requested the right to prepay such ARD Mortgage Loan in full together with all payments required under such ARD Mortgage Loan in connection with such prepayment (except for all or a portion of such accrued Additional Interest), and (iii) the Master Servicer reasonably believes that it is waiving an amount of Additional Interest in excess of the amount of such interest that the related Mortgagor is likely to pay and has determined, in its reasonable, good faith judgment, that the waiver of the Trust's right to receive such accrued Additional Interest is reasonably likely to produce a greater payment to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage
Rate) than a refusal to waive the right to such Additional Interest. Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust, the Certificateholders or any other Person so long as such determination is exercised in accordance with the Servicing Standard.


         SECTION 3.21. Transfer of Servicing Between Master Servicer and Special
                       Servicer; Record Keeping.

         (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan that had otherwise been a Performing Mortgage Loan, and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof (or, if applicable, the Special Servicer shall immediately give notice thereof to the Master Servicer), and the Master Servicer shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five
(5) Business Days of the occurrence of each related Servicing Transfer Event (or of notice of the occurrence of such Servicing Transfer Event, if applicable); provided, however, that if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. The Special Servicer may conclusively rely on the Master Servicer's determination (and the Master Servicer may conclusively rely on the Special Servicer's determination, as applicable) that a Servicing Transfer Event has occurred giving rise to a Mortgage Loan's becoming a Specially Serviced Mortgage Loan. The Special Servicer shall not be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the Master Servicer's failure to deliver information, documents or records with respect to any Specially Serviced Mortgage Loan in accordance with the requirements hereof.

         Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall within five (5) Business Days of such occurrence return the related Servicing File, together with any and all new information, documents and records relating to the subject Mortgage Loan that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

         Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

         (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of newly executed documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and shall provide to the Master Servicer copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

         (c) Upon request (and to the extent not otherwise already provided by the Special Servicer pursuant to its reporting obligations hereunder), the Special Servicer shall deliver to the Master Servicer, the Trustee and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (viii) through (xv) of Section 4.02(a) (with respect to information set forth in such clauses related to prior Distribution Dates and/or periods, the Special Servicer may conclusively rely on information furnished to it by the Master Servicer or the Trustee) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiv) and (xxx) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period, (4) in writing, a brief narrative summary of the status of each Specially Serviced Mortgage Loan and (5) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.


         SECTION 3.22. Sub-Servicing Agreements.

         (a) Subject to Section 3.22(b) and Section 3.22(f), the Master Servicer and, subject to Section 3.22(f), the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and, with the exception of Sections 7.01(a)(x) and (xi), provides for events of default with respect to the Sub-Servicer substantially the same as those set forth in Section 7.01 (modified as necessary to apply to the Sub-Servicer's obligations under the Sub-Servicing Agreement); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (provided, however, that those Sub-Servicing Agreements in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) may only be terminated by the Trustee or its designee as contemplated by Section 3.22(d) hereof and in such additional manner as is provided in such Sub-Servicing Agreement); (iii) provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust, any successor Master Servicer or the Special Servicer, as the case may be, any Non-Trust Mortgage Loan Noteholder or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Trust Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special Servicer contemplated by Section 3.08, Section 3.09 and Section 3.20 hereof without the consent of the Master Servicer or Special Servicer, as the case may be; and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer (including any with an effective date on or before the Closing Date) shall provide that such agreement shall, with respect to any Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (or, alternatively, be subject to the Special Servicer's rights to service such Mortgage Loan for so long as such Mortgage Loan continues to be a Specially Serviced Mortgage Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and shall terminate with respect to any such Mortgage Loan which ceases to be a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements (and, to the related Non-Trust Mortgage Loan Noteholder, a copy of any Sub-Servicing Agreement in respect of a Non-Trust Mortgage Loan), as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.11(g) or 4.03(d), as applicable, such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor, the Controlling Class Certificateholders and, if a Loan Combination is involved, the related Non-Trust Mortgage Loan Noteholder(s) in writing promptly of the appointment by it of any Sub-Servicer.

         (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) except for any Sub-Servicer that is servicing any of the Mortgage Loans on the Closing Date, shall be an approved conventional seller/servicer of mortgage loans for FHLMC or Fannie Mae or a HUD-Approved Servicer.

         (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee, the Certificateholders and, in the case of a Loan Combination, also for the benefit of the related Non-Trust Mortgage Loan Noteholder(s), shall (at no expense to the Trustee, any Certificateholder, any Non-Trust Mortgage Loan Noteholder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Mortgage Loans.

         (d) In the event of the resignation, removal or other termination of the Master Servicer or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) that still exists at the time of such termination: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer), provided that neither the Trustee nor any successor Master Servicer shall enter into a new Sub-Servicing Agreement with a Sub-Servicer that was a party to a Sub-Servicing Agreement as of the Closing Date, if such new Sub-Servicing Agreement amends, alters or fails to restate any rights of any Underwriter or Mortgage Loan Seller under the existing Sub-Servicing Agreement with respect to the termination of the Sub-Servicer and the appointment of a successor thereto or any rights of any Underwriter or Mortgage Loan Seller as a third party beneficiary under such Sub-Servicing Agreement, unless the successor Master Servicer has obtained the prior written consent to the terms of such new Sub-Servicing Agreement from such Underwriter or Mortgage Loan Seller, as the case may be; or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing, without paying any sub-servicer termination fee, and in any additional manner provided for in such Sub-Servicing Agreement.

         The Sub-Servicers as to which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date are listed on Exhibit K hereto.

         (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the Non-Trust Mortgage Loan Noteholder(s) for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible.

         (f) Notwithstanding the above, the Special Servicer may not enter into any Sub-Servicing Agreement without the approval of the Controlling Class Representative, and the rights and obligations of each of the Master Servicer and the Special Servicer to appoint a Sub-Servicer with respect to the MGM Tower Loan Pair will be subject to Section 3.02(d) of the MGM Tower Co-Lender Agreement.


         SECTION 3.23. Representations and Warranties of the Master Servicer.

         (a) The Master Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Non-Trust Mortgage Loan Noteholders, as of the Closing Date, that:

                  (i) The Master Servicer is a national banking association, duly organized under the laws of the United States, and the Master Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

                  (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Master Servicer under this Agreement.

                  (viii) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

                  (ix) The Master Servicer has reviewed all Sub-Servicing Agreements in effect as of the Closing Date and will review all Sub-Servicing Agreements entered into by it after the Closing Date.

         (b) The representations and warranties of the Master Servicer set forth in Section 3.23(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

         (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.


         SECTION 3.24. Representations and Warranties of the Special Servicer.

         (a) The Special Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Non-Trust Mortgage Loan Noteholders, as of the Closing Date, that:

                  (i) The Special Servicer is a corporation validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement.

                  (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

                  (viii) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

         (b) The representations and warranties of the Special Servicer set forth in Section 3.24(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

         (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.24(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.24(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.


         SECTION 3.25. Certain Matters Regarding the Purchase of the MGM Tower
                       Trust Mortgage Loan and the GIC Office Trust Mortgage
                       Loan.

         (a) If, pursuant to or as contemplated by Section 2.03, Section 3.18 or
Section 9.01, the MGM Tower Trust Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the MGM Tower Co-Lender Agreement and shall assume the rights and obligations of the "Note A Lender" under the MGM Tower Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to such Trust Mortgage Loan shall be endorsed or assigned, to the extent necessary or appropriate, to the purchaser of such Trust Mortgage Loan in its capacity as "Note A Lender" (as a result of such purchase or repurchase) under the MGM Tower Co-Lender Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter such Mortgage File shall be held by the Note A Lender or a custodian appointed thereby for the benefit of the "Note A Lender" and the "Note B Lender" as their interests appear under such Co-Lender Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the successor master servicer or special servicer, as the case may be, with respect to the MGM Tower Loan Pair, under, or otherwise in accordance with, any applicable separate servicing agreement for the MGM Tower Loan Pair or as otherwise contemplated by the MGM Tower Co-Lender Agreement.

         (b) If, pursuant to or as contemplated by Section 2.03, Section 3.18 or
Section 9.01, the GIC Office Trust Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the GIC Office Co-Lender Agreement and shall assume the rights and obligations of the "Controlling Note A-1 Lender" under the GIC Office Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to the GIC Office Trust Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of the GIC Office Trust Mortgage Loan in its capacity as "Controlling Note A-1 Lender" (as a result of such purchase or repurchase) under the GIC Office Co-Lender Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter such Mortgage File shall be held by the Controlling Note A-1 Lender or a custodian appointed thereby for the benefit of each of the "Note A Lenders" and the "Note B Lender" each as defined under, and as their interests appear under, the GIC Office Co-Lender Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the successor master servicer or special servicer, as the case may be, with respect to the GIC Office Loan Group under, or otherwise in accordance with, any applicable separate servicing agreement for the GIC Office Loan Group or as otherwise contemplated by the GIC Office Co-Lender Agreement.

         SECTION 3.26. Application of Default Charges.

         (a) Any and all Default Charges that are actually collected and deposited in the Pool Custodial Account with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan during any Collection Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

                  first, to pay to the Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, which interest on such outstanding Advance accrued on or prior to the date on which the subject Default Charges were received;

                  second, to pay any other outstanding expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, that, if paid from collections on the Mortgage Pool other than such Default Charges, would constitute an Additional Trust Fund Expense;

                  third, to reimburse the Trust for any interest on Advances paid to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, which interest payment was made from collections on the Mortgage Pool other than Default Charges on such Trust Mortgage Loan or REO Trust Mortgage Loan and was not previously reimbursed under this clause third;

                  fourth, to reimburse the Trust for any other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) paid since the Closing Date with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, which payment was made from collections on the Mortgage Pool other than Default Charges on such Trust Mortgage Loan or REO Trust Mortgage Loan and was not previously reimbursed under this clause fourth; and

                  fifth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued in respect of a Performing Trust Mortgage Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued in respect of a Specially Serviced Trust Mortgage Loan or an REO Trust Mortgage Loan, in each case pursuant to Section 3.11;

provided that any and all Default Charges that are actually collected with respect to the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto shall first be applied pursuant to Section 3.05A, Section 3.26(d) and the GIC Office Co-Lender Agreement; and provided, further, that any and all Default Charges that are actually collected with respect to the MGM Tower Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto shall first be applied pursuant to Section 3.05B and the MGM Tower Co-Lender Agreement; and provided, further, that the total interest on Advances payable pursuant to clause first above shall take into account the application of funds on deposit in the respective Loan Combination Custodial Accounts to pay interest on Advances.

         (b) Default Charges applied to reimburse the Trust pursuant to clauses third and fourth of subsection (a), are intended to be part of the amounts to be delivered by the Master Servicer to the Trustee pursuant to the first paragraph of Section 3.04(b) on or before the Trust Master Servicer Remittance Date next following the applicable Collection Period during which they were received, for deposit in the Collection Account, subject to application pursuant to Section 3.05(a) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to pay outstanding interest on Advances in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, to any particular party, pursuant to clause first of subsection (a), shall be applied to pay such party such interest on Advances in such manner that the interest that accrued first and has been outstanding the longest shall be paid first. Default Charges applied to pay outstanding expenses in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, pursuant to clause second of subsection (a), shall be applied to pay such expenses in the chronological order in which they were incurred. Default Charges applied to reimburse the Trust pursuant to clauses third and fourth of subsection (a) shall be deemed to offset either interest paid on Advances or other Additional Trust Fund Expenses, depending on which clause is applicable, in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, in the chronological order in which such interest accrued or such expenses were incurred, as applicable (whereupon such interest paid on Advances or such other Additional Trust Fund Expenses, depending on which clause is applicable, shall thereafter be deemed to have been paid out of Default Charges in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable).

         (c) Any and all amounts otherwise distributable to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto on any GIC Office Master Servicer Remittance Date, in accordance with the GIC Office Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts, prior to being so distributed to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder:

                  first, to pay to the Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer any and all interest on any Servicing Advances made thereby with respect to the GIC Office Loan Group or any related REO Property, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received (such amounts to be applied in accordance with this clause first with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); and

                  second, to pay the Fiscal Agent, the Trustee, any fiscal agent and/or trustee for a GIC Office Pari Passu Securitization Trust, the Master Servicer and any master servicer or comparable party for a GIC Office Pari Passu Securitization Trust any and all interest on any P&I Advances or comparable delinquency advances under a GIC Office Non-Trust Mortgage Loan Securitization Agreement made by such party with respect to the GIC Office Trust Mortgage Loan, a GIC Office Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect to the foregoing, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received (such amounts to be applied in accordance with this clause second with respect to any such particular party in such manner that the earliest accrued interest shall be paid first).

         Any amounts otherwise distributable to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto that are applied pursuant to clause first of the preceding paragraph shall be paid to the Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, in each case up to the total amount of interest on any Servicing Advances payable to such party in accordance with such clause first. Any amounts otherwise distributable to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto that are applied pursuant to clause second of the preceding paragraph shall be allocated among the GIC Office Trust Mortgage Loan and the GIC Office Pari Passu Non-Trust Mortgage Loans (or, if applicable, among any successor REO Mortgage Loans with respect to the foregoing) on a pro rata basis in accordance with the respective amounts of interest on P&I Advances and/or comparable delinquency advances contemplated by such clause second with respect to such Mortgage Loans (or, if applicable, such REO Mortgage Loans). Any amounts otherwise distributable to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto that are allocable to pay interest on P&I Advances with respect to the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto in accordance with clause second of the preceding paragraph and in accordance with the preceding sentence shall be paid to the Fiscal Agent, the Trustee and the Master Servicer, in that order, each case up to the total amount of interest on P&I Advances payable to such party in accordance with such clause second. Any amounts otherwise distributable to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto that are allocable to pay interest on advances comparable to P&I Advances with respect to any GIC Office Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto in accordance with clause second of the preceding paragraph and in accordance with the second preceding sentence shall be paid to any fiscal agent, trustee or master servicer under the related GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement, in the order provided for in such GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement, in each case up to the total amount of interest on delinquency advances comparable to P&I Advances payable to such party in accordance with such clause second.

         (d) Any and all amounts otherwise distributable to the Trust as Default Charges with respect to the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto on any GIC Office Master Servicer Remittance Date, in accordance with the GIC Office Co-Lender Agreement), shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts, prior to being transferred to the Pool Custodial Account and applied in accordance with Section 3.26(a):

                  first, to pay to the Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, any and all interest on any Servicing Advances made thereby with respect to the GIC Office Loan Group and/or any related REO Property, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received and which interest is not otherwise payable, pursuant to Section 3.26(c), out of amounts otherwise distributable to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto (such amounts to be applied in accordance with this clause first with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); and

                  second, to pay the Fiscal Agent, the Trustee and the Master Servicer, in that order, any and all interest on any P&I Advances made by such party with respect to the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received and which interest is not otherwise payable, pursuant to Section 3.26(c), out of amounts otherwise distributable to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto (such amounts to be applied in accordance with this clause second with respect to any such particular party in such manner that the earliest accrued interest shall be paid first).

         Any and all amounts otherwise distributable to a GIC Office Pari Passu Non-Trust Mortgage Loan Noteholder as Default Charges with respect to any GIC Office Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto on any GIC Office Master Servicer Remittance Date, in accordance with the GIC Office Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts, prior to being so distributed to the applicable GIC Office Pari Passu Non-Trust Mortgage Loan Noteholder:

                  first, to pay to the Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, any and all interest on any Servicing Advances made thereby with respect to the GIC Office Loan Group and/or any related REO Property, which interest accrued on or prior to the date on which such amounts so distributable as Default Charges were received and which interest is not otherwise payable, pursuant to Section 3.26(c), out of amounts otherwise distributable to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto (such amounts to be applied in accordance with this clause first with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); and

                  second, to pay any fiscal agent, trustee and master servicer for any related GIC Office Pari Passu Securitization Trust, in the order contemplated by the related GIC Office Pari Passu Non-Trust Mortgage Loan Securitization Agreement, any and all interest on delinquency advances comparable to P&I Advances made by such party with respect to the subject GIC Office Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, which interest accrued on or prior to the date on which such amounts so distributable as Default Charges were received and which interest is not otherwise payable, pursuant to Section 3.26(c), out of amounts otherwise distributable to the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the GIC Office Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto (such amounts to be applied in accordance with this clause second with respect to any such particular party in such manner that the earliest accrued interest shall be paid first).

         If the total amount otherwise distributable on any GIC Office Master Servicer Remittance Date, in accordance with the GIC Office Co-Lender Agreement as Default Charges with respect to the GIC Office Trust Mortgage Loan and the GIC Office Pari Passu Non-Trust Mortgage Loans (or with respect to any successor REO Mortgage Loans with respect thereto) exceed the aggregate amount of interest on the Servicing Advances payable pursuant to clause first of the preceding paragraph and clause first of the second preceding paragraph, then the respective portions of such total amount allocable to such Mortgage Loans (or, if applicable, such REO Mortgage Loans) that are to be applied for such purpose shall be in the same proportions that the respective unpaid principal balances of such Mortgage Loans (or, if applicable, such REO Mortgage Loans) bear to one another.

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS


         SECTION 4.01. Distributions.

         (a) On each Distribution Date prior to the Final Distribution Date, the Trustee shall, based upon information provided by the Master Servicer and, if applicable, the Special Servicer, withdraw from the Collection Account and apply the Available Distribution Amount for such Distribution Date, such application to be made for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

         first, to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and on a pro rata basis as among such Classes of Certificateholders in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  second, to make distributions of principal to the Holders of the respective Classes of the Class A Certificates, in the following amounts and order of priority:

                  (i) to the Holders of the Class A-1 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date;

                  (ii) to the Holders of the Class A-2 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates pursuant to subclause (i) of this clause second);

                  (iii) to the Holders of the Class A-3 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 and/or Class A-2 Certificates pursuant to a prior subclause of this clause second); and

                  (iv) to the Holders of the Class A-4 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-4 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Class A Certificates pursuant to a prior subclause of this clause second);

         provided, however, that, notwithstanding the immediately preceding clauses (i) through (iv), on each Distribution Date coinciding with or following the Class A Principal Distribution Cross-

         Over Date, but prior to the Final Distribution Date, the Trustee shall make distributions of principal to the Holders of the respective Classes of the Class A Certificates, on a pro rata basis in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero, in an aggregate amount equal to the entire Adjusted Principal Distribution Amount for such Distribution Date;

         third, to reimburse the Holders of the respective Classes of the Class A Certificates, up to an amount equal to, and on a pro rata basis as among such Classes of Certificateholders in accordance with, the Loss Reimbursement Amount with respect to each such Class of Certificates for such Distribution Date; and

         fourth, to make distributions to the Holders of the respective Classes of the Subordinate Certificates as provided in Section 4.01(b).

         All distributions of interest made in respect of any Class of Interest-Only Certificates (other than the Class X-ST Certificates) on any Distribution Date as provided above in this Section 4.01(a) shall be made, and deemed to have been made, in respect of the various REMIC III Components of such Class of Interest-Only Certificates, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of such REMIC III Components for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates, if any.

         (b) On each Distribution Date prior to the Final Distribution Date, after making the distributions in respect of the Senior Certificates provided for in Section 4.01(a), the Trustee shall, based on information provided by the Master Servicer and, if applicable, the Special Servicer, apply the Subordinate Available Distribution Amount for such Distribution Date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                  (i) to make distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (ii) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to Section 4.01(a) above);

                  (iii) to reimburse the Holders of the Class B Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (iv) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such

         Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (v) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (vi) to reimburse the Holders of the Class C Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (vii) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (viii) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (ix) to reimburse the Holders of the Class D Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (x) to make distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xi) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (xii) to reimburse the Holders of the Class E Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (xiii) to make distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xiv) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (xv) to reimburse the Holders of the Class F Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (xvi) to make distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xvii) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (xviii) to reimburse the Holders of the Class G Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (xix) to make distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xx) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (xxi) to reimburse the Holders of the Class H Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (xxii) to make distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xxiii) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (xxiv) to reimburse the Holders of the Class J Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (xxv) to make distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xxvi) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (xxvii) to reimburse the Holders of the Class K Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (xxviii) to make distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xxix) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution

         Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (xxx) to reimburse the Holders of the Class L Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (xxxi) to make distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xxxii) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (xxxiii) to reimburse the Holders of the Class M Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (xxxiv) to make distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xxxv) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (xxxvi) to reimburse the Holders of the Class N Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (xxxvii) to make distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xxxviii)after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution
         Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (xxxix) to reimburse the Holders of the Class P Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (xl) to make distributions of interest to the Holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xli) after the Class Principal Balance of the Class P Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (xlii) to reimburse the Holders of the Class Q Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (xliii) to make distributions of interest to the Holders of the Class S Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xliv) after the Class Principal Balance of the Class Q Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class S Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (xlv) to reimburse the Holders of the Class S Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (xlvi) to make distributions of interest to the Holders of the Class T Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xlvii) after the Class Principal Balance of the Class S Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class T Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

                  (xlviii) to reimburse the Holders of the Class T Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                  (xlix) to make distributions to the Holders of the Class R-III Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j), over (B) the aggregate distributions made in respect of the Regular Interest Certificates on such Distribution Date pursuant to Section 4.01(a) above and/or pursuant to clauses (i) through (xlviii) of this Section 4.01(b);

                  (l) to make distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(k), over (B) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j); and

                  (li) to make distributions to the Holders of the Class R-I Certificates, up to an amount equal to the excess, if any, of (A) the Subordinate Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class R-III and Class R-II Certificates on such Distribution Date pursuant to clauses (i) through (l) of this Section 4.01(b).

         (c) On each Distribution Date, the Trustee shall withdraw from the Collection Account any amount received with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan during the related Collection Period that represents Net Prepayment Consideration and shall distribute such Net Prepayment
Consideration: first, to the Holders of the respective Classes of YM Principal Balance Certificates that are entitled to distributions of principal on such Distribution Date, pursuant to Section 4.01(a) or Section 4.01(b), up to an amount equal to, and pro rata based on, the respective Prepayment Consideration Entitlements for such Classes of Certificates for such Distribution Date in connection with such Net Prepayment Consideration; and second, to either (i) the Holders of the Class X-ST Certificates, if such Net Prepayment Consideration relates to the UBS Center Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, or (ii) to the Holders of the Class X-CL Certificates, in all other cases, up to any remaining amount of such Net Prepayment Consideration.

         Any Net Prepayment Consideration or portion thereof distributed in respect of the Class X-CL Certificates on any Distribution Date shall be deemed to have been distributed in respect of the respective REMIC III Components of the Class X-CL Certificates, on a pro rata basis in accordance with the respective amounts by which the Component Notional Amounts of such REMIC III Components were reduced on such Distribution Date by deemed distributions of principal pursuant to Section 4.01(j).

         (d) On each Distribution Date, the Trustee shall withdraw from the Collection Account any amounts that represent Additional Interest received during the related Collection Period with respect to the ARD Trust Mortgage Loans (and any successor REO Trust Mortgage Loans with respect thereto) and shall distribute such amounts to the Holders of the Class V Certificates.

         (e) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five (5) Business Days prior to (or, in the case of the initial Distribution Date, no later than) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any related Loss Reimbursement Amount) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, then the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Class R-III Certificateholders.

         (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related

Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under each Letter of Representations among the Depositor, the Trustee and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates.

         (g) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

         (h) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates pursuant to Section 4.04(a)) will be made on the next Distribution Date, the Trustee shall, no later than the second Business Day prior to such Distribution Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject thereto.

         (i) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

         (j) All distributions made in respect of each Class of Principal Balance Certificates on each Distribution Date (including the Final Distribution
Date) pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section
9.01 shall be deemed to have first been distributed from REMIC II to REMIC III with respect to the Corresponding REMIC II Regular Interest(s) for such Class of Certificates; all distributions made with respect to the Class X-ST Certificates on each Distribution Date pursuant to Section 4.01(a), Section 4.01(c) or
Section 9.01 shall be deemed to have been first distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest X-ST; and all distributions made with respect to each Class of Interest-Only Certificates (other than the Class X-ST Certificates) on each Distribution Date pursuant to Section 4.01(a),
Section 4.01(c) or Section 9.01 and allocable to any particular REMIC III Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such REMIC III Component. In each case, if such distribution on any such Class of Certificates was a distribution of accrued interest, of principal, of additional interest (in the form of Net Prepayment Consideration or any portion thereof) or in reimbursement of any Loss Reimbursement Amount with respect to such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence (and, if applicable, the second following paragraph of this Section 4.01(j)) shall be deemed to also be, respectively, a distribution of accrued interest, of principal, of additional interest (in the form of Net Prepayment Consideration or any portion thereof) or in reimbursement of any Loss Reimbursement Amount with respect to such REMIC II Regular Interest.

         If a Class of Principal Balance Certificates has two or more Corresponding REMIC II Regular Interests, then:

                  (i) deemed distributions of accrued interest made on such Corresponding REMIC II Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of Uncertificated Distributable Interest in respect of such Corresponding REMIC II Regular Interests for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

                  (ii) deemed distributions of principal made on such Corresponding REMIC II Regular Interests on any Distribution Date shall be allocated to them in numeric order (i.e., from lowest number to highest number) of the respective ending numbers of the respective alphanumeric designations for such Corresponding REMIC II Regular Interests, in each case up to an amount equal to the Uncertificated Principal Balance of the subject Corresponding REMIC II Regular Interest outstanding immediately prior to such Distribution Date (such that no deemed distributions of principal will be made on any such Corresponding REMIC II Regular Interest until the Uncertificated Principal Balance of each other such Corresponding REMIC II Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full);

                  (iii) deemed distributions of additional interest (in the form of Net Prepayment Consideration or any portion thereof) made on such Corresponding REMIC II Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of principal deemed distributed in respect of such Corresponding REMIC II Regular Interests on such Distribution Date; and

                  (iv) deemed distributions made on such Corresponding REMIC II Regular Interests on any Distribution Date in reimbursement of the Loss Reimbursement Amounts with respect thereto shall be allocated to them in reverse order that deemed distributions of principal made on such Corresponding REMIC II Regular Interests are allocated to them pursuant to subclause (ii) of Section 4.01(j), in each case, up to the amount of the Loss Reimbursement Amount with respect to the subject REMIC II Regular Interest for such Distribution Date.

         The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section 9.01, as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(j). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(j), actual distributions of funds from the Collection Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 9.01, as applicable.

         (k) On each Distribution Date, including the Final Distribution Date, the Available Distribution Amount for such Distribution Date shall be deemed to have been distributed from REMIC I to REMIC II for the following purposes and in the following order of priority, in each case to the extent of the remainder of such funds:

                  (i) as deemed distributions of interest with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest with respect to each REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

                  (ii) as deemed distributions of principal with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, as to each REMIC I Regular Interest, the portion of the Principal Distribution Amount for such Distribution Date attributable to the related Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto; and

                  (iii) as deemed distributions of reimbursement with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, any Loss Reimbursement Amount with respect to each REMIC I Regular Interest for such Distribution Date (with compounded interest at the related REMIC I Remittance Rate in effect from time to time on the aggregate amount of unreimbursed reductions made from time to time in the Uncertificated Principal Balance of such REMIC I Regular Interest pursuant to Section 4.04(c)).

         Any Net Prepayment Consideration distributed to any Class of Regular Interest Certificates on any Distribution Date shall, in each case, be deemed to have been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Trust

Mortgage Loan or REO Trust Mortgage Loan, as the case may be, in respect of which such Net Prepayment Consideration was received.

         The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates and the Class R-II Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section 9.01, as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(k), actual distributions of funds from the Collection Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 9.01, as applicable.


         SECTION 4.02. Statements to Certificateholders; CMSA Loan Periodic
                       Update File.

         (a) On each Distribution Date, the Trustee shall provide or make available electronically to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative, each Rating Agency, the Holders of each Class of Certificates and, upon their written request to the Trustee, any Certificate Owners of the Book-Entry Certificates as may be identified to the reasonable satisfaction of the Trustee, a statement, substantially in the form attached hereto as Exhibit B (a "Distribution Date Statement"), which shall also include the CMSA Bond Level File, the CMSA Collateral Summary File and the Mortgage Pool Data Update Report, based on information provided to it by the Master Servicer and/or the Special Servicer, setting forth, without limitation:

                  (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

                  (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Distributable Certificate Interest;

                  (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Prepayment Premiums and Yield Maintenance Charges, respectively;

                  (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of any related Loss Reimbursement Amount for such Distribution Date;

                  (v) the Available Distribution Amount for such Distribution Date;

                  (vi) the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the prior Distribution Date pursuant to Section 4.03(a);

                  (vii) (A) the aggregate amount of unreimbursed P&I Advances that had been outstanding with respect to the Mortgage Pool at the close of business on the related Determination Date and the aggregate amount of any interest accrued and payable to the Master

         Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on such related Determination Date and (B) the aggregate amount of unreimbursed Servicing Advances that had been outstanding with respect to the Mortgage Pool as of the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed Servicing Advances in accordance with Section 3.11(g) as of the close of business on such related Determination Date;

                  (viii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date and the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

                  (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Trust Mortgage Loans (other than REO Trust Mortgage Loans) as of the close of business on the related Determination Date;

                  (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date and aggregate Stated Principal Balance (immediately after such Distribution Date) of Trust Mortgage Loans (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, and (E) as to which, to the knowledge of the Master Servicer or the Special Servicer, as applicable, bankruptcy proceedings have commenced in respect of the related Mortgagor;

                  (xi) as to each Trust Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) whether the delinquency is in respect of its Balloon Payment;

                  (xii) with respect to any Trust Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the nature of the Liquidation Event and, in the case of a Final Recovery Determination, a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the aggregate amount of any Realized Loss and Additional Trust Fund Expenses in connection with such Liquidation Event;

                  (xiii) with respect to any REO Property that was included (or an interest in which was included) in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Trust Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

                  (xiv) with respect to any Trust Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of such Trust Mortgage Loan and the Stated Principal Balance of such Trust Mortgage Loan as of the related Acquisition Date;

                  (xv) with respect to any REO Property as to which a Final Recovery Determination was made during the related Collection Period,
         (A) the loan number of the related Trust Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), (D) the aggregate amount of any Realized Loss and Additional Trust Fund Expenses in respect of the related REO Trust Mortgage Loan in connection with such Final Recovery Determination and
         (E), if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

                  (xvi) the Distributable Certificate Interest and Accrued Certificate Interest in respect of each Class of Regular Interest Certificates for such Distribution Date or the related Interest Accrual Period, as applicable;

                  (xvii) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the Principal Distribution Amount was not distributed on such Distribution Date, the portion of the shortfall affecting each Class of Principal Balance Certificates;

                  (xviii) the Pass-Through Rate for each Class of Regular Interest Certificates for such Distribution Date;

                  (xix) the Principal Distribution Amount and the Adjusted Principal Distribution Amount, respectively, for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Trust Mortgage Loan and the amount of such prepayment or other collection of principal);

                  (xx) the aggregate of (A) all Realized Losses incurred during the related Collection Period and from the Closing Date and (B) all Additional Trust Fund Expenses (with a description thereof) incurred during the related Collection Period and from the Closing Date;

                  (xxi) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date;

                  (xxii) the Class Principal Balance of each Class of Principal Balance Certificates and the Class Notional Amount of each Class of Interest-Only Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein pursuant to Section 4.04 on such Distribution Date;

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                  (xxiii) the Certificate Factor for each Class of Regular
         Interest Certificates immediately following such Distribution Date;

                  (xxiv) the aggregate amount of any interest on Advances in respect of the Mortgage Pool paid to the Master Servicer, the Trustee, the Fiscal Agent or any other party hereto during the related Collection Period in accordance with Section 3.11(g) and/or Section 4.03(d);

                  (xxv) (A) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount (including an itemized calculation thereof) as of the related Determination Date and (B) the aggregate Appraisal Reduction Amount for all Required Appraisal Loans as of the related Determination Date;

                  (xxvi) on a cumulative basis from the Cut-off Date, the number, aggregate Stated Principal Balance immediately after such Distribution Date (in the case of subclauses (A), (B) and (E)), aggregate Cut-off Date Balance (in the case of subclauses (C) and (D)), weighted average extension period (except in the case of subclause (B) and which shall be zero in the case of subclause (C)), and weighted average anticipated extension period (in the case of subclause (B)) of Trust Mortgage Loans (A) as to which the maturity dates have been extended, (B) as to which the maturity dates are in the process of being extended, (C) that have paid off and were never extended, (D) as to which the maturity dates had previously been extended and have paid off and (E) as to which the maturity dates had been previously extended and are in the process of being further extended;

                  (xxvii) the original and then current credit support levels for each Class of Regular Interest Certificates;

                  (xxviii) the original and then current ratings, if any, for each Class of Regular Interest Certificates;

                  (xxix) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges received (A) during the related Collection Period and (B) since the Closing Date;

                  (xxx) (A) the aggregate amount of servicing compensation in respect of the Mortgage Pool (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each Sub-Servicer, during the related Collection Period, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns; and

                  (xxxi) the amounts, if any, actually distributed with respect to each Class of Residual Interest Certificates on such Distribution Date.

         In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (viii) through (xv), (xix),
(xx), (xxiv), (xxv), (xxvi),

(xxix) and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer or the Master Servicer, the Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer or the Master Servicer.

         The Trustee shall forward electronically a copy of each Distribution Date Statement to the Depository. The Trustee shall make available each month, to Certificateholders, Certificate Owners, the Underwriters, the Rating Agencies, the Controlling Class Representative, any party hereto or any Person identified by any Certificateholder or Certificate Owner as a prospective transferee, via the Trustee's internet website, with the use of a password provided by the Trustee to such Person upon request and, in the case of a Certificateholder, a Certificate Owner or a prospective transferee of a Certificate or any interest therein, upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit L-1 or Exhibit L-2, as applicable, all Certificateholder Reports and any additional files containing substantially similar information in an alternative format and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Pool as the Trustee may have in its possession. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

         The Trustee's internet website shall initially be located at www.etrustee.net or at such other address as shall be specified by the Trustee from time to time in the Distribution Date Statement and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's internet website, the Trustee may require the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

         The Master Servicer may, but is not required to, make available each month, to Certificateholders, Certificate Owners (that have been confirmed as such by the Trustee), the Controlling Class Representative, the Underwriters, the Rating Agencies or any party hereto, the Certificateholder Reports, on its internet website. The Master Servicer will make no representations or warranties as to the accuracy or completeness of any report not prepared by it and will assume no responsibility for any information for which it is not the original source.

         The Master Servicer's internet website shall initially be located at "www.wachovia.com" or at such other address as shall be specified by the Master Servicer from time to time in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Master Servicer's internet website, the Master Servicer may require the acceptance of a disclaimer. The Master Servicer shall not be liable for the dissemination of information to Certificateholders and Certificate Owners in accordance with this Agreement. Access to the Master Servicer's internet website shall be coordinated with the Trustee and shall be with the use of a password provided by the Master Servicer, which, in the case of a Certificateholder or a Certificate Owner, shall only be provided upon receipt by the Master Servicer from such Person of a certification substantially in the form of Exhibit L-1. Notwithstanding the foregoing, upon the Depositor's notifying the Master Servicer that the Non-Registered Certificates have been sold by the Underwriters to unaffiliated third parties, the Master Servicer may make the Servicer Reports available on its internet website without a password, provided that for so long as reports are required to be filed with the Commission in respect of the Trust pursuant to Section 15(d) of the Exchange Act, the subject reports shall have been previously filed with the Commission (which shall be confirmed by the Master Servicer by request made to the Trustee).

         If the Master Servicer determines, in its reasonable judgment, that information regarding the Trust Mortgage Loans and REO Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then (A) the Master Servicer shall so notify the Trustee, set forth such information in an additional report, in a format reasonably acceptable to the Trustee and the Master Servicer (the "Supplemental Report"), and deliver such report to the Trustee upon preparation thereof or simultaneously with the delivery of its reports described in Section 3.12(c); and (B) the Trustee shall include the Supplemental Report in or as an attachment to the Distribution Date Statement for the following Distribution Date and, to the extent required by
Section 8.15(a), shall file such Supplemental Report, together with such Distribution Date Statement and the other corresponding Servicer Reports, on the related Current Report on Form 8-K and/or the related Annual Report on Form 10-K, as applicable, in accordance with Section 8.15(a).

         During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of a Certificateholder Report, a CMSA NOI Adjustment Worksheet or a CMSA Operating Statement Analysis Report shall be deemed to have agreed to keep confidential the information therein until such statement or report is filed with the Commission, and each Certificateholder Report, CMSA NOI Adjustment Worksheet and CMSA Operating Statement Analysis Report shall bear a legend to the effect that: "Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part."

         Absent manifest error of which it has actual knowledge, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, a Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable, pursuant to this Agreement. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage Loan Seller, a third party or each other.

         Within a reasonable period of time after the end of each calendar year, upon request, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items relating to distributions of interest (including Prepayment Premiums, Yield Maintenance Charges and Additional Interest) and principal to such Certificateholder during such calendar year (or the applicable portion of such calendar year during which such Person was a Certificateholder) set forth in the Distribution Date Statements and such other information as may be required to enable such Certificateholder to prepare its federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

         Upon receipt of notice from the Depositor that the Underwriters have sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall make available electronically or, if so requested, forward by hard copy, on each Distribution Date, to (i) Trepp, LLC (at 477 Madison Avenue, 18th Floor, New York, New York 10022 or such other address as Trepp, LLC may designate),
(ii) Intex Solutions, Inc. (at 110 A Street, Needham, Massachusetts 02494, or such other address as Intex Solutions, Inc. may hereafter designate), (iii) Charter Research Corporation (at Two Oliver Street, 10th Floor, Boston, Massachusetts 02109-4904, or such other address as Charter Research Corporation may hereafter designate), and (iv) any other similar third party information provider designated by the Depositor, a copy of the reports made available to the Holders of the Certificates on such Distribution Date as described above.

         Upon written request of the Depositor or any Underwriter, without payment of any fee, and upon written request of any Certificateholder or any other Person, together with payment of a reasonable fee specified by the Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this Section 4.02(a) electronically to such party (such electronic distribution and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the Trustee shall determine in their reasonable discretion).

         If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book-Entry Certificates, then the Trustee shall forward such statements, reports and/or other written information to such Certificate Owner as provided above, upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

         The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives, in the format required by this Agreement, the necessary underlying information from the Master Servicer or the Special Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

         The information to be furnished by the Trustee to the Certificateholders pursuant to this Section 4.02 shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to Certificateholders or to any Person any other information with respect to the Trust Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time (such information, other than as described in this Section 4.02, is referred to herein as "Additional Information") as it may reasonably deem necessary or appropriate from time to time, provided that

(A) the Trustee shall give the Depositor three (3) Business Days' advance notice before doing so, (B) any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause
(E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its reasonable discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine, and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. The Trustee shall forward to the Depositor any requests for Additional Information which, for their fulfillment, require the consent of the Depositor. Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

         (b) Not later than 1:00 p.m. (New York City time) on the second Business Day prior to each Distribution Date, the Master Servicer shall furnish to the Trustee, and upon request, to the Depositor, the Underwriters and the Special Servicer, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File providing the required information for the Trust Mortgage Loans and any REO Trust Mortgage Loans as of the related Determination Date.

         In the performance of its obligations set forth in Section 4.06 and its other duties hereunder, the Trustee may conclusively rely on the CMSA Loan Periodic Update File provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer (if other than the Special Servicer or an Affiliate thereof) shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent actual knowledge of an error therein, conclusively rely on the reports to be provided by the Special Servicer. The Master Servicer may conclusively rely on any information provided by the respective Mortgage Loan Sellers or any Mortgagor with respect to the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Property File and CMSA Financial File.


         SECTION 4.03. P&I Advances With Respect to the Mortgage Pool.

         (a) On or before 2:00 p.m., New York City time, on each Trust Master Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c) below, satisfy its obligations to make any required P&I Advances with respect to the related Distribution Date in respect of the Mortgage Pool, first, by transferring to the Trustee for deposit in the Collection Account amounts then held in the Pool Custodial Account for future distribution to Certificateholders in subsequent months in discharge of such obligations, and second, by remitting its own funds to the Trustee for deposit in the Collection Account in an amount equal to the remaining portion of such required P&I Advances. Any amounts held in the Pool Custodial Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Pool Custodial Account on or before the next succeeding applicable Determination Date

(to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any Trust Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and any required supporting documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704) 715-0036 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 593-7682 or (704) 593-7867 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Trust Master Servicer Remittance Date. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then the Trustee (or the Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Trust Master Servicer Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

         No party hereto shall be required to make a P&I Advance with respect to any Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

         (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, pursuant to this
Section 4.03 in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and any related Workout Fees due or deemed due, as the case may be, in respect of the Trust Mortgage Loans (including Balloon Trust Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Trust Mortgage Loans in the Mortgage Pool on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from any related REO Property) as of the end of the related Collection Period; provided that if it is determined that an Appraisal Reduction Amount exists with respect to any Loan Combination and, further, that a portion of such Appraisal Reduction Amount is allocable to the Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, that is part of such Loan Combination, then the interest portion of each P&I Advance, if any, required to be made pursuant to this Section 4.03 with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of
(i) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, without regard to this proviso, multiplied by (ii) a fraction, the numerator of which is equal to the then Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, net of the portion of such Appraisal Reduction Amount that is allocable to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, and the denominator of which is equal to the then Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be; and provided, further, that if it is determined that an Appraisal Reduction Amount exists with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan that is not part of a Loan Combination, then the interest portion of each P&I Advance, if any, required to be made pursuant to this Section 4.03 with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (i) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, without regard to this proviso, multiplied by (ii) a fraction, the numerator of which is equal to the then Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, net of such Appraisal Reduction Amount, and the denominator of which is equal to the then Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be. The existence of an Appraisal Reduction Amount with respect to, or that is allocable to, any Trust Mortgage Loan or REO Trust Mortgage Loan shall not affect the principal portion of any required P&I Advance with respect thereto.

         For purposes of determining the amount of P&I Advances to be made with respect to any Distribution Date, if an Appraisal Reduction Amount exists with respect to the MGM Tower Loan Pair, then it shall be allocated: first, to the MGM Tower Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), up to the amount of the then unpaid principal balance of such Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), together with all accrued and unpaid interest thereon (exclusive of any portion of such interest that constitutes Default Interest) to but not including the most recent prior Due Date; and second, to the MGM Tower Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto). Also for purposes of determining the amount of P&I Advances to be made with respect to any Distribution Date, if an Appraisal Reduction Amount exists with respect to the GIC Office Loan Group, then it shall be allocated: first, to the GIC Office Subordinate Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), up to the amount of the then unpaid principal balance of such Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), together with all accrued and unpaid interest thereon (exclusive of any portion of such interest that constitutes Default Interest) to but not including the most recent prior Due Date; and second, to the GIC Office Trust Mortgage Loan and the five GIC Office Pari Passu Non-Trust Mortgage Loans (or any successor REO Trust Mortgage Loans with respect to the foregoing six Mortgage Loans), on a pro rata basis in accordance with the respective then unpaid principal balances of such six Mortgage Loans (or any successor REO Mortgage Loans with respect thereto).

         (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03 if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made pursuant to this Section 4.03, would be a Nonrecoverable P&I Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance pursuant to this Section 4.03 for reasons other than a determination by the Master Servicer that such P&I Advance would be a Nonrecoverable P&I Advance or for the reasons contemplated by the following paragraphs of this Section 4.03(c), the Trustee or Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or the Fiscal Agent, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable P&I Advance. Upon determining that any P&I Advance previously made or proposed to be made pursuant to this Section 4.03 with respect to a Specially Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto is or would, if made, constitute a Nonrecoverable P&I Advance, the Special Servicer shall report to the Master Servicer and the Trustee the Special Servicer's determination. Any determination by the

Master Servicer or the Special Servicer that the Master Servicer has made a Nonrecoverable P&I Advance pursuant to this Section 4.03, or that any proposed P&I Advance, if made pursuant to this Section 4.03, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Fiscal Agent and the Depositor on or before the related Master Servicer Remittance Date, setting forth the basis for such determination, together with any other information that supports such determination, including an appraisal (which appraisal shall have been conducted by an Independent Appraiser within the 12-month period preceding such determination in accordance with the standards of the Appraisal Institute taking into account the factors specified in Section 3.18), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties (to the extent available and/or in the Master Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer or the Special Servicer, as applicable. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Master Servicer and the Trustee shall be entitled to conclusively rely on any determination by the Special Servicer that an advance made or proposed to be made pursuant to this Section 4.03 would be a Nonrecoverable Advance.

         If any of the GIC Office Pari Passu Non-Trust Mortgage Loans is securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the Master Servicer receives written notice that the primary party responsible for making delinquency advances similar to P&I Advances hereunder with respect to such other commercial mortgage securitization has determined, in accordance with the requirements of the related securitization agreement, that any such delinquency advance made or to be made with respect to such securitized GIC Office Pari Passu Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) would not ultimately be recoverable out of collections on such GIC Office Pari Passu Non-Trust Mortgage Loan (or such REO Mortgage Loan), then the Master Servicer shall deliver written notice to such effect to the Trustee, the Fiscal Agent and the Depositor. In addition, it shall provide notice to the Trustee, the Fiscal Agent and the Depositor if P&I Advances in respect of the GIC Office Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) are no longer deemed Nonrecoverable P&I Advances by virtue of the proviso to the definition of "Nonrecoverable P&I Advance".

         In addition, if the Master Servicer has actual knowledge that any of the GIC Office Pari Passu Non-Trust Mortgage Loans is securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the Master Servicer determines that any P&I Advance made or to be made with respect to the GIC Office Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) is or, if made, would be a Nonrecoverable P&I Advance, then the Master Servicer shall, consistent with the GIC Office Co-Lender Agreement, notify its counterpart under each such other commercial mortgage securitization within one (1) Business Day of such determination. It will, consistent with the GIC Office Co-Lender Agreement, also notify its counterpart under each such other commercial mortgage securitization (within one (1) Business Day of such determination) if it subsequently determines that P&I Advances made or to be made with respect to the GIC Office Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) are no longer Nonrecoverable P&I Advances. Following a determination of nonrecoverability by the Master Servicer in accordance with this paragraph or by another party responsible for making delinquency advances similar to P&I Advances with respect to a GIC Office Pari Passu Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) in accordance with the preceding paragraph, prior to the Master Servicer resuming P&I Advances with respect to the GIC Office Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the Master Servicer shall consult with its counterparts under the securitizations of the GIC Office Pari Passu Non-Trust Mortgage Loans regarding whether circumstances with respect to the subject mortgage loans have changed such that a proposed future P&I Advance would not be a Nonrecoverable P&I Advance.

         (d) The Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby under this Section 4.03 (with its own funds) for so long as such P&I Advance is outstanding; provided that if the grace period for the delinquent Monthly Payment as to which a P&I Advance was made under this Section 4.03 has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, collected in connection with the late payment of such delinquent Monthly Payment; and provided, further, that, in no event shall interest so accrue on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer or a Sub-Servicer on its behalf as of the related Trust Master Servicer Remittance Date. Interest so accrued on any P&I Advance made under this Section 4.03 shall be payable: (i) first, in accordance with Sections 3.05(a) and 3.26, out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which the P&I Advance relates (provided that such Default Charges will only be applied to pay interest accrued on such P&I Advance through the date that such Default Charges were received); and (ii) then, if and to the extent that such Default Charges are insufficient to cover such interest, but not before the related Advance is being reimbursed or has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account; provided that, if such P&I Advance was made with respect to a Trust Mortgage Loan or REO Trust Mortgage Loan that is part of a Loan Combination, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related Loan Combination Custodial Account in accordance with Section 3.05A or Section 3.05B, as applicable. The Master Servicer shall, in accordance with Section 3.05(a), Section 3.05A and/or Section 3.05B, reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby under this Section 4.03 as soon as practicable after funds available for such purpose are deposited in the applicable Custodial Account. Notwithstanding the foregoing, upon a determination that a previously made P&I Advance is a Nonrecoverable P&I Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, any of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months or such longer period of time as is approved in writing by the Controlling Class Representative) and the unreimbursed portion of such P&I Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable P&I Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or a breach of any fiduciary duty owed to the

Certificateholders by the Trustee or the Fiscal Agent, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.


         SECTION 4.04. Allocations of Realized Losses and Additional Trust Fund
                       Expenses

         (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class T, Class S, Class Q, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of all the outstanding Classes of the Class A Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. Any and all such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates pursuant to this Section 4.04(a) shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

         (b) If the Class Principal Balance of any Class of Principal Balance Certificates is reduced on any Distribution Date pursuant to Section 4.04(a), then the Uncertificated Principal Balance of such Class' Corresponding REMIC II Regular Interest (or, if applicable, the aggregate Uncertificated Principal Balance of such Class' Corresponding REMIC II Regular Interests) shall be deemed to have first been reduced by the exact same amount. If a Class of Principal Balance Certificates has two or more Corresponding REMIC II Regular Interests, then the respective Uncertificated Principal Balances of such Corresponding REMIC II Regular Interests shall be reduced as contemplated by the preceding sentence in the same sequential order that principal distributions are deemed made on such Corresponding REMIC II Regular Interests pursuant to Section 4.01(j), such that no reduction shall be made in the Uncertificated Principal Balance of any such Corresponding REMIC II Regular Interest pursuant to this
Section 4.04(b) until the Uncertificated Principal Balance of each other such Corresponding REMIC II Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been reduced to zero. Any and all such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests (other than REMIC II Regular Interest X-ST) shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

         (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(k), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced, if and to the extent necessary, to equal the Stated Principal Balance of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Any and all such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

         SECTION 4.05. Various Reinstatement Amounts.

         (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, exceeds (ii) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates. If such an excess does exist, then the Trustee shall allocate the Total Principal Reinstatement Amount, if any, for the subject Distribution Date as follows until it is allocated in full: first, to all of the Classes of Class A Certificates, up to, and on a pro rata basis in accordance with, the respective Loss Reimbursement Amounts, if any, for such Classes of Class A Certificates with respect to such Distribution Date (minus any amounts reimbursed in respect of such respective Loss Reimbursement Amounts on the subject Distribution Date pursuant to Section 4.01(a)); and then to the remaining Classes of Principal Balance Certificates, sequentially in alphabetical order based on the respective Class designations thereof, in each case up to any Loss Reimbursement Amount for such Class of Principal Balance Certificates with respect to such Distribution Date (minus any amount reimbursed in respect of such Loss Reimbursement Amount on the subject Distribution Date pursuant to Section 4.01(b)). Any portion of the Total Principal Reinstatement Amount for any Distribution Date that is allocated to a particular Class of Principal Balance Certificates shall be: (i) referred to herein as the "Class Principal Reinstatement Amount" in respect of such Class of Principal Balance Certificates for such Distribution Date; and (ii) added to the Class Principal Balance of such Class of Principal Balance Certificates on such Distribution Date. Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge that the reinstatement of all or any portion of the Class Principal Balance of any Class of Principal Balance Certificates on any Distribution Date shall be a result of the collection of Recovered Amounts during the related Collection Period and the addition of such Recovered Amounts to the Principal Distribution Amount for purposes of calculating the Adjusted Principal Distribution Amount for such Distribution Date.

         (b) In connection with the reinstatement of all or any portion of the Class Principal Balance of any one or more Classes of Principal Balance Certificates on any Distribution Date, pursuant to Section 4.05(a), the Trustee shall calculate the amount of lost Distributable Certificate Interest that would have accrued on the respective Classes of Regular Interest Certificates through and including the end of the Interest Accrual Period for such Distribution Date if no reduction to the Class Principal Balance of any Class of Principal Balance Certificates, pursuant to Section 4.04(a), had resulted on a prior Distribution Date from the reimbursement out of general collections of principal on the Mortgage Pool of the particular Advances (with interest thereon) that relate to the Recovered Amounts associated with such reinstatement of outstanding principal on the subject Distribution Date. Once determined, such lost Distributable Certificate Interest in respect of any particular Class of Regular Interest Certificates shall be reinstated and become due and payable on future Distribution Dates as part of the unpaid Distributable Certificate Interest for such Class of Regular Interest Certificates from prior Distribution Dates. All such reinstated Distributable Certificate Interest in respect of any particular Class of Regular Interest Certificates shall be treated the same as any other unpaid Distributable Certificate Interest in respect of such Class of Regular Interest Certificates.

         (c) If the Class Principal Balance of any Class of Principal Balance Certificates is increased on any Distribution Date pursuant to Section 4.05(a), then the Uncertificated Principal Balance of such Class' Corresponding REMIC II Regular Interest (or, if applicable, the aggregate

Uncertificated Principal Balance of such Class' Corresponding REMIC II Regular Interests) shall be deemed to have first been increased by the exact same amount. In circumstances where there are multiple Corresponding REMIC II Regular Interests with respect to a Class of Principal Balance Certificates, the increases in the respective Uncertificated Principal Balances of such Corresponding REMIC II Regular Interests as contemplated by the prior sentence shall be made in the reverse order that reductions are made to such Uncertificated Principal Balances pursuant to Section 4.04(b), in each case up to the amount of the Loss Reimbursement Amount with respect to the subject REMIC II Regular Interest for such Distribution Date (minus any amount reimbursed in respect of such Loss Reimbursement Amount on the subject Distribution Date pursuant to Section 4.01(j)).

         (d) If any lost Distributable Certificate Interest is reinstated with respect to any Class of Regular Interest Certificates on any Distribution Date pursuant to Section 4.05(b), then a corresponding amount of Uncertificated Distributable Interest shall be reinstated with respect to such Class' Corresponding REMIC II Regular Interest(s) (or, in the case of the Class X-CL or Class X-CP Certificates, insofar as such lost Distributable Certificate Interest corresponds to a particular REMIC III Component of such Class, a corresponding amount of Uncertificated Distributable Interest shall be reinstated with respect to such REMIC III Component's Corresponding REMIC II Regular Interest). In circumstances where there are multiple Corresponding REMIC II Regular Interests with respect to a Class of Principal Balance Certificates, the reinstatement of such lost Uncertificated Distributable Interest with respect to such Corresponding REMIC II Regular Interests as contemplated by the prior sentence shall be effected taking into account the respective portions of such lost Uncertificated Distributable Interest attributable to such Corresponding REMIC II Regular Interests. Once reinstated, such lost Uncertificated Distributable Interest in respect of any particular REMIC II Regular Interest shall become due and payable on future Distribution Dates as part of the unpaid Uncertificated Distributable Interest for such REMIC II Regular Interest from prior Distribution Dates. All such reinstated Uncertificated Distributable Interest in respect of any particular REMIC II Regular Interest shall be treated the same as any other unpaid Uncertificated Distributable Interest in respect of such REMIC II Regular Interest.


         SECTION 4.06. Calculations.

         The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01 and Article IX and the allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount and the Subordinate Available Distribution Amount for each Distribution Date and shall allocate such respective amounts among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.


         SECTION 4.07. Use of Agents.

                  The Master Servicer, the Special Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Special

Servicer or the Trustee, as applicable, from any of such obligations, and the Master Servicer, the Special Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact.

                                   ARTICLE V

                                THE CERTIFICATES


         SECTION 5.01.   The Certificates.

         (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5 and A-6; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Regular Interest Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of $10,000 in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates, $250,000 in the case of the Interest-Only Certificates, and $250,000 in the case of the remaining Regular Interest Certificates, and in each such case in integral multiples of $1 in excess thereof. The Class R-I, Class R-II, Class R-III and Class V Certificates will be issuable in denominations representing Percentage Interests in the related Class of not less than 10%.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.


         SECTION 5.02. Registration of Transfer and Exchange of Certificates.

         (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The offices of the Trustee responsible for its duties as initial Certificate Register shall be located, as of the Closing Date, at 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--LB-UBS Commercial Mortgage Trust, Series 2004-C1. The

Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and (if the Trustee is not the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

         If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

         (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

         If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Lehman Brothers or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

         If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a Transfer of any interest therein by the Depositor, Lehman Brothers or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit
F-

2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or one of the certifications described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject Transfer, true and correct. Further, as long as the Class T Certificates are Book-Entry Certificates, any Certificate Owner desiring to effect a transfer of a Class T Certificate or any interest therein may not sell or otherwise transfer that Certificate or any interest therein unless it has provided the Depositor with prior written notice of such transfer (together with a copy of the certificate required pursuant to clause (i) above, executed by the proposed transferee).

         Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

         Also notwithstanding the foregoing, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule

144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

         Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Regulation S Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D hereto certifying that such Transferee is not a United States Securities Person. On or prior to the Regulation S Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

         Notwithstanding the preceding paragraph, after the Regulation S Release Date, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

         None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Furthermore, no Transfer of a Certificate or any interest therein shall be made to any of the following (each, an "Ineligible Purchaser"): (i) Howard L. Melamed or any other fiduciary with respect to the Howard L. Melamed Profit Sharing Plan (the "Melamed Plan") ; (ii) a person providing services to the Melamed Plan; (iii) employers who have any employees covered by the Melamed Plan; (iv) any employee organization who has members covered by the Melamed Plan; (v) an owner of 50% or more of an employer listed in clause (iii) or an organization listed in clause (iv); (vi) spouses, ancestors, lineal descendants, or spouses of lineal descendants of any of the persons listed above, except persons who are employee organizations; (vii) corporations, partnerships, trusts or estates of which 50% is owned directly or indirectly by persons listed above, except persons who are relatives; (ix) employees, officers, directors or 10% or more shareholders of any of the persons mentioned above, except persons who are fiduciaries or relatives; or (x) 10% or more partners or joint venturers of any person listed above, except persons who are fiduciaries or relatives. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of a Non-Registered Certificate or any interest therein by the Depositor, Lehman Brothers or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, any Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, (x) a certification to the effect that such prospective Transferee is not an Ineligible Purchaser and is not directly or indirectly purchasing such Certificate or interest therein on behalf of an Ineligible Purchaser and (y) one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) alternatively, except in the case of a Residual Interest Certificate or a Class V Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade Certificate (other than, if applicable, a Residual Interest Certificate or a Class V Certificate) that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such

Transferee, if a Plan, satisfied the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-1 (in the case of Definitive Non-Registered Certificates) and Exhibit G-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) or the Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that (A) such Transferee is not an Ineligible Purchaser and (B) either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code. Any acquisition or holding of a Certificate by an Ineligible Purchaser shall be void ab initio and of no force and effect.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

                           (A) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                           (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Interest Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                           (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest Certificate to such proposed Transferee shall be effected.

                           (D) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Residual Interest Certificate and
                                    (2) not to Transfer its Ownership Interest in such Residual Interest Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                           (E)      Each Person holding or acquiring an
                                    Ownership Interest in a Residual Interest
                                    Certificate, by purchasing such Ownership
                                    Interest, agrees to give the Tax
                                    Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest Certificate, if it is, or is holding an Ownership Interest in a Residual Interest Certificate on behalf of, a "pass-through interest holder".

                  (ii) (A) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the provisions of this
         Section 5.02(d), then the last preceding Holder of such Residual Interest Certificate that was in compliance with the provisions of this
         Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Interest Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

                  (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Interest Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and Section 10.01(h)(i).

                  (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:

                           (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event with respect to any Class of Certificates; and

                           (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not
                                    (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Interest Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

         (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate

Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b),
(c) and/or (d), as appropriate, of this Section 5.02.

         (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

         (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.


         SECTION 5.03. Book-Entry Certificates.

         (a) Each Class of Regular Interest Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in
Section 5.03(c) and in the fifth paragraph of Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Class X-CL, Class X-CP, Class X-ST, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of

Cede & Co. as nominee of the Depository. The Class X-CL, Class X-CP, Class X-ST, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

         Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

         (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate or any Subordinate Certificate) which interests are transferable through the book-entry facilities of the Depository.


         SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.


         SECTION 5.05. Persons Deemed Owners.

         Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                    AND THE CONTROLLING CLASS REPRESENTATIVE


         SECTION 6.01. Liability of Depositor, Master Servicer and Special
                       Servicer.

         The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.


         SECTION 6.02. Continued Qualification and Compliance of Master
                       Servicer; Merger, Consolidation or Conversion of Depositor, Master Servicer or Special Servicer.

         Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a legal entity under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign entity in, and will otherwise remain in compliance with the laws of, each jurisdiction in which such qualification and compliance is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Securities rated by such Rating Agency, and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section
3.23 (in the case of a successor or surviving Person to the Master Servicer) or
Section 3.24 (in the case of a successor or surviving Person to the Special Servicer), as applicable.


         SECTION 6.03. Limitation on Liability of Depositor, Master Servicer and
                       Special Servicer.

         None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or the Non-Trust Mortgage Loan Noteholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or the Non-Trust Mortgage Loan Noteholders for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund out of the Pool Custodial Account against any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by this Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof;
(ii) which constitutes a Servicing Advance that is otherwise reimbursable hereunder; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made herein; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; provided that if a Loan Combination is involved, such indemnity shall be payable out of the related Loan Combination Custodial Account pursuant to Section 3.05A or Section 3.05B, as applicable, and, if and to the extent not solely attributable to one or more Non-Trust Mortgage Loans (or any successor REO Mortgage Loan(s) with respect thereto), shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Combination Custodial Account(s) are insufficient therefor. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action, unless such action is related to its respective duties under this Agreement and either (i) it is specifically required hereunder to bear the costs of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder. Notwithstanding the foregoing, the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders (or, if a Loan Combination is affected, the rights of the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s) (as a collective whole)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Pool Custodial Account as provided in Section 3.05(a); provided, however, that if and to the extent a Loan Combination and/or a Non-Trust Mortgage Loan Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial Account pursuant to Section 3.05A or Section 3.05B, as applicable, and, if and to the extent attributable to one or more Trust Mortgage Loans and/or REO Trust Mortgage Loans, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Combination Custodial Account(s) are insufficient therefor. In no event shall the Master Servicer or the

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Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same Person or Affiliates) or for any action taken or omitted to be taken by the Depositor, the Trustee, any Certificateholder or any Non-Trust Mortgage Loan Noteholder (unless they are the same Person or Affiliates).


         SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

         (a) The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto reasonably acceptable to the Depositor has been found (provided that if the Depositor has not responded to a request for consent to a successor within 15 days, such successor shall be deemed approved thereby), (ii) each Rating Agency confirms in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Securities rated by such Rating Agency,
(iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04(a).

         (b) Consistent with Section 6.04(a), neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person or, except as provided in Sections 3.22, 4.06, 7.01(c) and 7.01(d), delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee, the Special Servicing Fee, any Workout Fee (except as expressly contemplated by Section 3.11(c)) and/or any Liquidation Fee, as applicable, that accrues or otherwise becomes payable pursuant hereto from and after the date of such transfer shall be payable to such successor.

         SECTION 6.05. Rights of Depositor, Trustee and Non-Trust Mortgage Loan
                       Noteholders in Respect of the Master Servicer and the Special Servicer.

         The Master Servicer and the Special Servicer shall each afford the Depositor, each Underwriter, the Trustee and each Non-Trust Mortgage Loan Noteholder, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, each Underwriter, the Trustee and each Non-Trust Mortgage Loan Noteholder with its most recent publicly available financial statements and such other non-proprietary information as the Master Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.


         SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                       Cooperate with Trustee.

         The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.


         SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate with
                       Master Servicer.

         The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.


         SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with
                       Special Servicer.

         The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

         SECTION 6.09. Designation of Special Servicer and Controlling Class
                       Representative by the Controlling Class.

         (a) The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve (including in connection with a termination pursuant to Section 7.01) as Special Servicer. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer, each Non-Trust Mortgage Loan Noteholder and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as
Exhibit I-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer, subject to removal by the Controlling Class and appointment of a successor thereto pursuant to the terms of this Section 6.09. Any designated Person (whether designated by Holders of the Controlling Class or by the Trustee) shall become the Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from each Rating Agency that the appointment of such Person will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Securities rated by such Rating Agency; (2) an Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I-2, executed by the designated Person; and (3) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that, upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the outgoing Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if the outgoing Special Servicer was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter payable with respect to the Corrected Mortgage Loans (but only if and to the extent permitted by Section 3.11(c)) and (iii) the outgoing Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the outgoing Special Servicer's responsibilities and rights hereunder, including the transfer within two (2) Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to a Custodial Account, a Servicing Account, a Reserve Account or an REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties. The Trustee shall notify the other parties hereto, the Certificateholders and the Non-Trust Mortgage Loan Noteholders of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 6.09.

         Any out-of-pocket costs and expenses incurred in connection with the removal (without cause) of a Special Servicer pursuant to this Section 6.09 and its replacement by a Person designated by the Holder or Holders of Certificates evidencing a majority of the Voting Rights allocated to the

Controlling Class, that are not paid by the replacement Special Servicer shall be paid by such Holder or Holders. The rights of the Controlling Class Certificateholders are subject to the consultation rights of the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder and the MGM Tower Non-Trust Mortgage Loan Noteholder, in each case set forth in Section 3.02 of the related Co-Lender Agreement, regarding successor special servicers with respect to the GIC Office Loan Group and the MGM Tower Loan Pair, respectively.

         (b) The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may also select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein, and shall promptly notify the Trustee, the Master Servicer and the Special Servicer of that selection. Notwithstanding the foregoing, until a Controlling Class Representative is so selected in accordance with the preceding sentence, or after receipt of a notice from the Holder or Holders evidencing a majority of the Voting Rights allocated to the Controlling Class that a Controlling Class Representative is no longer designated, the Certificateholder, if any, that beneficially owns more than 50% of the aggregate principal balance of the Controlling Class Certificates will be deemed to be the Controlling Class Representative; provided that, if the Certificates of the Controlling Class consist of Book-Entry Certificates, then any costs or expenses incurred in connection with determining the identity of the Controlling Class Representative shall be paid by the Trust or, if paid by the Trustee, reimbursed to the Trustee out of the Trust Fund (in any event, out of amounts otherwise payable with respect to the Controlling Class of Certificates). The Controlling Class Representative shall be required to keep all non-public information received by it in such capacity pursuant to this Agreement confidential and, upon its designation as such, the Controlling Class Representative (except with respect to the initial Controlling Class Representative as provided in the following sentence) shall deliver to the Trustee, the Master Servicer and the Special Servicer a written confirmation to such effect, in the form of Exhibit O attached hereto. Upon its acquisition of all the Class T Certificates, Allied Capital Corporation shall be the initial Controlling Class Representative, and by its acceptance of such designation, shall be deemed to have agreed to keep all non-public information received by it in such capacity from time to time pursuant to this Agreement confidential, subject to applicable law.

         (c) Notwithstanding the foregoing, if the Certificates of the Controlling Class consist of Book-Entry Certificates, then the rights of the Holders of the Certificates of the Controlling Class set forth above in this
Section 6.09 may be exercised directly by the relevant Certificate Owner(s), provided that the identity of such Certificate Owner(s) has been confirmed to the Trustee to its reasonable satisfaction. If the Certificates of the Controlling Class consist of Book-Entry Certificates, then any costs or expenses incurred in connection with determining the identity of the Controlling Class Representative shall be paid by the Trust or, if paid by the Trustee, reimbursed to the Trustee out of the Trust Fund (in any event, out of amounts otherwise payable with respect to the Controlling Class of Certificates).


         SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                       Certificate.

         The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this
Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or an Affiliate thereof or the Special Servicer or an Affiliate thereof, as appropriate, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing (with a copy to the related Non-Trust Mortgage Loan Noteholder(s), if a Loan Combination is involved) to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather only in the case of unusual circumstances.


         SECTION 6.11. Certain Powers of the Controlling Class Representative.

         (a) Subject to Section 6.11(b), the Controlling Class Representative will be entitled to advise the Master Servicer (in the event the Master Servicer is authorized under this Agreement to take the subject action) or the Special Servicer (in the event the Special Servicer is authorized under this Agreement to take the subject action) with respect to any and all Specially Designated Servicing Actions of such servicer with respect to the Mortgage Loans and any REO Properties; and, further subject to Section 6.11(b), neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any Specially Designated Servicing Action with respect to any Mortgage Loan or REO Property unless and until it has notified the Controlling Class Representative in writing and the Controlling Class Representative has not objected in writing within ten (10) Business Days of having been notified thereof and having been provided with all information that the Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer or the Master Servicer, as applicable, within such ten (10) Business Day period, then the Controlling Class Representative will be deemed to have approved the taking of the subject action); provided that, in the event that the Special Servicer or the Master Servicer, as applicable, determines that failure to take such action would violate the Servicing Standard, then the Special Servicer and the Master Servicer, as applicable, may take any such action (other than an action contemplated by clause (ix) of the definition of "Specially Designated Servicing Action") without waiting for the Controlling Class Representative's response; and provided, further, that the foregoing rights of the Controlling Class Representative shall not relate to any Mortgage Loan that is part of, or any REO Property that relates to, a Loan Combination, regarding which the rights and powers set forth under Section 6.12 are instead applicable to the Mortgage Loans comprising the GIC Office Loan Combination and the rights and powers set forth under Section 6.13 are instead applicable to the Mortgage Loans comprising the MGM Tower Loan Combination.

         In addition, subject to Section 6.11(b), the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially Serviced Mortgage Loan or REO Property as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein; provided that the foregoing rights of the Controlling Class Representative shall not relate to any Specially Serviced Mortgage Loan that is part of, or any REO Property that relates to, a Loan Combination. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to
Section 8.14(b).

         Each of the Master Servicer (with respect to Performing Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall notify the Controlling Class Representative of any release or substitution of collateral for a Mortgage Loan even if such release or substitution is required by the terms of such Mortgage Loan.

         (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 6.11(a), may (and the Special Servicer and the Master Servicer shall each ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, would) require or cause such servicer to violate any provision of this Agreement (exclusive of Section 6.11(a)) (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents (including any applicable co-lender and/or intercreditor agreements) or applicable law (including the REMIC Provisions). Furthermore, the Special Servicer shall not be obligated to seek approval from the Controlling Class Representative for any actions to be taken by the Special Servicer with respect to the workout or liquidation of any particular Specially Serviced Mortgage Loan if:

                  (i) the Special Servicer has, as provided in Section 6.11(a), notified the Controlling Class Representative in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such Mortgage Loan; and

                  (ii) for 60 days following the first such notice, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

         Also notwithstanding anything herein to the contrary, the provisions of
Section 6.11(a), and the rights and powers of the Controlling Class Representative provided for in Section 6.11(a), shall not apply to any Loan Combination or any related REO Property; provided that this paragraph is not intended to limit any rights or powers that the Controlling Class Representative may have under Section 6.12 or Section 6.l3.

         (c) The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may, and is permitted hereunder to, act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any duties or liability to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Representative may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; (v) the Controlling Class Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Holders of the Controlling Class; and (vi) the Controlling Class Representative shall have no liability whatsoever for having acted solely in the interests of the Holders of the Controlling Class, and no Certificateholder may take any action whatsoever against the Controlling Class Representative, any Holder of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.


         SECTION 6.12. Certain Matters Regarding the GIC Office Loan
                       Combination.

         (a) Subject to Section 6.12(b), and further subject to Section 3.01(b) and Section 3.01(c) of the GIC Office Co-Lender Agreement, the GIC Office Controlling Party will be entitled to advise the Special Servicer (in the event the Special Servicer is authorized under this Agreement to take the subject action) or the Master Servicer (in the event the Master Servicer is authorized under this Agreement to take the subject action), as applicable, with respect to any and all GIC Office Specially Designated Servicing Actions with respect to the GIC Office Loan Group or any related REO Property; and, further subject to
Section 6.12(b), neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any of the GIC Office Specially Designated Servicing Actions with respect to the GIC Office Loan Group or any related REO Property unless and until it (i) has notified the GIC Office Non-Trust Mortgage Loan Noteholders and the Controlling Class Representative in writing and (ii) has obtained the prior written consent of the GIC Office Controlling Party within ten (10) Business Days of the GIC Office Controlling Party having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if no affirmative objection to the subject action on the part of the GIC Office Controlling Party has been received by the Special Servicer or the Master Servicer, as applicable, within such ten (10) Business Day period, then the GIC Office Controlling Party will be deemed to have approved of the subject action); provided that, in the event that the Special Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the GIC Office Non-Trust Mortgage Loan Noteholders (as a collective whole), the Special Servicer or the Master Servicer, as the case may be, may take any such action without waiting for the GIC Office Controlling Party's response; and provided, further, that, under circumstances where the Controlling Class Representative is not the GIC Office Controlling Party, nothing herein shall be intended to limit the right of the Controlling Class Representative to consult with the Special Servicer or the Master

Servicer, as applicable, regarding the GIC Office Trust Mortgage Loan, and during the ten (10) Business Day period referred to above, the Special Servicer or the Master Servicer, as applicable, shall consult with the Controlling Class Representative regarding its views as to the proposed action (but may, in its sole discretion, reject any advice, objection or direction from the Controlling Class Representative) and, upon reasonable request, the Special Servicer or the Master Servicer, as applicable, shall provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

         In addition, subject to Section 6.12(b), and Section 3.01(b) and 3.01(c) of the GIC Office Co-Lender Agreement, the GIC Office Controlling Party may direct the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, to take, or to refrain from taking, such actions with respect to the GIC Office Loan Group or any related REO Property as the GIC Office Controlling Party may deem consistent with the GIC Office Co-Lender Agreement or as to which provision is otherwise made in the GIC Office Co-Lender Agreement. Upon reasonable request, the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, shall, with respect to the GIC Office Loan Group, provide the GIC Office Controlling Party with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.14(b). Promptly following the Special Servicer or the Master Servicer receiving any direction from the GIC Office Controlling Party as contemplated by this paragraph, such servicer shall notify the Trustee, the Controlling Class Representative (if it is not the GIC Office Controlling Party) and each GIC Office Non-Trust Mortgage Loan Noteholder (other than, if applicable, the GIC Office Controlling Noteholder).

         The GIC Office Subordinate Non-Trust Mortgage Loan Noteholder will also be entitled to advise the Master Servicer and the Special Servicer with respect to any determination to be made by the lender with respect to the definition of "Permitted Investments" contained in the loan agreement for the GIC Office Loan Group, to the extent such determination is within the lender's discretion; provided that no such determination and consequent selection of any investment pursuant thereto shall result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities. Subject to Section 6.12(b), neither the Master Servicer nor the Special Servicer may take the foregoing action unless and until (i) it has notified the Controlling Class Representative and each GIC Office Non-Trust Mortgage Loan Noteholder in writing and (ii) the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder has not objected in writing within ten (10) Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Master Servicer or the Special Servicer, as applicable, within such ten (10) Business Day period, then the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder's approval will be deemed to have been given).

         Each of the Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall notify the GIC Office Non-Trust Mortgage Loan Noteholders, the Controlling Class Representative and any other Person that may be the GIC Office Controlling Party of any release or substitution of collateral for the GIC Office Loan Group even if such release or substitution is required by the terms of the GIC Office Loan Group.

         (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the GIC Office Controlling Party, as contemplated by Section 6.12(a), may (and the Special Servicer and the Master Servicer shall each ignore and act without regard to any such advice, direction or objection that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) require, cause or permit such servicer to violate any provision of the GIC Office Co-Lender Agreement or this Agreement (exclusive of Section 6.12(a)) (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents or applicable law or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Furthermore, neither the Special Servicer nor the Master Servicer shall be obligated to seek approval from the GIC Office Controlling Party for any actions to be taken by such servicer with respect to the GIC Office Loan Group or any related REO Property if: (i) such servicer has, as provided in Section 6.12(a), notified the GIC Office Controlling Party in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the GIC Office Loan Group; and (ii) for 60 days following the first such notice, the GIC Office Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the Servicing Standard.

         Also notwithstanding the foregoing, each of the Master Servicer and the Special Servicer, prior to such servicer's taking (or, in the case of the Special Servicer, if and when appropriate under this Agreement, consenting to the Master Servicer's taking) any of the GIC Office Specially Designated Servicing Actions, and the Special Servicer, prior to such servicer's taking any action at the direction of the GIC Office Controlling Party pursuant to the second paragraph of Section 6.12(a), shall in each such case notify the respective GIC Office Pari Passu Non-Trust Mortgage Loan Noteholders. Such GIC Office Pari Passu Non-Trust Mortgage Loan Noteholders shall, upon receipt of such notice, have ten (10) Business Days to advise and consult with the Master Servicer or the Special Servicer, as applicable, with respect to such actions; provided that the Master Servicer or the Special Servicer, as applicable, shall not be obligated to take any advice from, or follow any direction given by, any such GIC Office Pari Passu Non-Trust Mortgage Loan Noteholder; and provided, further, that any such GIC Office Pari Passu Non-Trust Mortgage Loan Noteholder's request to communicate with the Master Servicer or the Special Servicer, as applicable, in accordance with this Section 6.12(b) must be made within eight (8) Business Days of its receipt of notice in accordance with the preceding sentence; and provided, further, that, in the event that the Master Servicer or the Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the GIC Office Non-Trust Mortgage Loan Noteholders (as a collective whole), such servicer may take (or, in the case of the Special Servicer, if and when appropriate under this Agreement, may consent to the Master Servicer's taking) the subject action without consulting with any GIC Office Pari Passu Non-Trust Mortgage Loan Noteholder in accordance with this Section 6.12(b). The Master Servicer or the Special Servicer, as applicable, within two (2) Business Days of receiving any request from any GIC Office Pari Passu Non-Trust Mortgage Loan Noteholder desiring to exercise its consultation rights under this Section 6.12(b), to make available to such requesting GIC Office Pari Passu Non-Trust Mortgage Loan Noteholder, in person at the Primary Servicing Offices of such servicer or by telephone conference, for a reasonable time period, one or more of such servicer's officers responsible for the servicing and administration of the GIC Office Loan Group or any related REO Property and, further, to communicate with the GIC Office Controlling Party regarding any advice or other views expressed by such requesting GIC Office Pari Passu Non-Trust Mortgage Loan Noteholder regarding the subject servicing actions. Nothing contained in this paragraph shall, or is intended to, limit or alter the GIC Office Controlling Party's rights under Section 6.12(a).

         Any GIC Office Pari Passu Non-Trust Mortgage Loan Noteholder may designate, in writing, a representative to exercise its rights under the prior paragraph (copies of such writing to be delivered to the Trustee, to each of the other GIC Office Pari Passu Non-Trust Mortgage Loan Noteholders and to the Master Servicer and the Special Servicer). Such designation shall remain in effect until it is revoked by the subject GIC Office Pari Passu Non-Trust Mortgage Loan Noteholder by a writing delivered to the Trustee, the other GIC Office Pari Passu Non-Trust Mortgage Loan Noteholders and the Special Servicer.

         (c) The GIC Office Controlling Party will not have any liability to the Trust or the Certificateholders or any of the other GIC Office Non-Trust Mortgage Loan Noteholders, in the case of a GIC Office Non-Trust Mortgage Loan Noteholder or its designee acting in such capacity, or to any of the GIC Office Non-Trust Mortgage Loan Noteholders, in the case of the Controlling Class Representative acting in such capacity, for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement or the GIC Office Co-Lender Agreement, or for errors in judgment; provided, however, that the GIC Office Controlling Party will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

         (d) The GIC Office Controlling Lender may, in accordance with Section 3.02(d) of the GIC Office Co-Lender Agreement, designate a representative to exercise its rights and powers under Section 3.02 of the GIC Office Co-Lender Agreement and this Section 6.12. In that regard, if and for so long as (but only if and for so long as) a GIC Office Change of Control Event has occurred and is continuing and the GIC Office Note A-1B Non-Trust Mortgage Loan Noteholder has not been designated as the GIC Office Controlling Noteholder in accordance with the next paragraph, the Controlling Class Representative (i) is hereby designated as the representative of the Trust for purposes of exercising the rights and powers of the "Lead Lender" under Sections 3.02(a) and 3.02(b) (and to the extent they relate to the foregoing, Sections 3.02(c) and 3.02(e)) of the GIC Office Co-Lender Agreement and (ii) shall be the GIC Office Controlling Party. The Trustee shall take such actions as are necessary or appropriate to make such designation effective in accordance with Section 3.02(d) of the GIC Office Co-Lender Agreement. The Master Servicer shall provide the parties to this Agreement with notice of the occurrence of a GIC Office Change of Control Event, promptly upon becoming aware of thereof.

         The Trustee, on behalf of the Trust, as holder of the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, shall, if required pursuant to the following sentence, in accordance with the definition of "Lead Lender" in the GIC Office Co-Lender Agreement, designate the GIC Office Note A-1B Non-Trust Mortgage Loan Noteholder to be the GIC Office Controlling Lender while a GIC Office Change of Control Event has occurred and is continuing. In that regard, if and for so long as (but only if and for so long as) a GIC Office Change of Control Event has occurred and is continuing, the aggregate of the Class Principal Balances of the Class M, Class N, Class P, Class Q, Class S and Class T Certificates has been reduced to zero, the Class Principal Balance of the Class L Certificates is less than 25% of the original Class Principal Balance of the Class L Certificates and the GIC Office Note A-1B Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto is part of a commercial mortgage securitization trust established by the Depositor, the GIC Office Note A-1B Non-Trust Mortgage Loan Noteholder is hereby designated as, and shall be, the GIC Office Controlling Lender. The Trustee shall take such actions as are necessary or appropriate to make such designation effective in accordance with Section 3.02(d) of, and the definition of "Lead Lender" in, the GIC Office Co-Lender Agreement.

         (e) Each GIC Office Non-Trust Mortgage Loan Noteholder shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the GIC Office Loan Group or any related REO Property by any other party hereto. Any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies in accordance with this Section 6.12(e).

         (f) Notwithstanding anything herein to the contrary, any appointment of a successor Special Servicer hereunder, insofar as it affects the GIC Office Loan Group or any related REO Property, will be subject to the consultation rights of the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder under
Section 3.02 of the GIC Office Co-Lender Agreement. The parties hereto further recognize such other rights of the GIC Office Non-Trust Mortgage Loan Noteholders as are set forth in Section 3.02 of the GIC Office Co-Lender Agreement and are not otherwise addressed herein.


         SECTION 6.13. Certain Matters Regarding the MGM Tower Loan Combination.

         (a) Subject to Section 6.13(b), and further subject to Section 3.01(b) and Section 3.01(c) of the MGM Tower Co-Lender Agreement, the MGM Tower Controlling Party will be entitled to advise the Special Servicer (in the event the Special Servicer is authorized under this Agreement to take the subject action) or the Master Servicer (in the event the Master Servicer is authorized under this Agreement to take the subject action), as applicable, with respect to any and all MGM Tower Specially Designated Servicing Actions with respect to the MGM Tower Loan Pair or any related REO Property; and, further subject to Section 6.13(b), neither the Special Servicer nor the Master Servicer will be permitted to take any of the MGM Tower Specially Designated Servicing Actions with respect to the MGM Tower Loan Pair or any related REO Property unless and until (i) it has notified the MGM Tower Non-Trust Mortgage Loan Noteholder and the Controlling Class Representative in writing and (ii) the MGM Tower Controlling Party has not objected in writing within ten (10) Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer or the Master Servicer, as applicable, within such ten (10) Business Day period, then the MGM Tower Controlling Party will be deemed to have approved of the subject action); provided that, in the event that the Special Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the MGM Tower Non-Trust Mortgage Loan Noteholder (as a collective whole), the Special Servicer or the Master Servicer, as the case may be, may take any such action without waiting for the MGM Tower Controlling Party's response; and provided, further, that, under circumstances where the Controlling Class Representative is not the MGM Tower Controlling Party, nothing herein shall be intended to limit the right of the Controlling Class Representative to consult with the Special Servicer or the Master Servicer, as applicable, regarding the MGM Tower Trust Mortgage Loan, and during the ten (10) Business Day period referred to above, the Special Servicer or the Master Servicer, as applicable, shall consult with the Controlling Class Representative regarding its views as to the proposed action (but may, in its sole discretion, reject any advice, objection or direction from the Controlling Class Representative) and, upon reasonable request, the Special Servicer or the Master Servicer, as applicable, shall provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

         In addition, subject to Section 6.13(b), and further subject to Section 3.01(b) and Section 3.01(c) of the MGM Tower Co-Lender Agreement, the MGM Tower Controlling Party may direct the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, to take, or to refrain from taking, such actions with respect to the MGM Tower Loan Pair or any related REO Property as the MGM Tower Controlling Party may deem consistent with the MGM Tower Co-Lender Agreement or as to which provision is otherwise made in the MGM Tower Co-Lender Agreement. Upon reasonable request, the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, shall, with respect to the MGM Tower Loan Pair, provide the MGM Tower Controlling Party with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee who shall make it available for review pursuant to Section 8.14(b). Promptly following the Special Servicer or the Master Servicer receiving any direction from the MGM Tower Controlling Party as contemplated by this paragraph, such servicer shall notify the Trustee, the Controlling Class Representative (if it is not the MGM Tower Controlling Party) and the MGM Tower Non-Trust Mortgage Loan Noteholder (if neither it nor its designee is the MGM Tower Controlling Party).

         Each of the Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall notify the MGM Tower Non-Trust Mortgage Loan Noteholder, the Controlling Class Representative and any other Person that may be the MGM Tower Controlling Party of any release or substitution of collateral for the MGM Tower Loan Pair even if such release or substitution is required by the terms of the MGM Tower Loan Pair.

         The MGM Tower Non-Trust Mortgage Loan Noteholder will also be entitled to advise the Master Servicer and the Special Servicer with respect to any determination to be made by the lender with respect to the definition of "Permitted Investments" contained in the loan agreement for the MGM Tower Loan Pair, to the extent such determination is within the lender's discretion; provided that no such determination and consequent selection of any investment pursuant thereto shall result in an Adverse Rating Event with respect to any Class of Certificates. Subject to Section 6.13(b), neither the Master Servicer nor the Special Servicer may take the foregoing action unless and until (i) it has notified the MGM Tower Non-Trust Mortgage Loan Noteholder and the Controlling Class Representative in writing and (ii) the MGM Tower Non-Trust Mortgage Loan Noteholder has not objected in writing within ten (10) Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Master Servicer or the Special Servicer, as applicable, within such ten (10) Business Day period, then the MGM Tower Non-Trust Mortgage Loan Noteholder's approval will be deemed to have been given).

         (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the MGM Tower Controlling Party, as contemplated by Section 6.13(a), may (and the Special Servicer and the Master Servicer shall each ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, would) require, cause or permit such servicer to violate any provision of the MGM Tower Co-Lender Agreement or this Agreement (exclusive of Section 6.13(a)) (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents or applicable law or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Furthermore, neither the Master Servicer nor the Special Servicer shall be obligated to seek approval from the MGM Tower Controlling Party for any actions to be taken by such servicer with respect to the MGM Tower Loan Pair or any related REO Property if: (i) such servicer has, as provided in Section 6.13(a), notified the MGM Tower Controlling Party in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the MGM Tower Loan Pair; and (ii) for 60 days following the first such notice, the MGM Tower Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the Servicing Standard.

         (c) The MGM Tower Controlling Party will not have any liability to the Trust or the Certificateholders, in the case of the MGM Tower Non-Trust Mortgage Loan Noteholder or its designee acting in such capacity, or to the MGM Tower Non-Trust Mortgage Loan Noteholder, in the case of the Controlling Class Representative acting in such capacity, for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement or the MGM Tower Co-Lender Agreement, or for errors in judgment; provided, however, that the MGM Tower Controlling Party will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

         (d) The MGM Tower Controlling Lender may, in accordance with Section 3.02(d) of the MGM Tower Co-Lender Agreement, designate a representative to exercise its rights and powers under Section 3.02 of the MGM Tower Co-Lender Agreement and this Section 6.13. In that regard, if and for so long as (but only if and for so long as) an MGM Tower Change of Control Event has occurred and is continuing, the Controlling Class Representative (i) is hereby designated as the representative of the Trust for purposes of exercising the rights and powers of the "Lead Lender" under Sections 3.02(a) and 3.02(b) (and to the extent they relate to the foregoing, Section 3.02(c)) of the MGM Tower Co-Lender Agreement and (ii) shall be the MGM Tower Controlling Party. The Trustee shall take such actions as are necessary or appropriate to make such designation effective in accordance with Section 3.02(d) of the MGM Tower Co-Lender Agreement. The Master Servicer shall provide the parties to this Agreement with notice of the occurrence of a MGM Tower Change of Control Event, promptly upon becoming aware of thereof.

         (e) The MGM Tower Non-Trust Mortgage Loan Noteholder shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the MGM Tower Loan Pair or any related REO Property by any other party hereto. Any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies in accordance with this Section 6.13(e).

         (f) Notwithstanding anything herein to the contrary, any appointment of a successor Special Servicer hereunder, insofar as it affects the MGM Tower Loan Pair or any related REO Property, will be subject to the consultation rights of the MGM Tower Non-Trust Mortgage Loan Noteholder under Section 3.02 of the MGM Tower Co-Lender Agreement. The parties hereto further recognize such other rights of the MGM Tower Non-Trust Mortgage Loan Noteholder and, if different, the MGM Tower Controlling Party as are set forth in Section 3.02 of the MGM Tower Co-Lender Agreement and are not otherwise addressed herein.

                                  ARTICLE VII

                                     DEFAULT


         SECTION 7.01. Events of Default.

         (a) "Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to deposit into a Custodial Account, any amount required to be so deposited by it under this Agreement, which failure continues unremedied for one (1) Business Day following the date on which a deposit was first required to be made; or

                  (ii) any failure by the Special Servicer to deposit into an REO Account or to deposit into, or to remit to the Master Servicer for deposit into, a Custodial Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one (1) Business Day following the date on which a deposit or remittance was first required to be made; or

                  (iii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Collection Account, any amount (including any P&I Advances and any amounts to cover Prepayment Interest Shortfalls) required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. (New York City time) on the applicable Distribution Date, or any failure by the Master Servicer to make, on a timely basis, the required payments to any Non-Trust Mortgage Loan Noteholder on any GIC Office Master Servicer Remittance Date, in the case of a GIC Office Non-Trust Mortgage Loan Noteholder, or any MGM Tower Master Servicer Remittance Date, in the case of the MGM Tower Non-Trust Mortgage Loan Noteholder, which failure continues unremedied until 11:00 a.m. (New York City time) on the Business Day next following such Master Servicer Remittance Date; or

                  (iv) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three
         (3) Business Days following the date on which notice of such failure shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto; or

                  (v) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days (15 days in the case of payment of insurance premiums) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by a Non-Trust Mortgage Loan Noteholder (if affected thereby) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day

         (or, if applicable, 15-day) period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day (or, if applicable, 15-day) period and has provided the Trustee and any affected Non-Trust Mortgage Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

                  (vi) any breach on the part of the Master Servicer or the Special Servicer of any of its representations or warranties contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or any Non-Trust Mortgage Loan Noteholder and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by a Non-Trust Mortgage Loan Noteholder (if affected thereby) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the Trustee and any affected Non-Trust Mortgage Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

                  (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

                  (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (x) a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, obtains actual knowledge that Moody's has
         (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of the Certificates or one or more classes of any GIC Office Pari Passu Non-Trust Mortgage Loan Securities or (2) placed one or more

         Classes of the Certificates or one or more classes of any GIC Office Pari Passu Non-Trust Mortgage Loan Securities on "watch status" (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date when the Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either clause (1) or (2), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action; or

                  (xi) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings of one or more Classes of the Certificates or one or more classes of any GIC Office Pari Passu Non-Trust Mortgage Loan Securities by S&P are qualified, downgraded or withdrawn in connection with the removal.

         When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

         (b) If any Event of Default described in any of clauses (i) - (ix) and
(xi) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Non-Trust Mortgage Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of any Non-Trust Mortgage Loan or any interest therein; provided that the Master Servicer may not be terminated solely for an Event of Default that affects only a Non-Trust Mortgage Loan Noteholder or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities (except that a Sub-Servicer may be appointed in accordance with Section 7.01(d)); and provided, further, that, except as provided in Section 7.01(d), the Special Servicer may not be terminated solely for an Event of Default that affects only a Non-Trust Mortgage Loan Noteholder or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities. If any Event of Default described in clause (x) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), then the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Non-Trust Mortgage Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of any Non-Trust Mortgage Loan or any interest therein, within 30 days following the occurrence of such Event of Default; provided that the Master Servicer may not be terminated solely for an Event of Default that affects only a Non-Trust Mortgage Loan Noteholder or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities (except that a Sub-Servicer may be appointed in accordance with Section 7.01(d)); and provided, further, that, except as provided in Section 7.01(d), the Special Servicer may not be terminated solely for an Event of Default that affects only a Non-Trust Mortgage Loan Noteholder or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities. From and after the receipt by the Defaulting Party of such written notice of termination, subject to Section 7.01(c), all authority and

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power of the Defaulting Party under this Agreement, whether with respect to the
Certificates (other than as a holder of any Certificate), the Trust Fund, the Non-Trust Mortgage Loans (other than as a holder thereof or any interest therein) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten (10) Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including (i) if the Master Servicer is the Defaulting Party, the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to a Custodial Account, the Collection Account, the Defeasance Deposit Account, a Servicing Account or a Reserve Account or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) if the Special Servicer is the Defaulting Party, the transfer within two (2) Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, a Custodial Account, a Servicing Account or a Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property; provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination. Any cost or expenses in connection with any actions to be taken by any party hereto pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. For purposes of this Section 7.01 and also for purposes of
Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

         (c) In the case of an Event of Default under Section 7.01(a)(x) or (xi) of which the Trustee has notice, the Trustee shall provide written notice thereof to the Master Servicer promptly upon receipt of such notice. Notwithstanding Section 7.01(b), if the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under
Section 7.01(a)(x) or (xi), and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination, then the Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(c) or the expiration of 45 days from the Master Servicer's receipt of the notice of termination, whichever occurs first. Upon receipt of such "request for proposal" materials from the terminated Master Servicer, the Trustee shall promptly thereafter (using such "request for proposal" materials) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the receipt of notice of termination by the terminated Master Servicer. The Trustee shall solicit bids: (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to sub-service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to the related Master Servicing Fee Rate minus, in the case of each Trust Mortgage Loan serviced, one and one-half (1.5) basis points (each, a "Servicing-Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above) no later than 45 days after the receipt of notice of termination by the terminated Master Servicer.

         Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

         The terminated Master Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

         If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the terminated Master Servicer received written notice of termination or no Successful Bidder was identified within such 45-day period, then the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

         (d) Notwithstanding Section 7.01(b) and Section 7.04, if any Event of Default on the part of the Master Servicer occurs that: (1) affects a Non-Trust Mortgage Loan Noteholder or any Class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities, and the Master Servicer is not otherwise terminated in accordance with Section 7.01(b), then the Master Servicer may not be terminated by or at the direction of the related Non-Trust Mortgage Loan Noteholder, or (2) affects solely a Non-Trust Noteholder or any Class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities, then the Master Servicer may not be terminated by the Trustee; provided, however, in the case of (1) or (2), at the request of such affected Non-Trust Mortgage Loan Noteholder, the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the related Loan Combination is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the related Loan Combination. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of the Trustee in accordance with this Section 7.01(d), the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event with respect to any Class of Certificates or, if the GIC Office Loan Group is involved, any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the subject Loan Combination, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for the Trust Mortgage Loan or REO Trust Mortgage Loan included in the subject Loan Combination calculated at 0.015% per annum. Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement (as contemplated by the related Co-Lender Agreement) in the event that the subject Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Loan Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event with respect to any Class of Certificates or, if the GIC Office Loan Group is involved, any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by either Rating Agency (as evidenced in writing by each Rating Agency). In the event that a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.01(d), the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

         Further notwithstanding Section 7.01(b) and Section 7.04, if any Event of Default on the part of the Special Servicer occurs that affects a Non-Trust Mortgage Loan Noteholder, and the Special Servicer is not otherwise terminated in accordance with Section 7.01(b), then such Non-Trust Mortgage Loan Noteholder may require the Trustee to terminate the duties and obligations of the Special Servicer with respect to the related Loan Combination only, but as to no other Mortgage Loan; and, in such event, subject to the applicable consultation rights of any particular related Non-Trust Mortgage Loan Noteholder under Section 3.02 of the related Co-Lender Agreement, the Controlling Class

Representative shall appoint in accordance with Section 6.09 (or, in the event of the failure of the Controlling Class Representative to so appoint, the Trustee shall appoint in accordance with Section 7.02), within 30 days of such Non-Trust Mortgage Loan Noteholder's request, a replacement special servicer with respect to any Loan Combination. In connection with the appointment of a replacement special servicer with respect to a Loan Combination at the request of a related Non-Trust Mortgage Loan Noteholder in accordance with this Section 7.01(d), the Trustee shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event with respect to any Class of Certificates or, if the GIC Office Loan Group is involved, any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency (such Rating Agency confirmation to be an expense of the requesting Non-Trust Mortgage Loan Noteholder). Any replacement special servicer appointed at the request of a Non-Trust Mortgage Loan Noteholder in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Special Servicer under this Agreement with respect to the subject Loan Combination. Any replacement special servicer appointed at the request of a Non-Trust Mortgage Loan Noteholder in accordance with this Section 7.01(d) hereby agrees to become the special servicer under a separate servicing agreement (as contemplated by the related Co-Lender Agreement) in the event that the subject Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Loan Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any replacement special servicer appointed at the request of a Non-Trust Mortgage Loan Noteholder in accordance with this Section 7.01(d) shall at any time resign or be terminated, then (subject to the applicable consultation rights of any particular related Non-Trust Mortgage Loan Noteholder under Section 3.02 of the related Co-Lender Agreement) the Controlling Class Representative in accordance with Section 6.09 (or the Trustee in accordance with Section 7.02, if the Controlling Class Representative fails to do so) shall be required to promptly appoint a substitute replacement special servicer, which appointment shall not result in an Adverse Rating Event (as evidenced in writing by each Rating Agency) with respect to any Class of Certificates or, if the GIC Office Loan Group is involved, any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency.

         If a replacement special servicer is appointed with respect to a Loan Combination at the request of a related Non-Trust Mortgage Loan Noteholder in accordance with this Section 7.01(d) (any such replacement special servicer, a "Loan Combination-Specific Special Servicer"), such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer" shall mean the related Loan Combination-Specific Special Servicer, insofar as such duties and obligations relate to a Loan Combination as to which a Loan Combination-Specific Special Servicer has been appointed, and shall mean the General Special Servicer (as defined below), in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer" shall mean each of the Loan Pair-Specific Special Servicer(s) and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the related Loan Combination-Specific Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to a Loan Combination as to which a Loan Combination-Specific Special Servicer has been appointed, and shall mean the General Special

Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Specially Serviced Trust Mortgage Loans pursuant to Section 3.18, the term "Special Servicer" shall mean the related Loan Combination-Specific Special Servicer, if such Specially Serviced Trust Mortgage Loan is part of a Loan Combination as to which a Loan Combination-Specific Special Servicer has been appointed, and shall mean the General Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Trust Mortgage Loans and any REO Properties remaining in the Trust Fund pursuant to Section 9.01, the term "Special Servicer" shall mean the General Special Servicer only;
(v) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each of the Loan Combination-Specific Special Servicer(s) and the General Special Servicer; and (vi) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the related Loan Combination-Specific Special Servicer or the General Special Servicer, as applicable. References in this Section 7.01(d) to "General Special Servicer" means the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of each Loan Combination as to which a Loan Combination-Specific Special Servicer has been appointed).

         In no event shall any waiver of an Event of Default pursuant to Section
7.04 affect the rights of any Non-Trust Mortgage Loan Noteholder under this
Section 7.01(d).


         SECTION 7.02. Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09 or Section 7.01(c), be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(iii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint (subject, in the case of a resigning or terminated Special Servicer, to the applicable non-binding consultation rights of particular Non-Trust Mortgage Loan Noteholders under Section 3.02 of each Co-Lender Agreement), or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that no such appointee shall succeed to the rights and obligations of the Master Servicer or Special Servicer hereunder unless (i) as confirmed in writing by each Rating Agency, such succession will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, and (ii) such appointee makes the applicable representations and warranties set forth in Section 3.23; and provided, further, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to
Section 6.09. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans and the REO Properties as it and such successor shall agree, subject to the terms of this Agreement and/or the related Co-Lender Agreement limiting the use of funds received in respect of a Loan Combination to matters related to such Loan Combination; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.


         SECTION 7.03. Notification to Certificateholders.

         (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Non-Trust Mortgage Loan Noteholder.

         (b) Not later than 10 days after a Responsible Officer of the Trustee has notice of the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default, the Trustee shall transmit by mail to the Depositor, all the Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.


         SECTION 7.04. Waiver of Events of Default.

         The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under any of clauses (i), (ii), (iii), (x) and (xi) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder (except as otherwise provided in Section 7.01(d)). No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.


         SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

         During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust and on behalf of any Non-Trust Mortgage Loan Noteholder, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Non-Trust Mortgage Loan Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE


         SECTION 8.01.   Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if the Trustee is acting as Master Servicer or Special Servicer, it shall act in accordance with the Servicing Standard. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the terms of this Agreement and the direction of the Controlling Class or Holders of Certificates entitled to at least 25% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar, Tax Administrator and Custodian.


         SECTION 8.02. Certain Matters Affecting Trustee.

         Except as otherwise provided in Section 8.01 and Article X:

                  (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
         Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and

                  (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor.


         SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or
                       Sufficiency of Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in Article II and
Section 8.16 and Section 8.18 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall not be taken as the statements of the Trustee or the Fiscal Agent, and neither the Trustee nor the Fiscal Agent shall assume any responsibility for their correctness. Except as expressly set forth in Section 8.16 and 8.18, the Trustee and the Fiscal Agent make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from a Custodial Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.


         SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

         The Trustee, the Fiscal Agent or any agent of the Trustee and the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, the Fiscal Agent or such agent.


         SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and by
                       Trustee.

         (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Collection Account, prior to any distributions to be made therefrom on such date, and pay to itself the Trustee Fee for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

         (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund out of the Pool Custodial Account and the Collection Account (and, to the extent that a Loan Combination or any related REO Property is affected, by the Trust Fund and/or the related Non-Trust Mortgage Loan Noteholder(s) out of the related Loan Combination Custodial Account) against any loss, liability or reasonable "out-of-pocket" expense (including costs and expenses incurred in connection with removal of the Special Servicer and Master Servicer pursuant to Sections 7.01 and 7.02, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement or the Certificates ("Trustee Liability"); provided that such loss, liability or expense constitutes an "unanticipated expense" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms of this Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

         (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

         (d) The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of any errors made solely by the Trustee in calculating distributions to be made hereunder and any other calculation or reporting hereunder (in each case not attributable to information provided to the Trustee by the Master Servicer or the Special Servicer); provided that such loss arose by reason of willful misfeasance, bad faith or negligence on the part of the Trustee. The provisions of this Section 8.05(d) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.


         SECTION 8.06. Eligibility Requirements for Trustee.

         (a) The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating of at least (a) "AA-" from S&P (or "A+" from S&P, if the Trustee's short-term unsecured debt rating is at least "A-1" by S&P) and "Aa3" from Moody's, or (b) in the case of either Rating Agency, (i) "A-" from S&P and "A3" from Moody's, if a Fiscal Agent meeting the requirements of Section 8.17(a) is then currently acting in such capacity, or (ii) such other rating as shall not result in an Adverse Rating Event with respect to any Class of Certificates, as confirmed in writing by such Rating Agency. The Trustee's acting in such capacity shall not adversely affect the application of the Prohibited Transaction Exemption to the Investment Grade Certificates. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause an Adverse Rating Event with respect to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.


         SECTION 8.07. Resignation and Removal of Trustee.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all Certificateholders and all Non-Trust Mortgage Loan Noteholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Non-Trust Mortgage Loan Noteholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control) to timely deliver or otherwise make available in accordance with this Agreement any current or revised Distribution Date Statement, CMSA Loan Periodic Update

File, CMSA Property File, CMSA Financial File or other report or statement required by Section 4.02 and such failure shall continue unremedied for a period of five days after receipt of written notice by the Trustee of such failure, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee is located or in which it holds any portion of the Trust Fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Depositor and the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Non-Trust Mortgage Loan Noteholders by the successor trustee so appointed.

         (c) The Holders of Certificates entitled to 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Non-Trust Mortgage Loan Noteholders by the successor trustee so appointed.

         (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including P&I Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal Agent).

         (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.


         SECTION 8.08. Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (at the expense of the Certificateholders that effected the removal, if the Trustee has been removed in accordance with
Section 8.07(c) without cause or if such expenses are not paid by such Certificateholders within ninety (90) days after they are incurred, at the expense of the Trust, provided that such Certificateholders shall remain liable to the Trust for such expenses) all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

         (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special Servicer, the Certificateholders and the Non-Trust Mortgage Loan Noteholders.


         SECTION 8.09. Merger or Consolidation of Trustee and Fiscal Agent.

         Any entity into which the Trustee or the Fiscal Agent may be merged or converted, or with which the Trustee or the Fiscal Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee or the Fiscal Agent, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 or Section 8.17, as applicable, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


         SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts vested therein pursuant to the applicable instrument of appointment and this Section 8.10, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.


         SECTION 8.11. Appointment of Custodians.

         The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of any of them. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, provided that such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder, the successor Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement and, in any event, satisfying the same requirements (including as to the insurer) as are applicable to any such bond or policy required to be maintained by the Master Servicer pursuant to Section
3.07. Any engagement of a third party to act as Custodian with respect to the Mortgage File or any portion thereof with respect to a Loan Combination shall be subject to Section 2.02(b) of the related Co-Lender Agreement.


         SECTION 8.12. Appointment of Authenticating Agents.

         (a) The Trustee may appoint at the Trustee's expense an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) Any Authenticating Agent appointed in accordance with this Section
8.12 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section 8.12 by giving written notice of termination to such Authenticating Agent, the Master Servicer and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section
8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

         SECTION 8.13. Appointment of Tax Administrators.

         (a) The Trustee may appoint at the Trustee's expense any Person with appropriate tax-related experience to act as Tax Administrator hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Tax Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

         (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax Administrator.

         (c) Any Tax Administrator appointed in accordance with this Section
8.13 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this Section 8.13 by giving written notice of termination to such Tax Administrator, the Master Servicer, and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee may appoint a successor Tax Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.13. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator.


         SECTION 8.14. Access to Certain Information.

         (a) The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Trust Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

         (b) The Trustee shall maintain in its possession and, upon reasonable prior written request and during normal business hours, shall make available at its offices for review by the Depositor, the Rating Agencies, the Non-Trust Mortgage Loan Noteholders and their respective designees, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the Prospectus, any private placement memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments hereto or thereto; (iii) all Certificateholder Reports made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by or on behalf of the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied; (vii) each of the Mortgage Files, including any and all modifications, extensions, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee pursuant to Section 3.20; (viii) the most recent appraisal for each Mortgaged Property and REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgaged Property or REO Property to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained); (ix) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (x) any and all information provided to the Trustee pursuant to Section 6.11(a), Section 6.12(a) or Section 6.13(a); (xi) any exception report prepared by the Trustee pursuant to Section 2.02(b); (xii) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto; and (xiii) any Officer's Certificate delivered to the Trustee by the Special Servicer in connection with a Final Recovery Determination pursuant to Section 3.09(h). The Trustee shall provide copies of any and all of the foregoing items upon written request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Trustee to the Trustee's reasonable satisfaction, the Trustee shall request from the Master Servicer copies (at the expense of such Certificateholder or Certificate Owner if the Master Servicer or Special Servicer charges a fee to cover the reasonable cost of making such copies available) of any inspection reports prepared by the Master Servicer or the Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer and copies of any CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets prepared by the Master Servicer or the Special Servicer; and, upon receipt, the Trustee shall make such items available to the requesting Certificateholder or Certificate Owner.

         In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee shall require: (i) in the case of Certificateholders and Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit L-1 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a Certificateholder or a beneficial holder of Book-Entry Certificates and will keep such information confidential (except that such Certificateholder or Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (ii) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit L-2 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential.

         (c) The Trustee shall not be liable for providing or disseminating information in accordance with Section 8.14(a) or (b).


         SECTION 8.15. Reports to the Securities and Exchange Commission and
                       Related Reports.

         (a) With respect to the Trust's fiscal year 2004 (and with respect to any subsequent fiscal year for the Trust, if as of the beginning of such subsequent fiscal year, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

                  (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly and timely file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Distribution Date Statements (exclusive of the CMSA Bond Level File and the CMSA Collateral Summary File) and, to the extent delivered to the Trustee, all Servicer Reports and such other servicing information identified by the Master Servicer or the Special Servicer, in writing, to be filed with the Commission (such other servicing information, the "Additional Designated Servicing Information");

                  (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.11(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) prepare for filing, execute and promptly file with the Commission a Current Report on Form 8-K disclosing any such matter;

                  (iii) at the reasonable request of, and in accordance with the reasonable directions of, the Certifying Party (as defined in Section 8.15(d)), prepare for filing, execute and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the Commission with respect to the Trust; and

                  (iv) within 90 days following the end of such fiscal year, prepare and properly and timely file with the Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within fifteen (15) days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required (or readily convertible into the format required) for electronic filing via the EDGAR system, any and all items (including, in the case of the Master Servicer and the Special Servicer, all Servicer Reports and Additional Designated Servicing Information delivered to the Trustee) contemplated to be filed with the Commission pursuant to this Section 8.15(a).

         All Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with respect to the Trust pursuant to this Section 8.15(a) (collectively, including the exhibits thereto, the "Exchange Act Reports"), exclusive of the initial Current Report on Form 8-K contemplated by clause (y) of the proviso to the first sentence of the preceding paragraph, which is to be executed by the Depositor, are (together with the exhibits thereto) herein referred to as the "Subsequent Exchange Act Reports". The Trustee shall have no liability to the Certificateholders or the Trust with respect to any failure to properly prepare or file any of the Subsequent Exchange Act Reports to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

         (b) At all times during the Trust's fiscal year 2004 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall monitor for the occurrence or existence of any of the following matters:

                  (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Distribution Date Statements and/or Servicer Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

                  (ii) any acquisition or disposition by the Trust of a Trust Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Distribution Date Statements and/or Servicer Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

                  (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Trust Mortgage Loans and REO Properties), other than in the normal course of business, which acquisition or disposition has not otherwise been reflected in the Distribution Date Statements and/or Servicer Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

                  (iv) any change in the fiscal year of the Trust;

                  (v) any material legal proceedings of which the Trustee has knowledge, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

                  (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement of which the Trustee has knowledge, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

                  (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Distribution Date Statements filed with the Commission;

provided that (1) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited (except where the Trustee received information regarding such proceeding from the Master Servicer or the Special Servicer pursuant to the next paragraph) to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (2) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.15(b) unless (x) any such matter contemplated in clause (vi) occurred or related specifically to the Trust or (y) such Responsible Officer was notified in a written instrument addressed to it.

         Further, each other party to this agreement shall promptly notify the Trustee of the occurrence or existence of any of the forgoing matters in this
Section 8.15(b) of which a Servicing Officer (in the case of the Master Servicer or the Special Servicer), a Responsible Officer (in the case of the Fiscal Agent) or a senior officer (in the case of the Depositor) thereof has actual knowledge.

         (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2004), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust suspending all reporting requirements under the Exchange Act.

         (d) As and to the extent required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules adopted by the Commission with respect thereto, all Annual Reports on Form 10-K filed with the Commission shall include such certification as complies in form and substance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (such certification, the "Sarbanes-Oxley Certification"; any party hereto whose officer is to sign, in accordance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, any Sarbanes-Oxley Certification with respect to the Trust, a "Certifying Party"; and any officer who is to sign, in accordance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, any Sarbanes-Oxley Certification, a "Certifying Officer"). Upon request of any Rating Agency, the Trustee shall deliver a copy of such Sarbanes-Oxley Certification to such Rating Agency.

         (e) Any of the Depositor, the Trustee or the Master Servicer may be the Certifying Party with respect to a Sarbanes-Oxley Certification filed as part of an Annual Report on Form 10-K relating to the Trust; provided that no officer of either the Trustee or the Master Servicer shall be responsible for being the sole signatory of any Sarbanes-Oxley Certification to be filed in connection with the Trust. In connection with the filing of any Annual Report on Form 10-K with respect to the Trust as contemplated by Section 8.15(a), the Certifying Party shall, no later than 10 days prior to the date on which the Trustee has indicated its intention to file such report, cause its Certifying Officer to execute and deliver to the Trustee, with respect to the Trust, for filing with such Annual Report on Form 10-K, the Sarbanes-Oxley Certification that is to be included as part of such Annual Report on Form 10-K.

         (f) No later than five (5) Business Days (or, in the case of an Annual Report on Form 10-K, 20 days) prior to any filing of a Subsequent Exchange Act Report that is to be made with respect to the Trust as contemplated by Section 8.15(a), the Trustee shall deliver a copy of such report, together with all exhibits thereto, for review by the Depositor and the Special Servicer. Promptly upon receipt of any such report and the accompanying exhibits, the Depositor and the Special Servicer shall promptly (and in any event within two (2) Business
Days) review such report and the accompanying exhibits and notify the Trustee of any material misstatements or omissions relating thereto that come to its attention, which material misstatements or omissions the Trustee shall correct (with written evidence of such correction to be sent to the Depositor, the Master Servicer and the Special Servicer) prior to the filing of such report and the accompanying exhibits.

         (g) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust (but no earlier than March 20 of the year in which such Annual Report on Form 10-K is to be filed), unless the Trustee is to be the Certifying Party, the Trustee shall cause the appropriate officer of the Trustee (i.e., the officer thereof that would have qualified as a Certifying Officer) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Trustee Backup Certification"), which Trustee Backup Certification shall be in the form of Exhibit P attached hereto. The Trustee shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Trustee Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Trustee Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Trustee in connection with the performance by the Trustee of its duties hereunder.

         (h) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust (but no earlier than March 20 of the year in which such Annual Report on Form 10-K is to be filed), unless the Master Servicer is to be the Certifying Party, the Master Servicer shall cause the appropriate officer of the Master Servicer (i.e., the officer thereof that would have qualified as a Certifying Party) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Master Servicer Backup Certification"), which Master Servicer Backup Certification shall be in the form of Exhibit Q attached hereto. The Master Servicer shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Master Servicer Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Master Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification, in each case, resulting from the negligence, bad faith or willful misfeasance of the Master Servicer in connection with the performance by the Master Servicer of its duties hereunder.

         (i) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K (but no earlier than March 20 of the year in which such Annual Report on From 10-K is to be filed) with respect to the Trust, the Special Servicer shall cause the appropriate officer of the Special Servicer (i.e., the officer thereof that would have qualified as a Certifying Party) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Special Servicer Backup Certification"), which Special Servicer Backup Certification shall be in the form of Exhibit R attached hereto. The Special Servicer shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Special Servicer Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Special Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Special Servicer in connection with the performance by the Special Servicer of its duties hereunder.

         (j) No later than 10 days prior to the date on which the Trustee has indicated its intention to file the Annual Report on Form 10-K with respect to the Trust for fiscal year 2004, unless the Depositor is to be the Certifying Party, the Depositor shall cause an officer of the Depositor to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Depositor Backup Certification"), which Depositor Backup Certification shall be in a form mutually acceptable to the Certifying Party and the Depositor. The Depositor shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Depositor Backup Certification for any and all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer resulting from a breach of any certification made in such Depositor Backup Certification.

         (k) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Party or Certifying Officer in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

         (l) Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, not more than 60 days following the end of such fiscal year, any items required to be delivered by such party that are to be an exhibit to such Annual Report on Form 10-K.

         (m) In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.15, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.15 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder or any Non-Trust Mortgage Loan Noteholder; provided that no such amendment shall diminish the filing requirements under this Section 8.15 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law.


         SECTION 8.16. Representations and Warranties of Trustee.

         (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders and the Non-Trust Mortgage Loan Noteholders, as of the Closing Date, that:

                  (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

                  (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Trustee under this Agreement.

                  (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

                  (ix) The Trustee is an "Institutional Lender/Owner" within the meaning of each Co-Lender Agreement.

         (b) The representations and warranties of the Trustee set forth in
Section 8.16(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

         (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.16(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.


         SECTION 8.17. The Fiscal Agent.

         (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from S&P (or "A+" from S&P, if the Fiscal Agent's short-term unsecured debt rating is at least "A-1" by S&P) and "Aa3" from Moody's, or, in the case of either Rating Agency, such other rating as shall not result in an Adverse Rating Event with respect to any Class of Certificates, as confirmed in writing by such Rating Agency.

         (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this
Section 8.17(b) or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied. Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee.

         (c) All fees and expenses of the Fiscal Agent (other than any interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, the Master Servicer or the Special Servicer.

         (d) The obligations of the Fiscal Agent set forth in this Section 8.17 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section 8.17(a) or (ii) the Trustee shall have received written confirmation from each Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Certificates.

         (e) The Trustee shall promptly notify the other parties hereto, the Certificateholders and the Non-Trust Mortgage Loan Noteholders in writing of the appointment, resignation or removal of any Fiscal Agent.


         SECTION 8.18. Representations and Warranties of Fiscal Agent.

         (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders and the Non-Trust Mortgage Loan Noteholders, as of the Closing Date, that:

                  (i) The Fiscal Agent is a banking association duly organized, validly existing and in good standing under the laws of the Netherlands.

                  (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

                  (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

                  (vi) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

                  (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Fiscal Agent under this Agreement.

         (b) The representations and warranties of the Fiscal Agent set forth in
Section 8.18(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

         (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.18(a) subject to such appropriate modifications to the representations and warranties set forth in Section 8.18(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                   ARTICLE IX

                                   TERMINATION


         SECTION 9.01. Termination Upon Repurchase or Liquidation of All Trust
                       Mortgage Loans.

         Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment): (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Depositor, Lehman Brothers, the Special Servicer, any Controlling Class Certificateholder or the Master Servicer of all the Trust Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (1) the sum
(x) of the aggregate Purchase Price of all the Trust Mortgage Loans and (y) the aggregate Appraised Values of any REO Properties then included in the Trust Fund, minus (2) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any interest accrued and payable to such Person in respect of unreimbursed Advances in accordance with Section 3.11(g) and, in the case of the Master Servicer, Section 4.03(d), and any unpaid servicing compensation remaining outstanding and payable thereto (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), (B) the exchange by all the Certificateholders of all the Certificates for all the Trust Mortgage Loans and each REO Property remaining in the Trust Fund in the manner set forth below in this Section 9.01 and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund; and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         Each of the Depositor, Lehman Brothers, the Special Servicer, any Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage Interest in the Controlling Class) or the Master Servicer, in that order of priority (with the Depositor having the most senior priority), may at its option elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance set forth in the Preliminary Statement, and (ii) no such Person shall have the right to effect such a purchase if, within 30 days following its delivery of a notice of election pursuant to this paragraph, any other such Person with a higher priority shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's, a Controlling Class Certificateholder's, Lehman Brothers' or the Depositor's purchase of all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder, Lehman Brothers or the Depositor, as applicable, shall deliver to the Trustee not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur: (x) for deposit in the Pool Custodial Account, an amount in immediately available funds equal to the above-described purchase price (provided, however, that if any REO Property relating to a Loan Combination is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the related Loan Combination Custodial Account); and (y) an Opinion of Counsel, at the expense of the party effecting the purchase, stating that the termination of the Trust satisfies the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder. In addition, on the Trust Master Servicer Remittance Date immediately preceding the Final Distribution Date, the Master Servicer shall transfer to the Collection Account all amounts required to be transferred thereto on such Trust Master Servicer Remittance Date from the Pool Custodial Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, Lehman Brothers or the Depositor, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, Lehman Brothers or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, Lehman Brothers or the Depositor (or their respective designees), as applicable; provided that, if any Trust Mortgage Loan purchased pursuant to this Section
9.01 is part of a Loan Combination, then the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.25. Any transfer of Trust Mortgage Loans pursuant to this paragraph, except in the case of the GIC Office Trust Mortgage Loan or the MGM Tower Trust Mortgage Loan, shall be on a servicing-released basis.

         Following the date on which the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, all the remaining Certificateholders, acting together (each having agreed in writing to so act, a copy of which writing shall be delivered to the Trustee), shall have the right, with the consent of the Master Servicer, to exchange all of the Certificates for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)(B) of the first paragraph of this Section 9.01(a), by giving written notice to all the parties hereto and the Non-Trust Mortgage Loan Noteholders no later than 60 days prior to the anticipated date of exchange; provided that no such exchange may occur if any of the remaining REO Properties relates to a Loan Combination. In the event that all the Certificateholders elect (as evidenced by a writing signed by each Certificateholder and delivered to the Trustee) to exchange all of the Certificates for all of the Trust Mortgage Loans and, subject to the proviso to the preceding sentence, each REO Property remaining in the Trust Fund, the Certificateholders, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall (i) deposit in the applicable Custodial Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent pursuant to Section 3.05(a), Section 3.05A or Section 3.05B, as applicable, or that may be withdrawn from the Collection Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in such Custodial Account and (ii) pay to the Trustee an amount, in immediately available funds, equal to $5,000.00. In addition, on the Trust Master Servicer Remittance Date immediately preceding the Final Distribution Date, the Master Servicer shall transfer to the Collection Account all amounts required to be transferred thereto on such Trust Master Servicer Remittance Date from the Pool Custodial Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to a designee of all the Certificateholders (each Certificateholder having agreed to such designation in a writing delivered to the Trustee), the Mortgage Files for the remaining Trust Mortgage Loans and REO Properties and shall execute all assignments, endorsements and other instruments furnished to it by the Certificateholders as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties remaining in the Trust Fund; provided that, if any Trust Mortgage Loan exchanged pursuant to this Section 9.01 is part of a Loan Combination, then the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.25. Any transfer of Trust Mortgage Loans pursuant to this paragraph, except in the case of the GIC Office Trust Mortgage Loan or the MGM Tower Trust Mortgage Loan, shall be on a servicing-released basis.

         Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Non-Trust Mortgage Loan Noteholders mailed
(a) if such notice is given in connection with the Depositor's, the Master Servicer's, the Special Servicer's, Lehman Brothers' or a Controlling Class Certificateholder's purchase of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the eighth day of such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

         Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Collection Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Collection Account as of the Final Distribution Date, up to the Available Distribution Amount for the Final Distribution Date, shall be allocated for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                  (i) to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (ii) to make distributions of principal to the Holders of the respective Classes of the Class A Certificates, up to an amount equal to, and pro rata in accordance with, the Class Principal Balance of each such Class of Certificates outstanding immediately prior to such Distribution Date;

                  (iii) to reimburse the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and on a pro rata basis in accordance with, the Loss Reimbursement Amount with respect to each such Class of Certificates for the Final Distribution Date;

                  (iv) to make distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (v) to make distributions of principal to the Holders of the Class B Certificates, up to an amount equal to the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date;

                  (vi) to reimburse the Holders of the Class B Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class B Certificates for the Final Distribution Date;

                  (vii) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (viii) to make distributions of principal to the Holders of the Class C Certificates, up to an amount equal to the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date;

                  (ix) to reimburse the Holders of the Class C Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class C Certificates for the Final Distribution Date;

                  (x) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xi) to make distributions of principal to the Holders of the Class D Certificates, up to an amount equal to the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date;

                  (xii) to reimburse the Holders of the Class D Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class D Certificates for the Final Distribution Date;

                  (xiii) to make distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xiv) to make distributions of principal to the Holders of the Class E Certificates, up to an amount equal to the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date;

                  (xv) to reimburse the Holders of the Class E Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class E Certificates for the Final Distribution Date;

                  (xvi) to make distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xvii) to make distributions of principal to the Holders of the Class F Certificates, up to an amount equal to the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date;

                  (xviii) to reimburse the Holders of the Class F Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class F Certificates for the Final Distribution Date;

                  (xix) to make distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xx) to make distributions of principal to the Holders of the Class G Certificates, up to an amount equal to the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date;

                  (xxi) to reimburse the Holders of the Class G Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class G Certificates for the Final Distribution Date;

                  (xxii) to make distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxiii) to make distributions of principal to the Holders of the Class H Certificates, up to an amount equal to the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date;

                  (xxiv) to reimburse the Holders of the Class H Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class H Certificates for the Final Distribution Date;

                  (xxv) to make distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxvi) to make distributions of principal to the Holders of the Class J Certificates, up to an amount equal to the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date;

                  (xxvii) to reimburse the Holders of the Class J Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class J Certificates for the Final Distribution Date;

                  (xxviii) to make distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxix) to make distributions of principal to the Holders of the Class K Certificates, up to an amount equal to the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date;

                  (xxx) to reimburse the Holders of the Class K Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class K Certificates for the Final Distribution Date;

                  (xxxi) to make distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxii) to make distributions of principal to the Holders of the Class L Certificates, up to an amount equal to the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date;

                  (xxxiii) to reimburse the Holders of the Class L Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class L Certificates for the Final Distribution Date;

                  (xxxiv) to make distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxv) to make distributions of principal to the Holders of the Class M Certificates, up to an amount equal to the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date;

                  (xxxvi) to reimburse to the Holders of the Class M Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class M Certificates for the Final Distribution Date;

                  (xxxvii) to make distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxviii) to make distributions of principal to the Holders of the Class N Certificates, up to an amount equal to the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date;

                  (xxxix) to reimburse the Holders of the Class N Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class N Certificates for the Final Distribution Date;

                  (xl) to make distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xli) to make distributions of principal to the Holders of the Class P Certificates, up to an amount equal to the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date;

                  (xlii) to reimburse to the Holders of the Class P Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class P Certificates for the Final Distribution Date;

                  (xliii) to make distributions of interest to the Holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xliv) to make distributions of principal to the Holders of the Class Q Certificates, up to an amount equal to the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date;

                  (xlv) to reimburse to the Holders of the Class Q Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class Q Certificates for the Final Distribution Date;

                  (xlvi) to make distributions of interest to the Holders of the Class S Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class S Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xlvii) to make distributions of principal to the Holders of the Class S Certificates, up to an amount equal to the Class Principal Balance of the Class S Certificates outstanding immediately prior to such Distribution Date;

                  (xlviii) to reimburse the Holders of the Class S Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class S Certificates for the Final Distribution Date;

                  (xlix) to make distributions of interest to the Holders of the Class T Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class T Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (l) to make distributions of principal to the Holders of the Class T Certificates, up to an amount equal to the Class Principal Balance of the Class T Certificates outstanding immediately prior to such Distribution Date;

                  (li) to reimburse the Holders of the Class T Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class T Certificates for the Final Distribution Date;

                  (lii) to make distributions to the Holders of the Class R-III Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j), over (B) the aggregate distributions made in respect of the Regular Interest Certificates on such Distribution Date pursuant to clauses (i) through
         (li) above;

                  (liii) to make distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(k), over (B) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j); and

                  (liv) to make distributions to the Holders of the Class R-I Certificates, up to an amount equal to the balance, if any, of the Available Distribution Amount for the Final Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (liii) above.

         All distributions of interest made in respect of any Class of the Interest-Only Certificates (other than the Class X-ST Certificates) on the Final Distribution Date pursuant to clause (i) of the preceding paragraph, shall be deemed to have been made in respect of the respective REMIC III

Components of such Class, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of such REMIC III Components for such Distribution Date and, to the extent not previously deemed paid pursuant to
Section 4.01(a), for all prior Distribution Dates.

         Any Prepayment Premiums and Yield Maintenance Charges on deposit in the Collection Account as of the Final Distribution Date (net of any Workout Fees and/or Liquidation Fees payable therefrom) shall be distributed among the Holders of the Class X-CL, Class X-ST, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and/or Class K Certificates in accordance with Section 4.01(c).

         Any amounts representing Additional Interest on deposit in the Collection Account as of the Final Distribution Date shall be distributed to the Holders of the Class V Certificates in accordance with Section 4.01(d).

         Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

         All actual distributions on the respective Classes of REMIC III Certificates on the Final Distribution Date in accordance with foregoing provisions of this Section 9.01 shall be deemed to first have been distributed from REMIC I to REMIC II on the various REMIC I Regular Interests in accordance with Section 4.01(k) and then from REMIC II to REMIC III on the various REMIC II Regular Interests in accordance with Section 4.01(j).


         SECTION 9.02. Additional Termination Requirements.

         (a) If the Depositor, Lehman Brothers, any Controlling Class Certificateholder, the Special Servicer or the Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting such purchase obtains at its own expense and delivers to the Trustee and the Tax Administrator, an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event:

                  (i) the Tax Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury regulations section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Trust Mortgage Loans and REO Property remaining in the Trust Fund;

                  (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, Lehman Brothers, the purchasing Controlling Class Certificateholder, the Special Servicer or the Depositor, as applicable, for cash; and

                  (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
         Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

         (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS


         SECTION 10.01. REMIC Administration.

         (a) The Tax Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

         (b) The REMIC I Regular Interests, the REMIC II Regular Interests and the Regular Interest Certificates (or, in the case of the Class X-CL or Class X-CP Certificates, each of the REMIC III Components of such Class) are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and REMIC III, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I, REMIC II or REMIC III (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

         (c) The Closing Date is hereby designated as the "startup day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

         (d) The related Plurality Residual Interest Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such.

         (e) For purposes of Treasury regulations section 1.860G-1(a)(4)(iii), the related Legal Final Distribution Date has been designated the "latest possible maturity date" of each REMIC I Regular Interest, each REMIC II Regular Interest and each Class of Regular Interest Certificates (or, in the case of the Class X-CL or Class X-CP Certificates, each REMIC III Component of such Class).

         (f) Except as otherwise provided in Section 3.17(a) and subsections (i) and (j) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Trust Fund (exclusive of the Grantor Trusts Assets), unless otherwise provided in Section 10.01(i) or 10.01(j)).

         (g) Within 30 days after the Closing Date, the Tax Administrator shall prepare and file with the IRS Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the Tax Administrator shall prepare, sign and file all of the other Tax Returns in respect of each REMIC Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.01. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

         (h) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

         (i) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, the Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event, unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to any REMIC Pool, or causing any REMIC Pool to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the Tax Administrator shall make reasonable efforts to ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (j) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.01; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.01; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.01; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.01; (v) the Depositor, if such tax was imposed due to the fact that any of the Lehman Trust Mortgage Loans did not, at the time of their transfer to REMIC I, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund (exclusive of the Grantor Trust Assets). Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Collection Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

         (k) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

         (l) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans (except in connection with (A) the default or reasonably foreseeable material default of a Trust Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of any REMIC Pool, (C) the termination of any REMIC Pool pursuant to Article IX of this Agreement, or (D) a purchase of Trust Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in any Custodial Account or REO Account for gain; or (iii) the acquisition of any assets for any REMIC Pool (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Trust Mortgage Loan and other than Permitted Investments acquired in accordance with Section 3.06 in connection with the investment of funds in a Custodial Account or an REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (n) Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.


         SECTION 10.02. Grantor Trust Administration.

         (a) The Tax Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

         (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Grantor Trust Assets in the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

         (c) The Tax Administrator shall prepare, sign and file all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The Tax Administrator shall comply with such requirement by filing Form 1041, indicating the name and address of the Trust and signed by the Tax Administrator but otherwise left blank. There shall be appended to each such form a schedule for each Certificateholder indicating such Certificateholder's share of income and expenses of the Trust for the portion of the preceding calendar year in which such Certificateholder possessed an Ownership Interest in a Certificate. Such form shall be prepared in sufficient detail to enable reporting on the cash or accrual method of accounting, as applicable, and to report on such Certificateholder's fiscal year if other than the calendar year. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section

10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

         (d) The Tax Administrator shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the IRS or any state or local taxing authority, including the furnishing to Certificateholders of the schedules described in Section 10.01(c).

         (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could result in an Adverse Grantor Trust Event, unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Tax Administrator or the Trustee.

         (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


         SECTION 11.01. Amendment.

         (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any of the Non-Trust Mortgage Loan Noteholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to relax or eliminate any requirement imposed by the Securities Act or the rules promulgated thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement; (vi) as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, either
(A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMIC Pools or the Grantor Trust at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or the Grantor Trust; (vii) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); (viii) to amend any provision of Section 8.15 as contemplated by Section 8.15(m); or
(ix) to otherwise modify or delete existing provisions of this Agreement; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (i), (ii), (iv), (v), (vi), (vii) and (viii) above) shall not adversely affect in any material respect the interests of any Certificateholder or Non-Trust Mortgage Loan Noteholder, as evidenced by either an Opinion of Counsel delivered to the Trustee and each other party hereto to such effect or, in the case of a Class of Certificates to which a rating has been assigned by one or more Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Certificates or any class of GIC Office Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency; and provided, further, that such amendment shall not significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special-purpose entity" under FASB 140).

         (b) This Agreement may also be amended from time to time by the agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to any Non-Trust Mortgage Loan Noteholder, without the consent of such Non-Trust Mortgage Loan Noteholder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any Non-Trust Mortgage Loan Noteholder in a manner other than as described in the immediately preceding clause (i), without the consent of the Holders of all Certificates of such Class or the consent of such Non-Trust Mortgage Loan Noteholder, as the case may be, (iii) significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special-purpose entity" under FASB 140) without the consent of the Holders of Certificates entitled to 51% of all the Voting Rights (without regard to Certificates held by the Depositor or any of the Depositor's Affiliates and/or agents), (iv) modify the provisions of this
Section 11.01, without the consent of the Holders of all Certificates then outstanding and the consent of all of the Non-Trust Mortgage Loan Noteholders,
(v) modify the provisions of Section 3.20 or the Servicing Standard, without the consent of the Holders of all Regular Interest Certificates then outstanding and the consent of all of the Non-Trust Mortgage Loan Noteholders, or (vi) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent, approve or object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01(b), Certificates registered in the name of any party hereto or any Affiliate thereof shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as the subject amendment does not relate to increasing its rights or reducing or limiting its obligations hereunder as a party to this Agreement.

         (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) addressed to the Trustee and each other party hereto, to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool pursuant to the REMIC Provisions, cause any REMIC Pool to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust within the meaning of the Grantor Trust Provisions at any time that any Certificates are outstanding and (ii) such amendment complies in all material respects with the provisions of this Section 11.01.

         (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and each Non-Trust Mortgage Loan Noteholder.

         (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this section that affects its rights, duties and immunities under this Agreement or otherwise.

         (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Pool Custodial Account, in the case of the Master Servicer and the Special Servicer, pursuant to Section 3.05(a), or out of the Collection Account, in the case of the Trustee, pursuant to Section 3.05(b).


         SECTION 11.02. Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund or, to the extent that it benefits them, the Non-Trust Mortgage Loan Noteholders, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Pool Custodial Account pursuant to Section 3.05(a) or, to the extent that it benefits the Non-Trust Mortgage Loan Noteholders, out of the Loan Combination Custodial Accounts pursuant to Section 3.05A and Section 3.05B), to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Non-Trust Mortgage Loan Noteholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.


         SECTION 11.03. Limitation on Rights of Certificateholders and the
                        Non-Trust Mortgage Loan Noteholders.

         (a) The death or incapacity of any Certificateholder or Non-Trust Mortgage Loan Noteholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's or Non-Trust Mortgage Loan Noteholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) No Certificateholder or Non-Trust Mortgage Loan Noteholder (except as expressly provided for herein) shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the Non-Trust Mortgage Loan Noteholders from time to time as partners or members of an association; nor shall any Certificateholder or Non-Trust Mortgage Loan Noteholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder or Non-Trust Mortgage Loan Noteholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Person previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights or a Non-Trust Mortgage Loan Noteholder shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.


         SECTION 11.04. Governing Law; Consent to Jurisdiction.

         This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent each hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.


         SECTION 11.05. Notices.

         Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Structured Asset Securities Corporation II, 745 Seventh Avenue, New York, New York 10019,
Attention: David Nass--LB-UBS Commercial Mortgage Trust 2004-C1, facsimile number: (646) 758-5376; (ii) in the case of the Master Servicer, Wachovia Bank, National Association, 8739 Research Drive, URP4, Charlotte, North Carolina 28262-1075, Attention: LB-UBS Mortgage Trust 2004-C1; facsimile number: (704) 715-0036; (iii) in the case of the Special Servicer, Lennar Partners, Inc., 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, Attention: Mike Wheeler--LB-UBS Commercial Mortgage Trust 2004-C1, facsimile number: (305) 695-5500; (iv) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention:
Asset-Backed Securities Trust Services Group--LB-UBS Commercial Mortgage Trust 2004-C1, facsimile number: (312) 904-2084; (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--LB-UBS Commercial Mortgage Trust 2004-C1, facsimile number: (312) 904-2084; (vi) in the case of the Underwriters, (A) Lehman Brothers, Inc., 745 Seventh Avenue, New York, New York 10019, Attention: David Nass--LB-UBS Commercial

Mortgage Trust 2004-C1, facsimile number: (646) 758-4203, and (B) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Ahmed Alali, facsimile number: (212) 713-2099, with a copy to Robert C. Dinerstein, General Counsel; (vii) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Commercial Mortgage Surveillance, facsimile number: (212) 553-4392, and (B) Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 10th Floor, New York, New York 10004, Attention: CMBS Surveillance Department, facsimile number: (212) 438-2662; and (viii) in the case of the initial Controlling Class Representative, Allied Capital Corporation, 1919 Pennsylvania Avenue, Washington, D.C. 20006, Attention: John Scheurer, facsimile number: 202-466-1834; or, as to each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.


         SECTION 11.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.


         SECTION 11.07. Grant of a Security Interest.

         The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) in order to secure performance of the Depositor's obligations hereunder and payment of the Certificates, the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, including the Trust Mortgage Loans, all principal, interest and other amounts received or receivable with respect to the Trust Mortgage Loans after the Closing Date (other than principal and interest payments due and payable prior to the Cut-off Date, and other than any Principal Prepayments received on or prior to the Cut-off Date), all amounts (other than those allocable to the Non-Trust Mortgage Loans and/or any successor REO Mortgage Loans with respect thereto) held from time to time in the Custodial Accounts, the Collection Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account(s) and the Defeasance Deposit Account and any and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to the Trust Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit J hereto in the State of Delaware promptly following the initial issuance of the Certificates, and the Trustee shall prepare, execute and file at each such office, with the consent of the Depositor hereby given, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the UCC.


         SECTION 11.08. Streit Act.

         Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.


         SECTION 11.09. Successors and Assigns; Beneficiaries.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each Underwriter shall be a third party beneficiary to this Agreement solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, to preserve such Underwriter's rights under Sub-Servicing Agreements as contemplated by Section 3.22(d) and, in the case of Lehman Brothers, to terminate the Trust Fund pursuant to Section 9.01. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. The Non-Trust Mortgage Loan Noteholders and any designees thereof acting on behalf of or exercising the rights of the Non-Trust Mortgage Loan Noteholders shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. This Agreement may not be amended in any manner that would adversely affect the rights of any such third party beneficiary without its consent. This Agreement may not be amended in any manner that would materially and adversely affect the rights of any such third-party beneficiary without its consent. No other Person, including any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.


         SECTION 11.10. Article and Section Headings.

         The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         SECTION 11.11. Notices to Rating Agencies.

         (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the resignation or termination of the Fiscal Agent, the Master Servicer or the Special Servicer;

                  (iv) the repurchase of Trust Mortgage Loans by the Depositor or the UBS Mortgage Loan Seller pursuant to or as contemplated by
         Section 2.03;

                  (v) any change in the location of the Collection Account or the Interest Reserve Account;

                  (vi) the final payment to any Class of Certificateholders; and

                  (vii) any sale or disposition of any Trust Mortgage Loan or REO Property.

         (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee; and

                  (ii) any change in the location of any Custodial Account.

         (c) The Special Servicer shall furnish each Rating Agency with respect to a Specially Serviced Mortgage Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law, with copies to the Trustee.

         (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

                  (i) each of its annual statements as to compliance described in Section 3.13;

                  (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

                  (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 3.11(h) or 4.03(c).

         (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 8.14(b) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

         (f) The Trustee shall promptly deliver to each Rating Agency a copy of each of the statements and reports described in Section 4.02(a) that is prepared by it.

         (g) The Master Servicer shall give Moody's at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust Mortgage Loans unless
(1) the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause
(1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause
(1), (2) or (3) apply, the Master Servicer shall give Moody's notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to Moody's contemplated by the immediately preceding sentence.

         (h) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.


         SECTION 11.12. Complete Agreement.

         This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                    STRUCTURED ASSET SECURITIES CORPORATION II
                                       Depositor


                                    By: /s/ David Nass
                                       -------------------------------------
                                    Name: David Nass
                                    Title: Senior Vice President


                                    WACHOVIA BANK, NATIONAL ASSOCIATION
                                         Master Servicer


                                    By: /s/ Paula R. A. Davis
                                       -------------------------------------
                                    Name: Paula R. A. Davis
                                    Title: Associate


                                    LENNAR PARTNERS, INC.
                                         Special Servicer


                                    By: /s/ Shelly L. Rubin
                                       -------------------------------------
                                    Name: Shelly L. Rubin
                                    Title: Vice President


                                    LASALLE BANK NATIONAL ASSOCIATION
                                       Trustee


                                    By: /s/ Barbara L. Marik
                                       -------------------------------------
                                    Name: Barbara L. Marik
                                    Title: First Vice President


                                    ABN AMRO BANK N.V.
                                         Fiscal Agent


                                    By: /s/ Barbara L. Marik
                                       -------------------------------------
                                    Name: Barbara L. Marik
                                    Title: First Vice President


                                    By: /s/ Cynthia Reis
                                       -------------------------------------
                                    Name: Cynthia Reis
                                    Title: Sr. Vice President

STATE OF NEW YORK                              )
                                               )  ss.:
COUNTY OF NEW YORK                             )



         On the 2nd day of February, 2004, before me, a notary public in and for said State, personally appeared David Nass, known to me to be a Senior Vice President of STRUCTURED ASSET SECURITIES CORPORATION II, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


Edna Lanahan                                /s/ Edna Lanahan
Notary Public, State of New York           -------------------------------------
No. 01LA6070349                                        Notary Public
Qualified in New York County
Commission Expires March 4, 2008


[Notarial Seal]

STATE OF North Carolina                        )
                                               )  ss.:
COUNTY OF Mecklenberg                         )



         On the 3rd day of February, 2004, before me, a notary public in and for said State, personally appeared Paula R. A. Davis, known to me to be a Associate of WACHOVIA BANK, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        /s/ Elizabeth G. Bare
                                       -------------------------------------
                                                    Notary Public

My Commission Expires December 18, 2005

[Notarial Seal]

STATE OF Florida                               )
                                               )  ss.:
COUNTY OF Miami-Dade                           )



         On this 3rd day of February, 2004, before me, the undersigned, a Notary Public in and for the State of Florida, duly commissioned and sworn, personally appeared Shelly L. Rubin, to me personally known, who, by me duly sworn, did depose and acknowledge before me and say that she resides at 1601 Washington Avenue, Miami Beach, Florida 33139; that she is a Vice President of LENNAR PARTNERS, INC., a Florida corporation, the corporation described in and that executed the foregoing instrument; and that she signed her name thereto under authority of the Board of Directors of said corporation and on behalf of said corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.


My Commission Expires                   /s/ Melanie J. Brill
                                       -------------------------------------
                                       Print Name:
[Notarial Seal]                                   --------------------------
                                       NOTARY PUBLIC, State of Florida
Melanie J. Brill                      Serial No., if any:
Commission# DD 186654                                     ------------------
Expires: Feb 23, 2007
Bonded Thru
Atlantic Bonding Co., Inc.

STATE OF Illinois                              )
                                               )  ss.:
COUNTY of Cook                                 )



         On the 3rd day of February, 2004, before me, a notary public in and for said State, personally appeared Barbara L. Marik, known to me to be a First Vice President of LASALLE BANK NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              /s/ Ethel Franklin
                                       -------------------------------------
                                       Ethel Franklin
                                       My Commission Expires: July 18, 2005

[Notarial Seal]

"Official Seal"
Ethel Franklin
Notary Public State of Illinois
My Commission Expires 07/18/2005

STATE OF Illinois                              )
                                               )  ss.:
COUNTY OF Cook                                 )



         On the 3rd day of February, 2004, before me, a notary public in and for said State, personally appeared Barbara L. Marik, First Vice President and Cythia Reis, Senior Vice President, respectively, of ABN AMRO BANK N.V., one of the entities that executed the within instrument, and also known to me to be the persons who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               /s/ Ethel Franklin
                                       -------------------------------------
                                       Ethel Franklin
                                       My Commission Expires: July 18, 2005

[Notarial Seal]

"Official Seal"
Ethel Franklin
Notary Public State of Illinois
My Commission Expires 07/18/2005

                                   SCHEDULE I

                          TRUST MORTGAGE LOAN SCHEDULE


                                  SEE ATTACHED

                          TRUST MORTGAGE LOAN SCHEDULE

MORTGAGE
  LOAN
 NUMBER               PROPERTY NAME                                 ADDRESS                           CITY         STATE    ZIP CODE
-------- --------------------------------------  --------------------------------------------   ----------------  -------   --------
    1    UBS Center - Stamford                   677 Washington Boulevard                       Stamford            CT        06905
    2    GIC Office Portfolio                    Various                                        Various           Various    Various
    3    MGM Tower                               10250 Constellation Boulevard                  Century City        CA        90067
    4    Penn Mutual                             510-530 Walnut Street & 249 South Sixth        Philadelphia        PA        19106
                                                 Street
    5    Louis Joliet Mall                       3340 Mall Loop Drive                           Joliet              IL        60461
    6    Passaic Street Industrial Park          One Passaic Street                             Wood-Ridge          NJ        07075
    7    Market Place at Four Corners            State Route 43                                 Bainbridge          OH        44023
    8    Kurtell Office Portfolio                Various                                        Various           Various    Various
    9    The Pan Am Building                     1600 Kapiolani Boulevard                       Honolulu            HI        96814
   10    The Fountains                           6301-6685 West 119th Street                    Overland Park       KS        66209
   11    Green River                             4901 Green River Road                          Corona              CA        92880
   12    Lufkin Mall                             4600 South Medford Drive                       Lufkin              TX        75901
   13    The Shoppes at Wilton                   3064 State Route 50                            Wilton              NY        12866
   14    Colonial Bank Plaza                     4670-4730 South Fort Apache Road               Las Vegas           NV        89147
   15    Metro Executive Park I & II             15800 and 15850 Crabbs Branch Way              Rockville           MD        20855
   16    The Highlands                           2197 East Mount Morris Road                    Mount Morris        MI        48458
   17    Wilshire Linden Medical Buildings       9725-9735 Wilshire Boulevard and 462 North     Beverly Hills       CA        90212
                                                 Linden Drive and 9780 Santa Monica Boulevard
   18    Crye-Leike Portfolio                    Various                                        Various             TN       Various
   19    Southgate Mall                          2901 Brooks Street                             Missoula            MT        59801
   20    Centre at River Oaks                    2415 West Alabama                              Houston             TX        77098
   21    Edwards Cinema                          1180 West San Marcos Boulevard                 San Marcos          CA        92069
   22    Willowchase Shopping Center             12900 Willow Chase Drive                       Houston             TX        77070
   23    500 & 700 Parker Square                 500 & 700 Parker Square                        Flower Mound        TX        75028
   24    Bermuda Crossroads Marketplace          12100-12344 Bermuda Crossroads Lane            Chester             VA        23831
   25    Three Fountains Apartments              7935 Pipers Creek                              San Antonio         TX        78251
   26    Desert Sky Palms Center                 7502, 7620, 7640 and 7710 West Thomas Road     Phoenix             AZ        85033
   27    McMillan Place                          12610 Jupiter Road                             Dallas              TX        75238
   28    Covington Place                         16720 SE 271st Street and 27111-27116          Covington           WA        98042
                                                 167th Place SE
   29    McMinnville Plaza Shopping Center       2400-2670 Highway 99W                          McMinnville         OR        97128
   30    Westgate North Shopping Center          2601-2635 North Pearl Street                   Tacoma              WA        98407
   31    Fullerton University Shopping Center    SWC Yorba Linda Boulevard and Placentia        Fullerton           CA        92831
                                                 Avenue
   32    Panorama City Shopping Center           8340 & 8342-8350 Van Nuys Boulevard            Panorama City       CA        91402
   33    Secaucus Designer Outlet Gallery        55 Hartz Way                                   Secaucus            NJ        07494
   34    Stephanie Promenade                     205-225 North Stephanie Street                 Henderson           NV        89014
   35    Airport Commerce Center                 1201 Tallevast Road                            Sarasota            FL        34243
   36    Hollywood Apartments                    Various                                        Los Angeles         CA       Various
   37    Bridle Ridge Apartments                 310 Chandler Road                              Greer               SC        29651
   38    Berkshire Boulevard                     Various                                        Wyomissing          PA        19610
   39    Cherry Hill Place                       29477 Cherry Hill Road                         Inkster             MI        48141
   40    FedEx Freight Distribution Center       2920 Davey Allison Boulevard                   Bessemer            AL        35020
   41    Saddlewood Apartments                   7001 Utica Avenue                              Lubbock             TX        79424
   42    Arbor Plaza                             4600-4637 South Mason Street                   Fort Collins        CO        80525
   43    Dahlgren Office Building                16501, 16543 and 16442 Commerce Drive          King George         VA        22485

MORTGAGE
  LOAN
 NUMBER               PROPERTY NAME                                 ADDRESS                           CITY         STATE    ZIP CODE
-------- --------------------------------------  --------------------------------------------   ----------------  -------   --------
   44    35-30 Francis Lewis Boulevard           35-30 Francis Lewis Boulevard                  Flushing            NY        11358
   45    Santa Barbara Shopping Center           5535 Golden Gate Parkway                       Naples              FL        34116
   46    4600 Post Oak                           4600 Post Oak Place Drive                      Houston             TX        77027
   47    Shops at Forest Commons                 3720 & 3750 Gattis School Road                 Round Rock          TX        78664
   48    Alamitos Bay Landing                    110-194 Marina Drive                           Long Beach          CA        90803
   49    Barnes and Noble-Burlington             102 Dorset Street                              South Burlington    VT        05403
   50    Landen Square Shopping Center           2900 West US Highway 22                        Landen              OH        45039
   51    Bark River                              1020 James Drive and 1005 Richards Road        Hartland            WI        53029
   52    Pleasant Park Apartments                3815 Martin Luther King Jr. Drive              Atlanta             GA        30331
   53    Corporate Center                        6702-6712 Benjamin Road                        Tampa               FL        33634
   54    Heritage Towne Centre                   885 Dennison Avenue                            Birmingham          AL        35211
   55    920-934 Market Street and 919           920-934 Market Street and 919                  Philadelphia        PA        19107
         Ludlow Street                           Ludlow Street
   56    Cross Creek Country Club                6837 NE Highway 17                             Arcadia             FL        34266
   57    Southwest Freeway                       3120 Southwest Freeway                         Houston             TX        77098
   58    Mason Creek Shopping Center             870 South Mason Road                           Katy                TX        77450
   59    Walgreens - Missouri City               5005 State Highway 6                           Missouri City       TX        77459
   60    Mary Crest                              1111 Mary Crest Road                           Henderson           NV        89014
   61    Securities Building                     729 15th Street, Northwest                     Washington          DC        20005
   62    Westland Square                         2250 Sunset Boulevard                          West Columbia       SC        29169
   63    Ebenezer Chase Apartments               3320, 3322, 3324, 3326, 3328, 3330, 3332,      Florence            SC        29501
                                                 3334, 3336 & 3338 Sneed Road
   64    Trailing Vines Apartments               2812 Trailing Vine Drive                       Spring              TX        77373
   65    St. George Plaza                        5974 Jim Bilton Boulevard                      St. George          SC        29477
   66    Waterway Plaza                          3369 SC Highway 9                              Little River        SC        29566
   67    Walgreens of Fort Worth                 6048 South Hulen Street                        Fort Worth          TX        76132
   68    Shops at Memorial Heights               920 Studemont Street                           Houston             TX        77007
   69    Champions Business Park                 13335 Veterans Memorial Drive                  Houston             TX        77014
   70    Thunderbird Plaza                       13704-13712 North 51st Avenue & 5117-5159      Glendale            AZ        85306
                                                 West Thunderbird Road
   71    Meadowbrook Village Shopping Center     6000 North Antioch Road                        Gladstone           MO        64119
   72    Walgreens-San Anselmo                   820 Sir Francis Drake Boulevard                San Anselmo         CA        94960
   73    Eckerd - Atlantic City                  1101 Atlantic Avenue                           Atlantic City       NJ        08401
   74    940 Lincoln Road                        940 Lincoln Road                               Miami Beach         FL        33139
   75    South Square                            1730 Airport Road                              Lancaster           SC        29720
   76    Kenneth Court                           5711 Troy Court                                Tampa               FL        33610
   77    Heritage Apartments                     3205 Heritage Circle                           Augusta             GA        30909
   78    Eckerd - Shelby                         330 West Dixon Boulevard                       Shelby              NC        28150
   79    Walgreens of Columbia                   110 Admiral Weinel Boulevard                   Columbia            IL        62236
   80    Professional Plaza                      81 Northfield Avenue                           West Orange         NJ        07052
   81    Cedar Plaza                             3102 53rd Avenue East                          Bradenton           FL        34203
   82    Cimarron Apartments                     10 Cottonwood Lane                             Canyon              TX        79015
   83    Vintage Palms Apartments                82435 Requa Avenue                             Indio               CA        92201
   84    Jackson Business Center                 5145 & 5151 Golden Foothill Parkway            El Dorado Hills     CA        95762
   85    Mocksville Marketplace Shopping Center  1366 South U.S. Highway 601                    Mocksville          NC        27028
   86    Palisades Mobile Home Park              3501 Auburn Way South                          Auburn              WA        98092
   87    Burt Farms Apartments                   103 Forester Avenue                            Warwick             NY        10990
   88    Johnson Court                           5711 Troy Court                                Tampa               FL        33610
   89    Century Plaza                           2611 Plaza Parkway                             Wichita Falls       TX        76308
   90    Presidential Village Apartments         100 Resolute Circle                            Rochester           NY        14621

MORTGAGE
  LOAN
 NUMBER               PROPERTY NAME                                 ADDRESS                           CITY         STATE    ZIP CODE
-------- --------------------------------------  --------------------------------------------   ----------------  -------   --------
   91    Eckerd - Conway, PA                     1021 First Avenue                              Conway              PA        15027
   92    Grogan's Mill Office                    25227 Grogan's Mill Road                       The Woodlands       TX        77380
   93    Coconut Grove                           2820 East University Drive                     Mesa                AZ        85213
   94    Moishe Miami                            1849 Northwest First Avenue                    Miami               FL        33136
   95    Secured Self Storage                    535 Industrial Drive                           Galt                CA        95362
   96    801 South 47th Street and 425 South     801 South 47th Street and 425 South            Philadelphia        PA       Various
         Carlisle Street                         Carlisle Street
   97    Morgan Tire                             2090 Black Horse Pike                          Turnersville        NJ        08094
   98    Mr. Warehouse Self Storage              13001 Veterans Memorial Drive                  Houston             TX        77015
   99    Lowe's Retail Outparcel                 756 South Gilbert Road                         Gilbert             AZ        85296
  100    Walker Place                            3880 Walton Walker Boulevard                   Dallas              TX        75236
  101    Clover Plaza                            801 Bethel Street                              Clover              SC        29710
  102    All Climate Controlled Self Storage     10935 Emerald Coast Parkway                    Destin              FL        32550
  103    Borough Park Portfolio                  25301 & 25325 Borough Park Drive               The Woodlands       TX        77380

MORTGAGE                                                          REMAINING                        REMAINING          INTEREST
  LOAN        CUT-OFF DATE       MONTHLY P&I                       TERM TO                        AMORTIZATION         ACCRUAL
 NUMBER          BALANCE           PAYMENT       MORTGAGE RATE     MATURITY     MATURITY DATE         TERM              BASIS
--------     --------------     ------------     -------------    ---------     -------------   ----------------    ------------
    1        229,674,914.11     1,513,419.22        6.00000           153        10/11/2016            285             Act/360
    2        200,000,000.00     1,080,265.45        5.24679           120         1/8/2014             360             Act/360
    3        130,000,000.00       667,928.85        4.65000           112        5/11/2013             336             Act/360
    4         60,000,000.00       271,742.50        5.36040            56        9/11/2008              0              Act/360
    5         56,933,199.97       291,356.28        4.57500            59        12/11/2008            359             Act/360
    6         46,217,936.74       296,908.75        6.65000           119        12/11/2013            359             Act/360
    7         39,930,042.45       244,987.59        6.20000           118        11/11/2013            358             Act/360
    8         30,000,000.00       182,574.27        6.14000           120        1/11/2014             360             Act/360
    9         29,000,000.00       162,120.58        5.36000            60        1/11/2009             360             Act/360
   10         22,157,730.27       130,542.05        5.82000           118        11/11/2013            358             Act/360
   11         20,000,000.00       114,501.00        5.57500           119        12/11/2013            360             Act/360
   12         19,208,480.34       106,210.00        5.24250            58        11/1/2008             358             Act/360
   13         18,676,177.88       108,706.29        5.69000           140        9/11/2015             356             Act/360
   14         17,500,000.00       106,841.63        6.17000           120        1/11/2014             360             Act/360
   15         16,500,000.00        95,139.63        5.64000            60        1/11/2009             360             Act/360
   16         16,480,000.00        95,650.00        5.70000           118        11/11/2013            360             Act/360
   17         16,369,475.14       101,164.48        6.21000           111        4/11/2013             351             Act/360
   18         14,900,000.00        95,455.17        5.94000           120        1/11/2014             300             Act/360
   19         14,412,538.95       150,171.44        7.25000           144        1/1/2016              144          Actual/Actual
   20         13,797,518.01        91,964.41        6.32000           177        10/11/2018            297             Act/360
   21         13,750,000.00        89,090.86/       6.74000           121        2/11/2014        360 for first        Act/360
                                   94,913.53                                                    5 years; 300 for
                                                                                                  last 5 years
   22         13,740,162.85        84,573.30        6.22300           141        10/11/2015            357             Act/360
   23         12,958,879.88        84,063.79        6.36000           117        10/11/2013            321             Act/360
   24         12,600,000.00        75,624.39        6.01000           120        1/11/2014             360             Act/360
   25         12,561,358.29        70,674.25        5.39000            81        10/11/2010            357             Act/360
   26         11,763,601.39        65,995.71        5.36400           117        10/11/2013            357             Act/360
   27         11,749,701.98        65,672.58        5.32000            56        9/11/2008             356             Act/360
   28         11,465,202.03        64,935.43        5.45000           117        10/11/2013            357             Act/360
   29         10,334,473.48        59,307.36        5.57000            81        10/11/2010            357             Act/360
   30          9,069,997.34        54,938.28        6.06000           116        9/11/2013             356             Act/360
   31          8,333,569.79        48,304.81        5.67000           118        11/11/2013            358             Act/360
   32          8,212,269.87        49,486.62        5.26000           117        10/11/2013            297             Act/360
   33          8,193,149.73        49,005.10        5.97000            59        12/11/2008            359             Act/360
   34          8,182,003.45        44,824.69        5.16000           118        11/11/2013            358             Act/360
   35          7,985,656.44        48,427.92        6.09000           118        11/11/2013            358             Act/360
   36          7,834,954.21        46,010.14        5.79000           118        11/11/2013            358             Act/360
   37          7,778,256.09        45,816.42        5.81000           117        10/11/2013            357             Act/360
   38          7,337,319.50        45,303.03        6.26000           118        11/11/2013            358             Act/360
   39          7,274,735.07        45,042.35        6.27000           116        9/11/2013             356             Act/360
   40          7,238,382.91        46,207.00        6.58000           166        11/11/2017            358             Act/360
   41          7,105,137.77        41,851.54        5.81000           117        10/11/2013            357             Act/360
   42          6,762,743.18        40,837.59        6.05000           118        11/11/2013            358             Act/360
   43          6,578,029.24        41,456.40        6.44000           116        9/11/2013             356             Act/360
   44          6,094,877.31        36,376.72        5.95000           119        12/11/2013            359             Act/360
   45          6,000,000.00        36,845.25        5.50000            81        10/11/2010            300             Act/360
   46          5,340,234.09        32,110.36        6.01000           118        11/11/2013            358             Act/360
   47          5,281,947.29        32,943.87        6.34000           116        9/11/2013             356             Act/360

MORTGAGE                                                          REMAINING                        REMAINING          INTEREST
  LOAN        CUT-OFF DATE       MONTHLY P&I                       TERM TO                        AMORTIZATION         ACCRUAL
 NUMBER          BALANCE           PAYMENT       MORTGAGE RATE     MATURITY     MATURITY DATE         TERM              BASIS
--------     --------------     ------------     -------------    ---------     -------------   ----------------    ------------
   48          5,239,182.44        32,925.81        6.19000           118        11/11/2013            334             Act/360
   49          4,976,252.35        26,233.27        4.80000            56        9/11/2008             356             Act/360
   50          4,876,592.81        28,626.21        5.76000           115        8/11/2013             355             Act/360
   51          4,875,804.74        28,820.28        5.86000           119        12/11/2013            359             Act/360
   52          4,791,316.19        28,932.91        6.05000           118        11/11/2013            358             Act/360
   53          4,790,596.21        27,828.81        5.69000           118        11/11/2013            358             Act/360
   54          4,788,313.66        29,961.45        6.38000           141        10/11/2015            357             Act/360
   55          4,560,000.00        28,742.39        5.77000            60        1/11/2029             300             Act/360
   56          4,543,415.99        27,486.26        6.05000           116        9/11/2013             356             Act/360
   57          4,238,692.86        25,508.23        6.01000           117        10/11/2013            357             Act/360
   58          3,989,332.91        23,982.02        6.00000           117        10/11/2013            357             Act/360
   59          3,884,000.00        23,587.04        6.12000           120        1/11/2014             360             Act/360
   60          3,883,270.22        21,632.67        5.29000           116        9/11/2013             356             Act/360
   61          3,700,000.00        22,877.88        6.29000           120        1/11/2014             360             Act/360
   62          3,696,597.03        21,229.26        5.59500           119        12/11/2013            359             Act/360
   63          3,487,099.66        20,961.77        5.99000           116        9/11/2013             356             Act/360
   64          3,392,754.38        20,634.12        6.10000           116        9/11/2013             356             Act/360
   65          3,356,909.74        19,278.46        5.59500           119        12/11/2013            359             Act/360
   66          3,356,909.74        19,278.46        5.59500           119        12/11/2013            359             Act/360
   67          3,354,043.21        20,448.32        6.14000           118        11/11/2013            358             Act/360
   68          3,334,303.13        20,695.47        6.31000           118        11/11/2013            358             Act/360
   69          3,250,000.00        21,691.06        6.37500           120        1/11/2014             300             Act/360
   70          3,223,672.03        18,726.47        5.69000            82        11/11/2010            358             Act/360
   71          3,212,801.88        21,434.10        6.33000           117        10/11/2013            297             Act/360
   72          3,092,548.20        18,895.71        6.17000           119        12/11/2013            359             Act/360
   73          3,019,069.99        19,930.79        6.23000           118        11/11/2028            298             Act/360
   74          3,000,000.00        18,471.52        6.25000           120        1/11/2014             360             Act/360
   75          2,997,240.84        17,212.91        5.59500           119        12/11/2013            359             Act/360
   76          2,891,006.68        16,175.95        5.34000            57        10/11/2008            357             Act/360
   77          2,844,692.22        16,940.88        5.92000           118        11/11/2013            358             Act/360
   78          2,795,024.79        17,022.15        6.13000           118        11/11/2013            358             Act/360
   79          2,720,352.10        16,884.78        6.31000           118        11/11/2013            358             Act/360
   80          2,719,000.00        16,741.35        6.25000           120        1/11/2014             360             Act/360
   81          2,700,000.00        16,187.86        6.00000           120        1/11/2014             360             Act/360
   82          2,642,816.03        15,769.02        5.93000           117        10/11/2013            357             Act/360
   83          2,593,863.28        13,657.02        4.81000            58        11/11/2008            358             Act/360
   84          2,562,752.49        15,014.15        5.76000           117        10/11/2013            357             Act/360
   85          2,496,895.90        16,322.16        6.14000           119        12/11/2013            299             Act/360
   86          2,495,080.77        14,462.52        5.67000           118        11/11/2013            358             Act/360
   87          2,298,255.54        14,281.38        6.33000           119        12/11/2013            359             Act/360
   88          2,292,867.37        12,829.20        5.34000            57        10/11/2008            357             Act/360
   89          2,244,223.17        13,722.20        6.16000           117        10/11/2013            357             Act/360
   90          2,196,332.80        13,775.54        6.41000           118        11/11/2013            358             Act/360
   91          2,194,236.54        14,485.54        6.23000           118        11/11/2028            298             Act/360
   92          2,144,248.20        13,997.41        6.11000           118        11/11/2013            298             Act/360
   93          2,047,554.37        13,637.49        6.34000           119        12/11/2013            299             Act/360
   94          1,998,791.34        13,004.39        6.75000           116        9/11/2013             356             Act/360
   95          1,992,587.24        13,429.26        6.44000           117        10/11/2013            297             Act/360
   96          1,960,000.00        12,183.02        6.34000           120        1/11/2014             360             Act/360
   97          1,895,519.52        12,021.79        6.51000           117        10/11/2013            357             Act/360

MORTGAGE                                                          REMAINING                        REMAINING          INTEREST
  LOAN        CUT-OFF DATE       MONTHLY P&I                       TERM TO                        AMORTIZATION         ACCRUAL
 NUMBER          BALANCE           PAYMENT       MORTGAGE RATE     MATURITY     MATURITY DATE         TERM              BASIS
--------     --------------     ------------     -------------    ---------     -------------   ----------------    ------------
   98          1,700,000.00        11,346.09        6.37500           120        1/11/2014             300             Act/360
   99          1,669,424.09        10,521.13        6.44000           116        9/11/2013             356             Act/360
  100          1,621,926.35         9,586.54        5.85000           118        11/11/2013            358             Act/360
  101          1,528,592.82         8,778.59        5.59500           119        12/11/2013            359             Act/360
  102          1,495,041.06         9,451.45        6.47000           116        9/11/2013             356             Act/360
  103          1,390,552.58         9,045.91        6.03000            55        8/11/2008             295             Act/360

MORTGAGE
  LOAN     ADMINISTRATIVE      PRIMARY                     MORTGAGE LOAN                             ARD MORTGAGE      ANTICIPATED
 NUMBER      COST RATE      SERVICING FEE   GROUND LEASE       SELLER           DEFEASANCE               LOAN         REPAYMENT DATE
--------   --------------   -------------   ------------   -------------    --------------------     ------------     --------------
    1          0.0314          0.0300        Leasehold          UBS         Defeasance                    No               N/A
    2          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
    3          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
    4          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
    5          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
    6          0.0314          0.0300        Fee Simple         UBS         Yield Maintenance             No               N/A
    7          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
    8          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
    9          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   10          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   11          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   12          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   13          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   14          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   15          0.0314          0.0300        Fee Simple         UBS         Defeasance/Declining          No               N/A
                                                                            Penalty
   16          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   17          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   18          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   19          0.0314          0.0300        Fee Simple         UBS         Yield Maintenance             No               N/A
   20          0.0314          0.0300        Fee Simple/         LB         Defeasance                    No               N/A
                                             Leasehold
   21          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   22          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   23          0.0864          0.0850        Fee Simple          LB         Defeasance                    No               N/A
   24          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   25          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   26          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   27          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   28          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   29          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   30          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   31          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   32          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   33          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   34          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   35          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   36          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   37          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   38          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   39          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   40          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   41          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   42          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   43          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   44          0.0314          0.0300        Leasehold          UBS         Defeasance                    No               N/A
   45          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   46          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   47          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A

MORTGAGE
  LOAN     ADMINISTRATIVE      PRIMARY                     MORTGAGE LOAN                             ARD MORTGAGE      ANTICIPATED
 NUMBER      COST RATE      SERVICING FEE   GROUND LEASE       SELLER           DEFEASANCE               LOAN         REPAYMENT DATE
--------   --------------   -------------   ------------   -------------    --------------------     ------------     --------------
   48          0.0314          0.0300        Leasehold           LB         Defeasance                    No               N/A
   49          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   50          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   51          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   52          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   53          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   54          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   55          0.0314          0.0300        Fee Simple         UBS         Defeasance                    Yes           1/11/2009
   56          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   57          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   58          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   59          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   60          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   61          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   62          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   63          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   64          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   65          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   66          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   67          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   68          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   69          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   70          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   71          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   72          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   73          0.0314          0.0300        Fee Simple          LB         Defeasance                    Yes           11/11/2013
   74          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   75          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   76          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   77          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   78          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   79          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   80          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   81          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   82          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   83          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   84          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   85          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   86          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   87          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   88          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   89          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
   90          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   91          0.0314          0.0300        Fee Simple          LB         Defeasance                    Yes           11/11/2013
   92          0.1164          0.1150        Fee Simple          LB         Yield Maintenance             No               N/A
   93          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   94          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   95          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
   96          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   97          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A

MORTGAGE
  LOAN     ADMINISTRATIVE      PRIMARY                     MORTGAGE LOAN                             ARD MORTGAGE      ANTICIPATED
 NUMBER      COST RATE      SERVICING FEE   GROUND LEASE       SELLER           DEFEASANCE               LOAN         REPAYMENT DATE
--------   --------------   -------------   ------------   -------------    --------------------     ------------     --------------
   98          0.0314          0.0300        Fee Simple         UBS         Defeasance                    No               N/A
   99          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
  100          0.1164          0.1150        Fee Simple          LB         Defeasance                    No               N/A
  101          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
  102          0.0314          0.0300        Fee Simple          LB         Defeasance                    No               N/A
  103          0.1164          0.1150        Fee Simple          LB         Yield Maintenance             No               N/A

MORTGAGE
  LOAN
 NUMBER                      ARD SPREAD                        CROSS COLLATERALIZED          MORTGAGE LOAN SELLER LOAN ID
--------      -------------------------------------------      --------------------          ----------------------------
    1                            N/A                                     No                              UBSLL1
    2                            N/A                                     No                              LG050
    3                            N/A                                     No                              LG036
    4                            N/A                                     No                            030630001
    5                            N/A                                     No                              10053
    6                            N/A                                     No                              10052
    7                            N/A                                     No                            030618001
    8                            N/A                                     No                               9998
    9                            N/A                                     No                              10099
   10                            N/A                                     No                            030415001
   11                            N/A                                     No                            031029005
   12                            N/A                                     No                            031007006
   13                            N/A                                     No                            030115002
   14                            N/A                                     No                               9939
   15                            N/A                                     No                              10012
   16                            N/A                                     No                            031008001
   17                            N/A                                     No                               9310
   18                            N/A                                     No                               9971
   19                            N/A                                     No                              10097
   20                            N/A                                     No                            030522002
   21                            N/A                                     No                               9992
   22                            N/A                                     No                            030703005
   23                            N/A                                     No                            030611003
   24                            N/A                                     No                               9940
   25                            N/A                                     No                            030728003
   26                            N/A                                     No                            030423001
   27                            N/A                                     No                            030703001
   28                            N/A                                     No                            030312005
   29                            N/A                                     No                            030509001
   30                            N/A                                     No                            030701002
   31                            N/A                                     No                            030321002
   32                            N/A                                     No                            030603006
   33                            N/A                                     No                              10043
   34                            N/A                                     No                            030515011
   35                            N/A                                     No                            030903003
   36                            N/A                                     No                               9916
   37                            N/A                                     No                            030414006
   38                            N/A                                     No                              10007
   39                            N/A                                     No                            030507004
   40                            N/A                                     No                            030703003
   41                            N/A                                     No                            030620002
   42                            N/A                                     No                            030717001
   43                            N/A                                     No                            030416008
   44                            N/A                                     No                               9970
   45                            N/A                                     No                            030703002
   46                            N/A                                     No                            030515010
   47                            N/A                                     No                            030331001
   48                            N/A                                     No                            030529004

MORTGAGE
  LOAN
 NUMBER                      ARD SPREAD                        CROSS COLLATERALIZED          MORTGAGE LOAN SELLER LOAN ID
--------      -------------------------------------------      --------------------          ----------------------------
   49                            N/A                                     No                            030416012
   50                            N/A                                     No                            030625004
   51                            N/A                                     No                            030702006
   52                            N/A                                     No                            030721004
   53                            N/A                                     No                            030916014
   54                            N/A                                     No                            030515007
   55         2% + Greater of (Contract Rate or Treasury)                No                               9930
   56                            N/A                                     No                            030717019
   57                            N/A                                     No                            030515004
   58                            N/A                                     No                            030515009
   59                            N/A                                     No                              10056
   60                            N/A                                     No                            030422002
   61                            N/A                                     No                              10110
   62                            N/A                                 Yes (LB-B)                        030924003
   63                            N/A                                     No                            030514006
   64                            N/A                                     No                            030513004
   65                            N/A                                 Yes (LB-B)                        030924004
   66                            N/A                                 Yes (LB-B)                        030924006
   67                            N/A                                     No                            030609002
   68                            N/A                                     No                            031009001
   69                            N/A                                     No                              10001
   70                            N/A                                     No                            030909005
   71                            N/A                                     No                            030423003
   72                            N/A                                     No                               9869
   73          2% + Greater of (Contract Rate or Treasury)               No                            030415006
   74                            N/A                                     No                               9981
   75                            N/A                                 Yes (LB-B)                        030924002
   76                            N/A                                 Yes (LB-A)                        030603003
   77                            N/A                                     No                            030826001
   78                            N/A                                     No                            030708002
   79                            N/A                                     No                            030729002
   80                            N/A                                     No                               9909
   81                            N/A                                     No                              10038
   82                            N/A                                     No                            030630002
   83                            N/A                                     No                            030721005
   84                            N/A                                     No                            030821006
   85                            N/A                                     No                            030414001
   86                            N/A                                     No                            030611005
   87                            N/A                                     No                              10087
   88                            N/A                                 Yes (LB-A)                        030710001
   89                            N/A                                     No                            030416002
   90                            N/A                                     No                               9715
   91         2% + Greater of (Contract Rate or Treasury)                No                            030415007
   92                            N/A                                     No                            030520001
   93                            N/A                                     No                               9982
   94                            N/A                                     No                               9802
   95                            N/A                                     No                            030603002
   96                            N/A                                     No                              10076
   97                            N/A                                     No                            030414005
   98                            N/A                                     No                              10002

MORTGAGE
  LOAN
 NUMBER                      ARD SPREAD                        CROSS COLLATERALIZED          MORTGAGE LOAN SELLER LOAN ID
--------      -------------------------------------------      --------------------          ----------------------------
   99                            N/A                                     No                            030516002
  100                            N/A                                     No                            030904002
  101                            N/A                                 Yes (LB-B)                        030924005
  102                            N/A                                     No                            030606008
  103                            N/A                                     No                            030610003

                                   SCHEDULE II

          EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR


The following are the exceptions for the Lehman loans to the Representations and Warranties for the above-referenced transaction:

----------------------------------------------------------------------------------------------------------------------------
REPRESENTATION FROM SECTION 2.04       PROPERTY AND EXCEPTION
----------------------------------------------------------------------------------------------------------------------------
(v) Loan Document Status               GIC Office Portfolio; Desert Sky Palms Center; Lufkin Mall; Green River; Bark
                                       River; Johnson Court; Kenneth Court; Landen Square Shopping Center; Willowchase
                                       Shopping Center; Clover Plaza; Shops at Memorial Heights; South Square; St.
                                       George Plaza; The Highlands; Waterway Plaza; Westland Square; MGM Tower. An
                                       entity rather than an individual is guarantor.

                                       Bark River. Voluntary or involuntary bankruptcies are not recourse carveouts for the borrower or the guarantor.

                                       Century Plaza. As to misapplication of insurance proceeds or condemnation awards, guarantor is liable except to the extent that such sums have been paid to a receiver for the property appointed at lender's request.

                                       Desert Sky Palms Center. The total aggregate liability of the guarantor under the guaranty and the environmental indemnitor and borrower under the environmental indemnity agreement is limited to $3,000,000.

                                       GIC Office Portfolio; MGM Tower. Non-recourse carve-out for breach of environmental representations, warranties and covenants is qualified by
                                       "materiality".

                                       Landen Square Shopping Center. Carveout guarantor's liability is limited to
                                       $4,900,000. As to the non-recourse carve-outs for misapplication or misappropriation of rents, security deposits and insurance proceeds or condemnation awards "misapplication" or "misappropriation" means any application or appropriation in violation of the terms of the loan documents.

                                       MGM Tower. As to the misapplication of rents, insurance proceeds or condemnation awards, guarantor's liability is limited to instances of intentional misapplication.

                                       The Fountains. The guarantor is liable for misapplication or misappropriation of rents received after an event of default to the extent
----------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                       not applied to property expenses.

                                       The Shoppes at Wilton; Lowe's Retail Outparcel. Liability for misapplication or misappropriation of rents and security deposits collected in advance limited to those collected more than one month in advance.

                                       Clover Plaza; South Square; St. George Plaza; Waterway Plaza; Westland Square;
                                       Willowchase Shopping Center. The guarantor's liability with respect to the guaranteed recourse obligations of Borrower is limited to acts or omissions of the guarantor or any other person controlled by guarantor.

                                       MGM Tower; GIC Office Portfolio; Desert Sky Palms Center; Lufkin Mall; Green
                                       River; Bark River; Johnson Court; Kenneth Court; Landen Square Shopping Center;
                                       Willow-Chase Shopping Center; Clover Plaza; Shops at Memorial Heights; South
                                       Square; St. George Plaza; The Highlands Waterway Plaza; Westland Square; Centre
                                       at River Oaks; Fedex Freight Distribution Center; Fullerton University; Lowe's
                                       Retail Outparcel; The Fountains; The Shoppes at Wilton; Willowchase Shopping
                                       Center. With respect to environmental carveouts and environmental indemnitors see also the entries with respect to these loans on Schedule III (xxv) "Environmental
                                       Conditions".
----------------------------------------------------------------------------------------------------------------------------
(viii) First Lien                      Centre at River Oaks. The security for this loan is comprised of a ground lease interest in approximately 3.75 acres of real property and a fee simple interest in approximately .4 acres of real property. Upon expiration or termination of the related ground lease due to borrower default, the ground lessor is entitled to purchase the portion of the related property owned in fee by the related borrower free of liens for the "Fair Market Value" of such property (determined in accordance with the ground lease and the document entitled Easement and
                                       Declaration of Protective Covenants between ground lessor and the borrower). In the event the purchase option becomes effective due to borrower default under the ground lease, the ground lessor may elect to pay the purchase price at the purchase closing, or to pay 10% of the price at closing and deliver to the related borrower a note for the remainder of the purchase price. Such note shall contain terms and conditions further described in the ground lease, bear an interest rate equal to the lesser of the prime interest rate or 10% per annum, and be secured by a deed of trust against the subject property. In the event the ground lease is terminated due to a borrower default thereunder, the granting of a new lease to mortgagee or mortgagee's nominee, pursuant to the terms of the ground lease and ground lease estoppel, shall not be considered a termination of the ground lease triggering this purchase option.

                                       Arbor Plaza. There is a purchase option pertaining to approximately 12,180 square feet of the mortgaged property (the "Option Property") in
----------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                       favor of another party (the "Option Holder") owning land in the same shopping center. The property subject to the purchase option comprises approximately 3.5%
                                       of the total mortgaged property, and is presently used for parking. The Option
                                       Property is subject to a non-exclusive easement for ingress, egress and parking in favor of the Option Holder. The purchase option may be exercised in the event that the parking stalls located on Option Property are unavailable for use by the owner, employees or customers of the Option Holder's property, to an extent that the Option Holder believes in good faith is adversely impacting the business conducted on the Option Holder's property. The Option Property shall be conveyed free of liens. No purchase price is specified; however, in connection with the purchase the Option Holder is obligated to reimburse the borrower for any Special
                                       Improvement District Number 88 Arbor Plaza P.U.D. payments made subsequent to
                                       February 5, 1990, together with interest thereon at the per annum rate of .6887%.
                                       The purchase option expires at the earlier of June 14, 2040, or 21 years after the death of the last of Option Holder or Option Holder's children to die. See also the entry with respect to this loan on Schedule (xxx) "Property Release".

                                       GIC Office Portfolio. The related mortgages secure both the GIC Office Portfolio
                                       Mortgage Loan and the GIC Office Portfolio Non-Trust Loans.

                                       MGM Tower. The related mortgage secures both the MGM Tower Mortgage Loan and the
                                       MGM Tower Non-Trust Loans.

                                             The related borrower and Metro-Goldwyn-Mayer Inc., a Delaware corporation
                                       ("MGM") entered into a lease for space in the MGM Tower ("MGM Lease"), which lease among other things, grants to MGM certain rights to name the related mortgaged property and a private street located upon the related mortgaged property and restricts the right of the related borrower to change the name of the related mortgaged property.

                                             The MGM Lease grants to MGM and its "affiliates" (as such term is defined in the MGM Lease) a right of first and exclusive negotiation for the purchase of the related mortgaged property. At any time during the term of the MGM Lease that the landlord shall elect to market the same for sale to third parties and MGM is then leasing and occupying over 50% of the rentable square footage of the MGM Tower.
----------------------------------------------------------------------------------------------------------------------------
(x) No Material Damage                 Alamitos Bay Landing. In the event of a taking, the ground lessor and the borrower are to agree upon the allocation of any proceeds, failing which the allocation shall be determined by appraisers in accordance with the terms of the ground lease.  In the event of a taking for a public or quasi-public use, the ground lessor is entitled to proceeds attributable to the loss of raw land based on a valuation as if the land were cleared
----------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                       and unencumbered by the ground lease.

                                       Centre at River Oaks. In the event of a condemnation of all or substantially all of the ground lease premises, the ground lessor is entitled to receive the value of the land taken. In the event of a partial condemnation, the ground lessor is entitled to compensation for the land taken (which land shall be considered unimproved for purposes of such valuation) and consequential damages to land not taken (which land shall also be considered unimproved for purposes of such valuation).
----------------------------------------------------------------------------------------------------------------------------
(xi) Title Insurance                   GIC Office Portfolio. The amounts of the title insurance policies for all the related mortgaged properties exceed the total amount secured by the related mortgages ($825,000,000). The GIC Office Portfolio Mortgage Loan represents a portion of such indebtedness in the principal amount of $200,000,000.
----------------------------------------------------------------------------------------------------------------------------
(xii) Property Insurance               Arbor Plaza; Green River; Mary Crest; Fed Ex Distribution Center; Heritage
                                       Apartments; Pleasant Park Apartments; Lufkin Mall; Barnes and Noble Burlington;
                                       All Climate Controlled Self Storage; Desert Sky Palms Center; Centre at River
                                       Oaks; Three Fountains Apartments; Meadowbrook Village; Ebenezer Chase Apartments;
                                       Dahlgren Office Building; Alamitos Bay Landing; Bark River. The related borrowers are obligated to provide insurance with a general policy rating of A- and a financial class of VIII from A.M. Best.

                                       GIC Office Portfolio. The related loan documents require property damage insurance on all improvements and personalty based on the combined "full replacement cost" (as defined in the related loan documents) of the two largest properties in the GIC Office Portfolio.

                                             The related loan documents require business interruption or loss of rents insurance for a period continuing until the restoration of the applicable mortgaged property is completed with an extended period of indemnity which provides that after the physical loss to the applicable mortgaged property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 180 days from the date that the applicable mortgaged property is repaired, whichever first occurs.

                                             The related loan documents require earthquake insurance in an amount equal to
                                       1.5x the probable maximum loss for the applicable mortgaged property, but only to the extent such insurance is available at commercially reasonable rates.

                                             The related loan documents require that (A) for so long as six or more insurance carriers are providing the blanket insurance polices required by the loan documents, at least 60% of coverage shall be written with insurance companies with a claims paying ability/financial strength rating of "A-" (or its equivalent) or better by S&P with the




----------------------------------------------------------------------------------------------------------------------------
                                       remaining 40% of coverage being written with insurance companies with a claims paying ability/financial strength rating of "BBB-" or better by S & P; provided, however, with respect to the first $200,000,000 of coverage under such blanket policies, not more than 20% of such coverage shall be written with insurance companies with a claims paying ability/financial strength rating of "A-" or lower
                                       (but in no event lower than BBB-) and (B) in the event that five or fewer insurance carriers are providing the blanket policies, each insurance company providing such coverage shall have with a claims paying ability/financial strength rating of "A-" (or its equivalent) or better by S&P. The terrorism and earthquake insurance carriers must have a claims paying ability/financial strength rating of "BBB-" (or its equivalent) or better by S&P.

                                       Johnson Court; Kenneth Court. The related mortgaged properties constitute legal nonconforming uses. The related loan documents require law and ordinance insurance if the mortgaged property is a legal non-conforming use, but the related originator did not obtain such insurance at origination. As of the
                                       Cut-Off Date, the related originator has requested each related borrower to obtain law and ordinance insurance covering the related mortgaged property.

                                       MGM Tower. The seismic report updates a previous seismic report which used a
                                       20-year exposure period.
----------------------------------------------------------------------------------------------------------------------------
(xvi) Subordinate Debt                 Centre at River Oaks; Arbor Plaza; Landen Square Shopping Center; South Square, St.
                                       George Plaza, Clover Plaza, Waterway Plaza; Westland Square; Willowchase Shopping
                                       Center. Borrower's equity holders have the right to obtain mezzanine financing secured by a pledge of equity interests in the borrower, subject to certain criteria including, among others: (A) execution of a subordination and intercreditor agreement, (B) lender's review and approval of the terms of the mezzanine loan and the subordination and intercreditor agreement, (C) the loan is made by a "Qualified Mezzanine Lender" (as defined in the loan documents); and
                                       (D) satisfaction of certain debt service coverage ratio and combined loan to value ratio requirements.

                                       GIC Office Portfolio. Borrower's equity holders have obtained a mezzanine loan in the amount of $75,000,000 secured by a pledge of 100% of the equity interests in the borrower. In connection with the mezzanine loan, the mezzanine lender has executed an intercreditor agreement with the lender.

                                             The related mortgages secure both the GIC Office Portfolio Mortgage Loan and the GIC Office Portfolio Non-Trust Loans.

                                       MGM Tower. The related mortgage secures two loans, the MGM Tower Mortgage Loan and the MGM Tower Non-Trust Loan.
----------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
                                       Penn Mutual. Borrower's equity holders have the right to obtain mezzanine financing secured by a pledge of equity interests in the borrower, subject to certain criteria including, among others: (A) execution of a subordination and intercreditor agreement acceptable to lender and rating agencies, (B) the amount of the mezzanine loan together with the related mortgage loan shall not exceed
                                       $67,000,000; (C) the mezzanine lender shall be a "Qualified Transferee"; and (vi)
                                       satisfaction of certain debt service coverage ratio and combined loan to value ratio requirements.
----------------------------------------------------------------------------------------------------------------------------
(xix) Environmental Conditions         MGM Tower; GIC Office Portfolio; Desert Sky Palms Center; Lufkin Mall; Green
                                       River; Bark River; Johnson Court; Kenneth Court; Landen Square Shopping Center;
                                       Willowchase Shopping Center; Clover Plaza; Shops at Memorial Heights; South
                                       Square; St. George Plaza; The Highlands; Waterway Plaza; Westland Square. An
                                       entity rather than an individual is the environmental indemnitor.

                                       Bark River. Failure to comply with the related environmental indemnity agreement is not a recourse carve-out event for the environmental indemnitor.

                                       Centre at River Oaks. The Phase I environmental assessment reported that a prior assessment identified solvents in shallow groundwater and soil believed to be associated with an off-site source.

                                       Desert Sky Palms Center. The total aggregate liability of the guarantor under the guaranty and the environmental indemnitor and borrower under the environmental indemnity agreement is limited to $3,000,000.

                                       Fedex Freight Distribution Center. A waterway which transects the western portion of the subject site has been impacted by off-site contaminants. The responsible parties for such contamination including Beazer East, Inc. and U.S. Steel
                                       Corporation, are performing initial investigations under the supervision of the state regulatory agency to determine the extent and scope of the contamination.

                                       Fullerton University. Active remediation is ongoing due to impact on the property from an historic gasoline station. Tesoro Corporation has been identified as the responsible party for such remedial actions.

                                       GIC Office Portfolio; MGM Tower. The related loan documents require the related borrower to use commercially reasonable efforts to cause all uses and operations on related properties by parties other than the related borrower or its affiliates to comply in all material respects with all environmental laws. The related loan documents require the borrower to comply with environmental laws in all material respects.

                                       GIC Portfolio; 40 Broad Street, 595 Market Street; One Bush Street, AT&T
                                       Corporate Center; USG Building, Plaza East Office Center. The
----------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                       related loan documents require the implementation of the Phase I consultant's recommendations within 12 months from closing subject to excusable delays.

                                       GIC Portfolio; Greenwich American Center. The related loan documents require the implementation of the Phase I consultant's recommendations within 24 months from closing subject to excusable delays.

                                       Landen Square Shopping Center. As to the environmental indemnity, all representations are to the borrower's current actual knowledge, after or in connection with due inquiry of the kind a sophisticated and prudent prospective purchaser of a property similar to the mortgaged property would perform in the course of performing its due diligence and as consistent with other projects that the borrower or its affiliates have purchased.

                                             The environmental indemnitor is not liable for the related borrower's failure to comply with the environmental indemnity agreement, but the environmental indemnitor executed a separate environmental indemnity agreement. The environmental indemnitor is not liable for matters arising as a result of the actions of any indemnified party or for hazardous materials introduced to the mortgaged property by anyone other than the environmental indemnitor following termination or satisfaction of the mortgage, foreclosure of the mortgage or the delivery of a deed in lieu of foreclosure or the taking of possession of the mortgaged property by a receiver appointed at the request of lender. No environmental insurance was obtained in connection with origination.

                                       Lowe's Retail Outparcel. The liability of the related borrower and the other individual indemnitors under the environmental indemnity agreement shall terminate on the 5th anniversary of (A) payment in full of the Note or (B) the transfer of possession of the mortgaged property by foreclosure, a sale pursuant to a power of sale contained in the related mortgage or of delivery of a deed in lieu of foreclosure, provided that no action shall have been instituted on the environmental indemnity agreement prior to said 5th anniversary.

                                       Lufkin Mall; Green River. Failure to comply with the related environmental indemnity agreement is not a recourse carve-out event for the borrower or the environmental indemnitor.

                                       MGM Tower. Diminution in value is expressly excluded from indemnified losses.

                                       The Fountains. The environmental indemnitor is not liable for the related borrower's failure to comply with the environmental indemnity agreement, but the environmental indemnitor executed a separate
----------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------

                                       environmental indemnity agreement.

                                       The Shoppes at Wilton. The liability of the borrower and the other individual indemnitors under the environmental indemnity agreement shall terminate on the
                                       5th anniversary of (A) payment in full of the Note or (B) the transfer of possession of the mortgaged property by foreclosure, a sale pursuant to a power of sale contained in the related mortgage or of delivery of a deed in lieu of foreclosure, provided that no action shall have been instituted on the environmental indemnity agreement prior to said 5th anniversary.

                                       Willowchase Shopping Center. The environmental indemnitor is not liable for the nonrecourse carveout of failure to comply with the environmental indemnity agreement, but the environmental indemnitor has signed the environmental indemnity agreement .
----------------------------------------------------------------------------------------------------------------------------
(xxii) Loan Security                   Cliffbrook Condos.  The related borrower owns 126 condo units in the complex.  There are 28 units on the mortgaged property that are owned by individuals who lease the units to tenants.
----------------------------------------------------------------------------------------------------------------------------
(xxv) Due-on-Encumbrance               GIC Office Portfolio; Centre at River Oaks; Arbor Plaza; Landen Square Shopping
                                       Center; South Square, St. George Plaza, Clover Plaza, Waterway Plaza and Westland
                                       Square; Willowchase Shopping Center. With respect to subordinate debt see also the entry with respect to these loans on Schedule III (xvi) "Subordinate Debt".

                                       Landen Square Shopping Center. The sale or transfer (including the pledge or collateral assignment thereof, except as specified below) of equity interests in a Restricted Party (as defined in the related loan documents) do not require lender's consent so long as the following conditions are satisfied, among others:
                                       (A) at all times following such transfer, (1) a Qualified Equity Owner (as defined in the related loan documents) shall be the direct or indirect owner of at least 25% of the equity interests in the borrower and (2) either or both of
                                       Jeffery Edison and Michael Phillips shall control the borrower; (B) if such transfer shall result in any person or entity initially acquiring more than a forty-nine percent (49%) direct or indirect equity interest in the borrower, the borrower shall provide a non-consolidation opinion reasonably acceptable to lender with respect to such person; and (3) provided that in no event shall any such sale or transfer result in a breach of the last two paragraphs of the non-recourse carveout guaranty pertaining to Phillips Edison Ltd. The permitted sale or transfer of equity interests in a Restricted Party does not include the collateral assignment or grant of a security interest in the borrower, Phillips
                                       Edison & Company Shopping Center Opportunity Fund LLC, Phillips Edison & Company
                                       Shopping Center Opportunity Fund Managing Member LLC or of any direct or indirect majority or controlling interest in the borrower.
----------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                       MGM Tower. Lender has consented to the encumbrance of the related property as security for the MGM Tower Non-Trust Loan.

                                             Related loan documents provide the following transfers (including pledge) of direct or indirect legal or beneficial interests in the related borrower upon not less than 10 business days prior notice to lender does not constitute a transfer triggering the due on encumbrance provisions: (A) among and between certain
                                       "Approved Owners" (as defined in the related loan documents) or affiliates thereof or an affiliate of guarantor or (B) by an Approved Owner to (1) one or more "Immediate Family Members" (as defined in the related loan documents) of either Approved Owner, (2) to any trust formed for an Approved Owner or an
                                       Immediate Family Member or (3) any trust the trustee of which is an Approved
                                       Owner, and which is controlled by such Approved Owner and in which such Approved
                                       Owner or an Immediate Family Member thereof owns at least 51% of the beneficial interests.
----------------------------------------------------------------------------------------------------------------------------
(xxvi) Due-on-Sale                     Arbor Plaza. With respect to transfer of property see also the entry with respect to this loan on Schedule III (xxx) "Property Release".

                                       Centre at River Oaks. The related loan documents permit transfers of partnership interests in the borrower amongst existing partners of the borrower and transfers of shareholder interests in the general partner of the borrower amongst existing shareholders of the general partner of the borrower, in accordance with the applicable organizational documents.

                                       Cliffbrook Condos. The related loan documents permit the transfer or sale of the mortgaged property to Arizona Cliffbrook Condominiums, L.P., an Arizona limited partnership.

                                       Cross Creek RV Park. Borrower has the right to obtain the release of a portion of the mortgaged property in connection with a transfer of such parcel to a third party provided that certain conditions are satisfied, including, among others, that the release shall not constitute a prohibited transaction for a REMIC trust and will not disqualify such as a real estate mortgage investment conduit.

                                       Desert Sky Palms Center. The related loan documents permit the following transfers: (A) transfer of membership interests in borrower, so long as a member of the "Borrower Group" (as defined in the loan documents) collectively owns and manages, directly or indirectly, at least 51% of each borrower and controls each borrower; (B) transfers of direct or indirect interests in either borrower or its managing member to a member of the Borrower Group.

                                       GIC Office Portfolio. The related loan documents permit the sale of the related properties subject to certain conditions, including among others: (A) transferee is a special purpose entity and a Qualified Equityholder, (B) lender's receipt of a nonconsolidation opinion; (C) transferee's
----------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                       assumption of the obligations of the related borrower; and (D) the related property continues to be managed by a Qualifying Manager (as defined in the related loan documents).

                                             The related loan documents provide that lender consent is not required for the transfer of indirect interests in the borrower provided that at all times during the term of the loan, Qualified Equityholders (as defined in the related loan documents) must, among other criteria: (A) continue to control the borrower and own, directly or indirectly, at least a fifty-one percent (51%) interest in the borrower and (B) continue to be the beneficiaries of at least fifty-one percent (51%) of the distributions from the mortgaged properties.

                                             The related loan documents provide that lender consent is not required for immaterial transfers of portions of the related property at the periphery or perimeter of such property to governmental authorities for dedication or public use in lieu of a contemplated or threatened condemnation.

                                             With respect to transfer of property see also the entry with respect to this loan on Schedule III (xxx) "Property Release".

                                       Green River. The related loan documents permit the following transfers: (A)
                                       transfers of interests in the related guarantor, so long as such guarantor shall at all times own directly or indirectly 51% of the equity interests in borrower;
                                       (B) transfers of interests in Hometown Communities, L.L.C., so long as it owns assets in excess of $320,000,000; and (C) transfers of interests in Hometown
                                       Communities Limited Partnership, so long as it owns assets in excess of
                                       $400,000,000.

                                       Johnson Court and Kenneth Court. The related loan documents permit the transfer of the related property, subject to certain criteria including, among others: (A)
                                       that the proposed transferee must receive all required approvals to its acquisition of the mortgaged property under the HAP Contract (as defined in the related loan documents); and (B) the proposed transferor shall simultaneously be acquiring the mortgaged property securing the related mortgage loan.

                                       Landen Square Shopping Center. With respect to transfers of equity interests in borrower see also the entry with respect to this loan on Schedule III (xxv) "Due on Encumbrance".

                                       Lowe's Retail Outparcel. The related loan documents permit the transfer of membership interests in the borrower to R. Otto Maly or Michael D. Decker.

                                       Market Place at Four Corners. The related mortgage loan documents permit the sale or assignment of any direct or indirect ownership interest
----------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                       in Bainbridge Shopping Center Manager, Inc. ("Manager") or Heritage Real Estate
                                       Holdings, LLC ("Heritage") by (A) the John R. McGill Family Trust u/t/a dated
                                       December 18, 2002 (the "McGill Trust") to the current beneficiaries of the McGill
                                       Trust, provided that, among others, (1) during the lifetime of McGill, there shall be no reduction in McGill's direct or indirect control of Borrower, Manager or Heritage; (2) Borrower shall deliver to Lender a non-consolidation opinion in connection with any such sale or assignment which results in any person initially acquiring more than a 49% direct or indirect ownership interest in Borrower; (B)
                                       the Bertram L Wolstein Restatement of Trust u/t/a dated August 8, 1999 (the
                                       "Wolstein Trust") to the current beneficiaries of the Wolstein Trust, provided that, among others, during the lifetime of Bert L. Wolstein ("Wolstein"), there shall be no reduction in Wolstein's direct or indirect control of Borrower,
                                       Manager or Heritage, and subject to the conditions set forth above with respect to McGill's transfers; and (C) the McGill Trust and the Wolstein Trust, or the
                                       current beneficiaries of such trusts, pursuant to the "Reciprocal Purchase Right"
                                       provisions of that certain Operating Agreement of Heritage Real Estate Holdings,
                                       LLC dated as of January 1, 2002 by and among John R. McGill and Nancy McGill, as
                                       Co-Trustees of the McGill Trust, and Bert L. Wolstein, Trustee of the Wolstein
                                       Trust, provided that the conditions set forth above with respect to other transfers are satisfied.

                                       Meadowbrook Village Shopping Center. The related loan documents permit the transfer or sale of membership interest in the borrower to Steven Osman.

                                       MGM Tower. Related loan documents provide the following transfers of direct or indirect legal or beneficial interests in the related borrower upon not less than
                                       10 business days prior notice to lender do not constitute a transfer triggering the due on sale provisions: (A) among and between certain "Approved Owners" (as defined in the related loan documents) or affiliates thereof or an affiliate of guarantor or (B) by an Approved Owner to (1) one or more "Immediate Family
                                       Members" (as defined in the related loan documents) of either Approved Owner, (2)
                                       to any trust formed for an Approved Owner or an Immediate Family Member or (3)
                                       any trust the trustee of which is an Approved Owner, and which is controlled by such Approved Owner and in which such Approved Owner or an Immediate Family
                                       Member thereof owns at least 51% of the beneficial interests.

                                       Penn Mutual. The related loan documents permit the transfer of direct or indirect interests in the related borrowing entities (and the mezzanine borrower, if any), their direct or indirect interest holders or their affiliates, provided that certain up-tier entities (in place at the time of origination) shall at all times maintain direct or indirect control of the borrowing entities, their principals and the mezzanine borrower (if any).
----------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                       Provided, further, that if any such transfer results in any person or entity owning in excess of 49% of the ownership interests in the borrowing entities (and the mezzanine borrower, if any), their direct or indirect interest holders or their affiliates, then borrower shall, prior to such transfer, deliver to an updated non-consolidation opinion in form and substance acceptable to lender and the rating agencies.

                                       South Square, St. George Plaza, Clover Plaza, Waterway Plaza and Westland Square.
                                       With respect to transfers of interest in the equity holders of borrower see also the entry with respect to these loans on Schedule III (xxv) "Subordinate Debt".

                                       The Highlands. The related mortgage loan permits the following transfers of ownership interests; (A) transfers of interests in Hometown America L.L.C.
                                       ("Hometown"); (B) transfers of interests in Hometown Communities L.L.C., as long as it owns assets in excess of $320MM; and (C) transfers of interests in Hometown
                                       Communities LP so long as it owns assets in excess of $400MM; provided, however, except in circumstances where subparagraphs (B) and (C) above apply, Hometown shall at all times own directly or indirectly at least 51% of the equity interests in the related borrower.

                                       The Fountains. The related loan documents permit the sale of the related mortgaged property subject to certain conditions, including, among others: (A)
                                       transferee is a special purpose entity; (B) if required by lender, lender's receipt of a nonconsolidation opinion; (C) transferee's assumption of the obligations of the related borrower; and (D) lender's reasonable approval of the proposed transferee.

                                       The Shoppes at Wilton. The related loan documents permit the following transfers:
                                       (A) the voluntary or involuntary sale, conveyance, transfer or pledge of stock in
                                       The Shoppes at Wilton GP, Inc., to a person who was a stockholder thereof as of origination, and (B) the transfer or pledge of membership interests in borrower, or of any profits or proceeds relating to such membership interests, to a person who was a member of the borrower as of origination or to E. Stanley Kroenke, R.
                                       Otto Maly or Michael D. Decker, provided that if any transfer or pledge described in clause (A) or (B) shall result in the sale, transfer, conveyance or pledge of more than 49% of the stock in The Shoppes at Wilton GP, Inc., or more than 49% of the membership interests, or profits or proceeds related to membership interests in borrower, the borrower shall have delivered to lender a non-consolidation opinion. No pledge or transfer may be effectuated under clauses (A) or (B) above if such pledge or transfer or series of pledges or transfers would result in E.
                                       Stanley Kroenke no longer owning a controlling interest in The Shoppes at Wilton
                                       GP, Inc., and borrower.

                                       Three Fountains Apartments. The related loan documents permit the
----------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                       acquisition by Fountains Apartments LLC, a tenant in common of borrower, of the entire interest in the property held by any one or more of the other tenants in common of borrower. Further, the related loan documents contemplate that within six months of loan origination, Alkire Holdings LLC will cause its sole member,
                                       Killead Investments LLC, to transfer the entire ownership interest in Alkire
                                       Holdings LLC to William G. Finley. No transfer fee shall be payable in connection with such transfer.

                                       Vintage Palms and McMillan Place. The loan documents permit transfers of partnership interests among existing partners.
----------------------------------------------------------------------------------------------------------------------------
(xxviii) Waivers, Modification         Arbor Plaza and Fullerton. The related borrower was, in one case, approximately 5 days delinquent, and in the other case, approximately 6 days delinquent, in the making of its first monthly payment due to the delayed set up of the ACH
                                       (automatic clearing house) payment system. Any related default interest and/or late payment charges due from such borrowers in respect of such late payments were waived.
----------------------------------------------------------------------------------------------------------------------------
(xxx) Property Release                 GIC Office Portfolio.  In the event that the lender does not make any insurance proceeds available for restoration, the borrower may obtain a release of a mortgaged property at any time during the term of the loan upon satisfaction of specified conditions including, but not limited to, satisfaction of certain debt service coverage ratio requirements and the prepayment of 125% of the allocated loan amount for such mortgaged property.

                                             Commencing on December 10, 2005, the related borrowers have the right to obtain the release of one or more of the mortgaged properties by substituting one or more other office buildings of like kind and quality upon satisfaction of certain conditions contained in the loan documents, including, without limitation, (i)
                                       the value of the substitute property is equal to or greater than the property being released, (ii) the debt service coverage ratio of all the mortgaged properties after the substitution is equal to or greater than the debt service coverage ratio for the mortgaged properties as of the closing of the loan and the debt service coverage ratio of the mortgaged properties prior to the substitution, (iii) the loan must at all times be secured by eight or more mortgaged properties, (iv) the combined allocated loan amounts of all substituted mortgaged properties shall not be more than thirty percent (30%) of the original principal balance of GIC Office Portfolio Mortgage Loan and the GIC Office
                                       Portfolio Non-Trust Loans, (v) neither the USG Building (as defined in the related loan documents) nor the AT&T Corporate Center (as defined in the related loan documents) shall be subject to a substitution, and (vi) certain other geographical concentration requirements.

                                             Arbor Plaza. Borrower has the right to obtain the release of a
----------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                       parcel of approximately 12,180 square feet from the lien of the mortgage upon the satisfaction of certain conditions including, among others, (A) a re-platting of the related property showing the remaining parcel and the released parcel as separate lots; (B) evidence reasonably acceptable to Lender that the released property will be a separate subdivided parcel and a separate tax parcel from the remaining property; (C) evidence reasonably satisfactory to Lender that the partial release will not be a default under any leases at the property or otherwise alter the obligations of any such tenants under their leases; and (D)
                                       evidence that the remaining property will continue to have access to a public street, be a lawfully subdivided parcel, and be in compliance with zoning laws and ordinances. See also the entry with respect to this loan on Schedule (viii)
                                       "First Lien".
----------------------------------------------------------------------------------------------------------------------------
(xxxi) Qualifications;                 Johnson Court; Kenneth Court. The related mortgaged properties constitute legal
Licensing; Zoning                      nonconforming uses.
----------------------------------------------------------------------------------------------------------------------------
(xxxii) Property Financial             MGM Tower. The related borrower is required to provide copies of annual audited
Statements                             financial statements. There is no separate requirement that the related borrower provide lender with copies of any other audited financial statements it might receive.
----------------------------------------------------------------------------------------------------------------------------
(xxxviii) Cross-Collateralization      GIC Office Portfolio. The GIC Office Portfolio Mortgage Loan is cross-collateralized with the GIC Office Portfolio Non-Trust Loans.

                                       MGM Tower. The MGM Tower Mortgage Loan is cross-collateralized with the MGM Tower
                                       Non-Trust Loan.
----------------------------------------------------------------------------------------------------------------------------
(xlii) Licenses, Permits and           Alamitos Bay Landing. The borrower has not delivered 10 certificates of occupancy
Authorizations                         for tenant locations, and is obligated to use commercially reasonable efforts to deliver them post-closing.

                                       MGM Tower. Temporary certificates of occupancy were issued with respect to the building and certain tenant spaces. The related borrower has the obligation to maintain/renew the temporary certificates of occupancy until the final certificates of occupancy are received. A final certificate of occupancy is not issued until 95% of the building is occupied and once the final certificate of occupancy for the building is issued, the final certificates of occupancy are issued with respect to the tenant spaces.
----------------------------------------------------------------------------------------------------------------------------
(xliv) Fee Simple                      Alamitos Bay Landing. The security for this loan is a ground lease.

                                       Centre at River Oaks. A portion of the security for this property is a ground lease, the remainder is a fee parcel.

                                       GIC Office Portfolio. The mortgages encumbering the related properties in
                                       Pennsylvania and Wisconsin encumber both leasehold and
----------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                       fee interests.

                                       Penn Mutual. The security for the property is both leasehold and fee interests.
----------------------------------------------------------------------------------------------------------------------------
(xlv) Fee Simple and Leasehold         Three Fountains Apartments. The borrowers, as tenants in common,  have entered into
Interest                               a master lease for the property with an affiliate, Pipers Creek Management LLC
                                       ("Manager"). Both borrowers and Manager have executed the related mortgage and the related assignment of leases. Pursuant to the lease, Manager makes loan payments directly to the lender using rents from the property.
----------------------------------------------------------------------------------------------------------------------------
(xlvi) Tax Lot; Utilities              500 & 700 Parker Square. The Property currently is not assessed as one or more separate tax parcels. Borrower has executed a side letter obligating Borrower to have the current proposed replat of the Property approved by the Planning and
                                       Zoning Commission and recorded, to have the Property separately assessed by the taxing authority. Borrower also has provided letters from counsel and from an engineer confirming that the replat has been drafted in accordance with applicable law and that the Planning and Zoning Commission must approve the replatting. Borrower has undertaken to complete this within 60 days after Closing and has deposited $10,000 with Lender as security to complete the replatting.
----------------------------------------------------------------------------------------------------------------------------
(xlii) Defeasance                      Green River. In the event the borrower elects to defease, immediately prior to the delivery and acceptance of the defeasance collateral, the loan maturity date shall be accelerated such that the loan maturity date occurs three months earlier than originally scheduled, and the defeasance collateral must be sufficient to make the payments of principal and interest due on such accelerated schedule.
----------------------------------------------------------------------------------------------------------------------------
(xliii) Primary Servicing Rights       MGM Tower. TIAA may designate itself as the subservicer for the MGM Tower
                                       Mortgage Loan and the MGM Tower Non-Trust Loan and the consent of holders of both loans shall be required for the appointment of any subservicer other than TIAA.
----------------------------------------------------------------------------------------------------------------------------
(l) Due Date                           GIC Office Portfolio. Payments are due on the 8th of the month.

                                       Lufkin Mall. Payments are due on the 1st of the month.
----------------------------------------------------------------------------------------------------------------------------
(liv) Common Ownership                 GIC Office Portfolio. Each borrowing entity is directly or indirectly under common ownership. Some borrowing entities own more than one of the properties in the portfolio.

                                       Eckerd-Conway and Eckerd of Atlantic City. Each borrowing entity is directly or indirectly under common ownership.

                                       Mary Crest and Stephanie Promenade. Each borrowing entity is directly
----------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                       or indirectly under common ownership.

                                       Green River and The Highlands. Each borrowing entity is directly or indirectly under common ownership.

                                       The Shoppes at Wilton and Lowe's Retail Outparcel. Each borrowing entity is directly or indirectly under common ownership.

                                       South Square, St. George Plaza, Clover Plaza, Waterway Plaza, Willowchase and
                                       Westland Square. Each borrowing entity is directly or indirectly under common ownership.

                                       4600 Post Oak, Southwest Freeway and Mason Creek Shopping Center. Each borrowing entity is directly or indirectly under common ownership.

                                       Saddlewood Apartments and Cimarron Apartments. Each borrowing entity is directly or indirectly under common ownership.

                                       Kenneth Court and Johnson Court. Each borrowing entity is directly or indirectly under common ownership.
----------------------------------------------------------------------------------------------------------------------------
Leasehold Interest Only                Alamitos Bay Landing.

                                       (B) The assignment to the Trustee upon foreclosure may be accomplished without the consent of the ground lessor so long as the Trustee is the purchaser at the foreclosure sale or Lender's the nominee for an assignment-in-lieu of foreclosure. Otherwise the transfer to the Trustee is, as with other assignments, subject to the ground lessor's approval which shall not be unreasonably withheld.

                                       (J) With respect to insurance proceeds, Lender or a successor to Lender's interest in the mortgage may be the trustee, but otherwise the trustee must be agreed to by the ground lessor.

                                             With respect to condemnation proceeds see also the entry with respect to this loan on Schedule III (x) "No Material Damage".

                                       (K) The borrower may not sublease the entire ground leased premises to any one sublessee or to multiple sublessees controlled by one entity.

                                       (L) Lender is entitled to a new lease in the event the ground lease is terminated due to a default of the borrower or rejection of the ground lease by the borrower in a bankruptcy proceeding, provided that Lender pays all amounts then owed to ground lessor by borrower under the ground lease.

                                       Centre at River Oaks.

                                       (G) With respect to encumbrances see also the entry with respect to this
----------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                       loan on Schedule III (viii) "First Lien".

                                       (J) Lender may serve as trustee, but if Lender wishes to appoint a separate trustee (other than a successor to Lender's interest in the mortgage) with respect to insurance proceeds in excess of $250,000, such trustee must be one of the three national banks then doing business in Houston, Harris County, Texas which have the largest aggregate amount of capital and surplus.

                                             With respect to condemnation proceeds see also the entry with respect to this loan on Schedule III (x) "No Material Damage".

                                       (L) Lender or its nominee is entitled to a new ground lease in the event the ground lease is terminated due to a borrower non-monetary default, provided that
                                       Lender fulfills certain requirements such as ensuring timely payment of sums owed under the ground lease.
----------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE III

               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS


------------------------------------------------------------------------------------------------------------------
MORTGAGE LOAN                                                                                    CUT-OFF DATE
   NUMBER                    PROPERTY NAME                              ADDRESS                     BALANCE
------------------------------------------------------------------------------------------------------------------
     6                  Passaic Industrial Park                   One Passaic Street             $46,217,936.74
------------------------------------------------------------------------------------------------------------------
                                                             SWC Yorba Linda Boulevard and
     31           Fullerton University Shopping Center             Placentia Avenue              $8,333,569.79
------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE IV

                             REFERENCE RATE SCHEDULE


INTEREST ACCRUAL PERIODS           INTEREST ACCRUAL
   BY NUMERICAL ORDER            PERIOD BEGINNING IN:            REFERENCE RATE
   ------------------            --------------------            --------------
            1                        January 2004                   5.39916%
            2                        February 2004                  5.39939%
            3                         March 2004                    5.58814%
            4                         April 2004                    5.39914%
            5                          May 2004                     5.58809%
            6                          June 2004                    5.39911%
            7                          July 2004                    5.58805%
            8                         August 2004                   5.58803%
            9                       September 2004                  5.39906%
           10                        October 2004                   5.58798%
           11                        November 2004                  5.39902%
           12                        December 2004                  5.39895%
           13                        January 2005                   5.39913%
           14                        February 2005                  5.39974%
           15                         March 2005                    5.58804%
           16                         April 2005                    5.39909%
           17                          May 2005                     5.58799%
           18                          June 2005                    5.39905%
           19                          July 2005                    5.58794%
           20                         August 2005                   5.58792%
           21                       September 2005                  5.39899%
           22                        October 2005                   5.58787%
           23                        November 2005                  5.39895%
           24                        December 2005                  5.39888%
           25                        January 2006                   5.39886%
           26                        February 2006                  5.39952%
           27                         March 2006                    5.58770%
           28                         April 2006                    5.39879%
           29                          May 2006                     5.58763%
           30                          June 2006                    5.39874%
           31                          July 2006                    5.58757%
           32                         August 2006                   5.58754%
           33                       September 2006                  5.39865%
           34                        October 2006                   5.58747%
           35                        November 2006                  5.39859%
           36                        December 2006                  5.39852%
           37                        January 2007                   5.39850%
           38                        February 2007                  5.39919%

INTEREST ACCRUAL PERIODS           INTEREST ACCRUAL
   BY NUMERICAL ORDER            PERIOD BEGINNING IN:            REFERENCE RATE
   ------------------            --------------------            --------------
           39                         March 2007                    5.58726%
           40                         April 2007                    5.39841%
           41                          May 2007                     5.58718%
           42                          June 2007                    5.39834%
           43                          July 2007                    5.58710%
           44                         August 2007                   5.58707%
           45                       September 2007                  5.39824%
           46                        October 2007                   5.58699%
           47                        November 2007                  5.39817%
           48                        December 2007                  5.58690%
           49                        January 2008                   5.39626%
           50                        February 2008                  5.39652%
           51                         March 2008                    5.58496%
           52                         April 2008                    5.39617%
           53                          May 2008                     5.58443%
           54                          June 2008                    5.39773%
           55                          July 2008                    5.58642%
           56                         August 2008                   5.58594%
           57                       September 2008                  5.40859%
           58                        October 2008                   5.59863%
           59                        November 2008                  5.41456%
           60                        December 2008                  5.45346%
           61                        January 2009                   5.45638%
           62                        February 2009                  5.45730%
           63                         March 2009                    5.64799%
           64                         April 2009                    5.45636%
           65                          May 2009                     5.64795%
           66                          June 2009                    5.45633%
           67                          July 2009                    5.64791%
           68                         August 2009                   5.64790%
           69                       September 2009                  5.45629%
           70                        October 2009                   5.64786%
           71                        November 2009                  5.45626%
           72                        December 2009                  5.45622%
           73                        January 2010                   5.45620%
           74                        February 2010                  5.45722%
           75                         March 2010                    5.64774%
           76                         April 2010                    5.45617%
           77                          May 2010                     5.64769%
           78                          June 2010                    5.45613%
           79                          July 2010                    5.64764%
           80                         August 2010                   5.64762%

INTEREST ACCRUAL PERIODS           INTEREST ACCRUAL
   BY NUMERICAL ORDER            PERIOD BEGINNING IN:            REFERENCE RATE
   ------------------            --------------------            --------------
           81                       September 2010                  5.45607%
           82                        October 2010                   5.65021%
           83                        November 2010                  5.44654%
           84                        December 2010                  5.44665%

                                   EXHIBIT A-1

               FORM OF CLASS [A-1] [A-2] [A-3] [A-4] CERTIFICATES


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C1
   CLASS [A-1] [A-2] [A-3] [A-4] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: [___% per annum]                             Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $____________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [A-1] [A-2] [A-3]
January 12, 2004                                                [A-4] Certificates as of the Closing Date:
                                                                $____________

Cut-off Date: January 12, 2004                                  Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date: February 4, 2004                                  due on or before such date (the "Initial Pool Balance"):
                                                                $1,424,327,015
First Distribution Date: February 18, 2004

Master Servicer:  Wachovia Bank, National Association           Trustee: LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                        Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [A-1] [A-2] [A-3] [A-4]-___                     CUSIP No.: _____________



                                     A-1-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY OF THE FOLLOWING (EACH AN "INELIGIBLE PURCHASER"): (A) HOWARD L. MELAMED OR ANY OTHER FIDUCIARY WITH RESPECT TO THE HOWARD L. MELAMED PROFIT SHARING PLAN; (B) A PERSON PROVIDING SERVICES TO THE HOWARD L. MELAMED PROFIT SHARING PLAN; (C) EMPLOYERS WHO HAVE ANY EMPLOYEES COVERED BY THE HOWARD L. MELAMED PROFIT SHARING PLAN; (D) ANY EMPLOYEE ORGANIZATION WHO HAS MEMBERS COVERED BY THE HOWARD L. MELAMED PROFIT SHARING PLAN; (E) AN OWNER OF 50% OR MORE OF AN EMPLOYER LISTED IN (C) OR AN ORGANIZATION LISTED IN (D); (F) SPOUSES, ANCESTORS, LINEAL DESCENDANTS, OR SPOUSES OF LINEAL DESCENDANTS OF ANY OF THE PERSONS LISTED ABOVE, EXCEPT PERSONS WHO ARE EMPLOYEE ORGANIZATIONS; (G) CORPORATIONS, PARTNERSHIPS, TRUSTS OR ESTATES OF WHICH 50% IS OWNED DIRECTLY OR INDIRECTLY BY PERSONS LISTED ABOVE, EXCEPT PERSONS WHO ARE RELATIVES; (H) EMPLOYEES, OFFICERS, DIRECTORS OR 10% OR MORE SHAREHOLDERS OF ANY OF THE PERSONS MENTIONED ABOVE, EXCEPT PERSONS WHO ARE FIDUCIARIES OR RELATIVES; OR (I) 10% OR MORE PARTNERS OR JOINT VENTURERS OF ANY PERSON LISTED ABOVE, EXCEPT PERSONS WHO ARE FIDUCIARIES OR RELATIVES. ANY ACQUISITION OR HOLDING OF A CERTIFICATE BY AN INELIGIBLE PURCHASER SHALL BE VOID AB INITIO AND OF NO FORCE AND EFFECT.


                                     A-1-2

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

         Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if


                                     A-1-3
such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No Transfer of this Certificate or any interest herein shall be made to any of the following: (i) Howard L. Melamed or any other fiduciary with respect to the Howard L. Melamed Profit Sharing Plan; (ii) a person providing services to the Howard L. Melamed Profit Sharing Plan; (iii)



                                     A-1-4
employers who have any employees covered by the Howard L. Melamed Profit Sharing Plan; (iv) any employee organization who has members covered by the Howard L. Melamed Profit Sharing Plan; (v) an owner of 50% or more of an employer listed in (iii) or an organization listed in (iv); (vi) spouses, ancestors, lineal descendants, or spouses of lineal descendants of any of the persons listed above, except persons who are employee organizations; (vii) corporations, partnerships, trusts or estates of which 50% is owned directly or indirectly by persons listed above, except persons who are relatives; (viii) employees, officers, directors or 10% or more shareholders of any of the persons mentioned above, except persons who are fiduciaries or relatives; or (ix) 10% or more partners or joint venturers of any person listed above, except persons who are fiduciaries or relatives. Any acquisition or holding of a Certificate by an Ineligible Purchaser shall be void ab initio and of no force and effect.

         No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but



                                     A-1-5
does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the aggregate Certificate Principal Balance of all the Principal Balance Certificates as of the Closing Date. In addition, following the date on which the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F and G Certificates is reduced to zero, any single Holder or group of Holders of all of the remaining Certificates may, with the consent of the Master Servicer and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties remaining in the Trust Fund at the time of the exchange.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-1-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:
                                                --------------------------------
                                                Authorized Officer



                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class [A-1] [A-2] [A-3] [A-4] Certificates referred to in the within-mentioned Agreement.

Dated: ________________


                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Certificate Registrar


                                            By:
                                                --------------------------------
                                                Authorized Officer




                                     A-1-7

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor



                                           -------------------------------------
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________________________
for the account of ____________________________________________________________.


Distributions made by check (such check to be made payable to __________________ _________________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.


This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.




                                     A-1-8

                                   EXHIBIT A-2

                 FORM OF CLASS [X-CL] [X-CP] [X-ST] CERTIFICATE


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C1
    CLASS [X-CL] [X-CP] [X-ST] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: [___% per annum] [Variable]               Initial Certificate Notional Amount of this Certificate as of the Closing Date:
                                                             $____________

Date of Pooling and Servicing Agreement:                     Class Notional Amount of all the Class [X-CL] [X-CP] [X-ST]
January 12, 2004                                             Certificates as of the Closing Date:
                                                             $____________

Cut-off Date: January 12, 2004                               Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date: February 4, 2004                               due on or before such date (the "Initial Pool Balance"):
                                                             $1,424,327,015
First Distribution Date: February 18, 2004

Master Servicer: Wachovia Bank, National Association         Trustee: LaSalle Bank National Association

Special Servicer: Lennar Partners, Inc.                      Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [X-CL] [X-CP] [X-ST]                         CUSIP No.: _____________



                                     A-2-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY OF THE FOLLOWING (EACH AN "INELIGIBLE PURCHASER"): (A) HOWARD L. MELAMED OR ANY OTHER FIDUCIARY WITH RESPECT TO THE HOWARD L. MELAMED PROFIT SHARING PLAN; (B) A PERSON PROVIDING SERVICES TO THE HOWARD L. MELAMED PROFIT SHARING PLAN; (C) EMPLOYERS WHO HAVE ANY EMPLOYEES COVERED BY THE HOWARD L. MELAMED PROFIT SHARING PLAN; (D) ANY EMPLOYEE ORGANIZATION WHO HAS MEMBERS COVERED BY THE HOWARD L. MELAMED PROFIT SHARING PLAN; (E) AN OWNER OF 50% OR MORE OF AN EMPLOYER LISTED IN (C) OR AN ORGANIZATION LISTED IN (D); (F) SPOUSES, ANCESTORS, LINEAL DESCENDANTS, OR SPOUSES OF LINEAL DESCENDANTS OF ANY OF THE PERSONS LISTED ABOVE, EXCEPT PERSONS WHO ARE EMPLOYEE ORGANIZATIONS; (G) CORPORATIONS, PARTNERSHIPS, TRUSTS OR ESTATES OF WHICH 50% IS OWNED DIRECTLY OR INDIRECTLY BY PERSONS LISTED ABOVE, EXCEPT PERSONS WHO ARE RELATIVES; (H) EMPLOYEES, OFFICERS, DIRECTORS



                                     A-2-2

OR 10% OR MORE SHAREHOLDERS OF ANY OF THE PERSONS MENTIONED ABOVE, EXCEPT PERSONS WHO ARE FIDUCIARIES OR RELATIVES; OR (I) 10% OR MORE PARTNERS OR JOINT VENTURERS OF ANY PERSON LISTED ABOVE, EXCEPT PERSONS WHO ARE FIDUCIARIES OR RELATIVES. ANY ACQUISITION OR HOLDING OF A CERTIFICATE BY AN INELIGIBLE PURCHASER SHALL BE VOID AB INITIO AND OF NO FORCE AND EFFECT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a



                                     A-2-3

Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

         Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in


                                     A-2-4
authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

         If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

         If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule



                                     A-2-5

144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

         Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

         Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

         Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate.



                                     A-2-6

On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream.

         Notwithstanding the preceding paragraph, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and
(y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

         None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         No Transfer of this Certificate or any interest herein shall be made to
(A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Furthermore, no transfer of this Certificate of any interest herein shall be made to any of the following Ineligible Purchasers: (i) Howard L. Melamed or any other fiduciary with respect to the Howard L. Melamed Profit Sharing Plan; (ii) a person providing services to the Howard L. Melamed Profit Sharing Plan; (iii) employers who have any



                                     A-2-7
employees covered by the Howard L. Melamed Profit Sharing Plan; (iv) any employee organization who has members covered by the Howard L. Melamed Profit Sharing Plan; (v) an owner of 50% or more of an employer listed in (iii) or an organization listed in (iv); (vi) spouses, ancestors, lineal descendants, or spouses of lineal descendants of any of the persons listed above, except persons who are employee organizations; (vii) corporations, partnerships, trusts or estates of which 50% is owned directly or indirectly by persons listed above, except persons who are relatives; (viii) employees, officers, directors or 10% or more shareholders of any of the persons mentioned above, except persons who are fiduciaries or relatives; or (ix) 10% or more partners or joint venturers of any person listed above, except persons who are fiduciaries or relatives. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, (x) a certification to the effect that such prospective Transferee is not an Ineligible Purchaser and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of an Ineligible Purchaser and (y) one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)((B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that (a) such Transferee is not an Ineligible Purchaser and (b) either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this


                                     A-2-8

Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code. Any acquisition or holding of a Certificate by an Ineligible Purchaser shall be void ab initio and of no force and effect.

         No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the aggregate Certificate Principal Balance of all the Principal Balance Certificates as of the Closing Date. In addition, following the date


                                     A-2-9
on which the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F and G Certificates is reduced to zero, any single Holder or group of Holders of all of the remaining Certificates may, with the consent of the Master Servicer and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties remaining in the Trust Fund at the time of the exchange.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-2-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:
                                              ----------------------------------
                                              Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class [X-CL] [X-CP] [X-ST] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar


                                          By:
                                              ----------------------------------
                                              Authorized Officer




                                     A-2-11

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor



                                           -------------------------------------
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________________________
for the account of ____________________________________________________________.


Distributions made by check (such check to be made payable to __________________ ______________________) and all applicable statements and notices should be mailed to______________________________________________________________________.


This information is provided by __________________________________, the assignee named above, or __________________________________, as its agent.





                                     A-2-12

                                   EXHIBIT A-3

                 FORM OF CLASS [B] [C] [D] [E] [F] CERTIFICATES


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C1
     CLASS [B] [C] [D] [E] [F] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: Variable                               Initial Certificate Principal Balance of this Certificate as of the Closing Date:
                                                          $____________

Date of Pooling and Servicing Agreement:                  Class Principal Balance of all the Class [B] [C] [D] [E] [F]
January 12, 2004                                          Certificates as of the Closing Date:
                                                          $____________

Cut-off Date: January 12, 2004                            Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date: February 4, 2004                            due on or before such date (the "Initial Pool Balance"):
                                                          $1,424,327,015
First Distribution Date: February 18, 2004

Master Servicer: Wachovia Bank, National Association      Trustee: LaSalle Bank National Association

Special Servicer: Lennar Partners, Inc.                   Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [B] [C] [D] [E] [F]-___                   CUSIP No.: _____________




                                     A-3-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY OF THE FOLLOWING (EACH AN "INELIGIBLE PURCHASER"): (A) HOWARD L. MELAMED OR ANY OTHER FIDUCIARY WITH RESPECT TO THE HOWARD L. MELAMED PROFIT SHARING PLAN; (B) A PERSON PROVIDING SERVICES TO THE HOWARD L. MELAMED PROFIT SHARING PLAN; (C) EMPLOYERS WHO HAVE ANY EMPLOYEES COVERED BY THE HOWARD L. MELAMED PROFIT SHARING PLAN; (D) ANY EMPLOYEE ORGANIZATION WHO HAS MEMBERS COVERED BY THE HOWARD L. MELAMED PROFIT SHARING PLAN; (E) AN OWNER OF 50% OR MORE OF AN EMPLOYER LISTED IN (C) OR AN ORGANIZATION LISTED IN (D); (F) SPOUSES, ANCESTORS, LINEAL DESCENDANTS, OR SPOUSES OF LINEAL DESCENDANTS OF ANY OF THE PERSONS LISTED ABOVE, EXCEPT PERSONS WHO ARE EMPLOYEE ORGANIZATIONS; (G) CORPORATIONS, PARTNERSHIPS, TRUSTS OR ESTATES OF WHICH 50% IS OWNED DIRECTLY OR INDIRECTLY BY PERSONS LISTED ABOVE, EXCEPT PERSONS WHO ARE RELATIVES; (H) EMPLOYEES, OFFICERS, DIRECTORS OR 10% OR MORE SHAREHOLDERS OF ANY OF THE PERSONS MENTIONED ABOVE, EXCEPT PERSONS WHO ARE FIDUCIARIES OR RELATIVES; OR (I) 10% OR MORE PARTNERS OR JOINT VENTURERS OF ANY PERSON LISTED ABOVE, EXCEPT PERSONS WHO ARE FIDUCIARIES OR RELATIVES. ANY ACQUISITION OR HOLDING OF A CERTIFICATE BY AN INELIGIBLE PURCHASER SHALL BE VOID AB INITIO AND OF NO FORCE AND EFFECT.


                                     A-3-2

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

         Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced



                                     A-3-3
by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of


                                     A-3-4
the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No Transfer of this Certificate or any interest herein shall be made to any of the following: (i) Howard L. Melamed or any other fiduciary with respect to the Howard L. Melamed Profit Sharing Plan; (ii) a person providing services to the Howard L. Melamed Profit Sharing Plan; (iii) employers who have any employees covered by the Howard L. Melamed Profit Sharing Plan; (iv) any employee organization who has members covered by the Howard L. Melamed Profit Sharing Plan; (v) an owner of 50% or more of an employer listed in (iii) or an organization listed in (iv); (vi) spouses, ancestors, lineal descendants, or spouses of lineal descendants of any of the persons listed above, except persons who are employee organizations; (vii) corporations, partnerships, trusts or estates of which 50% is owned directly or indirectly by persons listed above, except persons who are relatives; (viii) employees, officers, directors or 10% or more shareholders of any of the persons mentioned above, except persons who are fiduciaries or relatives; or (ix) 10% or more partners or joint venturers of any person listed above, except persons who are fiduciaries or relatives. Any acquisition or holding of a Certificate by an Ineligible Purchaser shall be void ab initio and of no force and effect.

         No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to


                                     A-3-5
them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the aggregate Certificate Principal Balance of all the Principal Balance Certificates as of the Closing Date. In addition, following the date on which the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F and G Certificates is reduced to zero, any single Holder or group of Holders of all of the remaining Certificates may, with the consent of the Master Servicer and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties remaining in the Trust Fund at the time of the exchange.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-3-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:
                                              ----------------------------------
                                              Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


         This is one of the Class [B] [C] [D] [E] [F] Certificates referred to in the within-mentioned Agreement.

Dated: _____________


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar


                                          By:
                                              ----------------------------------
                                              Authorized Officer





                                     A-3-7

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:


                                        ________________________________________
                                        Signature by or on behalf of Assignor



                                        ________________________________________
                                        Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:


Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________________________
for the account of ____________________________________________________________.


Distributions made by check (such check to be made payable to __________________ ______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.


This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.




                                     A-3-8

                                   EXHIBIT A-4

     FORM OF CLASS [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] CERTIFICATES


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C1
   CLASS [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] COMMERCIAL MORTGAGE PASS-
                              THROUGH CERTIFICATE,
                                 SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: [Variable]                                 Initial Certificate Principal Balance of this Certificate
                                                              as of the Closing Date:
                                                              $_______________

Date of Pooling and Servicing Agreement:                      Class Principal Balance of all the Class [G] [H] [J] [K]
January 12, 2004                                              [L] [M] [N] [P] [Q] [S] [T] Certificates as of the Closing
                                                              Date:
                                                              $_______________

Cut-off Date: January 12, 2004                                Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date: February 4, 2004                                due on or before such date (the "Initial Pool Balance"):
                                                              $1,424,327,015
First Distribution Date: February 18, 2004

Master Servicer: Wachovia Bank, National Association          Trustee: LaSalle Bank National Association

Special Servicer: Lennar Partners, Inc.                       Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S]       CUSIP No.: _____________
[T]-___




                                     A-4-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY OF THE FOLLOWING (EACH AN "INELIGIBLE PURCHASER"): (A) HOWARD L. MELAMED OR ANY OTHER FIDUCIARY WITH RESPECT TO THE HOWARD L. MELAMED PROFIT SHARING PLAN; (B) A PERSON PROVIDING SERVICES TO THE HOWARD L. MELAMED PROFIT SHARING PLAN; (C) EMPLOYERS WHO HAVE ANY EMPLOYEES COVERED BY THE HOWARD L. MELAMED PROFIT SHARING PLAN; (D) ANY EMPLOYEE ORGANIZATION WHO HAS MEMBERS COVERED BY THE HOWARD L. MELAMED PROFIT SHARING PLAN; (E) AN OWNER OF 50% OR MORE OF AN EMPLOYER LISTED IN (C) OR AN ORGANIZATION LISTED IN (D); (F) SPOUSES, ANCESTORS, LINEAL DESCENDANTS, OR SPOUSES OF LINEAL DESCENDANTS OF ANY OF THE PERSONS LISTED ABOVE, EXCEPT PERSONS WHO ARE EMPLOYEE ORGANIZATIONS; (G) CORPORATIONS, PARTNERSHIPS, TRUSTS OR ESTATES OF WHICH 50% IS OWNED DIRECTLY OR INDIRECTLY BY PERSONS LISTED ABOVE, EXCEPT PERSONS WHO ARE RELATIVES; (H) EMPLOYEES, OFFICERS, DIRECTORS



                                     A-4-2

OR 10% OR MORE SHAREHOLDERS OF ANY OF THE PERSONS MENTIONED ABOVE, EXCEPT PERSONS WHO ARE FIDUCIARIES OR RELATIVES; OR (I) 10% OR MORE PARTNERS OR JOINT VENTURERS OF ANY PERSON LISTED ABOVE, EXCEPT PERSONS WHO ARE FIDUCIARIES OR RELATIVES. ANY ACQUISITION OR HOLDING OF A CERTIFICATE BY AN INELIGIBLE PURCHASER SHALL BE VOID AB INITIO AND OF NO FORCE AND EFFECT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under



                                     A-4-3
the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

         Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


                                     A-4-4

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

         If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the



                                     A-4-5
certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

         If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

         Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

         Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon



                                     A-4-6
delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

         Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream.

         Notwithstanding the preceding paragraph, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and
(y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

         None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.


                                     A-4-7

         No Transfer of this Certificate or any interest herein shall be made to
(A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Furthermore, no transfer of this Certificate or any interest herein shall be made to any of the following Ineligible Purchasers: (i) Howard L. Melamed or any other fiduciary with respect to the Howard L. Melamed Profit Sharing Plan; (ii) a person providing services to the Howard L. Melamed Profit Sharing Plan; (iii) employers who have any employees covered by the Howard L. Melamed Profit Sharing Plan; (iv) any employee organization who has members covered by the Howard L. Melamed Profit Sharing Plan; (v) an owner of 50% or more of an employer listed in (iii) or an organization listed in (iv);
(vi) spouses, ancestors, lineal descendants, or spouses of lineal descendants of any of the persons listed above, except persons who are employee organizations;
(vii) corporations, partnerships, trusts or estates of which 50% is owned directly or indirectly by persons listed above, except persons who are relatives; (viii) employees, officers, directors or 10% or more shareholders of any of the persons mentioned above, except persons who are fiduciaries or relatives; or (ix) 10% or more partners or joint venturers of any person listed above, except persons who are fiduciaries or relatives. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, (x) a certification to the effect that such prospective Transferee is not an Ineligible Purchaser and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of an Ineligible Purchaser and (y) one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its


                                     A-4-8

Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that (a) such Transferee is not an Ineligible Purchaser and (b) either
(i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code. Any acquisition or holding of a Certificate by an Ineligible Purchaser shall be void ab initio and of no force and effect.

         No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to



                                     A-4-9
the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the aggregate Certificate Principal Balance of all the Principal Balance Certificates as of the Closing Date. In addition, following the date on which the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F and G Certificates is reduced to zero, any single Holder or group of Holders of all of the remaining Certificates may, with the consent of the Master Servicer and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties remaining in the Trust Fund at the time of the exchange.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-4-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:
                                                --------------------------------
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] Certificates referred to in the within-mentioned Agreement.

Dated: _____________


                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Certificate Registrar


                                            By:
                                                --------------------------------
                                                Authorized Officer




                                     A-4-11

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
___________________________________________________________________________



Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor



                                           -------------------------------------
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:


Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________________________
for the account of ____________________________________________________________.


Distributions made by check (such check to be made payable to __________________ ______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.


This information is provided by __________________________________, the assignee named above, or __________________________________, as its agent.




                                     A-4-12

                                   EXHIBIT A-5

                 FORM OF CLASS [R-I] [R-II] [R-III] CERTIFICATES


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C1
    CLASS [R-I] [R-II] [R-III] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in the
January 12, 2004                                                 related Class: ___%

Cut-off Date: January 12, 2004                                   Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date: February 4, 2004                                   due on or before such date (the "Initial Pool Balance"):
                                                                 $1,424,327,015
First Distribution Date: February 18, 2004

Master Servicer: Wachovia Bank, National Association             Trustee: LaSalle Bank National Association

Special Servicer: Lennar Partners, Inc.                          Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [R-I] [R-II] [R-III] -___




                                     A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY OF THE FOLLOWING (EACH AN "INELIGIBLE PURCHASER"): (A) HOWARD L. MELAMED OR ANY OTHER FIDUCIARY WITH RESPECT TO THE HOWARD L. MELAMED PROFIT SHARING PLAN; (B) A PERSON PROVIDING SERVICES TO THE HOWARD L. MELAMED PROFIT SHARING PLAN; (C) EMPLOYERS WHO HAVE ANY EMPLOYEES COVERED BY THE HOWARD L. MELAMED PROFIT SHARING PLAN; (D) ANY EMPLOYEE ORGANIZATION WHO HAS MEMBERS COVERED BY THE HOWARD L. MELAMED PROFIT SHARING PLAN; (E) AN OWNER OF 50% OR MORE OF AN EMPLOYER LISTED IN (C) OR AN ORGANIZATION LISTED IN (D); (F) SPOUSES, ANCESTORS, LINEAL DESCENDANTS, OR SPOUSES OF LINEAL DESCENDANTS OF ANY OF THE PERSONS LISTED ABOVE, EXCEPT PERSONS WHO ARE EMPLOYEE ORGANIZATIONS; (G) CORPORATIONS, PARTNERSHIPS, TRUSTS OR ESTATES OF WHICH 50% IS OWNED DIRECTLY OR INDIRECTLY BY PERSONS LISTED ABOVE, EXCEPT PERSONS WHO ARE RELATIVES; (H) EMPLOYEES, OFFICERS, DIRECTORS OR 10% OR MORE SHAREHOLDERS OF ANY OF THE PERSONS MENTIONED ABOVE, EXCEPT PERSONS WHO ARE FIDUCIARIES OR RELATIVES; OR (I) 10% OR MORE PARTNERS OR JOINT VENTURERS OF ANY PERSON LISTED ABOVE, EXCEPT PERSONS WHO ARE FIDUCIARIES OR RELATIVES. ANY ACQUISITION OR HOLDING OF A CERTIFICATE BY AN INELIGIBLE PURCHASER SHALL BE VOID AB INITIO AND OF NO FORCE AND EFFECT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.


                                     A-5-2

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

         This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

         Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the


                                     A-5-3
account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

         If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not


                                     A-5-4
be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

         None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         No Transfer of this Certificate or any interest herein shall be made to
(A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Furthermore, no transfer of this Certificate or any interest herein shall be made to any of the following Ineligible Purchasers: (i) Howard L. Melamed or any other fiduciary with respect to the Howard L. Melamed Profit Sharing Plan; (ii) a person providing services to the Howard L. Melamed Profit Sharing Plan; (iii) employers who have any employees covered by the Howard L. Melamed Profit Sharing Plan; (iv) any employee organization who has members covered by the Howard L. Melamed Profit Sharing Plan; (v) an owner of 50% or more of an employer listed in (iii) or an organization listed in (iv);
(vi) spouses, ancestors, lineal descendants, or spouses of lineal descendants of any of the persons listed above, except persons who are employee organizations;
(vii) corporations, partnerships, trusts or estates of which 50% is owned directly or indirectly by persons listed above, except persons who are relatives; (viii) employees, officers, directors or 10% or more shareholders of any of the persons mentioned above, except persons who are fiduciaries or relatives; or (ix) 10% or more partners or joint venturers of any person listed above, except persons who are fiduciaries or relatives. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, (x) a certification to the effect that such prospective Transferee is not an Ineligible Purchaser and is not directly or indirectly purchasing this Certificate or such interest herein


                                     A-5-5
on behalf of an Ineligible Purchaser and (y) one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that (a) such Transferee is not an Ineligible Purchaser and (b) either (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code. Any acquisition or holding of a Certificate by an Ineligible Purchaser shall be void ab initio and of no force and effect.

         Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Tax Persons.

         Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the


                                     A-5-6

Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

         The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause any REMIC Pool to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Interest Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

         A "Permitted Transferee" is any Transferee that is not (i) a Disqualified Organization, (ii) any Person as to whom the transfer of this Certificate may cause any REMIC Pool to fail to qualify as a REMIC, (iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or
(v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

         A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the Tax Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         A "Disqualified Non-United States Tax Person" is, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an


                                     A-5-7
effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

         A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified Non-United States Tax Persons.

         A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

         No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with



                                     A-5-8
respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the aggregate Certificate Principal Balance of all the Principal Balance Certificates as of the Closing Date. In addition, following the date on which the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F and G Certificates is reduced to zero, any single Holder or group of Holders of all of the remaining Certificates may, with the consent of the Master Servicer and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties remaining in the Trust Fund at the time of the exchange.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-5-9

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:
                                                --------------------------------
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


         This is one of the Class [R-I] [R-II] [R-III] Certificates referred to in the within-mentioned Agreement.


Dated: _____________


                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Certificate Registrar


                                            By:
                                                --------------------------------
                                                Authorized Officer





                                     A-5-10

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)


the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:



                                        ----------------------------------------
                                        Signature by or on behalf of Assignor



                                        ----------------------------------------
                                        Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:


Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________________________
for the account of ____________________________________________________________.


Distributions made by check (such check to be made payable to __________________ ______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.


This information is provided by __________________________________, the assignee named above, or __________________________________, as its agent.






                                     A-5-11

                                   EXHIBIT A-6

                          FORM OF CLASS V CERTIFICATES


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C1
              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in Class
January 12, 2004                                                 V: ___%

Cut-off Date: January 12, 2004                                   Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date: February 4, 2004                                   due on or before such date (the "Initial Pool Balance"):
                                                                 $1,424,327,015
First Distribution Date: February 18, 2004

Master Servicer:  Wachovia Bank, National Association            Trustee: LaSalle Bank National Association

Special Servicer: Lennar Partners, Inc.                          Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. V-___




                                     A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY OF THE FOLLOWING (EACH AN "INELIGIBLE PURCHASER"): (A) HOWARD L. MELAMED OR ANY OTHER FIDUCIARY WITH RESPECT TO THE HOWARD L. MELAMED PROFIT SHARING PLAN; (B) A PERSON PROVIDING SERVICES TO THE HOWARD L. MELAMED PROFIT SHARING PLAN; (C) EMPLOYERS WHO HAVE ANY EMPLOYEES COVERED BY THE HOWARD L. MELAMED PROFIT SHARING PLAN; (D) ANY EMPLOYEE ORGANIZATION WHO HAS MEMBERS COVERED BY THE HOWARD L. MELAMED PROFIT SHARING PLAN; (E) AN OWNER OF 50% OR MORE OF AN EMPLOYER LISTED IN (C) OR AN ORGANIZATION LISTED IN (D); (F) SPOUSES, ANCESTORS, LINEAL DESCENDANTS, OR SPOUSES OF LINEAL DESCENDANTS OF ANY OF THE PERSONS LISTED ABOVE, EXCEPT PERSONS WHO ARE EMPLOYEE ORGANIZATIONS; (G) CORPORATIONS, PARTNERSHIPS, TRUSTS OR ESTATES OF WHICH 50% IS OWNED DIRECTLY OR INDIRECTLY BY PERSONS LISTED ABOVE, EXCEPT PERSONS WHO ARE RELATIVES; (H) EMPLOYEES, OFFICERS, DIRECTORS OR 10% OR MORE SHAREHOLDERS OF ANY OF THE PERSONS MENTIONED ABOVE, EXCEPT PERSONS WHO ARE FIDUCIARIES OR RELATIVES; OR (I) 10% OR MORE PARTNERS OR JOINT VENTURERS OF ANY PERSON LISTED ABOVE, EXCEPT PERSONS WHO ARE FIDUCIARIES OR RELATIVES. ANY ACQUISITION OR HOLDING OF A CERTIFICATE BY AN INELIGIBLE PURCHASER SHALL BE VOID AB INITIO AND OF NO FORCE AND EFFECT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.


                                     A-6-2

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD TRUST MORTGAGE LOANS SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


         This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class V Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

         Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of


                                     A-6-3
advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

         If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

         None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder



                                     A-6-4
desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         No Transfer of this Certificate or any interest herein shall be made to
(A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Furthermore, no transfer of this Certificate or any interest herein shall be made to any of the following Ineligible Purchasers: (i) Howard L. Melamed or any other fiduciary with respect to the Howard L. Melamed Profit Sharing Plan; (ii) a person providing services to the Howard L. Melamed Profit Sharing Plan; (iii) employers who have any employees covered by the Howard L. Melamed Profit Sharing Plan; (iv) any employee organization who has members covered by the Howard L. Melamed Profit Sharing Plan; (v) an owner of 50% or more of an employer listed in (iii) or an organization listed in (iv);
(vi) spouses, ancestors, lineal descendants, or spouses of lineal descendants of any of the persons listed above, except persons who are employee organizations;
(vii) corporations, partnerships, trusts or estates of which 50% is owned directly or indirectly by persons listed above, except persons who are relatives; (viii) employees, officers, directors or 10% or more shareholders of any of the persons mentioned above, except persons who are fiduciaries or relatives; or (ix) 10% or more partners or joint venturers of any person listed above, except persons who are fiduciaries or relatives. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, (x) a certification to the effect that such prospective Transferee is not an Ineligible Purchaser and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of an Ineligible Purchaser and (y) one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that (a) such Transferee is not an Ineligible Purchaser and (b) either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by



                                     A-6-5

Sections 4975(a) and (b) of the Code. Any acquisition or holding of a Certificate by an Ineligible Purchaser shall be void ab initio and of no force and effect.

         No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the aggregate Certificate Principal Balance of all the Principal Balance Certificates as of the Closing Date. In addition, following the date on which the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F and G Certificates is reduced to zero, any single Holder or group of Holders of all of the remaining Certificates may, with the consent of the Master Servicer and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties remaining in the Trust Fund at the time of the exchange.



                                     A-6-6

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-6-7

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:
                                                --------------------------------
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


         This is one of the Class V Certificates referred to in the within-mentioned Agreement.


Dated: _____________


                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Certificate Registrar


                                            By:
                                                --------------------------------
                                                Authorized Officer




                                     A-6-8

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:



                                    --------------------------------------------
                                    Signature by or on behalf of Assignor



                                    --------------------------------------------
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________________________
for the account of ____________________________________________________________.


Distributions made by check (such check to be made payable to __________________ ______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.


This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.





                                     A-6-9

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT


                                 [SEE ATTACHED]

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION


To the parties listed on the attached Schedule A

         Re:    LB-UBS Commercial Mortgage Trust 2004-C1
                Commercial Mortgage Pass Through Certificates, Series 2004-C1
                -------------------------------------------------------------
                (the "Certificates")
                --------------------

Ladies and Gentlemen:

         Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of January 12, 2004, relating to the above-referenced Certificates (the "Agreement"), LaSalle Bank National Association, in its capacity as trustee (the "Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) all documents specified in clauses (a)(i) through (a)(v),
(a)(vii), (a)(viii) and (a)(ix) of the definition of "Mortgage File" (without regard to the second parenthetical in such clause (a)(viii)), are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) of the Agreement has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) of the Agreement and in this Certification and only as to the foregoing documents, the information set forth in the Trust Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Trust Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File.

         Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. In performing the review contemplated herein, the Trustee or any Custodian may rely on the Depositor as to the purported genuineness of any such document and any signature thereon.

         Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.


                                    Respectfully,

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Trustee


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE A


Wachovia Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 28262-1075
Attn: LB-UBS Commercial Mortgage Trust 2004-C1

Lennar Partners, Inc.
1601 Washington Avenue, Suite 800
Miami Beach, Florida  33139
Attn: LB-UBS Commercial Mortgage Trust 2004-C1

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York  10019
Attn: LB-UBS Commercial Mortgage Trust 2004-C1

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019
Attn: LB-UBS Commercial Mortgage Trust 2004-C1

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York  10019
Attn: LB-UBS Commercial Mortgage Trust 2004-C1

LUBS Inc.
745 Seventh Avenue
New York, New York  10019
Attn: LB-UBS Commercial Mortgage Trust 2004-C1

UBS Securities LLC
1285 Avenue of the Americas
New York, New York  10019
Attn: LB-UBS Commercial Mortgage Trust 2004-C1

UBS Real Estate Investments Inc.
1285 Avenue of the Americas
New York, New York  10019
Attn: LB-UBS Commercial Mortgage Trust 2004-C1

Each of the Non-Trust Mortgage Loan Noteholders

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:   Asset-Backed Securities Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2004-C1

             Re:   LB-UBS Commercial Mortgage Trust 2004-C1,
                   Commercial Mortgage Pass-Through Certificates, Series 2004-C1
                   -------------------------------------------------------------

             In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of January 12, 2004 (the "Pooling and Servicing Agreement"), by and between Structured Asset Securities Corporation II, as depositor, the undersigned, as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), you, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you, as Trustee, with respect to the following described Mortgage Loan for the reason indicated below.

             Property Name: ____________________________________________________

             Address: __________________________________________________________

             Control No.: ______________________________________________________

             If only particular documents in the Mortgage File are requested, please specify which: _____________________________________________
             ___________________________________________________________________


Reason for requesting file (or portion thereof):

     ______      1.       Mortgage Loan paid in full. The undersigned hereby
                          certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Accounts pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

     ______      2.       Other. (Describe) ____________________________________
                          ______________________________________________________
                          ______________________________________________________


             The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing




                                      D-1-1

Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

             Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       WACHOVIA BANK, NATIONAL ASSOCIATION


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:





                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE


                                   -----------


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:   Asset-Backed Securities Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2004-C1

             Re:   LB-UBS Commercial Mortgage Trust 2004-C1,
                   Commercial Mortgage Pass-Through Certificates, Series 2004-C1
                   -------------------------------------------------------------

             In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of January 12, 2004 (the "Pooling and Servicing Agreement"), by and between Structured Asset Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer (the "Master Servicer"), the undersigned, as special servicer (the "Special Servicer"), you, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

             Property Name: ____________________________________________________

             Address: __________________________________________________________

             Control No.: ______________________________________________________

             If only particular documents in the Mortgage File are requested, please specify which: _____________________________________________
             ___________________________________________________________________


Reason for requesting file (or portion thereof):

    ______       1.       Mortgage Loan paid in full. The undersigned hereby
                          certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Accounts pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

    ______       2.       Other. (Describe) ____________________________________
                          ______________________________________________________
                          ______________________________________________________



                                     D-2-1

             The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

             Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                            LENNAR PARTNERS, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:





                                     D-2-2

                                    EXHIBIT E

                     FORM OF LOAN PAYOFF NOTIFICATION REPORT


                        LOAN PAYMENT NOTIFICATION REPORT
                           AS OF _____________________

--------------------------------------------------------------------------------------------------------------------------
      S4            S55          S61      S58       P7        P8        P10           P11          P93           P97
--------------------------------------------------------------------------------------------------------------------------
                                                 SCHEDULED                                      PRECEDING
                 SHORT NAME                      MORTGAGE    PAID     CURRENT                   FISCAL YR.
                   (WHEN      PROPERTY             LOAN      THRU     INTEREST     MATURITY        DSCR      MOST RECENT
PROSPECTUS ID   APPROPRIATE)    TYPE     STATE    BALANCE    DATE       RATE         DATE          NCR         DSCR NCF
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
SCHEDULED PAYMENTS
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
UNSCHEDULED PAYMENT
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          $
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------
      S4              SERVICER ESTIMATED INFORMATION
---------------------------------------------------------
                                 EXPECTED     EXPECTED
                      YIELD       PAYMENT    DISTRIBUTION
PROSPECTUS ID      MAINTENANCE     DATE         DATE
---------------------------------------------------------

----------------------------------------------------------
SCHEDULED PAYMENTS
----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------
UNSCHEDULED PAYMENT
----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------
TOTAL:
----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

THE BORROWER HAS ONLY REQUESTED THE INFORMATION TO PAY-OFF. THIS DOES NOT INDICATE A DEFINITE PAYMENT.

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
           FOR TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES


                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:   Asset-Backed Securities Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2004-C1

       Re: LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of February 4, 2004 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

             This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 12, 2004, between Structured Asset Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise herein defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

             1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

             2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of



                                     F-1-1

    1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.


                                     Very truly yours,


                                     --------------------------------------
                                     (Transferor)


                                     By:
                                         ----------------------------------
                                     Name:
                                     Title:





                                     F-1-2

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:   Asset-Backed Securities Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2004-C1

             Re: LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class ___, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of February 4, 2004 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

             This letter is delivered to you in connection with the transfer by ____________________________ (the "Transferor") to _____________________________
________________________________ (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 12, 2004, between Structured Asset Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

             1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

             2. The Transferee has been furnished with all information regarding
    (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing



                                     F-2A-1
    of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

             3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.


                                  Very truly yours,


                                  ------------------------------------------
                                  (Transferee)


                                  By:
                                      --------------------------------------
                                      Name:
                                      Title:


                             Nominee Acknowledgement
                             -----------------------

             The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                      -----------------------------------------
                                      (Nominee)


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A
                                                         -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

             The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

             1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

             2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

    _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

    _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

    _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association


--------------------------

(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.




                                     F-2A-3
           or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

    _____  Broker-dealer. The Transferee is a dealer registered pursuant to
           Section 15 of the Securities Exchange Act of 1934, as amended.

    _____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

    _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

    _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

    _____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

    _____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

    _____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
           (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1) _______________________________________________________
           _____________________________________________________________________
           _____________________________________________________________________

        3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
    (vii) currency, interest rate and commodity swaps.

        4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining


                                     F-2A-4
    such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

        5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

        ___     ___    Will the Transferee be purchasing the Transferred
        Yes     No     Certificates only for the Transferee's own account?

        6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

        7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

        8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                           -------------------------------------
                                           Print Name of Transferee


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Date:



                                     F-2A-5

                                                         ANNEX 2 TO EXHIBIT F-2A
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]


             The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

             1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

             2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

    ______ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

    ______ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

             3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

             4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies,



                                     F-2A-6

    (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

             5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

             _____   _____   Will the Transferee be purchasing the Transferred
              Yes     No     Certificates only for the Transferee's own account?

             6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

             7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                     F-2A-7

             8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                            -----------------------------------
                                            Print Name of Transferee or Adviser

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:
                                                Date:



                                            IF AN ADVISER:


                                            ------------------------------------
                                            Print Name of Transferee


                                            Date:
                                                  ------------------------------



                                     F-2A-8

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:   Asset-Backed Securities Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2004-C1

             Re: LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of February 4, 2004 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

             This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 12, 2004, between Structured Asset Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

             1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

             2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Pooling and Servicing



                                     F-2B-1

      Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit F-2A to the Pooling and Servicing Agreement or as Exhibit F-2B to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

             3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

             THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

             NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

             4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any



                                     F-2B-2
      interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

             5. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

             6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.



                                     F-2B-3

             7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.


                                       Very truly yours,


                                       -------------------------------------
                                       (Transferee)


                                       By:
                                           ---------------------------------
                                           Name:
                                           Title:


                             Nominee Acknowledgement
                             -----------------------

             The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                        ---------------------------------------
                                        (Nominee)


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:




                                     F-2B-4

                                  EXHIBIT F-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES


                                     [Date]


[TRANSFEROR]

             Re: LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of February 4, 2004 (the "Closing Date") of $__________

Ladies and Gentlemen:

             This letter is delivered to you in connection with the Transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 12, 2004, between Structured Asset Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

             1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

             2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form


                                     F-2C-1
      attached as Exhibit F-2C to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

             3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

             THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

             NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.



                                     F-2C-2

             4. The Transferee understands that, if the Transferred Certificate is a Class T Certificate, it may not sell or otherwise transfer such Transferred Certificate or any interest therein unless it has provided prior written notice of such transfer (together with a copy of the Transferee Certificate in the form hereof executed by the proposed transferee of such Transferred Certificate) to Lehman Brothers, Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Scott Lechner--LB-UBS Commercial Mortgage Trust 2004-C1, facsimile number: (646) 758-4203.

             5. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.


                                             Very truly yours,

                                             ----------------------------------
                                             (Transferee)


                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:




                                     F-2C-3

                                                         ANNEX 1 TO EXHIBIT F-2C
                                                         -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]


             The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Structured Asset Securities Corporation II with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

             1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

             2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $___________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

      _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan

--------------------------

(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                                     F-2C-4
             association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___    Broker-dealer. The Transferee is a dealer registered pursuant to
             Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
             (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

             3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

             4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial


                                     F-2C-5
statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

             5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

             _____   ____    Will the Transferee be purchasing the Transferred
              Yes     No     Certificates only for the Transferee's own account?

             6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

             7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in any of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

             8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                          -------------------------------------
                                          (Transferee)


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:
                                              Date:





                                     F-2C-6

                                                         ANNEX 2 TO EXHIBIT F-2C
                                                         -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]


             The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Structured Asset Securities Corporation II with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

             1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

             2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least [$100,000,000] in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

             ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

             ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

             3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                     F-2C-7

             4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

             5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

             _____   ____   Will the Transferee be purchasing the Transferred
              Yes     No    Certificates only for the Transferee's own account?

             6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

             7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.





                                     F-2C-8

             8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                          -------------------------------------
                                          (Transferee or Adviser)


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:
                                              Date:


                                          IF AN ADVISER:


                                          Print Name of Transferee


                                          -------------------------------------
                                          Date:




                                     F-2C-9

                                  EXHIBIT F-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES


                                     [Date]


[TRANSFEROR]

             Re: LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of February 4, 2004 (the "Closing Date") of $__________

Ladies and Gentlemen:

             This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 12, 2004, between Structured Asset Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

             For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the



                                     F-2D-1

United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

             We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____


                                       By:
                                           ---------------------------------
                                           As, or agent for, the beneficial
                                           owner(s) of the Certificates to which
                                           this certificate relates.





                                    F-2D-2

                                   EXHIBIT G-1

                        FORM I OF TRANSFEREE CERTIFICATE
      IN CONNECTION WITH ERISA (DEFINITIVE PRIVATELY OFFERED CERTIFICATES)


                               _____________, 20__


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:   Asset-Backed Securities Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2004-C1

             Re: LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates")
                  --------------------------------------------------------------

Ladies and Gentlemen:

             This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of February 4, 2004 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the subject Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 12, 2004, between Structured Asset Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

       _____ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

       _____ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.




                                     G-1-1

       _____ The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and are being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-14; and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

             The Transferee hereby further certifies, represents and warrants to you as Certificate Registrar, that the Transferee is not, and is not Acquiring the Transferred Certificates on behalf of, (A) Howard L. Melamed or any other fiduciary with respect to the Howard L. Melamed Profit Sharing Plan; (B) a person providing services to the Howard L. Melamed Profit Sharing Plan; (C) employers who have any employees covered by the Howard L. Melamed Profit Sharing Plan; (D) any employee organization who has members covered by the Howard L. Melamed Profit Sharing Plan; (E) an owner of 50% or more of an employer listed in (C) or an organization listed in (D); (F) spouses, ancestors, lineal descendants, or spouses of lineal descendants of any of the persons listed above, except persons who are employee organizations; (G) corporations, partnerships, trusts or estates of which 50% is owned directly or indirectly by persons listed above, except persons who are relatives; (H) employees, officers, directors or 10% or more shareholders of any of the persons mentioned above, except persons who are fiduciaries or relatives; or (I) 10% or more partners or joint venturers of any person listed above, except persons who are fiduciaries or relatives.


                                          Very truly yours,


                                          ------------------------------------
                                          (Transferee)


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:




                                     G-1-2

                                   EXHIBIT G-2

                        FORM II OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                   (BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES)


                                     [Date]

[TRANSFEROR]

              Re: LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage
                  Pass-Through Certificates, Series 2004-C1 (the "Certificates")
                  --------------------------------------------------------------

Ladies and Gentlemen:

             This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class ___ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of February 4, 2004 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of January 12, 2004 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

       ______ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

       ______ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and
                 (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

       ______ The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and an interest in such Certificates is



                                     G-2-1
                 being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-14 and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

             The Transferee hereby further certifies, represents and warrants to you as Certificate Registrar, that the Transferee is not, and is not Acquiring the Transferred Certificates on behalf of, (A) Howard L. Melamed or any other fiduciary with respect to the Howard L. Melamed Profit Sharing Plan; (B) a person providing services to the Howard L. Melamed Profit Sharing Plan; (C) employers who have any employees covered by the Howard L. Melamed Profit Sharing Plan; (D) any employee organization who has members covered by the Howard L. Melamed Profit Sharing Plan; (E) an owner of 50% or more of an employer listed in (C) or an organization listed in (D); (F) spouses, ancestors, lineal descendants, or spouses of lineal descendants of any of the persons listed above, except persons who are employee organizations; (G) corporations, partnerships, trusts or estates of which 50% is owned directly or indirectly by persons listed above, except persons who are relatives; (H) employees, officers, directors or 10% or more shareholders of any of the persons mentioned above, except persons who are fiduciaries or relatives; or (I) 10% or more partners or joint venturers of any person listed above, except persons who are fiduciaries or relatives.


                                  Very truly yours,

                                  ------------------------------------
                                  (Transferee)


                                  By:
                                      --------------------------------
                                      Name:
                                      Title:




                                     G-2-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES


TRANSFER AFFIDAVIT PURSUANT TO
SECTIONS 860D(a)(6)(A) AND 860E(e)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


             Re: LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage
                 Pass-Through Certificates, Series 2004-C1 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 12, 2004, between Structured Asset Securities Corporation II, as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent


STATE OF                       )
                               )    ss.:  ____________________
COUNTY OF                      )

             The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

             1. ______________________________ (the "Purchaser"), is acquiring
[Class R-I] [Class R-II] [Class R-III] Certificates representing ________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a "REMIC") designated as ["REMIC I"] ["REMIC II"] ["REMIC III"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

             2. The Purchaser is not a "Disqualified Organization" (as defined below), and that the Purchaser is not acquiring the [Class R-I] [Class R-II] [Class R-III] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not


                                     H-1-1
selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

             3. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

             4. The Purchaser will not cause the income from the [Class R-I] [Class R-II] [Class R-III] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

             5. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any [Class R-I] [Class R-II] [Class R-III] Certificates to a Disqualified Organization.

             6. No purpose of the acquisition of the [Class R-I] [Class R-II] [Class R-III] Certificates is to impede the assessment or collection of tax.

             7. [Check the statement that applies]

     o If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

             a) In accordance with Treasury regulations section 1.860E-1, the Purchaser (i) is an "eligible corporation" as defined in Section 1.860E-1(c)(6)(i) of the Treasury regulations, as to which the income of [Class R-I] [Class R-II] [Class R-III] Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in Treasury regulations
     section 1.860E-1; |_|

             or

             b) The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the [Class R-I] [Class R-II] [Class R-III] Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates


                                     H-1-2
     of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter|_|

     o If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply:

             a) The Purchaser is a "United States person" as defined in Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification number is __________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons); |_|

             or

             b) The Purchaser is not a United States person. However, the
     Purchaser:

                (a) conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

                (b) understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of a [Class R-I] [Class R-II] [Class R-III] Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such [Class R-I] [Class R-II] [Class R-III] Certificate;

                (c) intends to pay the taxes associated with holding a [Class
             R-I] [Class R-II] [Class R-III] Certificate;

                (d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses
             (a), (b) and (c) of this sentence or are United States persons);
             and

                (e) has furnished the Transferor and the Trustee with an
             effective IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations
             |_|

                8. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the [Class R-I] [Class R-II] [Class R-III] Certificates as they become due.

                9. The Purchaser understands that it may incur tax liabilities with respect to the [Class R-I] [Class R-II] [Class R-III] Certificates in excess of any cash flows generated by such Certificates.

                10. The Purchaser will not transfer the [Class R-I] [Class R-II] [Class R-III] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has


                                     H-1-3
     actual knowledge that the requirements set forth in paragraphs 2, 3, 4, 6 or 8 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the
     Code).

                11. The Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the [Class R-I] [Class R-II] [Class R-III] Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraphs 6 and 8.

                12. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] [REMIC III] pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

             Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

             IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of
__________________.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:




             Personally appeared before me ___________________________ and ___________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be a _______________________ and _______________________ of the Purchaser, and acknowledged to me that he/she each executed the same at his/her free act and deed and at the free act and deed of the Purchaser.


                                        Subscribed and sworn before me this
                                        ____ day of _______________.



                                        ----------------------------------------
                                        Notary Public




                                     H-1-4

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                    REGARDING RESIDUAL INTEREST CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:   Asset-Backed Securities Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2004-C1

             Re: LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates")
                  --------------------------------------------------------------

Ladies and Gentlemen:

             This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates"). The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of January 12, 2004 (the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                 1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                 2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

                 3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States


                                     H-2-1
     income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.


                                   Very truly yours,


                                   ------------------------------------
                                   (Transferor)


                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:





                                     H-2-2

                                   EXHIBIT I-1

                       FORM OF NOTICE AND ACKNOWLEDGEMENT


                                     [Date]


Standard & Poor's Ratings Services,
  a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st  Floor
New York, New York  10041
Attention: Commercial Surveillance Department

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Ladies and Gentlemen:

             This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of January 12, 2004 and relating to LB-UBS Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

             Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the Agreement.

             The designation of __________________ as Special Servicer will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.


                                      I-1-1

             Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.


                                           Very truly yours,

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Trustee


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


Receipt acknowledged:

STANDARD & POOR'S RATINGS SERVICES

By:
    -----------------------------------
    Name:
    Title:
    Date:


MOODY'S INVESTORS SERVICE, INC.


By:
    -----------------------------------
    Name:
    Title:
    Date:




                                      I-1-2

                                   EXHIBIT I-2

              FORM OF ACKNOWLEDGEMENT OF PROPOSED SPECIAL SERVICER


                                     [Date]


[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]
[FISCAL AGENT]

             Re:   LB-UBS Commercial Mortgage Trust 2004-C1,
                   Commercial Mortgage Pass-Through Certificates, Series 2004-C1
                   -------------------------------------------------------------

Ladies and Gentlemen:

             Pursuant to [Section 6.09 of the Pooling and Servicing Agreement], dated as of January 12, 2004, relating to LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization:
____________________.


                                          [NAME OF PROPOSED SPECIAL SERVICER]


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:





                                      I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

                                                                      SCHEDULE 1
                                                                      ----------


             This Schedule 1 is attached to and incorporated in a financing statement pertaining to Structured Asset Securities Corporation II, as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and LaSalle Bank National Association, as trustee for the holders of the LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of January 12, 2004 (the "Pooling and Servicing Agreement"), between the Debtor, as depositor, the Secured Party, as trustee (the "Trustee"), Wachovia Bank, National Association, as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), and ABN AMRO Bank N.V. as fiscal agent, relating to the issuance of the LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Series 2004-C1 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

             The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

             (1) the mortgage loans listed on the Trust Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans");

             (2) the note or other evidence of indebtedness of the related borrower under each Mortgage Loan (the "Mortgage Note"), the related mortgage, deed of trust or other similar instrument securing such Mortgage Note (the "Mortgage") and each other legal, credit and servicing document related to such Mortgage Loan (collectively with the related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

             (3) (a) the Custodial Accounts and the Defeasance Deposit Account required to be maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Custodial Accounts and the Defeasance Deposit Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

             (4) all REO Property acquired in respect of defaulted Mortgage
Loans;

             (5) (a) the REO Accounts required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

             (6) (a) the Servicing Accounts and the Reserve Accounts required to be maintained by the Master Servicer and/or the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Servicing Accounts and the Reserve Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

             (7) (a) the Interest Reserve Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Interest Reserve Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

             (8) (a) the Collection Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and
(d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

             (9) all insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement;

             (10) any and all general intangibles (as defined in the Uniform Commercial Code) consisting of, arising from or relating to any of the foregoing; and

             (11) any and all income, payments, proceeds and products of any of the foregoing.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF ALL THE DEBTOR'S RIGHT, TITLE AND INTEREST IN, TO AND UNDER THE MORTGAGE LOANS, THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER RELATED MORTGAGE LOAN DOCUMENTS EVIDENCED BY THE SERIES 2004-C1 CERTIFICATES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY WITH RESPECT TO THE MORTGAGE LOANS OR IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE

CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION. WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                             EXHIBIT A TO SCHEDULE 1


                 (See Schedule I- Trust Mortgage Loan Schedule)

                                    EXHIBIT K

        SUB-SERVICERS IN RESPECT OF WHICH SUB-SERVICING AGREEMENTS ARE IN
                EFFECT OR BEING NEGOTIATED AS OF THE CLOSING DATE



Northmarq Capital, Inc.

GMAC Commercial Mortgage Corporation

L.J. Melody & Company of Texas, LP

Wilson, Cantwell & Spelman, Inc., d/b/a Johnson Capital Group

Laureate Capital LLC

Teachers Insurance and Annuity Association of America

                                   EXHIBIT L-1

      FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE ACCESS
                        FROM CERTIFICATE [HOLDER] [OWNER]


                                     [Date]


[LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:   Asset-Backed Securities Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2004-C1]

[Wachovia Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 28262-1075
Attention:   LB-UBS Commercial Mortgage Trust 2004-C1]

             Re:   LB-UBS Commercial Mortgage Trust 2004-C1,
                   Commercial Mortgage Pass-Through Certificates, Series 2004-C1
                   -------------------------------------------------------------

             In accordance with the provisions of the Pooling and Servicing Agreement, dated as of January 12, 2004 (the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor"), Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

             1. The undersigned is a [beneficial owner] [registered holder] of the Class _____ Certificates.

             2.    The undersigned is requesting (Please check as applicable):

                   (i) ____ the information (the "Information") identified on the schedule attached hereto pursuant to Section 8.14 of the Pooling and Servicing Agreement; or

                   (ii) ____ a password pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's] Internet Website.

             3. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is



                                      L-1-1
subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

             4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

             IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                      [BENEFICIAL OWNER OF A CERTIFICATE]
                                      [REGISTERED HOLDER OF A CERTIFICATE]


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                      ------------------------------------------



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:




                                      L-1-2

                                   EXHIBIT L-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE
                        ACCESS FROM PROSPECTIVE INVESTOR


                                     [Date]


[LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:   Asset-Backed Securities Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2004-C1]

[Wachovia Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 28262-1075
Attention:   LB-UBS Commercial Mortgage Trust 2004-C1]

             Re:  LB-UBS Commercial Mortgage Trust 2004-C1,
                  Commercial Mortgage Pass-Through Certificates, Series 2004-C1
                  -------------------------------------------------------------

             In accordance with the provisions of the Pooling and Servicing Agreement, dated as of January 12, 2004 (the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor"), Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

             1. The undersigned is contemplating an investment in the Class _____ Certificates.

             2. The undersigned is requesting (please check as applicable):

                 (i) ____ information (the "Information") for use in evaluating the possible investment described above as identified on the schedule attached hereto pursuant to Section 8.14 of the Pooling and Servicing Agreement; or

                 (ii) ____ a password pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's] Internet Website.

             3. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise from such governmental or banking authorities and agencies to which the undersigned is subject), and such Information will not, without the prior


                                     L-2-1
written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

             4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

             IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                     [PROSPECTIVE PURCHASER OF A CERTIFICATE OR
                                     INTEREST THEREIN]


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:




                                     -------------------------------------------




                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:





                                     L-2-2

                                    EXHIBIT M

                        FORM OF DEFEASANCE CERTIFICATION

                        FORM OF NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN


    For Mortgage Loans: (a) having an unpaid balance of $20,000,000 or less,
  (b) that constitute less than 5% of the aggregate unpaid principal balance of the Mortgage Pool, or (c) that are not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool


To:   Standard & Poor's Ratings Services,
        a division of The McGraw-Hill Companies, Inc.
      55 Water Street
      New York, New York 10041
      Attn: Commercial Mortgage Surveillance

From: _____________________________________, in its capacity as master servicer
      (the "Master Servicer") under the Pooling and Servicing Agreement dated as of January 12, 2004 (the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II, as Depositor, the Master Servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent.


Date: _________, 20___

           Re:  LB-UBS Commercial Mortgage Trust 2004-C1,
                Commercial Mortgage Pass-Through Certificates, Series 2004-C1

Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the Trust Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged [Property] [Properties] identified on the Trust Mortgage Loan Schedule by the following name[s]:

Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

As Master Servicer under the Pooling and Servicing Agreement, we hereby:

             1. Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

             ____ a full defeasance of the payments scheduled to be due in respect of the entire unpaid principal balance of the Mortgage Loan; or

             ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the unpaid principal balance of the Mortgage Loan that represents ___% of the entire unpaid principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire unpaid principal balance;

             2. Certify as to each of the following, and any additional explanatory notes set forth on Exhibit A hereto:

                a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                b. The defeasance was consummated on __________, 20__.

                c. The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by Standard & Poor's, (iv) if they include a principal obligation, provide for a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

         CUSIP         RATE         MAT        PAY DATES         ISSUED
         -----         ----         ---        ---------         ------

                d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

                e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

             ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loan included in the pool.

             ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

             ____ the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                g. As securities intermediary, the Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments").

                h. The Master Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Mortgage Loan, on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                i. The Master Servicer received opinions from counsel, who were approved by the Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                j. The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                k. The entire unpaid principal balance of the Mortgage Loan as of the date of defeasance was $___________. Such Mortgage Loan (a) has an unpaid balance of $20,000,000 or less, (b) constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool, or (b) is not one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool, in each such case, as of the date of the most recent Distribution Date Statement received by us (the "Current Report") .

             3. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate unpaid principal balance of the Mortgage Pool as of the date of the Current Report.

             4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's servicing file.

             5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement; and

             6. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

             7. Agree to provide copies of all items listed in Exhibit B to you upon request.

             IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.


                                        [MASTER SERVICER]


                                        By:  __________________________________
                                        Name:
                                        Title:

                                    EXHIBIT N

                      FORM OF SELLER/DEPOSITOR NOTIFICATION


                                     [Date]

[Structured Asset Securities Corporation II               [Wachovia Bank, National Association
745 Seventh Avenue                                        8739 Research Drive-URP4
New York, New York  10019                                 Charlotte, North Carolina 28262-1075
Attention: David Nass]                                    Attention: LB-UBS Commercial Mortgage Trust 2004-C1

[UBS Securities LLC                                       [Lennar Partners, Inc.
1285 Avenue of the Americas                               1601 Washington Avenue, Suite 800
New York, New York  10019                                 Miami Beach, Florida  33139
Attention: Ahmed Alali                                    Attention: LB-UBS Commercial Mortgage Trust 2004-C1]
           Robert Pettinato]

[Controlling Class Representative (if known)]             [LaSalle Bank National Association
                                                          135 South LaSalle Street, Suite 1625
                                                          Chicago, Illinois  60603
                                                          Attention: Asset-Backed Securities Trust Services
                                                          Group-LB-UBS Commercial Mortgage Trust 2004-C1]

             Re:  LB-UBS Commercial Mortgage Trust 2004-C1,
                  Commercial Mortgage Pass-Through Certificates, Series 2004-C1
                  -------------------------------------------------------------

Ladies and Gentlemen:

             This notice is being delivered pursuant to Section 2.03 of the Pooling and Servicing Agreement, dated as of January 12, 2004 (the "Agreement"), relating to the captioned commercial mortgage pass-through certificates (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

             This notice is being delivered with respect to the Mortgage Loan identified on the Trust Mortgage Loan Schedule as Mortgage Loan number [__], and secured by the Mortgaged Property identified on the Trust Mortgage Loan Schedule as _________________ (the "Subject Trust Mortgage Loan").

             Check which of the following applies:

             ______ We hereby advise you that a Material Document Defect or Material Breach exists with respect to the Subject Trust Mortgage Loan due to the occurrence set forth on Schedule 1 attached hereto.

             ______ We hereby request that you cure the Material Document Defect or Material Breach with respect to the Subject Trust Mortgage Loan within the time period and subject to the conditions provided for in [Section 2.03(a) of the Agreement] [Section 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement].

             ______ We hereby advise you that a Servicing Transfer Event has occurred with respect to the Subject Trust Mortgage Loan due to the occurrence set forth on Schedule 1 attached hereto (and a Material Document Defect has occurred as set forth above or on a previous Seller/Depositor Notification).

             ______ We hereby advise you that an assumption is proposed or has occurred with respect to the Subject Trust Mortgage Loan, as further described on Schedule 1 attached hereto (and a Material Document Defect has occurred as set forth above or on a previous Seller/Depositor Notification).

             ______ Under the circumstances contemplated by the last paragraph of [Section 2.03(a) of the Agreement] [Section 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement], we hereby advise you that both (A) the applicable Resolution Extension Period has expired and (B) a [Servicing Transfer Event] [proposed or actual assumption] has occurred with respect to the Subject Trust Mortgage Loan; therefore, we hereby direct you to cure the subject Material Document Defect within 15 days of receipt of this Seller/Depositor Notification.

             ______ We hereby advise you that the 15-day period set forth in the preceding paragraph has expired and we hereby notify you that the [Master Servicer] [Special Servicer] has elected to perform your cure obligations with respect to the subject Material Document Defect and the Subject Trust Mortgage Loan.

             ______ We hereby request that you repurchase the Subject Trust Mortgage Loan or any related REO Property to the extent required by [Section 2.03(a) of the Agreement] [Section 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement].

                                Very truly yours,

                                [LASALLE BANK NATIONAL ASSOCIATION,
                                as Trustee


                                By:
                                   ---------------------------------------
                                   Name:
                                   Title:]



                                [WACHOVIA BANK, NATIONAL ASSOCIATION,
                                as Master Servicer


                                By:
                                   ---------------------------------------
                                Name:
                                Title:]



                                [LENNAR PARTNERS, INC.,
                                as Special Servicer


                                By:
                                   ---------------------------------------
                                Name:
                                Title:]


           In the event this notice constitutes a request to repurchase the Subject Trust Mortgage Loan, a copy of this Seller/Depositor Notification has been delivered to each of:

           (i)    Counsel to the Seller:

                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, New York  10038
                  Attention: Anna Glick;

           and

           (ii)   Internal Counsel to the Depositor/Lehman Mortgage Loan Seller:

                  Lehman Brothers Holdings Inc.
                  745 Seventh Avenue
                  New York, New York  10019
                  Attention:  Scott Lechner

                                                                      SCHEDULE 1
                                                                      ----------

         Mortgage Loan Number:
         -------------------- -------------------------


         Name of Mortgaged Property:
         --------------------------  -------------------------------------------


         Material Breach: Explain the nature of the Material Breach:
         ---------------                                             -----------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


         Material Document Defect: List the affected documents and describe
         ------------------------
nature of the Material Document Defect:
                                        ----------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


         Servicing Transfer Event/Assumption: Explain the nature of the
         -----------------------------------
Servicing Transfer Event/Assumption:
                                     -------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


         Other: Set forth any necessary additional information:
         -----                                                  ----------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT O

            FORM OF CONTROLLING CLASS REPRESENTATIVE CONFIDENTIALITY
                                    AGREEMENT


                                     [Date]


[LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention: Asset-Backed Securities Trust Services Group--LB-UBS Commercial Mortgage Trust 2004-C1]

[Wachovia Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 28262-1075
Attention:   LB-UBS Commercial Mortgage Trust 2004-C1]

[Lennar Partners, Inc.
1601 Washington Avenue, Suite 800
Miami Beach, Florida  33139
Attention: LB-UBS Commercial Mortgage Trust 2004-C1]


             Re:  LB-UBS Commercial Mortgage Trust 2004-C1,
                  Commercial Mortgage Pass-Through Certificates, Series 2004-C1
                  -------------------------------------------------------------

             In accordance with the provisions of the Pooling and Servicing Agreement, dated as of January 12, 2004 (the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor"), Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

             1. The undersigned is the Controlling Class Representative.

             2. The undersigned will keep the information (the "Information") obtained from time to time pursuant to the Pooling and Servicing Agreement confidential (except for Information with respect to tax treatment or tax structure), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part (other than for the purpose of communicating with the Controlling Class); provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

             4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

             To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Pooling and Servicing Agreement.

             IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                         [CONTROLLING CLASS REPRESENTATIVE]



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT P

                      FORM OF TRUSTEE BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR


             Re: LB-UBS Commercial Mortgage Trust 2004-C1 (the "Trust") Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates")
                   -------------------------------------------------------------

             Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of January 12, 2004 (the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II as depositor (the "Depositor"), LaSalle Bank National Association as trustee (the "Trustee"), Wachovia Bank, National Association as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer (the "Special Servicer") and ABN AMRO Bank N.V. as fiscal agent, relating to the Certificates, the undersigned, a ____________________ of the Trustee and on behalf of the Trustee, hereby certifies to ___________________ (the "Certifying Party") and to ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

                 1. I have reviewed the annual report on Form 10-K for the fiscal year _______, and all reports on Form 8-K filed in respect of periods included in the year covered by that annual report, of the Trust;

                 2. To the best of my knowledge, and assuming the accuracy of the statements required to be made in the Master Servicer Backup Certification and in the Special Servicer Backup Certification (in each case, to the extent that such statements are relevant to the statements made in this Trustee Backup Certification), that the information in such reports relating to distributions on and/or characteristics (including Certificate Principal Balances, Certificate Notional Amounts and Pass-Through Rates) of the Certificates, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the subject Annual Report on Form 10-K;

                 3. To the best of my knowledge, the information in such reports relating to distributions on and/or characteristics (including Certificate Principal Balances, Certificate Notional Amounts and Pass-Through Rates) of the Certificates includes all information of such type required to be included in the Distribution Date Statement for the relevant period covered by the subject Annual Report on Form 10-K; and

                 4. To the best of my knowledge, such information includes all Servicer Reports and Additional Designated Servicing Information provided to the Trustee by the Master Servicer and/or the Special Servicer hereunder.

             Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:


                                       [NAME OF TRUSTEE]


                                       By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT Q

                  FORM OF MASTER SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR


             Re: LB-UBS Commercial Mortgage Trust 2004-C1 (the "Trust") Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates")
                  --------------------------------------------------------------

             Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of January 12, 2004 (the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II as depositor (the "Depositor"), LaSalle Bank National Association as trustee (the "Trustee"), Wachovia Bank, National Association as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer (the "Special Servicer") and ABN AMRO Bank N.V. as fiscal agent, relating to the Certificates, the undersigned, a ____________________ of the Master Servicer and on behalf of the Master Servicer, hereby certifies to ___________________ (the "Certifying Party") and to ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

                 1. I have reviewed all the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee for the fiscal year __________;

                 2. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Special Servicer Certification (to the extent that such statements are relevant to the statements made in this Master Servicer Certification), the information in the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee for such year relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Trust Mortgage Loans and REO Properties, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of such fiscal year;

                 3. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Special Servicer Certification (to the extent that such statements are relevant to the statements made in this Master Servicer Certification), the information in the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee for such year relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Trust Mortgage Loans and REO Properties, includes all information of such type required to be provided by the Master Servicer to the Trustee under the Pooling and Servicing Agreement for such year;

                 4. I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and, based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the Annual Performance Certification delivered by the Master Servicer for such year, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

                 5. I have disclosed to the accountants that are to deliver the Annual Accountants' Report in respect of the Master Servicer with respect to such year all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

             The foregoing certifications under clauses 2. and 3. above assume that the following sections and parts of the Prospectus Supplement did not, as of the date thereof or as of the Closing Date, contain any untrue statement of a material fact regarding the Mortgage Loan Seller Matters (as defined below) or omit to state any material fact regarding the Mortgage Loan Seller Matters necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading: "Summary of Prospectus Supplement--The Underlying Mortgage Loans and the Mortgaged Real Properties", "Risk Factors--Risks Related to the Underlying Mortgage Loans" and "Description of the Mortgage Pool" and Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to the Prospectus Supplement. "Mortgage Loan Seller Matters" as used in the preceding sentence shall mean the description of the Mortgage Loans, the Mortgaged Properties and the Mortgagors. In addition, notwithstanding the foregoing certifications under clauses 2. and 3. above, the Master Servicer does not make any certification under such clauses 2. and 3. above with respect to the information in the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee referred to in such clauses 2. and 3. above that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement, beyond the corresponding certification actually provided by the Special Servicer, if and as applicable. Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses 1. through 5. that is in turn dependent upon information required to be provided by any Sub-Servicer identified on Exhibit K to the Pooling and Servicing Agreement, acting under a Sub-Servicing Agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the Master Servicer with respect to the information that is the subject of such certification.

             Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:


                                            [NAME OF MASTER SERVICER]


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT R

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR


             Re: LB-UBS Commercial Mortgage Trust 2004-C1 (the "Trust") Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates")
                  --------------------------------------------------------------

             Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of January 12, 2004 (the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II as depositor (the "Depositor"), LaSalle Bank National Association as trustee (the "Trustee"), Wachovia Bank, National Association as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer (the "Special Servicer") and ABN AMRO Bank N.V. as fiscal agent, relating to the Certificates, the undersigned, a ____________________ of the Special Servicer and on behalf of the Special Servicer, hereby certifies to ___________________ (the "Certifying Party") and to ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

             1. I have reviewed all the Servicer Reports and Additional Designated Servicing Information delivered by the Special Servicer delivered to the Master Servicer and/or the Trustee for the fiscal year ______________ as to the special servicing by the Special Servicer of specially serviced mortgage loans (the "Specially Serviced Mortgage Loans") or real properties owned by the Trust that were acquired through foreclosure of loans as to which the Special Servicer has servicing responsibilities ("REO Properties");

             2. To the best of my knowledge, the information in the Servicer Reports and Additional Designated Servicing Information delivered to the Master Servicer and/or the Trustee for such year relating to servicing information in respect of Specially Serviced Mortgage Loans and REO Properties, in each case, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced Mortgage Loans and the REO Properties, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of such fiscal year;

             3. To the best of my knowledge, the information in the Servicer Reports and Additional Designated Servicing Information delivered to the Master Servicer and/or the Trustee for such year relating to servicing information in respect of Specially Serviced Mortgage Loans and REO Properties, in each case, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced Mortgage Loans and the REO Properties, includes all information of such type required to be provided by the Special Servicer to the Trustee and the Master Servicer under the Pooling and Servicing Agreement;

             4. I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement, and based upon the review required by the Pooling and Servicing Agreement, and except as disclosed in the Annual Performance Certification delivered by the Special Servicer for such year, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

             5. I have disclosed to the certified public accountants that are to deliver the Annual Accountants Report in respect of the Special Servicer required by the Pooling and Servicing Agreement with respect to such year all significant deficiencies (of which I have knowledge after due inquiry) relating to the Special Servicer's compliance with the minimum servicing standards in order to enable them to conduct a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

             The statements in this Certificate are limited to information regarding the Special Servicer and the Special Servicer's activities under the Pooling and Servicing Agreement. This Certification does not relate to information in the Servicer Reports and Additional Designated Servicing Information relating to any other person or any other topic.

             Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:


                                     [NAME OF SPECIAL SERVICER]


                                     By:
                                         -----------------------------------
                                         Name:
                                         Title:




                                      R-2